As filed with the Securities and Exchange Commission on November 10, 2005
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-11
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Wells Timber Real Estate Investment Trust, Inc.
(Exact name of registrant as specified in its governing instruments)

6200 The Corners Parkway
Norcross, Georgia 30092-3365
(770) 449-7800
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Leo F. Wells, III
President
Wells Timber Real Estate Investment Trust, Inc.
6200 The Corners Parkway
Norcross, Georgia 30092-3365
(770) 449-7800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Rosemarie A. Thurston
Alston & Bird LLP
1201 West Peachtree Street
Atlanta, Georgia 30309
(404) 881-7000

     Approximate date of commencement of proposed sale to public: As soon as practicable after the effectiveness of the registration statement.
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.    ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.    ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of	Amount	Offering	Aggregate	Registration
Shares to be Registered	to be Registered	Price per Share	Offering Price(1)	Fee(2)

Primary Offering, Common Stock, $.01 par value per share	75,000,000	$10.00	$750,000,000	$88,275

Dividend Reinvestment Plan, Common Stock, $.01 par value per share	10,000,000	9.55	95,500,000	11,241

Total, Common Stock, $0.01 par value per share	85,000,000	—	845,500,000	99,516

(1)	The registrant reserves the right to reallocate shares of common stock being offered between the primary offering and the dividend reinvestment plan. Estimated solely for purposes of determining the registration fee pursuant to Rule 457.

(2)	Pursuant to Rule 457(p), $81,304.50 of the registration fee has been offset by the registration fee previously paid by Wells Real Estate Investment Trust III, Inc. (“Wells REIT III”) in connection with filing of a registration statement on Form S-11 (File No. 333-107632) on August 4, 2003. The registrant has paid the remaining balance of $18,211.50 in connection with this filing. Wells Capital, Inc., the registrant’s parent company and sole stockholder, is the successor by merger to Wells REIT III.
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the SEC and various states is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 10, 2005
WELLS TIMBER REAL ESTATE INVESTMENT TRUST, INC.
Maximum Offering of 85,000,000 Shares of Common Stock
Minimum Offering of 200,000 Shares of Common Stock
     Wells Timber Real Estate Investment Trust, Inc. is a newly organized Maryland corporation formed primarily for the purpose of acquiring timberland properties throughout the timber-producing regions of the United States and, to a lesser extent, in timber-producing regions outside the United States. We were incorporated in the State of Maryland in September 2005 and intend to qualify as a REIT under the Internal Revenue Code of 1986, as amended, beginning with the taxable year that will end December 31, 2006. Because we have not yet identified any specific properties to purchase, we are considered to be a blind pool.
     We are offering up to 75,000,000 shares of common stock in our primary offering for $10.00 per share, with volume discounts available to investors who purchase more than 50,000 shares at any one time. Discounts are also available for other categories of purchasers as described in “Plan of Distribution.” We are also offering up to 10,000,000 shares to be issued pursuant to our dividend reinvestment plan at a purchase price equal to $9.55 per share during our primary offering. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and the dividend reinvestment plan.
      See “Risk Factors” beginning on page 15 to read about risks you should consider before buying shares of our common stock. These risks include the following:

•	There is no public trading market for our common stock. If you are able to sell your shares, you would likely have to sell them at a substantial discount from their public offering price.

•	We have no operating history, do not currently own any properties and have not identified any properties to acquire with the proceeds from this offering, which make our future performance and the performance of your investment difficult to predict.

•	If we raise substantially less than the maximum offering proceeds, we may not be able to invest in a diverse portfolio of properties, and the value of your investment may vary more widely with the performance of specific properties.

•	Our charter limits a person from owning more than 9.8% of our common stock without prior approval of our board of directors.

•	We are dependent upon our advisor and its affiliates to conduct our operations and this offering. Adverse changes in the financial health of our advisor or its affiliates or our relationship with them could cause our operations to suffer.

•	We will pay substantial fees and expenses to our advisor, its affiliates and participating broker/ dealers, which payments increase the risk that you will not earn a profit on your investment.

•	Our advisor and its affiliates will face conflicts of interest, including significant conflicts in allocating time among us and similar programs sponsored by our advisor.

•	Our failure to qualify as a REIT for federal income tax purposes would limit our ability to make distributions to our stockholders.
     Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of our common stock, determined if this prospectus is truthful or complete or passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense. The use of projections or forecasts in this offering is prohibited. No one is permitted to make any oral or written predictions about the cash benefits or tax consequences you will receive from your investment.

	Price to	Selling	Dealer-	Net Proceeds
	Public*	Commissions*	Manager Fee*	(Before Expenses)

Primary Offering
Per Share	$10.00	$0.70	$0.18	$9.12
Total Minimum	2,000,000	140,000	36,000	1,824,0000
Total Maximum	$750,000,000	$52,500,000	$13,500,000	$684,000,000

Dividend Reinvestment Plan
Per Share	9.55	—	—	9.55
Total Maximum	$95,500,000	$—	$—	$95,500,000

*	The selling commissions and all or a portion of the dealer-manager fee will not be charged with regard to shares sold in our primary offering to or for the account of certain categories of purchasers. The reduction in these fees will be accompanied by a corresponding reduction in the per share purchase price. See “Plan of Distribution.”

     The dealer-manager of this offering, Wells Investment Securities, Inc., which is our affiliate, is not required to sell any specific number or dollar amount of shares but will use its best efforts to sell the shares offered. The minimum permitted purchase is generally $5,000. We will not sell any shares unless we raise a minimum of $2,000,000 of gross offering proceeds by                   , 2006 (one year from the date of this prospectus). Pending satisfaction of this condition, all subscription payments will be placed in an account held by the escrow agent, Wachovia Bank, National Association, in trust for the subscribers’ benefit, pending release to us. If we do not raise at least $2,000,000 by                   , 2006, we will return all funds in the escrow account (including interest) and we will stop selling shares.
WELLS INVESTMENT SECURITIES, INC.
                    , 2005

SUITABILITY STANDARDS
      The shares we are offering are suitable only as a long-term investment. Because there is no public market for the shares, you will have difficulty selling your shares. In consideration of these factors, we require initial stockholders and subsequent purchasers to have either:

•	a net worth of at least $150,000; or

•	gross annual income of at least $45,000 and a net worth of at least $45,000.
      In addition, we will not sell shares to investors in the states named below unless they meet special suitability standards.
      California, Iowa, Kansas, Michigan, Missouri and Tennessee — Investors must have either (1) a net worth of at least $225,000, or (2) gross annual income of at least $60,000 and a net worth of at least $60,000.
      For purposes of determining suitability of an investor, net worth in all cases should be calculated excluding the value of an investor’s home, furnishings and automobiles. In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares if such person is the fiduciary or by the beneficiary of the account.
      Those selling shares on our behalf must make every reasonable effort to determine that the purchase of shares in this offering is a suitable and appropriate investment for each stockholder based on information provided by the stockholder regarding the stockholder’s financial situation and investment objectives. See “Plan of Distribution — Stockholder Suitability” for a detailed discussion of the determinations regarding suitability that we require of all those selling shares on our behalf.

SUITABILITY STANDARDS
PROSPECTUS SUMMARY	1
Wells Timber Real Estate Investment Trust, Inc.	1
Investment Objectives	1
Summary Risk Factors	1
Our Advisor	2
Conflicts of Interest	2
Compensation of the Advisor and its Affiliates	3
Description of Investments	7
Sources of Income	8
Our Corporate Structure	8
Board of Directors and Executive Officers	8
QUESTIONS AND ANSWERS ABOUT THE OFFERING	9
What is a REIT?	9
What will you do with the money raised in this offering?	9
What kind of offering is this?	9
How does a “best efforts” offering work?	9
How long will this offering last?	10
Who can buy shares?	10
Are there any special restrictions on the ownership or transfer of shares?	10
Are there any special considerations that apply to employee benefit plans subject to ERISA or other retirement plans that are investing in shares?	10
Is there any minimum investment required?	10
How do I subscribe for shares?	10
What happens if you do not raise a minimum of $2,000,000 in this offering?	10
What are your exit strategies?	11
If I buy shares in this offering, how may I later sell them?	12
If I buy shares, will I receive dividends and how often?	12
How will you calculate the payment of dividends to stockholders?	13
May I reinvest my dividends in shares of Wells Timber REIT?	13
Will the dividends I receive be taxable as ordinary income?	13
Will I be notified of how the company and my investment are performing?	14
When will I get my detailed tax information?	14
Who can help answer my questions?	14
RISK FACTORS	15
Risks Related to Investing in this Offering	15
There is no public trading market for your shares; therefore, it will be difficult for you to sell your shares	15
If we are unable to find suitable investments, we may not be able to achieve our investment objectives or pay dividends	15
We have not yet identified any of the properties that we will purchase with the proceeds of this offering, which makes your investment more speculative	16
If we are unable to raise substantial funds, we will be limited in the number and type of investments we may make, and the value of your investment in us will fluctuate with the performance of the specific properties we acquire	16

We have no operating history, which makes our future performance and the performance of your investment difficult to predict	16
Our advisor does not have any substantial experience acquiring, owning and managing timberland	16
We expect our real estate investments to be concentrated in timberland properties, making us more vulnerable economically than if our investments were diversified	17
Our cash dividends are not guaranteed and may fluctuate	17
Our loss of or inability to obtain key personnel could delay or hinder implementation of our investment strategies, which could limit our ability to make distributions and decrease the value of your investment	17
Our operating performance could suffer if Wells Capital incurs significant losses, including those losses that may result from being the general partner of other entities	18
Our rights and the rights of our stockholders to recover claims against our independent directors are limited, which could reduce your and our recovery against them if they negligently cause us to incur losses	18
Risks Related to Conflicts of Interest	18
Wells Capital, its affiliates and our officers will face competing demands on their time, and this may cause our operations and your investment to suffer	18
Our officers and some of our directors face conflicts of interest related to the positions they hold with Wells Capital and its affiliates, which could hinder our ability to successfully implement our business strategy and to generate returns to you	18
Wells Capital and its affiliates, including our officers and some of our directors, will face conflicts of interest caused by compensation arrangements with us and other Wells-sponsored programs, which could result in actions that are not in the long-term best interests of our stockholders	19
Risks Related to This Offering and Our Corporate Structure	19
Our charter limits the number of shares a person may own, which may discourage a takeover that could otherwise result in a premium price to our stockholders	19
Our charter permits our board of directors to issue stock with terms that may subordinate the rights of our common stockholders or discourage a third party from acquiring our company in a manner that could result in a premium price to our stockholders	20
Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act; if we become an unregistered investment company, we could not continue our business	20
You will have limited control over changes in our policies and operations, which increases the uncertainty and risks you face as a stockholder	20
You may not be able to sell your shares under the proposed share redemption plan and, if you are able to sell your shares under the plan, you may not be able to recover the amount of your investment in our shares	21
The offering price was not established on an independent basis; the actual value of your investment may be substantially less than what you pay	21
Because the dealer-manager is one of our affiliates, you will not have the benefit of an independent review of our company or the prospectus customarily undertaken in underwritten offerings; the absence of an independent due diligence review increases the risks and uncertainty you face as a stockholder	21
Your interest in us will be diluted if we issue additional shares, which could reduce the overall value of your investment	22
Payment of fees to Wells Capital and its affiliates will reduce cash available for investment and distribution and increases the risk that you will not be able to recover the amount of your investment in our shares	22

You may be more likely to sustain a loss on your investment because our sponsor does not have as strong an economic incentive to avoid losses as do sponsors who have made more significant equity investments in their company	22
Risks Related to Investments in Timberland	23
Following the acquisition of timberland properties, a substantial amount of our revenues will depend on our supply agreements with loggers, sawmills and forest products companies, and these contracts may preclude us from taking advantage of market opportunities	23
We will be subject to the credit risk of our anticipated customers. The failure of any of our anticipated customers to make payments due to us under our supply agreements could materially adversely affect our financial condition, operating results and ability to make distributions to our stockholders	23
Our business will depend in part on the health and strength of the milling and manufacturing markets that our timberlands serve, and any downturns in those markets could materially adversely affect our financial condition, operating results and ability to make distributions to our stockholders	23
Changes in demand for “higher and better use” property may affect our anticipated land sale revenues	23
The cyclical nature of the forest products industry could materially adversely affect our financial condition, operating results and ability to make distributions to our stockholders	24
Our due diligence may not reveal all of the liabilities or weaknesses of a targeted timberland property acquisition, which could result in a material adverse effect on our financial condition, operating results and ability to make distributions to our stockholders	24
We do not intend to obtain insurance on the timberland properties we acquire	25
The forest products industry and the market for timberland properties are highly competitive, which could force us to pay higher prices for our properties or limit the amount of suitable timberland investments we are able to acquire and thereby materially adversely affect our financial condition, operating results and ability to make distributions to our stockholders	25
Harvesting our timber may be subject to limitations which could materially adversely affect our financial condition, operating results and ability to make distributions to our stockholders	25
The timberland properties we acquire are subject to federal and state environmental regulations	25
Illiquidity of real estate investments could significantly impede our ability to respond to adverse changes in the performance of our properties and materially adversely affect our financial condition, operating results and ability to make distributions to our stockholders	26
If we sell properties and provide financing to purchasers, defaults by the purchasers would decrease our cash flows and limit our ability to make distributions to you	27
Our international investments will be subject to changes in global market trends that could adversely impact our ability to make distributions to our stockholders	27
Risks Associated with Debt Financing	28
We are likely to incur mortgage and other indebtedness, which may increase our business risks	28
High mortgage rates may make it difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire, our net income and the amount of cash distributions we can make	28
Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders	28
Increases in interest rates could increase the amount of our debt payments and limit our ability to pay dividends to our stockholders	28
We have broad authority to incur debt, and high debt levels could hinder our ability to make distributions and could decrease the value of your investment	29
Actions of our joint venture partners could reduce the returns on our joint venture investments and decrease your overall return	29

Federal Income Tax Risks	29
Failure to qualify as a REIT would reduce our net income and cash available for distributions	29
You may have current tax liability on distributions you elect to reinvest in our common stock	30
Even if we qualify as a REIT for federal income tax purposes, we may be subject to other tax liabilities that reduce our cash flow and our ability to make distributions to you	30
To maintain our REIT status, we may be forced to borrow funds during unfavorable market conditions to make distributions to our stockholders, which could increase our operating costs and decrease the value of your investment	30
To maintain our REIT status, we may be forced to forego otherwise attractive opportunities, which could delay or hinder our ability to meet our investment objectives and lower the return on your investment	30
The extent of our use of taxable REIT subsidiaries may affect the value of our common stock relative to the share price of other REITs	31
Certain of our business activities are potentially subject to the prohibited transaction tax	31
Retirement Plan Risks	31
If you fail to meet the fiduciary and other standards under ERISA or the Internal Revenue Code as a result of an investment in our stock, you could be subject to criminal and civil penalties	31
The annual statement of value that we will send to stockholders subject to ERISA and to certain other plan stockholders is only an estimate and may not reflect the actual value of our shares	32
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	32
ESTIMATED USE OF PROCEEDS	33
MANAGEMENT	34
Board of Directors	34
Committees of the Board of Directors	34
Audit Committee	34
Nominating and Corporate Governance Committee	35
Executive Officers and Directors	35
Compensation of Directors	37
2005 Long-Term Incentive Plan	37
Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents	39
The Advisor	40
The Advisory Agreement	41
Initial Investment by Our Advisor	42
Dealer-Manager	42
Management Decisions	43
MANAGEMENT COMPENSATION	43
STOCK OWNERSHIP	48
CONFLICTS OF INTEREST	49
Our Advisor’s Interests in Other Wells Real Estate Programs	49
Receipt of Fees and Other Compensation by Wells Capital and its Affiliates	50
Fiduciary Duties Owed by Some of Our Affiliates to Our Advisor and Our Advisor’s Affiliates	50
Affiliated Dealer-Manager	50
Certain Conflict Resolution Procedures	51

v

PROSPECTUS SUMMARY
      This summary highlights material information contained elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the “Risk Factors” section, before making a decision to invest in our common stock.
Wells Timber Real Estate Investment Trust, Inc.
      Wells Timber Real Estate Investment Trust, Inc. is a newly organized Maryland corporation formed for the purpose of acquiring timberland properties throughout the timber-producing regions of the United States. Our portfolio may also include, to a limited extent, investments in timberland located in other countries.
      We intend to generate a substantial majority of our revenue and income by selling to third parties the right to access our land and harvest our timber, primarily pursuant to supply agreements and through open market sales. We also anticipate generating revenue and income from selling timberland considered by third parties to have a higher and better use, leasing land-use rights, and permitting others to extract natural resources other than timber.
      We were incorporated in the State of Maryland in September 2005 and intend to qualify as a real estate investment trust, or REIT, commencing with the taxable year ending December 31, 2006. We have no paid employees and are externally advised and managed by Wells Capital, Inc., which we refer to as our advisor.
Investment Objectives
      Our primary investment objectives are:

•	to provide current income to you through the payment of cash dividends;

•	to preserve and return your capital contributions; and

•	to realize capital appreciation upon the ultimate sale of our assets.
      See the “Business and Policies” section of this prospectus for a more complete description of our investment policies and the investment restrictions imposed by our charter.
Summary Risk Factors
      An investment in our shares involves significant risk, including the following:

•	There is no public trading market for our common stock. If you are able to sell your shares, you would likely have to sell them at a substantial discount from their public offering price.

•	We have no operating history, do not currently own any properties, and have not identified any properties to acquire with the proceeds from this offering. In addition, neither we nor our advisor has substantial experience investing in timberland properties. These factors make our future performance and the performance of your investment difficult to predict.

•	If we raise substantially less than the maximum offering proceeds, we may not be able to invest in a diverse portfolio of properties, and the value of your investment may vary more widely with the performance of specific properties.

•	We are dependent upon our advisor and our dealer-manager to conduct our operations and this offering. Adverse changes in the financial health of our advisor or dealer-manager, or our relationship with them could cause our operations to suffer.

•	We will pay substantial fees and expenses to our advisor, its affiliates and participating broker/ dealers, which payments increase the risk that you will not earn a profit on your investment.

•	Our advisor and its affiliates will face conflicts of interest, including significant conflicts in allocating time among us and other programs sponsored by our advisor.

•	Our failure to qualify as a REIT for federal income tax purposes would limit our ability to make distributions to our stockholders.
Our Advisor
      Wells Capital is our advisor. Wells Capital was incorporated in the State of Georgia in 1984. As of September 30, 2005, Wells Capital had sponsored or advised public real estate programs on an unspecified property, or “blind pool” basis, that had raised approximately $7.2 billion from approximately 244,000 investors.
      As our advisor, Wells Capital will manage our daily affairs and make recommendations on all property acquisitions to our board of directors. Leo F. Wells, III, Douglas P. Williams, Randall D. Fretz, Donald A. Miller and Robert E. Bowers, as officers of our advisor, will make most of the decisions regarding which investments will be recommended for us. Our board of directors must approve or reject all proposed property acquisitions. Wells Capital will also provide asset management, marketing, investor relations and other administrative services on our behalf.
Conflicts of Interest
      Wells Capital, as our advisor, will experience conflicts of interest in connection with the management of our business affairs, including the following:

•	Wells Capital and its affiliates will have to allocate their time between us and other real estate programs and activities in which they are involved; and

•	Wells Capital, Wells Investment Securities and its affiliates will also receive fees in connection with our public offerings of equity securities.
      All of our officers and two of our directors will also face these conflicts because of their affiliation with Wells Capital. Wells Real Estate Investment Trust, Inc., which we refer to as Wells REIT I, and Wells Real Estate Investment Trust II, Inc., which we refer to as Wells REIT II, are separate REITs from us. However, Wells Capital, Inc., serves as our advisor as well as the advisor to Wells REIT I and Wells REIT II. In addition, all of our officers serve as officers of Wells REIT I and Wells REIT II, and two of our directors serve as directors of Wells REIT I and Wells REIT II. See the “Conflicts of Interest” section of this prospectus for a detailed discussion of the various conflicts of interest relating to your investment, as well as the procedures that we have established to mitigate a number of these potential conflicts.

      The following chart shows the ownership structure of the various Wells entities that perform or are likely to perform important services for us.
Compensation of the Advisor and its Affiliates
      Wells Capital and its affiliates will receive compensation and reimbursement for services relating to this offering and the investment and management of our assets. In addition, Wells Capital has received partnership units in our operating partnership, Wells Timber Operating Partnership, L.P. (Wells Timber OP), constituting a separate series of partnership interests with special distribution and redemption rights, which we refer to as the “special units.” The most significant items of compensation, fees, expenses and other payments that we expect to pay to Wells Capital and its affiliates are included in the table below. The selling commissions and dealer-manager fee may vary for different categories of purchasers. See “Plan of Distribution.” This table assumes the shares are sold through distribution channels associated with the highest possible selling commissions and dealer-manager fees and assumes a $9.55 price for each share sold through our dividend reinvestment plan, which is the price at which the shares will be sold during the primary offering.

		Estimated Amount for
		Maximum Offering
Type of Compensation	Determination of Amount	(85,000,000 Shares)

	Offering Stage
Selling Commissions	7.0% of gross offering proceeds, except that no selling commissions are payable on shares sold under our dividend reinvestment plan; all selling commissions will be reallowed to participating broker/ dealers.	$52,500,000

		Estimated Amount for
		Maximum Offering
Type of Compensation	Determination of Amount	(85,000,000 Shares)

Dealer-Manager Fee	Up to 1.8% of gross offering proceeds, except no dealer- manager fee will be charged for shares sold pursuant to our dividend reinvestment plan; a portion of the dealer-manager fee will be reallowed to participating broker/ dealers.	$13,500,000
Other Organization and Offering Expenses	Up to 1.2% of gross offering proceeds for shares sold under our primary offering (no reimbursement will be made from proceeds of shares sold under our dividend reinvestment plan). Wells Capital will incur or pay our organization and offering expenses (excluding selling commissions and the dealer- manager fee). We will then reimburse Wells Capital for these amounts up to 1.2% of aggregate gross offering proceeds.	$9,000,000
	Operational Stage
Asset Management Fees	Monthly fee equal to one-twelfth of 1.25% of the cost of investments.	Actual amounts are dependent upon the total equity capital we raise and the results of our operations; we cannot determine these amounts at this time.
Other Operating Expenses	Reimbursement of our advisor’s cost of providing services to us other than personnel costs relating to services for which our advisor earns real estate disposition fees.	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at this time.
	Liquidity Stage
Real Estate Disposition Fees	Up to 2.0% of the contract price for any property sold for $20.0 million or less and up to 1.0% of the contract price for any property sold for more than $20.0 million, in each case as determined by our board of directors (including a majority of our independent directors) based on market norms for the services provided.	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at this time.

Estimated Amount for
Maximum Offering
Type of Compensation	Determination of Amount	(85,000,000 Shares)

Special Unit Distribution of Net Sales Proceeds	If the net sales proceeds are sufficient to provide the common unit holders in Wells Timber OP, primarily us, in the aggregate, a return of net capital contributions plus a cumulative, noncompounded return of at least 7.0%, but less than 8.0%, per year, then a distribution of 10% of the net sales proceeds after return of net capital contributions plus distributions to the common unit holders in the aggregate of an amount equal to a 7.0% per year cumulative, noncompounded return on their invested capital shall be paid to the holder of the special units.	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at this time.
If the net sales proceeds are sufficient to provide the common unit holders in Wells Timber OP, in the aggregate, a return of net capital contributions plus a cumulative, noncompounded return of at least 8.0% per year, then a distribution of 20% of the net sales proceeds after return of net capital contributions plus distributions to the common unit holders in the aggregate of an amount equal to an 8.0% per year cumulative, noncompounded return on their invested capital shall be paid to the holder of the special units.
Following the distribution to us by Wells Timber OP of net sales proceeds, we will distribute the proceeds to our stockholders.

Estimated Amount for
Maximum Offering
Type of Compensation	Determination of Amount	(85,000,000 Shares)

Special Unit Redemption Payment Due Upon Listing (payable only if our shares are listed on a national securities exchange or our shares are included for quotation on a national market system)	Upon the listing of our shares on a national securities exchange or upon their quotation on a national market system, the special units will be redeemed for cash or shares of our common stock, at our election. If the market value of our outstanding common stock at listing plus the total distributions paid by Wells Timber OP to the common unit holders prior to listing exceeds the aggregate capital contributed by the common unit holders to Wells Timber OP plus the amount of cash flow necessary to generate in the aggregate a cumulative, noncompounded return equal to at least 7.0%, but less than 8.0%, per year, then the redemption payment will equal 10% of the amount by which (1) the market value of our outstanding common stock exceeds (2) the sum of the total capital contributed by us to Wells Timber OP and the amount of cash flow necessary to generate in the aggregate a 7.0% per year cumulative, noncompounded return.	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at this time.

Estimated Amount for
Maximum Offering
Type of Compensation	Determination of Amount	(85,000,000 Shares)

If the market value of our common stock at listing plus the total distributions paid by Wells Timber OP to the common unit holders prior to listing exceeds the aggregate capital contributed by the common unit holders to Wells Timber OP plus the amount of cash flow necessary to generate in the aggregate a cumulative, noncompounded return equal to at least 8.0% per year, then the redemption payment will equal 20% of the amount by which (1) the market value of our outstanding common stock exceeds (2) the sum of the total capital contributed by the common unit holders to Wells Timber OP and the amount of cash flow necessary to generate in the aggregate an 8.0% per year cumulative, noncompounded return.
      See “Management Compensation,” “The Operating Partnership Agreement” and “Plan of Distribution” for a more detailed description of the fees and expenses payable to our advisor, our dealer-manager and their affiliates.
Description of Investments
      We currently do not own any properties. We expect to use substantially all of the net proceeds from this offering to acquire timberland properties throughout the timber-producing regions of the United States. Our portfolio may also include, to a limited extent, investments in timberland located in other countries. We may also invest in entities that own timberland, purchase other types of real estate investments and invest in ancillary businesses, provided that such other investments are consistent with the preservation of our status as a REIT. Because we have not yet identified any specific properties to purchase, we are considered to be a blind pool.
      Our advisor will strive to diversify our portfolio by maturity of the growth stages of the forest. In order to achieve our income objective, the timberland portfolio will, at least initially, be weighted heavily towards more mature forests with a smaller weighting to younger forests. The portfolio also will be diversified geographically, by timber species, by hardwood/softwood and by milling sub-market. We may also attempt to diversify our portfolio of timberland properties by investing in joint ventures with entities that have complimentary investment objectives.
The Timber Manager
      Our advisor intends to select an experienced, unaffiliated timber management company (which we refer to as the timber manager) to advise it with respect to selection of our investments, and to perform certain management services for our properties on behalf of our advisor. The timber manager will perform its duties pursuant to a contract with our advisor. Our advisor will pay the timber manager all of the fees and reimbursement to which the timber manager is entitled under the contract. We will not be obligated to pay any fees or reimbursement to the timber manager.
Sources of Income
      We intend to generate income by selling to third parties the right to access our land and harvest our timber primarily pursuant to supply agreements and through open market sales. We also anticipate generating revenue by leasing our timberland for certain activities such as extracting underground natural resources, pine straw collection, recreational uses (hunting, fishing, etc.) and other land use rights. In addition, we will continually review our timberland portfolio to identify properties to sell that may have higher and better uses than as commercial timberland. We expect that our “higher and better use,” or HBU, property sales will generate a portion of our revenue and income.
Our Corporate Structure
      We expect to own substantially all of our properties and other investments through our operating partnership, Wells Timber OP. Wells Timber OP was formed in November 2005 to acquire properties on our behalf. We are the sole general partner of Wells Timber OP and own 99% of the common units. Wells Capital is the sole limited partner of Wells Timber OP and owns the remaining 1% of the common units in Wells Timber OP as well as all of the special units in Wells Timber OP. As a result of this structure, we are considered an “UPREIT,” which stands for “Umbrella Partnership Real Estate Investment Trust.”
      The UPREIT structure is used because a sale of property directly to the REIT is generally a taxable transaction to the selling property owner. In an UPREIT structure, a seller of a property who desires to defer taxable gain on the sale of his property may transfer the property to the UPREIT in exchange for common units in the UPREIT and defer taxation of gain until the seller later sells or exchanges his UPREIT units. Using an UPREIT structure may give us an advantage in acquiring desired properties from persons who may not otherwise sell their properties because of unfavorable tax results. At present, we have no plans to acquire any specific properties in exchange for units of Wells Timber OP.
Board of Directors and Executive Officers
      Prior to effectiveness of the registration statement for the shares in this offering, we will have a five-member board of directors, three of whom will be independent of Wells Capital. All of our officers and two of our directors are affiliated with Wells Capital. Our charter, which requires that a majority of our directors be independent of Wells Capital, provides that our board may establish committees consisting of at least a majority of our independent directors. Our board of directors is responsible for reviewing the performance of Wells Capital and must approve other matters set forth in our charter. See “Conflicts of Interest — Certain Conflict Resolution Procedures.” Our directors are elected annually by the stockholders.
      Below is a short description of the background of each of our current executive officers and directors. See the “Management — Executive Officers and Directors” section of this prospectus for a more detailed description of the experience of each of our officers and directors.

Name	Title	Experience

Leo F. Wells, III	President and Director	Founder of Wells Real Estate Funds and has been involved in real estate sales, management and brokerage services for over 30 years
Douglas P. Williams	Executive Vice President, Secretary, Treasurer and Director	Former accounting executive at OneSource, Inc., a supplier of janitorial and landscape services
Randall D. Fretz	Senior Vice President	Former President of U.S. and Canada operations for Larson-Juhl, a world leader in custom art and picture-framing home décor

QUESTIONS AND ANSWERS ABOUT THE OFFERING
What is a REIT?
      In general, a REIT is a company that:

•	combines the capital of many investors to acquire or provide financing for real estate properties;

•	allows individual investors to invest in a large-scale diversified real estate portfolio through the purchase of interests, typically shares, in the REIT;

•	is required to pay dividends to investors of at least 90% of its annual REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain); and

•	avoids the “double taxation” treatment of income that would normally result from investments in a corporation because a REIT does not generally pay federal corporate income taxes on the net income it distributes, provided certain income tax requirements are satisfied.
      However, REITs are subject to numerous organizational and operational requirements. If we fail to qualify for taxation as a REIT in any year, our income will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four-year period following our failure to qualify. Even if we qualify as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.
What will you do with the money raised in this offering?
      We intend to use substantially all of the net proceeds from this offering to acquire timberland properties throughout the timber-producing regions of the United States. Our portfolio also may include investments in timberland located in other countries. Depending primarily upon the number of shares we sell in this offering and assuming a $9.55 per share price for shares sold under our dividend reinvestment plan, we estimate for each share sold in this offering that between $9.00 and $9.11 per share will be available for our investments and the repurchase of shares under our proposed share redemption program. We will use the remainder of the offering proceeds to pay the costs of the offering, including selling commissions and the dealer-manager fee, and to pay a fee to our advisor for its services in connection with the selection, acquisition and management of properties. We expect to use substantially all of the net offering proceeds from the sale of shares under our dividend reinvestment plan to repurchase our common stock pursuant to our proposed share redemption program.
      Until we invest the proceeds of this offering in real estate assets, we may invest in short-term, highly liquid or other authorized investments. Such short-term investments will not earn as high a return as we expect to earn on our real estate investments, and we may be not be able to invest the proceeds in real estate assets promptly.
What kind of offering is this?
      We are offering up to 85,000,000 shares of common stock on a “best efforts” basis. We are offering up to 75,000,000 shares of our common stock in our primary offering at $10.00 per share, with discounts available for certain categories of purchasers as described in “Plan of Distribution” below. We are also offering 10,000,000 shares of common stock under our dividend reinvestment plan at $9.55 per share during the primary offering. We may reallocate the total number of shares we are offering between the primary offering and the dividend reinvestment plan.
How does a “best efforts” offering work?
      When shares are offered on a “best efforts” basis, the broker/ dealers participating in the offering are only required to use their best efforts to sell the shares and have no firm commitment or obligation to purchase any of the shares. Therefore, we may not sell all or any of the shares that we are offering.

How long will this offering last?
      This offering will not last beyond                     , 2007 (two years from the date of this prospectus). However, we may continue to offer shares under our dividend reinvestment plan beyond that date and until we have sold the shares allocated pursuant to this offering for purchase pursuant to the plan. In some states, we may not be able to continue the offering for these periods without renewing the registration statement or filing a new registration statement. We may terminate this offering at any time.
Who can buy shares?
      You can buy shares only pursuant to this prospectus if you have either (1) a net worth of at least $45,000 and an annual gross income of at least $45,000, or (2) a net worth of at least $150,000. For this purpose, net worth does not include your home, home furnishings or personal automobiles. These minimum levels may be higher in certain states, so you should carefully read the more detailed description under “Suitability Standards” immediately following the cover page of this prospectus.
Are there any special restrictions on the ownership or transfer of shares?
      Yes. Our charter contains restrictions on the ownership of our shares that prevent any one person from owning more than 9.8% in value of the aggregate of our outstanding shares, or more than 9.8% (in value or in number of shares, whichever is more restrictive) of the aggregate of our outstanding common shares, unless exempted by our board of directors. See “Description of Shares — Restriction on Ownership of Shares.” Our charter also limits your ability to transfer your shares to prospective stockholders unless (i) they meet suitability standards regarding income or net worth, which is described t “Suitability Standards” immediately following the cover page of this prospectus, and (ii) the transfer complies with minimum purchase requirements, which are described at “Plan of Distribution — Minimum Purchase Requirements.”
Are there any special considerations that apply to employee benefit plans subject to ERISA or other retirement plans that are investing in shares?
      Yes. The section of this prospectus entitled “ERISA Considerations” describes the effect the purchase of shares will have on individual retirement accounts and retirement plans subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA), and the Internal Revenue Code. ERISA is a federal law that regulates the operation of certain tax-advantaged retirement plans. Any retirement plan trustee or individual considering purchasing shares for a retirement plan or an individual retirement account should read this section of the prospectus very carefully.
Is there any minimum investment required?
      Yes. For your initial purchase of our shares, you must generally invest at least $5,000. Once you have satisfied the minimum purchase requirement, any additional purchases of our shares must be in amounts of at least $100, except for additional purchases pursuant to our dividend reinvestment plan. The minimum investment levels may be higher in certain states, so you should carefully read the more detailed description under “Plan of Distribution — Minimum Purchase Requirements.”
How do I subscribe for shares?
      If you choose to purchase shares in this offering, you will need to fill out a subscription agreement, like the one contained in this prospectus as Appendix A, for a specific number of shares and pay for the shares at the time you subscribe.
What happens if you do not raise a minimum of $2,000,000 in this offering?
      We will not sell any shares unless we raise a minimum of $2,000,000 of gross offering proceeds by                     , 2006 (one year from the date of this prospectus). Purchases by our directors, our officers, our advisor or their affiliates will not count toward meeting this minimum threshold. Also, because of the higher minimum offering requirement for Pennsylvania investors (described below), subscription payments made by Pennsylvania investors will not count toward the $2,000,000 minimum offering for all other jurisdictions. Pending satisfaction of this condition, all subscription payments will be placed in an account held by the escrow agent, Wachovia Bank, National Association, in trust for subscribers’ benefit, pending release to us. If we do not raise a minimum of $2,000,000 in this offering before                     , 2006, we will terminate the offering and stop selling shares. In such event, within 10 days after termination of the offering, the escrow agent will return your funds, including interest. Funds in escrow will be invested in short-term investments that mature in three months or less.
      Notwithstanding our minimum offering of $2,000,000 in gross offering proceeds, we will not sell any shares to Pennsylvania investors unless we raise a minimum of $37,500,000 in gross offering proceeds (including sales made to residents of other jurisdictions). Pending satisfaction of this condition, all Pennsylvania subscription payments will be placed in an account held by the escrow agent, Wachovia Bank, National Association, in trust for Pennsylvania subscribers’ benefit, pending release to us. If we have not reached this $37,500,000 threshold within 120 days of the date that we first accept a subscription payment from a Pennsylvania investor, we will, within 10 days of the end of that 120-day period, notify Pennsylvania investors in writing of their right to receive refunds, without interest. If you request a refund within 10 days of receiving that notice, we will arrange for the escrow agent to return promptly by check the funds deposited in the Pennsylvania escrow account (or to return your check if the escrow agent has not yet collected on it) to each subscriber. Amounts held in the Pennsylvania escrow account from Pennsylvania investors not requesting a refund will continue to be held for subsequent 120-day periods until we raise at least $37,500,000 or until the end of the subsequent escrow periods. At the end of each subsequent escrow period, we will again notify you of your right to receive refunds with interest from the day after the expiration of the initial 120-day period.
What are your exit strategies?
      We presently intend to effect a transaction that will provide liquidity to all of our holders of common stock within five to seven years from the completion of our offering stage, which we will view as complete upon the termination of our last public equity offering prior to the listing of our shares on a national securities exchange or their inclusion for quotation on a national market system. However, there can be no assurance that we will effect such a liquidity event within this period or at all. Our board of directors expects to make a preliminary determination regarding our liquidity event no later than five years after the completion of our offering stage. The board’s decision regarding when, and if we effect a liquidity event may include, but is not limited to:

•	listing our common stock on a national securities exchange or including such shares for quotation on a national market system; or

•	sale or merger in a transaction that provides our stockholders with cash and/or securities of a publicly traded company.
      In making the decision as to which exit strategy to pursue, our board of directors will try to determine which transaction would result in greater long-term value for our stockholders. We cannot determine at this time the circumstances, if any, under which our board of directors will determine to list our shares on a national securities exchange or include them for quotation on a national market system. However, if we do not list our shares of common stock on a national securities exchange or include them for quotation on a national market system by                     , 2017 (10 years from the currently anticipated date of completion of our offering stage), our charter requires that we either:

•	seek stockholder approval of an extension or amendment of this listing deadline; or

•	commence an orderly liquidation.
      If our shares are not listed or included for quotation before                     , 2017, we are under no obligation to actually sell our portfolio within a specified period of time since the precise timing of the sale will depend upon real estate and financial markets, economic conditions of the areas in which the properties are located, and U.S. federal income tax effects on stockholders that may be applicable in the future. Furthermore, we cannot assure you that we will be able to liquidate our assets, and it should be noted that we will continue in existence until all of our assets are liquidated.
If I buy shares in this offering, how may I later sell them?
      At the time you purchase the shares, they will not be listed for trading on a national securities exchange or included for quotation on a national market system or over-the-counter market. In fact, there will not be any public market for the shares when you purchase them, and we cannot be sure if one will ever develop. In addition, our charter imposes restrictions on the ownership of our common stock, which will apply to potential purchasers of your stock. As a result, you may find it difficult to find a buyer for your shares and realize a return on your investment. See “Description of Shares — Restriction on Ownership of Shares.”
      After you have held your shares for at least one year, you may be able to have your shares repurchased by us pursuant to our proposed share redemption plan. For at least the first 12 months following this offering, the redemption price would generally be $9.10. (The terms of our proposed redemption plan may be more generous upon the death or qualifying disability of a stockholder.) We do not intend to implement the proposed share redemption plan during this or any other primary offering unless the Securities and Exchange Commission (SEC) grants us an exemption from its restrictions on issuers purchasing their securities during a distribution. Without this exemptive relief, the earliest that we could implement the proposed share redemption plan would be after the completion of our primary offering. Even if implemented, we could later amend or terminate the plan. See “Description of Shares — Proposed Share Redemption Plan.”
      We may return all or a portion of your capital contribution in connection with a sale of our company or the properties we will acquire. Alternatively, you may be able to obtain a return of all or a portion of your capital contribution in connection with the sale of your shares if we list our common stock on a national securities exchange or include our common stock for quotation on a national market system.
If I buy shares, will I receive dividends and how often?
      To qualify as a REIT, we are required to make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income. Our REIT taxable income is computed without regard to the dividends paid deduction, excludes net capital gain, and does not necessarily equal net income as calculated in accordance with accounting principles generally accepted in the United States (GAAP). Except with respect to the first year following our acquisition of a timberland property, as a result of tax treatment provided to certain timber sale contracts under the Internal Revenue Code, substantially all of the income we generate from harvesting timber on that property will constitute net capital gain for federal tax purposes. Unlike most existing REITs, therefore, we do not anticipate, once we have held our timberland properties for more than one year, that the 90% distribution requirement applicable to REITs will require us to distribute any material amounts of cash in order to remain qualified as a REIT. Notwithstanding the lack of any federal income tax requirement that we do so, we intend to make regular cash distributions to our stockholders typically on a quarterly basis. The actual amount and timing of distributions, if any, will be at the discretion of our board of directors and will depend upon a number of factors discussed in the section “Dividend Policy and Distributions,” including:

•	our actual results of operations;

•	the timing of the investment of the net proceeds of this offering; and

•	whether the income from our harvesting activities is ordinary income or capital gains.
Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant. We have not established a minimum distribution level.

How will you calculate the payment of dividends to stockholders?
      We expect to calculate our quarterly dividends based upon daily record dates so that investors may be entitled to dividends immediately upon purchasing our shares.
May I reinvest my dividends in shares of Wells Timber REIT?
      Yes. You may participate in our dividend reinvestment plan by checking the appropriate box on your subscription agreement or by filling out an enrollment form we will provide to you at your request. The purchase price for shares purchased under this plan will be equal to (1) $9.55 per share during this offering; (2) 95.5% of the offering price in any subsequent public equity offering during such offering; and (3) 95.5% of the most recent offering price for the first 12 months subsequent to the close of our last public equity offering prior to the listing of our shares on a national securities exchange or their inclusion for quotation on a national market system. After that 12-month period, we will publish a per share valuation determined by our advisor or another firm chosen for that purpose, and dividends will be reinvested at the price determined by the valuation process. This valuation may bear little relationship to, and will likely exceed, what you might receive for your shares if you tried to sell them or if we liquidated the portfolio. We will not pay any selling commissions or dealer-manager fees in connection with the sale of shares pursuant to our dividend reinvestment plan, and our advisor will not be entitled to any expense reimbursements from the proceeds of these sales.
      We may terminate our dividend reinvestment plan at our discretion at any time upon 10 days’ prior written notice to you. For more information regarding the dividend reinvestment plan, see “Description of Shares — Dividend Reinvestment Plan.”
Will the dividends I receive be taxable as ordinary income?
      As a result of the tax treatment provided to certain timber sale contracts under the Internal Revenue Code, we expect that most of our income will be long-term capital gains, except income with respect to any timberland property in the first year following our acquisition of the property. We also expect that a significant portion of our distributions to our stockholders will be taxed at capital gains rates, which are currently lower for noncorporate U.S. taxpayers than the rates for ordinary income. The distributions that most REITs and corporations pay to their investors are typically treated as ordinary income for federal income tax purposes. Consequently, we believe that our business is particularly well-suited to the real estate investment trust, or REIT, structure, and intend to make an election to be taxed as a REIT under the Internal Revenue Code, commencing with our taxable year ending on December 31, 2006. The following chart shows the federal income tax advantages under current federal income tax laws for noncorporate U.S. stockholders of a timber REIT, versus a traditional corporation and traditional REIT:

	Timber REIT	Traditional REIT	C Corporation

Pre-Tax Cash Flow	$100	$100	$100
Corporate Taxes*	—	—	35

Cash Available for Dividends	100	100	65
Taxes Paid by Stockholders*	15	35	10

Net Cash to Stockholders	$85	$65	$55

*	Illustrates distributions of income from timber-cutting contracts for timberland properties held more than one year and assumes (1) a 35% corporate tax rate, a 35% ordinary income tax rate for individuals and a 15% capital gains and qualified dividend income tax rate for individuals; (2) that our cash flow will equal our taxable income; (3) that our distributions qualify as dividends for federal income tax purposes and not as a return of capital; and (4) that no foreign, state or local taxes apply. The 15% rates for capital gains and qualified dividend income will apply only through 2008 unless legislation extending the favorable rates is enacted.

      See “Federal Income Tax Considerations” for a more detailed discussion of the federal tax considerations related to an investment in our common stock.
Will I be notified of how the company and my investment are performing?
      Yes, we will provide you with periodic updates on the performance of our company and your investment in us, including:

•	Four quarterly investor statements, which will generally include a summary of the amount you have invested, the quarterly dividends declared, and the amount of dividends reinvested under our dividend reinvestment plan, if applicable;

•	An annual report; and

•	An annual IRS Form 1099-DIV, if required.
      We will provide this information to you via U.S. mail or courier. However, with your permission, we may furnish this information to you by electronic delivery, including, with respect to our annual report, by notice of the posting of our annual report on our affiliated Web site, which is www.wellsref.com. We also will include on this Web site access to our quarterly reports on Form 10-Q, our current reports on Form 8-K, our proxy statement and other filings we make with the SEC, which filings will provide you with periodic updates on our company’s performance and the performance of your investment.
When will I get my detailed tax information?
      Your Form 1099-DIV tax information, if required, will be mailed by January 31 of each year.
Who can help answer my questions?
      If you have more questions about the offering, or if you would like additional copies of this prospectus, you should contact your registered representative or contact our dealer-manager:
Client Services Department
Wells Investment Securities, Inc.
6200 The Corners Parkway
Norcross, Georgia 30092-3365
Telephone: (800) 557-4830 or (770) 243-8282
Fax: (770) 243-8198
E-mail: clientservices@wellsref.com
      One of our affiliates also maintains an Internet site at www.wellsref.com at which there is additional information about us and our affiliates. The contents of that site are not incorporated by reference in, or otherwise a part of, this prospectus.

RISK FACTORS
      An investment in our common stock involves various risks and uncertainties. You should carefully consider the following risk factors in conjunction with the other information contained in this prospectus before purchasing our common stock. The risks and uncertainties described below are not the only ones we face but do represent those risks and uncertainties that we believe are material to our business, operating results, prospects and financial condition. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may harm our business.
Risks Related to Investing in this Offering

There is no public trading market for your shares; therefore, it will be difficult for you to sell your shares.
      There is no current public trading market for our shares and we have no current plans to apply for listing or quotation on any public securities market. Our charter also prohibits the ownership of more than 9.8% in value of our outstanding shares, or more than 9.8% (in value or in number of shares, whichever is more restrictive) of the aggregate of our outstanding common shares, unless exempted by our board of directors, which may inhibit large investors from desiring to purchase your shares. Moreover, our proposed share redemption plan will not become effective until the earlier of (1) the completion of this primary offering, which may last until                     , 2007 (two years from the date of this prospectus), or (2) the receipt by us of SEC exemptive relief from rules restricting issuer purchases during the period in which the issuer is engaged in a distribution of its shares, which relief we may not be able to obtain. Even when one of these conditions is met, our board of directors could change the terms of the plan prior to its implementation. Our board also is free to amend or terminate the plan upon 30 days’ notice after its implementation. In addition, the proposed share redemption plan includes numerous restrictions that would limit your ability to sell your shares. We describe these restrictions in detail under “Description of Shares — Proposed Share Redemption Plan.” Therefore, it will be difficult for you to sell your shares promptly or at all. If you are able to sell your shares, you would likely have to sell them at a substantial discount to their public offering price. It is also likely that your shares would not be accepted as the primary collateral for a loan. You should purchase our shares only as a long-term investment because of the illiquid nature of the shares.

If we are unable to find suitable investments, we may not be able to achieve our investment objectives or pay dividends.
      While we are investing the proceeds of this offering, the continuing high demand for the type of properties we desire to acquire may cause our dividend and the long-term returns of our investors to be lower than they otherwise would. We believe the current market for timberland properties is extremely competitive. We will be competing for these timberland investments with other REITs; forestry products companies; real estate limited partnerships; pension funds and their advisors; bank and insurance company investment accounts; individuals; and other entities. Many of our competitors have greater financial resources, and a greater ability to borrow funds to acquire properties, than we do. The greater the number of entities and resources competing for timberland properties, the higher the acquisition prices of these properties will be, which could reduce our profitability and our ability to pay dividends to you. We cannot be sure that our advisor, working with our timber manager, will be successful in obtaining suitable investments on financially attractive terms or that, if our advisor makes investments on our behalf, our objectives will be achieved. The more money we raise in this offering, the greater will be our challenge to invest all of the net offering proceeds on attractive terms. If we, through our advisor and our timber manager, are unable to find suitable investments in properties promptly, we will hold the proceeds from this offering in an interest-bearing account or invest the proceeds in short-term, investment-grade investments and may, ultimately, liquidate. Delays we encounter in the selection and acquisition of properties would likely limit our ability to pay dividends to our stockholders and reduce our stockholders’ overall returns.

We have not yet identified any of the properties that we will purchase with the proceeds of this offering, which makes your investment more speculative.
      We have not yet identified any of the investments that we will make with the proceeds of this offering. Our ability to identify well-performing properties and achieve our investment objectives depends upon the performance of our advisor and our timber manager in the acquisition of our investments and the determination of any financing arrangements. The large size of this offering increases the challenges that our advisor and timber manager will face in investing our net offering proceeds promptly in attractive properties, and the continuing high demand for the type of properties we desire to purchase increases the risk that we may pay too much for the properties that we do purchase. Because of the illiquid nature of our shares, even if we disclose information about our potential investments before we make them, it will be difficult for you to sell your shares promptly or at all.

If we are unable to raise substantial funds, we will be limited in the number and type of investments we may make, and the value of your investment in us will fluctuate with the performance of the specific properties we acquire.
      This offering is being made on a “best efforts” basis, whereby the brokers participating in the offering are only required to use their best efforts to sell our shares and have no firm commitment or obligation to purchase any of the shares. As a result, the amount of proceeds we raise in this offering may be substantially less than the amount we would need to achieve a broadly diversified timberland property portfolio. We may be unable to sell even the minimum number of shares. If we are unable to raise substantially more than the minimum offering amount, we will make fewer investments resulting in less diversification in terms of the number of investments owned, the geographic regions in which our properties are located, and the species and age of the timber located on those properties. In that case, the likelihood that any single property’s performance would adversely affect our profitability will increase. Additionally, we are not limited in the number or size of our properties or the percentage of net proceeds we may dedicate to a single property. Your investment in our shares will be subject to greater risk to the extent that we lack a diversified portfolio of timberland properties.

We have no operating history, which makes our future performance and the performance of your investment difficult to predict.
      We have no operating history. We were incorporated in September 2005, and as of the date of this prospectus, we have not made any investments in timberland or otherwise. You should not rely upon the past performance of other Wells-sponsored real estate programs. Such past performance was not related to the ownership of timberland property and would not predict our future results. Our lack of operating history significantly increases the risk and uncertainty you face in making an investment in our shares.

Our advisor does not have any substantial experience acquiring, owning and managing timberland.
      We are externally advised and managed by our advisor, Wells Capital. Prior to this offering, neither Wells Capital nor any of its officers has had any substantial experience acquiring, owning or managing timberland properties. Although our advisor has experience acquiring and managing a variety of other types of commercial real estate, timberland investments present unique acquisition, ownership and management challenges and opportunities. As a result, we must rely on our timber manager, who has not yet been selected, for timberland investment and management expertise. The ownership of timberland properties involves risks not present in commercial property ownership generally, as described in the risk factors below. You should be cautious when considering our advisor’s prior performance in evaluating the ability of our advisor to successfully execute our business plan, and, when selected, should carefully evaluate our timber manager’s capabilities in this regard and the nature of its contractual relationship with our advisor. Our lack of experience in acquiring and owning timberland properties may materially adversely affect our financial condition, operating results and ability to make distributions to our stockholders.

We expect our real estate investments to be concentrated in timberland properties, making us more vulnerable economically than if our investments were diversified.
      We expect to qualify as a REIT, and, accordingly, as a REIT, we will invest primarily in real estate. Within the real estate industry, we intend to acquire and own timberland properties. We are subject to risks inherent in concentrating investments in real estate. The risks resulting from a lack of diversification become even greater as a result of our current business strategy to invest primarily, if not exclusively, in timberland properties. A downturn in the real estate industry generally or the timber or forest products industries specifically could materially affect the value of our properties. A downturn in the timber or forest products industries also could negatively affect our customers’ ability to make payments to us and, consequently, our ability to meet debt service obligations or make distributions to our stockholders. The risks we face may be more pronounced than if we diversified our investments outside real estate or outside timberland properties and could materially adversely affect our financial condition, operating results and ability to make distributions to our stockholders.

Our cash dividends are not guaranteed and may fluctuate.
      REITs are required to distribute 90% of their net taxable REIT ordinary income. However, unlike ordinary income such as rent, the Internal Revenue Code does not require REITs to distribute capital gains income. Accordingly, except with respect to income generated from a timberland property during the first year following our acquisition of that property, we do not believe that the Internal Revenue Code will require us to distribute any material amounts of cash to maintain our REIT status, given that we expect the majority of our income to come from timber sales and generally to be treated as a capital gain. Nevertheless, we intend to pay regular cash distributions to our stockholders, typically on a quarterly basis. The actual amount and timing of distributions will be determined by our board of directors in its discretion and typically will depend upon the amount of funds available for distribution, which will depend on items such as current and projected cash requirements and tax considerations. As a result, our distribution rate and payment frequency may vary from time to time. Our long-term strategy is to fund the payment of quarterly distributions to our stockholders entirely from our funds from operations. However, during the early stages of our operations, we may need to borrow funds to make cash distributions. In the event that we are unable to consistently fund quarterly distributions to stockholders entirely from our funds from operations, the value of your shares upon the possible listing of our stock, the sale of our assets or any other liquidity event may be adversely impacted. Further, if the aggregate amount of cash distributed in any given year exceeds the amount of our “REIT taxable income” generated during the year, the excess amount will be deemed a return of capital.

Our loss of or inability to obtain key personnel could delay or hinder implementation of our investment strategies, which could limit our ability to make distributions and decrease the value of your investment.
      Our success depends to a significant degree upon the contributions of Leo F. Wells, III, Douglas P. Williams and Randall D. Fretz, each of whom would be difficult to replace. We do not have employment agreements with Messrs. Wells, Williams or Fretz, and we cannot guarantee that such persons will remain affiliated with us. Although Messrs. Wells, Williams and Fretz have entered into employment agreements with Wells Capital, these agreements are terminable at will by either party; thus, such persons may not remain affiliated with Wells Capital or us. If any of our key personnel were to cease their affiliation with us, we may be unable to find suitable replacement personnel, and our operating results could suffer. We do not intend to maintain key-person life insurance on any person. We believe that our future success depends, in large part, upon our advisor’s and our timber manager’s ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition for such personnel is intense, and our advisor and any timber manager we retain may be unsuccessful in attracting and retaining such skilled personnel. Further, we intend to establish strategic relationships with firms that have special expertise in certain services or as to real properties in certain geographic regions. Maintaining such relationships will be important for us to effectively compete with other investors for properties in such regions. We may be unsuccessful in attracting and retaining such relationships. If we lose or are unable to obtain the services of highly skilled personnel or do not establish or maintain appropriate strategic relationships, our ability to implement our investment strategies could be delayed or hindered, and the value of your investment may decline.

Our operating performance could suffer if Wells Capital incurs significant losses, including those losses that may result from being the general partner of other entities.
      We are dependent on Wells Capital, our advisor, to manage the activities of our timber manager, select our investments and conduct our operations; thus, adverse changes in the financial health of Wells Capital or our relationship with Wells Capital could hinder its ability to successfully manage our operations and our portfolio of investments. As a general partner to many Wells-sponsored programs, Wells Capital may have contingent liability for the obligations of such partnerships. Enforcement of such obligations against Wells Capital could result in a substantial reduction of its net worth. If such liabilities affected the level of services that Wells Capital could provide, our operations and financial performance could suffer as well, which would limit our ability to make distributions and decrease the value of your investment.

Our rights and the rights of our stockholders to recover claims against our independent directors are limited, which could reduce your and our recovery against them if they negligently cause us to incur losses.
      Maryland law provides that a director has no liability in that capacity if he performs his duties in good faith, in a manner he reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Our charter provides generally that no independent director will be liable to us or our stockholders for monetary damages and that we will indemnify them for losses unless they are grossly negligent or engage in willful misconduct. As a result, you and we may have more limited rights against our independent directors than might otherwise exist under common law, which could reduce your and our recovery from these persons if they act in a negligent manner. In addition, we may be obligated to fund the defense costs incurred by our independent directors (as well as by our other directors, officers, employees and agents) in some cases, which would decrease the cash otherwise available for distribution to you.
Risks Related to Conflicts of Interest

Wells Capital, its affiliates and our officers will face competing demands on their time, and this may cause our operations and your investment to suffer.
      We rely on Wells Capital and its affiliates for the day-to-day operation of our business. Wells Capital and its affiliates, including our officers, have interests in other Wells programs and engage in other business activities. As a result, they will have conflicts of interest in allocating their time among us and other Wells programs and activities in which they are involved. During times of intense activity in other programs and ventures, they may devote less time and fewer resources to our business than are necessary or appropriate to manage our business. If this occurs, the returns on our investments, and the value of your investment, may decline.

Our officers and some of our directors face conflicts of interest related to the positions they hold with Wells Capital and its affiliates, which could hinder our ability to successfully implement our business strategy and to generate returns to you.
      Our executive officers and some of our directors are also officers and directors of our advisor, our dealer-manager and other affiliated entities. As a result, they owe fiduciary duties to these various entities and their stockholders and limited partners, which fiduciary duties may from time to time conflict with the fiduciary duties that they owe to us and our stockholders. Their loyalties to these other entities could result in actions or inactions that are detrimental to our business, which could hinder the implementation of our business strategy and our investment and operational opportunities. If we do not successfully implement our business strategy, we may be unable to generate the cash needed to make distributions to you and to maintain or increase the value of our assets.

Wells Capital and its affiliates, including our officers and some of our directors, will face conflicts of interest caused by compensation arrangements with us and other Wells-sponsored programs, which could result in actions that are not in the long-term best interests of our stockholders.
      Wells Capital and its affiliates will receive substantial fees from us. These fees could influence our advisor’s advice to us, as well as the judgment of the affiliates of Wells Capital who serve as our officers or directors. Among other matters, the compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with Wells Capital and its affiliates, including the advisory agreement and the dealer-manager agreement;

•	public offerings of equity by us, which entitle Wells Investment Securities to dealer-manager fees and entitle Wells Capital to increased asset management fees;

•	property sales, which entitle Wells Capital to real estate commissions and possible success-based sale fees;

•	property acquisitions from third parties, which utilize proceeds from our public offerings, thereby increasing the likelihood of continued equity offerings and related fee income for Wells Investment Securities and Wells Capital;

•	whether and when we seek to list our common stock on a national securities exchange or a national market system, which listing could entitle Wells Capital to a success-based listing fee but could also hinder its sales efforts for other programs if the price at which our shares trade is lower than the price at which we offered shares to the public; and

•	whether and when we seek to sell the company or our assets, which sale could entitle Wells Capital to a success-based payment from Wells Timber OP but could also hinder its sales efforts for other programs if the sales price for the company or its assets results in proceeds less than the amount needed to preserve our stockholders’ capital.
      Wells Capital will have considerable discretion with respect to the terms and timing of acquisition and disposition transactions. Considerations relating to its compensation from other programs could result in decisions that are not in the best interests of our stockholders, which could hurt our ability to pay you dividends or result in a decline in the value of your investment.
Risks Related to This Offering and Our Corporate Structure

Our charter limits the number of shares a person may own, which may discourage a takeover that could otherwise result in a premium price to our stockholders.
      Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. Unless exempted by our board of directors, no person may own more than 9.8% in value of the aggregate of our outstanding shares, or more than 9.8% (in value or in number of shares, whichever is more restrictive) of the aggregate of our outstanding common shares. This restriction may have the effect of delaying, deferring or preventing a change in control of our company, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock.

Our charter permits our board of directors to issue stock with terms that may subordinate the rights of our common stockholders or discourage a third party from acquiring our company in a manner that could result in a premium price to our stockholders.
      Our board of directors may classify or reclassify any unissued common stock or preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms or conditions of redemption of any such stock. Thus, our board of directors could authorize the issuance of preferred stock with terms and conditions that could have priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. Such preferred stock could also have the effect of delaying, deferring or preventing a change in control of our company, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price to holders of our common stock.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act; if we become an unregistered investment company, we could not continue our business.
      We do not intend to register as an investment company under the Investment Company Act of 1940, as amended. If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act that impose, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates; and

•	compliance with reporting, record-keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.
      In order to maintain our exemption from regulation under the Investment Company Act, we must engage primarily in the business of buying real estate. If we are unable to invest a significant portion of the proceeds of this offering in properties, we may avoid being required to register as an investment company by temporarily investing any unused proceeds in government securities with low returns. This would reduce the cash available for distribution to investors and possibly lower your returns.
      To maintain compliance with the Investment Company Act exemption, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional income- or loss-generating assets that we might not otherwise have acquired or may have to forego opportunities to acquire interests in companies that we would otherwise want to acquire and which would be important to our investment strategy. If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

You will have limited control over changes in our policies and operations, which increases the uncertainty and risks you face as a stockholder.
      Our board of directors determines our major policies, including our policies regarding financing, growth, debt capitalization, REIT qualification and distributions. Our board of directors may amend or revise these and other policies without a vote of the stockholders. Under the Maryland General Corporation Law and our charter, our stockholders have a right to vote only on limited matters. Our board’s broad discretion in setting policies and our stockholders’ inability to exert control over those policies increases the uncertainty and risks you face as a stockholder.

You may not be able to sell your shares under the proposed share redemption plan and, if you are able to sell your shares under the plan, you may not be able to recover the amount of your investment in our shares.
      Our proposed share redemption plan will not become effective until the earlier of (1) the completion of this primary offering, which may last until                     , 2007, or (2) the receipt by us of SEC exemptive relief from rules restricting issuer purchases during the period in which the issuer is engaged in distributions, which relief we may never obtain. Even when one of these conditions is met, our board of directors could change the terms of the plan without stockholder approval. Our board would also be free to amend or terminate the plan upon 30 days’ notice. In addition, the proposed share redemption plan includes numerous restrictions that would limit your ability to sell your shares.
      Generally, you would have to have held your shares for at least one year in order to participate in our proposed share redemption plan. We would limit the number of shares redeemed pursuant to our proposed share redemption plan as follows: (1) during any calendar year, we would not redeem in excess of 5% of the weighted-average number of shares outstanding during the prior calendar year; and (2) we may not redeem shares on any redemption date to the extent that such redemptions would cause the amount paid for redemptions (other than those following an investor’s death or qualifying disability) since the beginning of the then-current calendar year to exceed the sum of (x) the net proceeds from the sale of shares under our dividend reinvestment plan during such period and (y) any additional amounts reserved for such purpose by our board of directors. These limits might prevent us from accommodating all redemption requests made in any year. For the first 12 months following this offering, we would repurchase shares under the proposed share redemption plan at a per share price of $9.10. During any subsequent public offering of common stock, shares would be redeemed at a per share price equal to 91% of the per share price in such subsequent offering. After 12 months subsequent to the close of our last public offering of common stock prior to the listing of our shares on a national securities exchange or their inclusion for quotation on a national market system, we would publish a per share valuation determined by our advisor or another firm chosen for that purpose, and shares would be redeemed at a price equal to 91% of the per share value set through such valuation process. These restrictions would severely limit your ability to sell your shares should you require liquidity and would limit your ability to recover the value you invested. See “Description of Shares — Proposed Share Redemption Plan” for more information about the proposed share redemption plan.

The offering price was not established on an independent basis; the actual value of your investment may be substantially less than what you pay.
      The offering price of the shares bears no relationship to our book or asset values or to any other established criteria for valuing shares. The board of directors considered the following factors in determining the offering price:

•	the range of offering prices of comparable unlisted REITs; and

•	the recommendation of our dealer-manager.
      Because the offering price is not based upon any independent valuation, the offering price may not be indicative of the proceeds that you would receive upon liquidation. Further, the offering price may be significantly more than the price at which the shares would trade if they were to be listed on an exchange or actively traded by broker/ dealers.

Because the dealer-manager is one of our affiliates, you will not have the benefit of an independent review of our company or the prospectus customarily undertaken in underwritten offerings; the absence of an independent due diligence review increases the risks and uncertainty you face as a stockholder.
      The dealer-manager, Wells Investment Securities, is one of our affiliates and will not make an independent review of our company or the offering. Accordingly, you do not have the benefit of an independent review of the terms of this offering. Further, the due diligence investigation of our company by the dealer-manager cannot be considered to be an independent review and, therefore, may not be as meaningful as a review conducted by an unaffiliated broker/ dealer.

Your interest in us will be diluted if we issue additional shares, which could reduce the overall value of your investment.
      Potential investors in this offering do not have preemptive rights to any shares we issue in the future. Our charter authorizes us to issue one billion shares of stock, of which 900 million shares are designated as common stock and 100 million are designated as preferred stock. Our board of directors may amend our charter to increase the number of authorized shares of stock without stockholder approval. After your purchase in this offering, our board may elect to (1) sell additional shares in this or future public offerings; (2) issue equity interests in private offerings; (3) issue shares of our common stock upon the exercise of the options we may grant to our independent directors or to Wells Capital employees; (4) issue shares to our advisor, its successors or assigns, in payment of an outstanding fee obligation; or (5) issue shares of our common stock to sellers of properties we acquire in connection with an exchange of limited partnership interests of Wells Timber OP. To the extent we issue additional equity interests after your purchase in this offering, your percentage ownership interest in us will be diluted. Further, depending upon the terms of such transactions, most notably the offering price per share, which may be less than the price paid per share in any offering under this prospectus, and the value of our properties, existing stockholders also may experience a dilution in the book value of their investment in us.

Payment of fees to Wells Capital and its affiliates will reduce cash available for investment and distribution and increases the risk that you will not be able to recover the amount of your investment in our shares.
      Wells Capital and its affiliates will perform services for us in connection with the offer and sale of our shares, the selection and acquisition of our investments, the management of our properties and the administration of our other investments. We will pay Wells Capital and its affiliates substantial fees for these services, a portion of which Wells Capital will pay to our timber manager for the services that Wells Capital has delegated to the timber manager pursuant to its timber management contract. Payment of these fees will result in immediate dilution to the value of your investment and will reduce the amount of cash available for investment in properties or distribution to stockholders. As a result of these substantial fees, we expect that for each share sold in this offering no more than $9.11 per share will be available for the purchase of properties, depending primarily upon the number of shares we sell and assuming all shares sold under our dividend reinvestment plan are sold for $9.55 per share. Wells Capital, as the holder of the special units, also may be entitled to receive a distribution upon the sale of our properties and/or a payment in connection with the redemption of the special units upon the earlier to occur of specified events, including the listing of our shares on a national securities exchange, the quotation of our shares on a national market system, or the termination of the advisory agreement. See “Management Compensation.” These payments to Wells Capital increase the risk that the amount available for distribution to stockholders upon a liquidation of our portfolio would be less than the purchase price of the shares in this offering. Substantial up-front fees also increase the risk that you will not be able to resell your shares at a profit, even if our shares are listed on a national securities exchange or quoted on a national market system.

You may be more likely to sustain a loss on your investment because our sponsor does not have as strong an economic incentive to avoid losses as do sponsors who have made more significant equity investments in their company.
      As of November 10, 2005, our sponsor had invested approximately $203,000 in us, primarily by our advisor purchasing (1) 20,000 shares of our common stock at a price of $10.00 per share; (2) 200 common units in Wells Timber OP at $10.00 per unit; and (3) 100 special units in Wells Timber OP at $10.00 per unit. If we are successful in raising enough proceeds to be able to reimburse our sponsor for the significant organization and offering expenses of this offering, our sponsor has little exposure to loss.

Without this exposure, our investors may be at a greater risk of loss because our sponsor does not have as much to lose from a decrease in the value of our shares as do those sponsors who make more significant equity investments in the companies they organize.
Risks Related to Investments in Timberland

Following the acquisition of timberland properties, a substantial amount of our revenues will depend on our supply agreements with loggers, sawmills and forest products companies, and these contracts may preclude us from taking advantage of market opportunities.
      Following the acquisition of timberland properties using the net proceeds of this offering, we expect that we will receive a substantial amount of our revenue from the sale of our timber to loggers, local sawmills and forest products companies under supply agreements we enter into with these parties. We intend to use supply agreements that generally are standard for the timber industry. These contracts will generally provide for harvesting of our timber in an agreed-upon volume at a fixed price, and generally will not be terminable by either party during the term of the agreement. The term of these agreements can range from a period of months to a period of several years. As such, we may not be able to quickly take advantage of increases in the price of logs or wood products with respect to the timberland properties to which these contracts apply. Our inability to promptly respond to changing market conditions could materially adversely affect our financial condition, operating results and ability to make distributions to our stockholders.

We will be subject to the credit risk of our anticipated customers. The failure of any of our anticipated customers to make payments due to us under our supply agreements could materially adversely affect our financial condition, operating results and ability to make distributions to our stockholders.
      We anticipate that our customers will range in credit quality from high to low. We will assume the full credit risk of these parties, as we will have no payment guarantees under the contract or insurance if one of these parties fails to make payments to us. While we intend to acquire timberland properties in well-developed and active timber markets with access to numerous customers, we may not be successful in this endeavor. Depending upon the location of the timberland properties we acquire and the supply agreements we enter into, our supply agreements may be concentrated among a small number of customers. Even though we may have legal recourse under our contracts, we may not have any practical recourse to recover payments from some of our customers if they default on their obligations to us. Any bankruptcy or insolvency of our customers, or failure or delay by these parties to make payments to us under our agreements, may materially adversely affect our financial condition, operating results and ability to make distributions to our stockholders.

Our business will depend in part on the health and strength of the milling and manufacturing markets that our timberlands serve, and any downturns in those markets could materially adversely affect our financial condition, operating results and ability to make distributions to our stockholders.
      Our business will depend significantly on the health and strength of the milling and manufacturing markets that our timberlands serve. Because high transportation costs limit the distance we can cost-effectively transport timber from our anticipated timberlands, our financial condition, operating results and ability to make distributions to our stockholders could be materially adversely affected if the mills or manufacturing operations that our targeted timberlands serve close, or if milling markets shift away from the locations of our timberlands.

Changes in demand for “higher and better use” property may affect our anticipated land sale revenues.
      We anticipate that we will sell portions of our timberland property base from time to time in the event that we determine that certain properties have become more valuable for development, recreation or conservation than for growing timber, i.e., higher and better use property. A number of factors, including a slow-down in commercial or residential real estate development or a reduction in the availability of public funding for conservation projects, could reduce the demand for these properties and adversely affect any revenues that we could realize from our land sale program.

The cyclical nature of the forest products industry could materially adversely affect our financial condition, operating results and ability to make distributions to our stockholders.
      Our operating results will be affected by the cyclical nature of the forest products industry. Unlike many other REITs that are parties to leases and other contracts providing for relatively stable payments over a period of years, our operating results will depend on prices for timber that can experience significant variation and have been historically volatile. Like other participants in the forest products industry, we have limited direct influence over the timing and extent of price changes for absorbent materials, timber and wood products. Although some of the supply agreements we will enter into fix the price of our harvested timber for a period of time, these contracts may not protect us from the long-term effects of price declines and may restrict our ability to take advantage of price increases.
      The demand for timber and wood products is affected primarily by the level of new residential construction activity, the supply of manufactured timber products including imports of timber products and, to a lesser extent, repair and remodeling activity and other commercial and industrial uses. The demand for timber also is affected by the demand for wood chips in the pulp and paper markets and for hardwood in the furniture and other hardwood industries. The demand for absorbent materials is related to the demand for disposable products such as diapers and feminine hygiene products. These activities are, in turn, subject to fluctuations due to, among other factors:

•	changes in domestic and international economic conditions;

•	interest and currency rates;

•	population growth and changing demographics; and

•	seasonal weather cycles (e.g., dry summers, wet winters).
      Decreases in the level of residential construction activity generally reduce demand for logs and wood products. This can result in lower revenues, profits and cash flows. In addition, increases in the supply of logs and wood products, at both the local and national level, during favorable price environments also can lead to downward pressure on prices. Timber owners generally increase production volumes for logs and wood products during favorable price environments. Such increased production, however, when coupled with even modest declines in demand for these products in general, could lead to oversupply and lower prices. For example, the federal government owns a large amount of timberland. If the federal government chooses to sell more timber than it has been selling in recent years, then timber prices could fall. Additionally, wood products are subject to increasing competition from a variety of substitute products, including nonwood and engineered wood products. Oversupply can result in lower revenues, profits and cash flows to us and could materially adversely affect our financial condition, operating results and ability to make distributions to our stockholders.

Our due diligence may not reveal all of the liabilities or weaknesses of a targeted timberland property acquisition, which could result in a material adverse effect on our financial condition, operating results and ability to make distributions to our stockholders.
      Before making an investment in a timberland property, our advisor will assess the profitability of the property and other factors that it believes will determine the success of the investment. In making the assessment and otherwise conducting customary due diligence, our advisor will rely on the timber manager and, in some cases, an investigation by other third parties. This process is particularly important and subjective with respect to properties owned by newly organized entities, because there may be little or no information publicly available about these properties. However, our due diligence processes may not uncover all relevant facts, and our investments may not be successful. A failure to reveal a liability or weakness of a timberland property that we acquire could result in a material adverse effect on our financial condition, operating results and ability to make distributions to our stockholders.

We do not intend to obtain insurance on the timberland properties we acquire.
      The volume and value of timber that can be harvested from the timberlands we acquire may be limited by natural disasters such as fire, hurricane, earthquake, insect infestation, drought, disease, ice storms, windstorms, flooding and other weather conditions and natural disasters, as well as other causes such as theft, trespass, condemnation or other casualty. We do not intend to maintain insurance for any loss to our standing timber from natural disasters or other causes. Any such losses may materially adversely affect our financial condition, operating results and ability to make distributions to our stockholders.

The forest products industry and the market for timberland properties are highly competitive, which could force us to pay higher prices for our properties or limit the amount of suitable timberland investments we are able to acquire and thereby materially adversely affect our financial condition, operating results and ability to make distributions to our stockholders.
      The forest products industry is highly competitive in terms of price and quality. Many of our competitors, both domestic and international, have substantially greater financial and operating resources, are better able to absorb the risks of timberland investing and own more timberlands than we do. In recent years, the timberland investment business has experienced increasing competition for the purchase of timberland properties from both commercial and residential real estate developers as a result of urban and suburban expansion. We expect this trend to continue. Many real estate developers have substantially greater financial resources than our company. In addition, many developers tend to use high relative amounts of leverage to acquire development parcels, which we may not be willing or able to incur. Purchases of timberland parcels for development not only reduce the amount of suitable timberland investment properties, but also tend to separate larger, existing timberland properties into smaller units, which have reduced economies of scale and are less desirable for harvesting and the future marketability of the property for timber harvesting or other uses. Competition from real estate developers and others limits the amount of our potential, suitable timberland investments, and may materially adversely affect the returns, if any, we are able to achieve for our stockholders.

Harvesting our timber may be subject to limitations which could materially adversely affect our financial condition, operating results and ability to make distributions to our stockholders.
      Weather conditions, timber growth cycles, property access limitations and regulatory requirements associated with the protection of wildlife and water resources may restrict harvesting of timberlands as may other factors, including damage by fire, hurricane, earthquake, insect infestation, disease, prolonged drought and other natural disasters. Furthermore, we may choose to invest in timberlands that are intermingled with sections of federal land managed by the U.S.D.A. Forest Service or other private owners. In many cases, access might be achieved only through a road or roads built across adjacent federal or private land. In order to access these intermingled timberlands, we would need to obtain from time to time either temporary or permanent access rights across these lands. Access to our timberlands also could be negatively impacted by a variety of other factors. Our revenue, net income and cash flow from our operations will be dependent to a significant extent on our continued ability to harvest timber at adequate levels in a timely manner.

The timberland properties we acquire are subject to federal and state environmental regulations.
      We will be subject to regulation under, among other laws, the Clean Air Act, the Clean Water Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response Compensation and Liability Act of 1980, the National Environmental Policy Act, and the Endangered Species Act, as well as comparable state laws and regulations. Violations of various statutory and regulatory programs that apply to our operations could result in civil penalties; damages, including natural resource damages; remediation expenses; potential injunctions; cease-and-desist orders; and criminal penalties.

      We may engage in the following activities that are subject to regulation:

•	forestry activities, including harvesting, planting and road building, use and maintenance;

•	the generation of air emissions;

•	the discharge of industrial wastewater and storm water; and

•	the generation and disposal of both hazardous and nonhazardous wastes.
      Laws and regulations protecting the environment have generally become more stringent in recent years and could become more stringent in the future. Some environmental statutes impose strict liability, rendering a person liable for environmental damage without regard to the person’s negligence or fault. These laws or future legislation or administrative or judicial action with respect to protection of the environment may materially adversely affect our financial condition, operating results and ability to make distributions to our stockholders. While timberland properties do not generally carry as high a risk of environmental contamination as certain other real estate assets such as industrial properties, we may acquire timberlands subject to environmental liabilities, such as cleanup of hazardous substance contamination and other existing or potential liabilities of which we are not currently aware, even after investigations of the properties. We may not be able to recover any of these liabilities from the sellers of these properties. The cost of these cleanups could therefore increase our operating costs and materially adversely affect our financial condition, operating results and ability to make distributions to our stockholders. The existence of contamination or liability also may adversely affect our ability to sell an affected timberland property.
      The Endangered Species Act and comparable state laws protect species threatened with possible extinction. A number of species present on timberlands in the United States have been, and in the future may be, protected under these laws, including the northern spotted owl, marbled murrelet, bald eagle, several trout and salmon species in the Northwest; and the red-cockaded woodpecker, bald eagle, wood stork, red hill salamander and flatwoods salamander in the South. Protection of threatened and endangered species may include restrictions on timber harvesting, road building and other forest practices on private, federal and state land containing the affected species. The size of the area subject to restriction will vary depending on the protected species at issue, the time of year and other factors, but can range from less than one to several thousand acres.
      We expect that environmental groups and interested individuals will intervene with increasing frequency in the regulatory processes in the states where we intend to seek to acquire timberland properties with the proceeds of this offering. For example, if we acquire timberland property in Washington state, we would be required to file a Forest Practice Application for each unit of timber to be harvested. These applications may be denied or restricted by the regulatory agency or appealed by other parties, including citizens groups. Environmental groups and interested individuals may also appeal individual forest practice applications or file petitions with the Forest Practices Board to challenge the regulations under which forest practices are approved. Appeals or actions of the regulatory agencies could delay or restrict timber harvest activities pursuant to these permits, and delays or harvest restrictions on a significant number of applications could adversely affect our results of operations. In addition to intervention in regulatory proceedings, interested groups and individuals may file or threaten to file lawsuits that seek to prevent us from implementing our operating plans. Any lawsuit or even a threatened lawsuit could delay harvesting on our timberlands. Among the remedies that could be enforced in a lawsuit is a judgment entirely preventing or restricting harvesting on a part of our targeted timberland properties.

Illiquidity of real estate investments could significantly impede our ability to respond to adverse changes in the performance of our properties and materially adversely affect our financial condition, operating results and ability to make distributions to our stockholders.
      Because real estate investments are relatively illiquid, our ability to promptly sell one or more timberland properties in our portfolio in response to changing economic, financial and investment conditions is limited. The real estate market is affected by many factors that are beyond our control, including:

•	changes in international, national, regional and local economic and market conditions;

•	changes in interest rates and in the availability, cost and terms of debt financing;

•	changes in governmental laws and regulations, fiscal policies and zoning ordinances, and the related costs of compliance with laws and regulations, fiscal policies and ordinances;

•	forestry costs associated with maintaining and managing timberland properties;

•	changes in operating expenses; and

•	fires, hurricanes, earthquakes, floods and other natural disasters as well as civil unrest, acts of war and terrorism, each of which may result in uninsured losses.
      As part of our business plan and as necessary, we intend to sell portions of our timberland property holdings during opportunistic times. We plan on selling timberland to third parties who intend to put the timberland to a higher and better use and therefore may be willing to compensate us for the land in excess of prices we would typically receive if the land remained as timber-producing property. In acquiring a timberland property, however, and in entering into long-term supply agreements, we may agree to lock-out provisions that materially restrict us from selling that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. These factors and any others that would impede our ability to respond to market opportunities and adverse changes in the performance of our properties could materially adversely affect our financial condition, operating results and ability to make distributions to our stockholders.

If we sell properties and provide financing to purchasers, defaults by the purchasers would decrease our cash flows and limit our ability to make distributions to you.
      In some instances we may sell our properties by providing financing to purchasers. When we provide financing to purchasers, we will bear the risk that the purchaser may default, which could negatively impact our cash dividends to stockholders. Even in the absence of a purchaser default, the distribution of the proceeds of sales to our stockholders, or their reinvestment in other assets, will be delayed until the promissory notes or other property we may accept upon a sale are actually paid, sold, refinanced or otherwise disposed of.

Our international investments will be subject to changes in global market trends that could adversely impact our ability to make distributions to our stockholders.
      A portion of our timberland portfolio may consist of properties located in timber-producing regions outside of the U.S. These international investments could cause our business to be subject to unexpected, uncontrollable and rapidly changing events and circumstances in addition to those experienced in U.S. locations. Adverse changes in the following factors, among others, could have a negative impact on our business, results of operations and ability to make distributions to our stockholders:

•	effects of exposure to currency other than United States dollars, due to having non-U.S. customers and foreign operations;

•	regulatory, social, political, labor or economic conditions in a specific country or region; and

•	trade protection laws, policies and measures, and other regulatory requirements affecting trade and investment, including loss or modification of exemptions for taxes and tariffs, and import and export licensing requirements.

Risks Associated with Debt Financing

We are likely to incur mortgage and other indebtedness, which may increase our business risks.
      We may, in some instances, acquire real properties by borrowing funds. In addition, we may incur mortgage debt and pledge some or all of our real properties as security for that debt to obtain funds to acquire additional real properties. We may borrow if we need funds to satisfy the REIT tax qualification requirement that we distribute at least 90% of our annual REIT taxable income to our stockholders. We may also borrow if we otherwise deem it necessary or advisable to ensure that we maintain our qualification as a REIT for federal income tax purposes.
      Significant borrowings by us increase the risks of your investment. If there is a shortfall between the cash flow from properties and the cash flow needed to service our indebtedness, then the amount available for distributions to stockholders may be reduced. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, thus reducing the value of your investment. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but we would not receive any cash proceeds. We may give full or partial guarantees to lenders of mortgage debt on behalf of the entities that own our properties. When we give a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgages or other indebtedness contains cross-collateralization or cross-default provisions, a default on a single loan could affect multiple properties.

High mortgage rates may make it difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire, our net income and the amount of cash distributions we can make.
      If mortgage debt is unavailable at reasonable rates, we may not be able to finance the purchase of properties. If we place mortgage debt on properties, we run the risk of being unable to refinance the properties when the loans become due, or of being unable to refinance on favorable terms. If interest rates are higher when we refinance the properties, our income could be reduced. We may be unable to refinance properties. If any of these events occurs, our cash flow would be reduced. This, in turn, would reduce cash available for distribution to you and may hinder our ability to raise more capital by issuing more stock or by borrowing more money.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.
      When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. Loan documents we enter into may contain covenants that limit our ability to further mortgage the property, discontinue any insurance coverage that we may have, or replace our advisor. These or other limitations may limit our flexibility and our ability to achieve our operating plans.

Increases in interest rates could increase the amount of our debt payments and limit our ability to pay dividends to our stockholders.
      We expect that we will incur indebtedness in the future. Interest we pay could reduce our cash available for distributions. Additionally, if we incur variable-rate debt, increases in interest rates would increase our interest cost, which would reduce our cash flows and our ability to pay dividends to you. In addition, if we need to repay existing debt during periods of high interest rates, we could be required to sell one or more of our investments in order to repay the debt, which sale at that time might not permit realization of the maximum return on such investments.

We have broad authority to incur debt, and high debt levels could hinder our ability to make distributions and could decrease the value of your investment.
      Our charter does not limit us from incurring debt until our aggregate debt would exceed 300% of our net assets (generally expected to approximate 75% of the cost of our assets before noncash reserves and depreciation), though we may exceed this limit under some circumstances. We have adopted a borrowing policy that would permit us to incur debt up to 95% of the fair market value of the assets we acquire during the initial phase of this offering, in order to facilitate our ability to purchase properties quickly during this initial period. High debt levels would cause us to incur higher interest charges, would result in higher debt service payments, and could be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of your investment.

Actions of our joint venture partners could reduce the returns on our joint venture investments and decrease your overall return.
      We may enter into joint ventures with third parties to acquire properties. We may also purchase properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements. Such investments may involve risks not otherwise present with other methods of investment in real estate, including, for example:

•	the possibility that our co-venturer, co-tenant or partner in an investment might become bankrupt;

•	that such co-venturer, co-tenant or partner may at any time have economic or business interests or goals that are or that become inconsistent with our business interests or goals; or

•	that such co-venturer, co-tenant or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives.
      Any of the above might subject a property to liabilities in excess of those contemplated and thus reduce your returns.
Federal Income Tax Risks

Failure to qualify as a REIT would reduce our net income and cash available for distributions.
      Alston & Bird LLP, our legal counsel, will render an opinion to us in connection with this offering that we will qualify as a REIT, based upon our representations as to the manner in which we are and will be owned, invest in assets and operate, among other things. However, our qualification as a REIT will depend upon our ability to meet, on an ongoing basis, requirements regarding our organization and ownership, distributions of our income, the nature and diversification of our income and assets, and other tests imposed by the Internal Revenue Code. Alston & Bird will not review our compliance with the REIT qualification standards on an ongoing basis. This means that we may fail to satisfy the REIT requirements in the future. Also, this opinion will represent Alston & Bird’s legal judgment based on the law in effect as of the date of this prospectus. Alston & Bird’s opinion will not be binding on the Internal Revenue Service or the courts. Future legislative, judicial or administrative changes to the federal income tax laws could be applied retroactively, which could result in our disqualification as a REIT.
      If we fail to qualify as a REIT for any taxable year, we will be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer qualify for the dividends paid deduction, and we would no longer be required to make distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax.

You may have current tax liability on distributions you elect to reinvest in our common stock.
      If you participate in our dividend reinvestment plan, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital. In addition, you will be treated for tax purposes as having received an additional distribution to the extent the shares are purchased at a discount to fair market value. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the shares of common stock received. See “Description of Shares — Dividend Reinvestment Plan — Tax Consequences of Participation.”

Even if we qualify as a REIT for federal income tax purposes, we may be subject to other tax liabilities that reduce our cash flow and our ability to make distributions to you.
      Even if we remain qualified as a REIT for federal income tax purposes, we may be subject to some federal, state and local taxes on our income or property. For example:

•	In order to qualify as a REIT, we must distribute annually at least 90% of our REIT taxable income to our stockholders (which is determined without regard to the dividends paid deduction or net capital gain). To the extent that we satisfy the distribution requirement but distribute less than 100% of our REIT taxable income, we will be subject to federal corporate income tax on the undistributed income.

•	We will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions we pay in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from prior years.

•	If we have net income from the sale of foreclosure property that we hold primarily for sale to customers in the ordinary course of business or other nonqualifying income from foreclosure property, we must pay a tax on that income at the highest corporate income tax rate.

•	If we sell a property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business, our gain would be subject to the 100% “prohibited transaction” tax.

•	Our taxable REIT subsidiaries will be subject to tax on their taxable income.

To maintain our REIT status, we may be forced to borrow funds during unfavorable market conditions to make distributions to our stockholders, which could increase our operating costs and decrease the value of your investment.
      To qualify as a REIT, we must distribute to our stockholders each year 90% of our REIT taxable income (which is determined without regard to the dividends paid deduction or net capital gain). At times, we may not have sufficient funds to satisfy these distribution requirements and may need to borrow funds to maintain our REIT status and avoid the payment of income and excise taxes. These borrowing needs could result from (1) differences in timing between the actual receipt of cash and inclusion of income for federal income tax purposes, (2) the effect of nondeductible capital expenditures, or (3) the creation of reserves. We may need to borrow funds at times when the market conditions are unfavorable. Such borrowings could increase our costs and reduce the value of our common stock.

To maintain our REIT status, we may be forced to forego otherwise attractive opportunities, which could delay or hinder our ability to meet our investment objectives and lower the return on your investment.
      To qualify as a REIT, we must satisfy tests on an ongoing basis concerning, among other things, the sources of our income, nature of our assets and the amounts we distribute to our stockholders. We may be required to make distributions to stockholders at times when it would be more advantageous to reinvest cash in our business or when we do not have funds readily available for distribution. Compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.

The extent of our use of taxable REIT subsidiaries may affect the value of our common stock relative to the share price of other REITs.
      We intend to conduct a portion of our business activities through one or more taxable REIT subsidiaries, or TRSs. A TRS is a fully taxable corporation that may earn income that would not be qualifying REIT income if earned directly by us. Our use of TRSs will enable us to engage in non-REIT qualifying business activities, such as the sale of higher and better use properties. However, under the Internal Revenue Code, no more than 20% of the value of the assets of a REIT may be represented by securities of one or more TRSs. This limitation may affect our ability to increase the size of our non-REIT qualifying operations. Furthermore, because the income earned by our TRSs will be subject to corporate income tax, our use of TRSs may cause our common stock to be valued differently than the shares of other REITs that do not use TRSs as extensively as we plan to use them.

Certain of our business activities are potentially subject to the prohibited transaction tax.
      As a REIT, we will be subject to a 100% tax on any net income from “prohibited transactions.” In general, prohibited transactions are sales or other dispositions of property to customers in the ordinary course of business. Sales by us of higher and better use property at the REIT level could, in certain circumstances, constitute prohibited transactions.
      We intend to avoid the 100% prohibited transaction tax by conducting activities that would be prohibited transactions through one or more TRSs. We may not, however, always be able to identify properties that will become part of our “dealer” land sales business. Therefore, if we sell any higher and better use properties at the REIT level that we incorrectly identify as property not held for sale to customers in the ordinary course of business or that subsequently become properties held for sale to customers in the ordinary course of business, we may be subject to the 100% prohibited transactions tax.
Retirement Plan Risks

If you fail to meet the fiduciary and other standards under ERISA or the Internal Revenue Code as a result of an investment in our stock, you could be subject to criminal and civil penalties.
      There are special considerations that apply to pension, profit-sharing trusts or IRAs investing in our shares. If you are investing the assets of a pension, profit-sharing, 401(k), Keogh or other qualified retirement plan or the assets of an IRA in our common stock, you should satisfy yourself that:

•	your investment is consistent with your fiduciary obligations under ERISA and the Internal Revenue Code;

•	your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan’s investment policy;

•	your investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA and other applicable provisions of ERISA and the Internal Revenue Code;

•	your investment will not impair the liquidity of the plan or IRA;

•	your investment will not produce “unrelated business taxable income” for the plan or IRA;

•	you will be able to value the assets of the plan annually in accordance with ERISA requirements and applicable provisions of the plan or IRA; and

•	your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.
      Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Internal Revenue Code may result in the imposition of civil and criminal penalties, and can subject the fiduciary to equitable remedies. In addition, if an investment in our shares constitutes a prohibited transaction under ERISA or the Internal Revenue Code, the fiduciary who authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested.

The annual statement of value that we will send to stockholders subject to ERISA and to certain other plan stockholders is only an estimate and may not reflect the actual value of our shares.
      The annual statement of value will report the estimated value of each share of common stock as of the close of our fiscal year. Our advisor or another firm we choose for this purpose will prepare this annual estimated value of our shares based on the estimated amount that would be received if our assets were sold as of the close of the fiscal year and if the proceeds, together with our other funds, were distributed pursuant to a liquidation. For 12 months after the completion of our last public equity offering prior to the listing of our shares on a national securities exchange or their inclusion for quotation on a national market system, our advisor will use the most recent price paid to acquire a share in that offering (ignoring purchase price discounts for certain categories of purchasers) as its estimated per share value of our shares. After that time, we would publish a per share valuation determined by our advisor or another firm chosen for that purpose. No independent appraisals of our assets will be required during the initial period or at any time thereafter. You should be aware that:

•	a value included in the annual statement may not actually be realized by us or by our stockholders upon liquidation;

•	stockholders may not realize that value if they attempted to sell their shares; and

•	using the estimated statement of value, or the method used to establish the value, may not comply with any reporting and disclosure or annual valuation requirements under ERISA or other applicable law.
      We will stop providing annual statements of value if our common stock becomes listed for trading on a national securities exchange or included for quotation on a national market system. See “ERISA Considerations — Annual Valuation” for additional discussion regarding the annual statement of value.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
      Some of the information in this prospectus may contain forward-looking statements. Such statements include, in particular, statements about our plans, strategies and prospects. You can generally identify forward-looking statements by our use of forward-looking terminology such as “may,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue” or other similar words. You should not rely on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control.
      These forward-looking statements are subject to various risks and uncertainties, including those discussed above under “Risk Factors,” that could cause our actual results to differ materially from those projected in any forward-looking statement we make. We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ESTIMATED USE OF PROCEEDS
      The following tables set forth information about how we intend to use the gross proceeds raised in this offering assuming that we sell a minimum of 200,000 shares, at $10.00 per share, and the maximum of 85 million shares, respectively, of common stock. Many of the figures set forth below represent management’s best estimate since they cannot be precisely calculated at this time. Depending primarily on the number of shares we sell in this offering and assuming a $9.55 purchase price for shares sold under our dividend reinvestment plan, we estimate that 90% to 91.1% of our gross offering proceeds, or between $9.00 and $9.11 per share, will be used for investments and the repurchase of shares under our proposed share redemption program, while the remainder will be used to pay offering expenses, including selling commissions and the dealer-manager fee, and to pay a fee to our advisor for its services in connection with the selection, acquisition, and management of our properties. We expect to meet all of our working capital needs out of cash flow from operations. However, to the extent that we have insufficient funds to meet our needs for working capital, we may establish reserves from gross offering proceeds. The allocation of shares sold pursuant to the primary offering and pursuant to the dividend reinvestment plan will affect our gross proceeds and the amount available for investment. We have not given effect to any special sales or volume discounts that could reduce the amount of selling commissions shown below. The figures below reflect that we will not pay commissions or dealer-manager fees in connection with shares issued through our dividend reinvestment plan.

			Maximum Offering
			(75 Million Shares at
	Minimum Offering		$10.00 per Share
	(200,000 Shares at		10 Million Shares at
	$10.00 per Share)		$9.55 per Share)

	Amount	Percent	Amount	Percent

Gross Offering Proceeds	$2,000,000	100.0%	$845,500,000	100.0%
Selling Commissions	140,000	7.0	52,500,000	6.2
Dealer-Manager Fee	36,000	1.8	13,500,000	1.6
Other Organization and Offering Expenses(1)	24,000	1.2	9,000,000	1.1

Estimated Amount to be Invested(2)(3)	$1,800,000	90.0%	$770,500,000	91.1%

(1)	Includes all expenses (other than selling commissions and the dealer-manager fee) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing and filing fees, reimbursing the due diligence expenses of broker/ dealers, and amounts to reimburse Wells Capital for the salaries of its employees and other costs in connection with preparing supplemental sales materials, holding educational conferences and attending retail seminars conducted by broker/ dealers. Wells Capital has agreed to reimburse us to the extent organizational and offering expenses incurred by us, other than selling commissions and the dealer-manager fee, exceed 1.2% of the aggregate gross offering proceeds from our primary offering. We will not reimburse Wells Capital for any organization and offering expenses from proceeds of sales pursuant to our dividend reinvestment plan.

(2)	Amount available for investment will include customary third-party acquisition expenses, such as legal fees and expenses, costs of appraisals, accounting fees and expenses, title insurance premiums, and other closing costs and miscellaneous expenses relating to the acquisition of real estate. We estimate that these third-party costs would average 0.5% of the contract purchase prices of property acquisitions.

(3)	Although it is possible that the net proceeds from the sale of shares under our dividend reinvestment plan will be available for investment, we expect that all of these proceeds will instead be used to repurchase shares of our common stock under the proposed share redemption program. See “Description of Shares — Proposed Share Redemption Program.” Until required in connection with the acquisition and development of properties, substantially all of the net proceeds of the offering and, thereafter, our working capital reserves, may be invested in short-term, highly liquid investments including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts or other authorized investments as determined by our board of directors.

MANAGEMENT
Board of Directors
      We operate under the direction of our board of directors. The board is responsible for the management and control of our affairs. The board has retained Wells Capital to manage our day-to-day affairs and the acquisition and disposition of our investments, subject to the board’s supervision. Because of the numerous conflicts of interest created by the relationships among us, Wells Capital and various affiliates, many of the responsibilities of the board have been delegated to a committee comprised of all of our independent directors. See “Conflicts of Interest.”
      Prior to effectiveness of the registration statement of which this prospectus forms a part, we will have a five-member board of directors. Our board may change the size of the board, but not to fewer than three board seats. Our charter provides that a majority of the directors must be independent directors. We will have three independent directors. An “independent director” is a person who is not one of our officers or employees or an officer or employee of Wells Capital or its affiliates and has not been so for the previous two years. Serving as a director of, or having an ownership interest in, another Wells-sponsored program will not, by itself, preclude independent director status.
      Each director will serve until the next annual meeting of stockholders and until his or her successor is duly elected. Although the number of directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director. Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting called for the purpose of the proposed removal. The notice of the meeting shall indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.
      A vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director may be filled only by a vote of a majority of the remaining directors. As provided in our charter, nominations of individuals to fill the vacancy of a board seat previously filled by an independent director will be made by the remaining independent directors.
      Our directors and officers are not required to devote all of their time to our business and are only required to devote the time to our affairs as their duties may require. In addition to meetings of the various committees of the board, which committees we describe below, we expect to hold regular board meetings at least quarterly. We do not expect that our directors will be required to devote a substantial portion of their time in discharging their duties. Our board is empowered to fix the compensation of all officers that it selects and may pay compensation to directors for services rendered to us in any other capacity.
      Our general investment and borrowing policies are set forth in this prospectus. Our directors may establish further written policies on investments and borrowings and shall monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interest of the stockholders. We will follow the policies on investments and borrowings set forth in this prospectus unless they are modified by our directors.
Committees of the Board of Directors
      Many of the powers of the board of directors may be delegated to one or more committees. Our charter requires that each committee consist of at least a majority of independent directors.
Audit Committee
      The audit committee selects the independent public accountants to audit our annual financial statements, reviews with the independent public accountants the plans and results of the audit engagement, approves the audit and nonaudit services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees, and reviews the adequacy of our internal accounting controls.
Nominating and Corporate Governance Committee
      The primary functions of the nominating and corporate governance committee are: (1) identifying individuals qualified to serve on the board of directors and recommending that the board of directors select a slate of director nominees for election by the stockholders at the annual meeting; (2) developing and recommending to the board of directors a set of corporate governance policies and principles and periodically re-evaluating such policies and guidelines for the purpose of suggesting amendments to them if appropriate; and (3) overseeing an annual evaluation of the board of directors and each of the committees of the board of directors.
Executive Officers and Directors
      We have provided below certain information about our current executive officers and directors.

Name	Age	Positions

Leo F. Wells, III	61	President and Director
Douglas P. Williams	54	Executive Vice President, Secretary, Treasurer and Director
Randall D. Fretz	53	Senior Vice President
      Leo F. Wells, III, is our President and one of our directors. He is also the President and a director of Wells REIT I and the President and a director of Wells REIT II. He is also the sole stockholder, sole director, President and Treasurer of Wells Real Estate Funds, Inc., which directly or indirectly owns Wells Capital, Wells Management, Wells Investment Securities, Wells & Associates, Inc., Wells Development Corporation, Wells Asset Management, Inc. and Wells Real Estate Advisory Services, Inc. He is also the President, Treasurer and sole director of Wells Capital; Wells Management; Wells Development Corporation, a company organized in 1997 to develop real estate properties; and Wells Asset Management, Inc., a company organized in 1997, which serves as an investment advisor to the Wells Family of Real Estate Funds. Mr. Wells is a trustee of the Wells Family of Real Estate Funds, an open-end management company organized as an Ohio business trust, which includes as one of its series the Wells S&P REIT Index Fund. He is President and sole director of Wells Real Estate Advisory Services, Inc. He is the President, Treasurer and a director of Wells & Associates, Inc., a real estate brokerage and investment company formed in 1976 and incorporated in 1978, for which Mr. Wells serves as the principal broker.
      Mr. Wells was a real estate salesman and property manager from 1970 to 1973 for Roy D. Warren & Company, an Atlanta-based real estate company, and he was associated from 1973 to 1976 with Sax Gaskin Real Estate Company, during which time he became a Life Member of the Atlanta Board of Realtors Million Dollar Club. From 1980 to February 1985 he served as Vice President of Hill-Johnson, Inc., a Georgia corporation engaged in the construction business. Mr. Wells holds a Bachelor of Business Administration degree in economics from the University of Georgia. Mr. Wells is a member of the Financial Planning Association (FPA).
      On August 26, 2003, Mr. Wells and Wells Investment Securities entered into a Letter of Acceptance, Waiver and Consent (AWC) with the NASD relating to alleged rule violations. The AWC set forth the NASD’s findings that Wells Investment Securities and Mr. Wells had violated conduct rules relating to the provision of noncash compensation of more than $100 to associated persons of NASD member firms in connection with their attendance at the annual educational and due diligence conferences sponsored by Wells Investment Securities in 2001 and 2002. Without admitting or denying the allegations and findings against them, Wells Investment Securities and Mr. Wells consented in the AWC to various findings by the NASD that are summarized in the following paragraph:

In 2001 and 2002, Wells Investment Securities sponsored conferences attended by registered representatives who sold its real estate investment products. Wells Investment Securities also paid for certain expenses of guests of the registered representatives who attended the conferences. In 2001, Wells Investment Securities paid the costs of travel to the conference and meals for many of the guests and paid the costs of playing golf for some of the registered representatives and their guests. Wells Investment Securities later invoiced registered representatives for the cost of golf and for travel expenses of guests, but was not fully reimbursed for such. In 2002, Wells Investment Securities paid for meals for the guests. Wells Investment Securities also conditioned most of the 2001 conference invitations on attainment by the registered representatives of a predetermined sales goal for Wells Investment Securities products. This conduct violated the prohibitions against payment and receipt of noncash compensation in connection with the sales of these products contained in NASD’s Conduct Rules 2710, 2810 and 3060. In addition, Wells Investment Securities and Mr. Wells failed to adhere to all of the terms of their written undertaking made in March 2001 not to engage in the conduct described above, and thereby failing to observe high standards of commercial honor and just and equitable principles of trade in violation of NASD Conduct Rule 2110.
      Wells Investment Securities consented to a censure, and Mr. Wells consented to suspension from acting in a principal capacity with an NASD member firm for one year. Wells Investment Securities and Mr. Wells also agreed to the imposition of a joint and several fine in the amount of $150,000. Mr. Wells’ one-year suspension from acting in a principal capacity with Wells Investment Securities ended on October 6, 2004.
      Douglas P. Williams is our Executive Vice President, Secretary and Treasurer and one of our directors. Since 1999, he has also served as Executive Vice President, Secretary and Treasurer and a director of Wells REIT I. Since 2003, he has served as Executive Vice President, Secretary and Treasurer and a director of Wells REIT II. Mr. Williams is also a Senior Vice President of our advisor and a Vice President, Chief Financial Officer, Treasurer and a director of Wells Investment Securities, our dealer-manager. He is also a Vice President of Wells Real Estate Funds, Inc. and Wells Asset Management, Inc.
      From 1996 to 1999, Mr. Williams served as Vice President and Controller of OneSource, Inc., a leading supplier of janitorial and landscape services, where he was responsible for corporate-wide accounting activities and financial analysis. Mr. Williams was employed by ECC International Inc., a supplier to the paper industry and to the paint, rubber and plastic industries, from 1982 to 1995. While at ECC, Mr. Williams served in a number of key accounting positions, including: Corporate Accounting Manager, U.S. Operations; Division Controller, Americas Region; and Corporate Controller, America/ Pacific Division. Prior to joining ECC and for one year after leaving ECC, Mr. Williams was employed by Lithonia Lighting, a manufacturer of lighting fixtures, as a Cost and General Accounting Manager and Director of Planning and Control. Mr. Williams started his professional career as an auditor for a predecessor firm of KPMG Peat Marwick LLP. Mr. Williams is a member of the American Institute of Certified Public Accountants and the Georgia Society of Certified Public Accountants and is licensed with the NASD as a financial and operations principal. Mr. Williams received a Bachelor of Arts degree from Dartmouth College and a Master’s of Business Administration degree from Amos Tuck School of Graduate Business Administration at Dartmouth College.
      Randall D. Fretz is our Senior Vice President and is a Senior Vice President of Wells Capital. He is also the Chief of Staff and a Vice President of Wells Real Estate Funds, Inc., a Senior Vice President of Wells REIT I, a Senior Vice President of Wells REIT II, and a director of Wells Investment Securities. Mr. Fretz is primarily responsible for corporate strategy and planning and advising and coordinating the executive officers of Wells Capital on corporate matters and special projects. Prior to joining Wells Capital in 2002, Mr. Fretz served for seven years as President of U.S. and Canada operations for Larson-Juhl, a world leader in custom art and picture-framing home decor. Mr. Fretz was previously a Division Director at Bausch & Lomb, a manufacturer of optical equipment and products, and also held various senior positions at Tandem International and Lever Brothers. Mr. Fretz holds a bachelor degree in each of Sociology and Physical Education from McMaster University in Hamilton, Ontario. He also earned a Master’s of Business Administration degree from the Ivey School of Business in London, Ontario.
Compensation of Directors
      We do not provide compensation for service on our board of directors to any member of our board who is not an independent director. Our independent directors will receive an annual retainer of $18,000. In addition, independent directors will receive fees for attending board and committee meetings as follows:

•	$2,000 per in-person board meeting;

•	$1,500 per in-person committee meeting;

•	$250 per telephonic board or committee meeting; and

•	an additional $500 to a committee chair for each in-person committee meeting.
      However, when a committee meeting occurs on the same day as a board meeting, an additional fee will not be paid for attending the committee meeting.
      All directors will receive reimbursement of reasonable travel expenses incurred in connection with attendance at meetings of the board of directors. In addition to cash compensation, upon his or her initial appointment to our board, each independent director will receive a grant of options to purchase 2,500 shares of our common stock. One-third of the option will be immediately exercisable on the date of grant, one-third will become exercisable on the first anniversary of the date of grant and the remaining one-third will become exercisable on the second anniversary of the date of grant. We expect the initial grant of options to be anti-dilutive with an exercise price of $10.00 per share.
      Upon each subsequent re-election of the independent director to the board, he or she will receive a subsequent grant of options to purchase 1,000 shares of our common stock. The exercise price for the subsequent options will be the greater of (1) $10.00 per share or (2) the fair market value of the shares on the date of grant.
      All stock options granted to our independent directors will be granted pursuant to our long-term incentive plan, and will be governed by the terms of such plan. The stock options will lapse on the first to occur of (1) the tenth anniversary of the date of grant, or (2) the removal for cause of the independent director as a member of the board of directors. Options are generally exercisable in the case of death or disability for a period of one year after death or the termination by reason of disability. No option issued may be exercised if such exercise would jeopardize our status as a REIT under the Internal Revenue Code. The independent directors may not sell, pledge, assign or transfer their options other than by will or the laws of descent or distribution.

2005 Long-Term Incentive Plan
      We have adopted a long-term incentive plan. This incentive plan is intended to attract and retain qualified independent directors, employees, advisors and consultants considered essential to our long-range success by offering these individuals an opportunity to participate in our growth through awards in the form of, or based on, our common stock. The incentive plan authorizes the granting of awards to participants in the following forms:

•	options to purchase shares of our common stock, which may be nonstatutory stock options or incentive stock options under the Internal Revenue Code;

•	stock appreciation rights, which give the holder the right to receive the difference between the fair market value per share on the date of exercise over the grant price;

•	performance awards, which are payable in cash or stock upon the attainment of specified performance goals;

•	restricted stock, which is subject to restrictions on transferability and other restrictions set by the board of directors, or a committee of its independent directors;

•	restricted stock units, which give the holder the right to receive shares of stock, or the equivalent value in cash or other property, in the future;

•	deferred stock units, which give the holder the right to receive shares of stock, or the equivalent value in cash or other property, at a future time;

•	dividend equivalents, which entitle the participant to payments equal to any dividends paid on the shares of stock underlying an award; and

•	other stock-based awards at the discretion of the board of directors or a committee of its independent directors, including unrestricted stock grants.
      All awards must be evidenced by a written agreement with the participant, which will include the provisions specified by the board of directors or a committee of its independent directors,. The maximum number of shares of common stock that may be issued upon the exercise or grant of an award shall not exceed in the aggregate an amount equal to 10% of the outstanding shares of our common stock on the date of grant of any such award. The exercise price of any award shall not be less than the fair market value of our common stock on the date of the grant.
      Our board of directors, or a committee of its independent directors, administers the incentive plan, with sole authority (following consultation with the advisor) to select participants, determine the types of awards to be granted, and all of the terms and conditions of the awards, including whether the grant, vesting or settlement of awards may be subject to the attainment of one or more performance goals. No awards will be granted under the plan if the grant, vesting and/or exercise of the awards would jeopardize our status as a REIT under the Internal Revenue Code or otherwise violate the ownership and transfer restrictions imposed under our charter. Unless determined by our board of directors, or a committee of its independent directors, no award granted under the long-term incentive plan will be transferable except through the laws of descent and distribution.
      We have established 500,000 shares as the aggregate maximum number of shares to be reserved and available for issuance under the incentive plan, as well as limits on the aggregate maximum number of shares that may be subject to certain awards and the maximum number of shares with respect to awards to be made to certain individuals. In the event of a corporate transaction that affects our common stock, such as a reorganization, recapitalization, merger, spin-off, split-off, stock dividend, or extraordinary dividend, the share authorization limits of the incentive plan will be adjusted proportionately, and our board of directors, or a committee of its independent directors, will have the sole authority to determine whether and in what manner to equitably adjust the number and type of shares and the exercise prices applicable to outstanding awards under the plan, the number and type of shares reserved for future issuance under the plan, and, if applicable, performance goals applicable to outstanding awards under the plan.
      The incentive plan contains provisions concerning the treatment of awards granted under the plan in the event of a participant’s death or disability, or upon the occurrence of a change in control of our company. The incentive plan will automatically expire on the tenth anniversary of the date on which it is adopted, unless extended or earlier terminated by the board of directors. The board of directors may terminate the incentive plan at any time, but termination will have no adverse impact on any award that is outstanding at the time of the termination. The board of directors may amend the incentive plan at any time, but any amendment would be subject to stockholder approval if, in the reasonable judgment of the board, such approval would be required by any law, regulation or rule applicable to the incentive plan. No termination or amendment of plan may, without the written consent of the participant, reduce or diminish the value of an outstanding award determined as if the award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination. The board may amend or terminate outstanding awards, but those amendments may require consent of the participant and, unless approved by the stockholders or otherwise permitted by the anti-dilution provisions of the plan, the exercise price of an outstanding option may not be reduced, directly or indirectly, and the original term of an option may not be extended.
      Under section 162(m) of the Internal Revenue Code, a public company generally may not deduct compensation in excess of $1 million paid to its chief executive officer and the four next most highly compensated executive officers. In order for awards granted in excess of this limit to be exempt from the deduction limits of section 162(m), the incentive plan would have to be amended to comply with the exemption conditions and be resubmitted for approval by our stockholders.
Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents
      Our charter limits the liability of our directors and officers to us and our stockholders for monetary damages and requires us to indemnify our directors, our officers, Wells Capital and its affiliates for losses they may incur by reason of their service in that capacity. However, we may not indemnify our directors, Wells Capital or its affiliates unless all of the following conditions are met:

•	the party seeking exculpation or indemnification has determined, in good faith, that the course of conduct that caused the loss or liability was in our best interest;

•	the party seeking exculpation or indemnification was acting on our behalf or performing services for us;

•	in the case of an independent director, the liability or loss was not the result of gross negligence or willful misconduct by the independent director;

•	in the case of a nonindependent director, Wells Capital or one of its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification or exculpation; and

•	the indemnification is recoverable only out of our net assets and not from the stockholders.
      The SEC takes the position that indemnification against liabilities arising under the Securities Act of 1933 is against public policy and unenforceable. Furthermore, our charter prohibits the indemnification of our directors, Wells Capital or its affiliates or broker/ dealers for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•	a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered or sold as to indemnification for violations of securities laws.
      Our charter further provides that the advancement of funds to our directors and to Wells Capital and its affiliates for reasonable legal expenses and other costs incurred in advance of the final disposition of a proceeding for which indemnification is being sought is permissible only if all of the following conditions are satisfied:

•	the proceeding relates to acts or omissions with respect to the performance of duties or services on our behalf;

•	such person provides us with written affirmation of his good faith belief that he has met the standard of conduct necessary for indemnification;

•	the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder acting in his or her capacity as such, a court of competent jurisdiction approves the advancement; and

•	the person seeking the advancement undertakes to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest thereon, if it is ultimately determined that such person is not entitled to indemnification.
      We also purchase and maintain insurance on behalf of all of our directors and executive officers against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability.
The Advisor
      Our advisor is Wells Capital. Wells Capital has contractual and fiduciary responsibilities to us and our stockholders. Some of our officers and directors are also officers and directors of Wells Capital.
      The directors and executive officers of Wells Capital are as follows:

Name	Age	Positions

Leo F. Wells, III	61	President, Treasurer and sole director
Douglas P. Williams	54	Senior Vice President and Assistant Secretary
Stephen G. Franklin	56	Senior Vice President
Randall D. Fretz	53	Senior Vice President
Donald A. Miller	43	Senior Vice President
Robert E. Bowers	49	Senior Vice President
      The backgrounds of Messrs. Wells, Williams and Fretz are described in the “Management — Executive Officers and Directors” section of this prospectus. Below is a brief description of the other executive officers of Wells Capital.
      Stephen G. Franklin, Ph.D., is a Senior Vice President of Wells Capital. Mr. Franklin is responsible for marketing, sales and coordination of broker/ dealer relations. Mr. Franklin also serves as Vice President of Wells Real Estate Funds, Inc. Prior to joining Wells Capital in 1999, Mr. Franklin served as President of Global Access Learning, an international executive education and management development firm. From 1997 to 1999, Mr. Franklin served as President, Chief Academic Officer and Director of EduTrek International, a publicly traded provider of international post-secondary education that owns American InterContinental University, with campuses in Atlanta, Ft. Lauderdale, Los Angeles, Washington, D.C., London and Dubai. While at EduTrek, he was instrumental in developing the Master’s and Bachelor’s of Information Technology, International M.B.A. and Adult Evening B.B.A. programs. Prior to joining EduTrek, Mr. Franklin was Associate Dean of the Goizueta Business School at Emory University and a former tenured Associate Professor of Business Administration. He served on the founding Executive M.B.A. faculty and has taught graduate, undergraduate and executive courses in management and organizational behavior, human resources management and entrepreneurship. He also is co-founder and Director of the Center for Healthcare Leadership in the Emory University School of Medicine. Mr. Franklin was a frequent guest lecturer at universities throughout North America, Europe and South Africa.
      In 1984, Mr. Franklin took a sabbatical from Emory University and became Executive Vice President and a principal stockholder of Financial Service Corporation (FSC), an independent financial planning broker/ dealer. Mr. Franklin and the other stockholders of FSC later sold their interests in FSC to Mutual of New York Life Insurance Company.

      Donald A. Miller is a Senior Vice President of Wells Capital. Mr. Miller is responsible for directing all aspects of the acquisitions, dispositions, property management, construction and leasing groups of our advisor and its affiliates. Prior to joining Wells in 2003, Mr. Miller headed Lend Lease’s U.S. real estate operations, including acquisitions, dispositions, financing and investment management. Prior to joining Lend Lease (The Yarmouth Group) in 1994, Mr. Miller was responsible for regional acquisitions for Prentiss Properties Realty Advisors, a predecessor entity to the publicly traded Prentiss REIT. Earlier in his career, Mr. Miller worked in the pension investment management department of Delta Air Lines and was responsible for real estate and international equity investment programs. Mr. Miller is a Chartered Financial Analyst (CFA) and holds multiple broker/ dealer and real estate licenses. He received a B.A. from Furman University in Greenville, South Carolina.
      Robert E. Bowers is a Senior Vice President of Wells Capital. Mr. Bowers also serves as Chief Financial Officer and Vice President of Wells Real Estate Funds, Inc. A 20-year veteran of the financial services industry, Mr. Bowers’ experience includes investor relations, debt and capital infusion, IPO structuring, budgeting and forecasting, financial management and strategic planning. Prior to joining Wells in 2004, Mr. Bowers served as a business financial consultant, communicating regularly with the SEC and providing strategic financial counsel to a range of organizations, including the University System of Georgia, venture capital funds and public corporations such as NetBank, Inc., a publicly held online bank. Previously, Mr. Bowers was CFO of NetBank, Inc., the first profitable Internet bank. While at NetBank, he participated in the company’s successful initial public offering and subsequent secondary offerings, directing all SEC and regulatory reporting and compliance. Prior to joining NetBank, Mr. Bowers was CFO and Director of Stockholder Systems, Inc., a Norcross, Georgia-based financial applications company, for 12 years. When CheckFree Corporation, a pioneer in the electronic bill payment industry, acquired Stockholder Systems in 1995, he headed the merger negotiation team and became CFO of the combined organization. Mr. Bowers began his career in 1978 as an audit manager for Arthur Andersen & Company in Atlanta. Mr. Bowers earned a B.S. in Accounting from Auburn University, where he graduated summa cum laude. He is a licensed Certified Public Accountant and serves on the boards of various venture capital and Atlanta area non-profit organizations, including Woodward Academy, Hope House Children’s Respite and Southwest Christian Hospice.
      In addition to the directors and executive officers listed above, Wells Capital employs personnel who have extensive experience in the types of services that Wells Capital will be providing to us, including arranging financing for the acquisition of properties, negotiating contracts, and preparing and overseeing budgets.
The Advisory Agreement
      As a newly formed entity, we do not believe our asset base or the income generated by these assets will initially be large enough to support a fully integrated staff of employees. As a result, we would either have to incur operating losses until our assets and income grew to the size needed to support a fully integrated staff, do without certain services or retain a third party to provide management services. Our board of directors has elected the third option. We have entered into an advisory agreement with Wells Capital to serve as our advisor with responsibility to oversee and manage our day-to-day operations and to perform other duties including the following:

•	find, present and recommend to our board of directors real estate investment opportunities consistent with our investment policies and objectives;

•	structure the terms and conditions of our real estate acquisitions, sales or joint ventures;

•	at the direction of our management, prepare all reports and regulatory filings, including those required by federal and state securities laws;

•	arrange for financing and refinancing of properties;

•	enter into supply agreements, service contracts and leases for our properties;

•	oversee the performance of any property managers or asset managers, including our timber manager;

•	review and analyze the properties’ operating and capital budgets;

•	generate an annual budget for us;

•	review and analyze financial information for each property and the overall portfolio;

•	if a transaction requires approval by the board of directors, deliver to the board of directors all documents requested by the board in its evaluation of the proposed transaction;

•	actively oversee the management of our properties for purposes of meeting our investment objectives;

•	perform cash management services;

•	perform transfer agent functions; and

•	engage our agents.
      The fees payable to Wells Capital under the advisory agreement are described in detail at “Management Compensation” below. We also describe in that section our obligation to reimburse Wells Capital for organization and offering expenses, administrative and management services, and payments made by Wells Capital to third parties in connection with potential acquisitions.
      The term of the current advisory agreement ends after one year from the date of this prospectus and may be renewed for an unlimited number of successive one-year periods upon mutual consent of Wells Capital and us. Additionally, either party may terminate without penalty the advisory agreement upon 60 days’ written notice.
      Wells Capital and its affiliates expect to engage in other business ventures and, as a result, their resources will not be dedicated exclusively to our business. However, pursuant to the advisory agreement, Wells Capital must devote sufficient resources to our administration to discharge its obligations. Wells Capital may assign the advisory agreement to an affiliate upon our approval. We may assign or transfer the advisory agreement to a successor entity.
Initial Investment by Our Advisor
      Wells Capital has purchased 20,000 shares of our common stock for $200,000, constituting 100% of our outstanding capital stock. Wells Capital may not sell any of these shares during the period it serves as our advisor. Although Wells Capital and its affiliates are not prohibited from acquiring additional shares of our common stock, Wells Capital currently has no options or warrants to acquire any shares. Wells Capital has purchased 200 common units in Wells Timber OP at a purchase price of $10.00 per unit and holds a 1% limited partner interest. Wells Capital also owns 100 special units for which it paid $10.00 per unit. Wells Capital has agreed to abstain from voting any shares it owns in any vote for the election of directors or any vote regarding the approval or termination of any contract with Wells Capital or any of its affiliates.
Dealer-Manager
      Wells Investment Securities, Inc., our dealer-manager, is a member firm of the NASD. Wells Investment Securities was organized in May 1984 for the purpose of participating in and facilitating the distribution of securities of Wells programs.
      Wells Investment Securities will provide wholesaling, sales promotion and marketing assistance services to us in connection with the distribution of the shares offered pursuant to this prospectus. It may also sell shares at the retail level.

      Wells Real Estate Funds, Inc. is the sole stockholder of Wells Investment Securities. The current directors and executive officers of Wells Investment Securities are:

Name	Age	Positions

Philip M. Taylor	62	President and director
Douglas P. Williams	54	Vice President, CFO, Treasurer and director
Randall D. Fretz	53	Director
      The backgrounds of Messrs. Williams and Fretz are described in the “Management — Executive Officers and Directors” section of this prospectus.
      Philip M. Taylor is President and a director of Wells Investment Securities, Inc. Mr. Taylor joined Wells in March 2001 and directs the national sales effort. Prior to joining Wells, Mr. Taylor was Vice President, Sales and Project Operations, for Atlantech International, Inc. from 1991 to 2000. During a 21-year tenure with Ingersoll-Rand Company, Mr. Taylor held progressively more responsible positions in sales, marketing and management. He also served for five years as an officer in the U.S. Army. Mr. Taylor holds NASD Series 7, 24 and 63 licenses. Mr. Taylor earned a bachelor degree in Industrial Management from East Tennessee State University and a Master of Business Administration in Finance/ Management from the University of Oregon.
Management Decisions
      The primary responsibility for the management decisions of Wells Capital and its affiliates, including the selection of investment properties to be recommended to our board of directors, the negotiation for these investments, asset-management decisions and property dispositions, will reside in Leo F. Wells, III, Douglas P. Williams, Randall D. Fretz, Donald A. Miller and Robert E. Bowers. Our board of directors, including a majority of the independent directors, must approve all real property acquisitions and dispositions, as well as the financing of any such acquisitions. We expect that the board of directors will form an investment committee to which it will delegate the authority to approve all real property acquisitions and dispositions with a purchase or sale price below a certain amount, including the financing of any such acquisitions, other than any transaction with an affiliate of our advisor. Any such investment committee will be comprised of at least a majority of independent directors.
MANAGEMENT COMPENSATION
      We have no paid employees. Wells Capital, our advisor, and its affiliates are responsible for the management of our day-to-day affairs. The following table summarizes all of the compensation and fees payable to Wells Capital and its affiliates, including amounts to reimburse their costs in providing services. The selling commissions and dealer-manager fee may vary for different categories of purchasers. See “Plan of Distribution.” This table assumes the shares are sold through distribution channels associated with the highest possible selling commissions and dealer-manager fees and a $9.55 purchase price for shares sold under our dividend reinvestment plan.

Form of Compensation		Estimated Amount for
and Entity Receiving	Determination of Amount	Maximum Offering(1)

Organization and Offering Stage
Selling Commissions — Wells Investment Securities(2)	7.0% of gross offering proceeds before reallowance of commissions earned by participating broker/ dealers, except that no selling commissions are payable on shares sold under our dividend reinvestment plan. Wells Investment Securities, our dealer-manager, will reallow 100% of commissions earned to participating broker/ dealers.	$52,500,000

Form of Compensation		Estimated Amount for
and Entity Receiving	Determination of Amount	Maximum Offering(1)

Dealer-Manager Fee — Wells Investment Securities(2)	1.8% of gross offering proceeds before reallowance to participating broker/ dealers, except that no dealer-manager fee is payable on shares sold under our dividend reinvestment plan. Wells Investment Securities will reallow a portion of its dealer-manager fee to participating broker/ dealers. See “Plan of Distribution.”	$13,500,000
Reimbursement of Organization and Offering Expenses — Wells Capital(3)	Up to 1.2% of gross offering proceeds for shares sold under our primary offering, except that no reimbursement will be made from proceeds of shares sold under our dividend reinvestment plan. Wells Capital will incur or pay our organization and offering expenses (excluding selling commissions and the dealer-manager fee). We will then reimburse Wells Capital for these amounts up to 1.2% of aggregate gross offering proceeds.	$9,000,000
Acquisition and Development Stage
Asset Management Fee — Wells Capital(4)	Monthly fee equal to one-twelfth of 1.25% of the cost of investments.	Actual amounts are dependent upon total equity and debt capital we raise and results of operations and therefore cannot be determined at this time.
Other Operating Expenses(5)	We will reimburse the expenses incurred by Wells Capital in connection with its provision of services, including related personnel, rent, utilities and information technology costs. We will not reimburse for personnel costs in connection with services for which Wells Capital receives real estate disposition fees.	Actual amounts are dependent upon results of operations and therefore cannot be determined at this time.
Liquidity Stage
Real Estate Disposition Fees — Wells Capital or its Affiliates(6)	For substantial assistance in connection with the sale of properties, we will pay Wells Capital or its affiliates an amount as determined by our board of directors to be appropriate based on market norms and not to exceed (1) for any property sold for $20.0 million or less, 2.0% of the contract price of the property sold and (2) for any property sold for more than $20.0 million, 1.0% of the contract price of the property sold; provided, however, in no event may the real estate commissions paid to Wells Capital, its affiliates and unaffiliated third parties exceed 6.0% of the contract sales price.	Actual amounts are dependent upon results of operations and therefore cannot be determined at this time.

Form of Compensation		Estimated Amount for
and Entity Receiving	Determination of Amount	Maximum Offering(1)

Special Unit Distribution of Net Sales Proceeds — Wells Capital(7)	If the net sales proceeds are sufficient to provide the common unit holders of Wells Timber OP, in the aggregate, a return of net capital contributions plus a cumulative, noncompounded return of at least 7.0%, but less than 8.0%, per year, then a distribution of 10% of the remaining net sales proceeds after return of net capital contributions plus distributions to the common unit holders, in the aggregate, of an amount equal to a 7.0% per year cumulative, noncompounded return on their invested capital, shall be paid to the holder of the special units.	Actual amounts are dependent upon results of operations and therefore cannot be determined at this time.
If the net sales proceeds are sufficient to provide the common unit holders in Wells Timber OP, in the aggregate, a return of net capital contributions plus a cumulative, noncompounded return of at least 8.0% per year, then a distribution of 20% of the net sales proceeds after return of net capital contributions plus distributions to the common unit holders, in the aggregate, of an amount equal to an 8.0% per year cumulative, noncompounded return on their invested capital, shall be paid to the holder of the special units.
Following the distribution to us by Wells Timber OP of net sales proceeds, we will distribute the proceeds to our stockholders. Each individual stockholder may receive more or less than the 7.0% or 8.0% cumulative noncompounded annual pre-tax return on their net capital contributions prior to the commencement of distributions to the owner of the special units.

Form of Compensation		Estimated Amount for
and Entity Receiving	Determination of Amount	Maximum Offering(1)

Special Unit Redemption Payment Due Upon Listing — Wells Capital(7)(8)	Upon the listing of our shares on a national securities exchange or upon their quotation on a national market system, the special units will be redeemed for cash or shares of common stock, at our election. If the market value of our outstanding common stock at listing plus the total distributions paid by Wells Timber OP to the common unit holders prior to listing exceeds the aggregate capital contributed by the common unit holders to Wells Timber OP plus the amount of cash flow necessary to generate in the aggregate a cumulative, noncompounded return equal to at least 7.0%, but less than 8.0%, per year, then the redemption payment will equal 10% of the amount by which (1) the market value of our outstanding common stock exceeds (2) the sum of the total capital contributed by us to Wells Timber OP and the amount of cash flow necessary to generate in the aggregate a 7.0% per year cumulative, noncompounded return.	Actual amounts are dependent upon results of operations and therefore cannot be determined at this time.
If the market value of our common stock at listing plus the total distributions paid by Wells Timber OP to the common unit holders prior to listing exceeds the aggregate capital contributed by the common unit holders to Wells Timber OP plus the amount of cash flow necessary to generate in the aggregate a cumulative, noncompounded return equal to at least 8.0% per year, then the redemption payment will equal 20% of the amount by which (1) the market value of our outstanding common stock exceeds (2) the sum of the total capital contributed by the common unit holders to Wells Timber OP and the amount of cash flow necessary to generate in the aggregate an 8.0% per year cumulative, noncompounded return.

(1)	The estimated maximum dollar amounts are based on the sale of the maximum of 85 million shares to the public, including 10 million shares through our dividend reinvestment plan.

(2)	Selling commissions and, in some cases, all or a portion of the dealer-manager fee will not be charged with regard to shares sold to or for the account of certain categories of purchasers. See “Plan of Distribution.”

(3)	These organization and offering expenses include all expenses (other than selling commissions and the dealer-manager fee) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing and filing fees, due diligence expense reimbursements to broker/ dealers and amounts to reimburse Wells Capital for the salaries of its employees and other costs in connection with preparing supplemental sales materials, the cost of educational conferences held by us (including travel, meal and lodging costs of registered representatives of broker/ dealers) and attendance fees and cost reimbursement for employees of our affiliates to attend retail seminars conducted by broker/ dealers. The portion of these organization and offering expenses for which we (as opposed to Wells

Capital) would be responsible could not be increased above 1.2% of our gross offering proceeds without entering into a new or an amended advisory agreement, which under our charter would require the approval of a majority of our independent directors. We will not reimburse Wells Capital for any organization and offering expenses from proceeds of sales pursuant to our dividend reinvestment plan.

(4)	The asset management fee is based on the actual amount invested on our behalf in properties plus, with respect to joint ventures, the actual amount invested on our behalf in the joint venture plus our share of capital improvements, if applicable, made by the joint venture from cash flows generated by the joint venture, until such time as our advisor has estimated the value of all interests we hold in properties or joint ventures for ERISA reporting purposes. After such time, our asset management fee will be based on the lesser of the amount as calculated above or the aggregate value of our interest in properties and joint ventures as established in connection with the most recent estimated valuation for ERISA fiduciaries. The asset management fee is payable, at the election of our advisor, either in cash or, subject to the ownership limitations in our charter, in shares of our common stock. If the fee is paid in shares, the shares will be valued at a price equal to the average closing price of the shares over the 10 trading days immediately preceding the date of such election, if the shares are then listed on a national securities exchange or quoted on a national market system at such time. If the shares are not listed on a national securities exchange or quoted on a national market system at such time, then the shares will be valued at a price equal to the fair market value for the shares on the date of the advisor’s election to receive the fee in the form of shares as determined in good faith by our board of directors, including a majority of our independent directors.

(5)	Wells Capital must reimburse us the amount by which our aggregate annual total operating expenses exceed the greater of 2% of our average invested assets or 25% of our net income unless a majority of our independent directors has determined that such excess expenses were justified based on unusual and nonrecurring factors. “Average invested assets” means the average monthly book value of our assets for a specified period before deducting depreciation, bad debts or other noncash reserves. “Total operating expenses” means all costs and expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including advisory fees, but excluding (a) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses, and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (b) interest payments; (c) taxes; (d) noncash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees based on the gain from the sale of our assets; and (f) acquisition fees, acquisition expenses (including expenses relating to potential acquisitions that we do not close), real estate disposition fees on the resale of property and other expenses connected with the acquisition, disposition, management and ownership of real estate interests or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

(6)	Although we are most likely to pay real estate disposition fees to Wells Capital or an affiliate in the event of our liquidation, these fees also may be earned during our operational stage.

(7)	Upon termination of the advisory agreement, Wells Capital may be entitled to a similar redemption payment if Wells Capital would have been entitled to a special unit distribution of net sales proceeds had the portfolio been liquidated (based on an independent appraised value of the portfolio) on the date of termination. Under our charter, we could not amend Wells Timber OP’s partnership agreement to increase these success-based payments without the approval of a majority of our independent directors, and any increase in the special unit distribution of net sales proceeds or redemption payments upon listing or termination would have to be reasonable. Our charter provides that such payments are “presumptively reasonable” if the amount does not exceed 15% of the balance of such net proceeds remaining after investors have received a return of their net capital contributions and a 6.0% per year cumulative, noncompounded return.

(8)	If at any time the shares become listed on a national securities exchange or included for quotation on a national market system, we will negotiate in good faith with Wells Capital a fee structure appropriate for an entity with a perpetual life. A majority of our independent directors must approve the new fee structure negotiated with Wells Capital. In negotiating a new fee structure, our independent directors must consider all of the factors these directors deem relevant, including but not limited to:

•	the size of the advisory fee in relation to the size, composition and profitability of our portfolio;

•	the success of Wells Capital in generating opportunities that meet our investment objectives;

•	the rates charged to other REITs and to investors other than REITs by advisors performing similar services;

•	additional revenues realized by Wells Capital through its relationship with us;

•	the quality and extent of service and advice furnished by Wells Capital;

•	the performance of our investment portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

•	the quality of our portfolio in relationship to the investments generated by Wells Capital for the account of other clients.
In the event that we elect to pay the redemption payment due upon listing in the form of shares of our common stock, the number of shares to be issued in payment of the fee will be based on the market value of our outstanding common stock (defined as the average market value of the shares issued and outstanding at listing over the 30 trading days beginning 180 days after the shares are first listed). The redemption payment due upon listing is subject to the limit on total operating expenses as described in footnote (5). In the event the special unit redemption payment due upon listing is earned by Wells Capital, we will not be required to pay Wells Capital any further special unit distributions of net sales proceeds.
STOCK OWNERSHIP
      The following table sets forth the beneficial ownership of our common stock as of September 30, 2005 (unless otherwise indicated) by (1) any person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, (2) our directors, (3) our executive officers and (4) all of our directors and executive officers as a group.

	Shares Beneficially
	Owned

Name of Beneficial Owners	Shares	Percentage

Wells Capital, Inc.(1)	20,000	100%
Leo F. Wells, III, President and Director(1)	20,000	100%
Douglas P. Williams, Executive Vice President, Secretary, Treasurer and Director	—	(2)
Randall D. Fretz, Senior Vice President	—	(2)
All directors and executive officers as a group (3 persons)	20,000	100%

(1)	As the sole stockholder of Wells Real Estate Funds, Inc., which directly or indirectly owns Wells Capital, Inc., Mr. Wells may be deemed the beneficial owner of the shares held by Wells Capital, Inc. Wells Capital, Inc. also holds 200 common units in Wells Timber OP and 100 special units in Wells Timber OP.

(2)	Less than 1% of the outstanding common stock.

CONFLICTS OF INTEREST
      We are subject to various conflicts of interest arising out of our relationship with Wells Capital and its affiliates, some of whom serve as our officers and directors. We discuss these conflicts below and conclude this section with a discussion of the corporate governance measures we adopted to ameliorate some of the risks posed by these conflicts.
Our Advisor’s Interests in Other Wells Real Estate Programs

General
      Wells Capital and its affiliates are general partners and advisors of other Wells programs, including programs that have investment objectives similar to ours, and we expect that they will organize other such partnerships and programs in the future. Wells Capital and such affiliates have legal and financial obligations with respect to these programs that are similar to their obligations to us.
      Wells Capital and its affiliates have sponsored the following 17 public real estate programs with substantially identical investment objectives as ours:

1. Wells Real Estate Fund I

2. Wells Real Estate Fund II

3. Wells Real Estate Fund II-OW

4. Wells Real Estate Fund III, L.P.

5. Wells Real Estate Fund IV, L.P.

6. Wells Real Estate Fund V, L.P.

7. Wells Real Estate Fund VI, L.P.

8. Wells Real Estate Fund VII, L.P.

9. Wells Real Estate Fund VIII, L.P.

10. Wells Real Estate Fund IX, L.P.

11. Wells Real Estate Fund X, L.P.

12. Wells Real Estate Fund XI, L.P.

13. Wells Real Estate Fund XII, L.P.

14. Wells Real Estate Fund XIII, L.P.

15. Wells Real Estate Fund XIV, L.P.

16. Wells Real Estate Investment Trust, Inc.

17. Wells Real Estate Investment Trust II, Inc.

Allocation of Advisor’s Time
      We rely on Wells Capital and its affiliates for the day-to-day operation of our business. As a result of its interests in other Wells programs and the fact that it has also engaged and will continue to engage in other business activities, Wells Capital and its affiliates will have conflicts of interest in allocating their time between us and other Wells programs and activities in which they are involved. However, Wells Capital believes that it and its affiliates have sufficient personnel to discharge fully their responsibilities to all of the Wells programs and ventures in which they are involved.

Receipt of Fees and Other Compensation by Wells Capital and its Affiliates
      Wells Capital and its affiliates will receive substantial fees from us. These compensation arrangements could influence our advisor’s advice to us, as well as the judgment of the affiliates of Wells Capital who serve as our officers or directors. Among other matters, the compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with Wells Capital and its affiliates, including the advisory agreement and the dealer-manager agreement;

•	public offerings of equity by us, which entitle Wells Investment Securities to dealer-manager fees and entitle Wells Capital to increased asset-management fees;

•	property sales, which entitle Wells Capital to real estate disposition fees and possible success-based sale fees;

•	property acquisitions from other Wells-sponsored programs, which might entitle Wells Capital to real estate disposition fees and possible success-based sale fees in connection with its services for the seller;

•	property acquisitions from third parties, which utilize proceeds from our public offerings, thereby increasing the likelihood of continued equity offerings and related fee income for Wells Investment Securities and Wells Capital;

•	whether and when we apply to list our common shares on a national securities exchange or to include them for quotation on a national market system, which listing or quotation could entitle Wells Capital to a success-based payment upon the redemption of the special units of Wells Timber OP that it holds, which is due upon listing, but also could adversely affect its sales efforts for other programs depending on the price at which the shares trade; and

•	whether and when we seek to sell our company or our assets, which sale could entitle Wells Capital to a success-based distribution on the special units of Wells Timber OP that it holds, but could also adversely affect its sales efforts for other programs depending upon the sales price for our company or our assets.
      The advisory fees paid to Wells Capital will be paid irrespective of the quality of its services during the term of the advisory agreement. See “Certain Conflict Resolution Procedures.”
Fiduciary Duties Owed by Some of Our Affiliates to Our Advisor and Our Advisor’s Affiliates
      Our executive officers and some of our directors also are officers and directors of:

•	Wells REIT I and Wells REIT II;

•	Wells Capital, our advisor and the general partner of the various real estate programs sponsored by Wells Capital (described above); and

•	Wells Investment Securities, our dealer-manager.
      As a result, they owe fiduciary duties to these various entities and their stockholders and limited partners, which fiduciary duties may from time to time conflict with the fiduciary duties they owe to us.
Affiliated Dealer-Manager
      Since Wells Investment Securities, our dealer-manager, is an affiliate of Wells Capital, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an independent underwriter in connection with the offering of securities. See “Plan of Distribution.”

Certain Conflict Resolution Procedures

Independent Directors
      Our independent directors are empowered to resolve potential conflicts of interest. Serving on the board of, or owning an interest in, another Wells-sponsored program will not, by itself, preclude a person from being named an independent director. The independent directors, who are authorized to retain their own legal advisor and financial advisor, are empowered to act on any matter permitted under Maryland law if the matter at issue is such that the exercise of independent judgment by Wells Capital affiliates could reasonably be compromised. Those conflict-of-interest matters that the board cannot delegate to a committee under Maryland law must be acted upon by both the board of directors and a majority of our independent directors. Among the matters we expect our independent directors to act upon are:

•	the continuation, renewal or enforcement of our agreements with Wells Capital and its affiliates, including the advisory agreement and the dealer-manager agreement;

•	public offerings of securities;

•	transactions with affiliates;

•	compensation of our officers and directors who are affiliated with our advisor;

•	whether and when we apply to list our shares of common stock on a national securities exchange or to include them for quotation on a national market system; and

•	whether and when we seek to sell the company or its assets.

Other Charter Provisions Relating to Conflicts of Interest
      In addition to providing for our independent directors to act together to resolve potential conflicts, our charter contains many other restrictions relating to conflicts of interest including the following:
      Advisor Compensation. The independent directors evaluate at least annually whether the compensation that we contract to pay to Wells Capital and its affiliates is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by our charter. The independent directors supervise the performance of Wells Capital and its affiliates and the compensation we pay to them to determine that the provisions of our compensation arrangements are being carried out. The independent directors base this evaluation on the factors set forth below as well as any other factors that they deem relevant:

•	the amount of the fees paid to Wells Capital and its affiliates in relation to the size, composition and performance of our investments;

•	the success of Wells Capital in generating appropriate investment opportunities;

•	the rates charged to other REITs and others by advisors performing similar services;

•	additional revenues realized by Wells Capital and its affiliates through their relationship with us, including whether we pay them or they are paid by others with whom we do business;

•	the quality and extent of service and advice furnished by Wells Capital and its affiliates;

•	the performance of our investment portfolio; and

•	the quality of our portfolio relative to the investments generated by Wells Capital for its own account and for its other clients.
      We can pay Wells Capital only a real estate disposition fee in connection with the sale of a property if it provides a substantial amount of the services in the effort to sell the property. If Wells Capital does provide substantial assistance, we will pay it or its affiliates an amount as determined by our board of directors, including a majority of our independent directors, to be appropriate based on market norms and not to exceed (i) for any property sold at a price of $20.0 million or less, 2% of the contract price of the property sold and (ii) for any property sold at a price greater than $20.0 million, 1% of the contract price of the property sold. However, in no event may the aggregate real estate disposition fees paid to Wells Capital, its affiliates and unaffiliated third parties exceed 6% of the contract sales price.
      Term of Advisory Agreement. Each contract for the services of our advisor may not exceed one year, although there is no limit on the number of times that the contract with a particular advisor may be renewed. Either a majority of our independent directors or our advisor may terminate our advisory agreement with Wells Capital without cause or penalty on 60 days’ written notice. For information regarding the redemption payment that may be payable by Wells Timber OP to our advisor upon termination of the advisory agreement in connection with the redemption of special units held by our advisor, see note (7) to the compensation table under “Management Compensation.”
      Our Acquisitions. We will not purchase or lease properties in which Wells Capital, our directors or officers or any of their affiliates have an interest without a determination by a majority of our independent directors that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the affiliated seller or lessor unless there is substantial justification for the excess amount. In no event will we acquire any such property at an amount in excess of its current appraised value as determined by an independent expert selected by our independent directors not otherwise interested in the transaction.
      Other Transactions Involving Affiliates. A majority of our independent directors must conclude that all other transactions, including joint ventures, between us and Wells Capital, our officers or directors or any of their affiliates are fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.
      Limitation on Operating Expenses. Wells Capital must reimburse us the amount by which our aggregate annual total operating expenses exceed the greater of 2% of our average invested assets or 25% of our net income unless our independent directors have determined that such excess expenses were justified based on unusual and nonrecurring factors. “Average invested assets” means the average monthly book value of our assets for a specified period before deducting depreciation, bad debts or other noncash reserves. “Total operating expenses” means all costs and expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including advisory fees, but excluding (a) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (b) interest payments; (c) taxes; (d) noncash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees based on the gain from the sale of our assets; and (f) acquisition fees, acquisition expenses, real estate disposition fees on the resale of property and other expenses connected with the acquisition, disposition, management and ownership of real estate interests or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).
      Issuance of Options and Warrants to Certain Affiliates. Our charter prohibits the issuance of options or warrants to purchase our capital stock to Wells Capital, our directors or officers or any of their affiliates (a) on terms more favorable than we offer such options or warrants to the general public or (b) in excess of an amount equal to 10% of our outstanding capital stock on the date of grant.
      Repurchase of Our Shares. Our charter prohibits us from paying a fee to Wells Capital or our directors or officers or any of their affiliates in connection with our repurchase of our capital stock.
      Loans. We will not make any loans to Wells Capital or to our directors or officers or any of their affiliates. In addition, we will not borrow from these affiliates unless a majority of our independent directors approve the transaction as being fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties. These restrictions on loans will apply only to advances of cash that are commonly viewed as loans, as determined by the board of directors. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought, nor would the prohibition limit our ability to advance reimbursable expenses incurred by directors or officers or Wells Capital or its affiliates.
      Reports to Stockholders. Our charter requires that we prepare an annual report and deliver it to our stockholders within 120 days after the end of each fiscal year. Among the matters that must be included in the annual report are:

•	the ratio of the costs of raising capital during the year to the capital raised;

•	the aggregate amount of advisory fees and the aggregate amount of other fees paid to Wells Capital and any affiliate of Wells Capital by us or third parties doing business with us during the year;

•	our total operating expenses for the year, stated as a percentage of our average invested assets and as a percentage of our net income;

•	a report from our independent directors that our policies are in the best interests of our stockholders and the basis for such determination; and

•	separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our advisor, a director or any affiliate thereof during the year, including commentary by our independent directors following the independent directors’ examination of these matters regarding the fairness of the transactions.
      Voting of Shares Owned by Affiliates. Before becoming a stockholder, Wells Capital or a director or officer or any of their affiliates must agree not to vote their shares regarding (i) the removal of any of these affiliates or (ii) any transaction between them and us.
      Ratification of Charter Provisions. Prior to the commencement of this offering, our board of directors and a majority of our independent directors must have reviewed and ratified our charter by the vote of a majority of their respective members, as required by our charter.

Allocation of Investment Opportunities
      When Wells Capital presents an investment opportunity to a Wells-sponsored program, it will offer the opportunity to the program for which the investment opportunity is most suitable. This determination is made by Wells Capital. However, our advisory agreement with Wells Capital requires that Wells Capital make this determination in a manner that is fair without favoring any other Wells-sponsored program. In determining the Wells-sponsored program for which an investment opportunity would be most suitable, Wells Capital will consider the following factors:

•	the investment objectives and criteria of each program;

•	the cash requirements of each program;

•	the effect of the acquisition both on diversification of each program’s investments by type of property and geographic area and, if applicable, on diversification of the lessees of its properties;

•	the policy of each program relating to leverage of properties;

•	the anticipated cash flow of each program;

•	the income tax effects of the purchase on each program;

•	the size of the investment; and

•	the amount of funds available to each program and the length of time such funds have been available for investment.
      Since our company is the only Wells program to date formed for the purpose of investing primarily in timberland, we do not expect that Wells Capital will face substantial conflicts in allocating investment opportunities that are suitable for us, among us and other Wells programs, at least until such time, if ever, as another Wells program is formed for the purpose of investing in timberland. In the event that an investment opportunity becomes available that is equally suitable for us and one or more other Wells programs, then Wells Capital will offer the investment opportunity to the entity that has had the longest period of time elapsed since it was offered an investment opportunity. If a subsequent event or development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of Wells Capital, to be more appropriate for another Wells program, Wells Capital may offer the investment to another Wells program.
      Our advisory agreement with Wells Capital requires that Wells Capital periodically inform our independent directors of the investment opportunities it has offered to other Wells programs so that the independent directors can evaluate whether we are receiving our fair share of opportunities. Wells Capital is to inform our independent directors of such investment opportunities quarterly. Wells Capital’s success in generating investment opportunities for us and its fair allocation of opportunities among Wells programs are important criteria in our independent directors’ determination to continue or renew our arrangements with Wells Capital and its affiliates. Our independent directors have a duty to ensure that Wells Capital fairly applies its method for allocating investment opportunities among the Wells-sponsored programs.
INDUSTRY OVERVIEW
General
      The timber industry provides raw material and conducts resource management activities for the paper and forest products industry, including the planting, fertilizing, thinning, and cutting of trees and the marketing of logs. Logs are marketed and sold either as saw logs to lumber and other wood products manufacturers or as pulp logs to pulp and paper manufacturers. The timber industry possesses several unique characteristics that distinguish it from the broader paper and forest products industry, which we believe make timber an attractive asset class, including the following:

Renewable Resource. Timber is a growing and renewable resource that, if properly managed, increases in value as it grows and regenerates over time. Larger-diameter trees are more valuable than smaller trees because they may be converted to higher-value end-use products such as lumber and plywood.

Predictable and Improving Growth Rates. Predictable biological growth is an attractive feature of timberland assets because it contributes to predictable, long-term harvest planning. The development and application of intensive forest management practices continue to improve biological growth rates.

Harvest Flexibility. Timberland owners have flexibility to increase their harvests when prices are high and decrease their harvests when prices are low, allowing timberland owners to maximize the long-term value of their growing resource base.

Historical Real Price Appreciation. Historically, real prices for timber have exhibited positive annual growth rates. Due to growing demand combined with limitations on supply caused by environmental restrictions, urban sprawl, international demand and overcutting, prices for Douglas fir and southern yellow pine timber have exhibited a compound annual growth rate of approximately 4% and 3.1% from 1975 through 2001. Real prices for timber generally increase with increases in the Consumer Price Index, and tend to be correlated over the long term with lumber prices, the largest end-use for timber.
Supply and Demand Dynamics
      There are five primary end-markets for most of the timber harvested in the United States:

•	products used in new housing construction;

•	products used in the repair and remodeling of existing housing;

•	products for industrial uses;

•	raw material for the manufacture of pulp and paper; and

•	logs for export.
      Supply. The supply of timber is limited, to some extent, by the availability of timberland. The availability of timberland, in turn, is limited by several factors, including government restrictions, alternate uses such as agriculture, and loss to urban or suburban real estate development. The large amounts of capital and time required to create new timberlands also limits timber supply.
      Tree growth rates vary from region to region because of differences in weather, climate and soil conditions. Consequently, the development of new timberlands in the United States is not commonplace. Instead, it is more cost-effective to convert existing natural growth stands to forestry plantations by applying modern forestry techniques to efficiently increase tree growth and harvest levels.
      Demand. The demand for timber is directly related to the underlying demand for pulp, paper, lumber, panel and other forest products. The demand for pulp and paper is largely driven by population growth and per-capita income levels. The demand for lumber and manufactured wood products is primarily affected by the level of new residential construction activity and repair and remodeling activity, which, in turn, is impacted by changes in general economic and demographic factors, including interest rates for home mortgages and construction loans.
Stages of Biological Growth
      The fact that forests can be acquired at different ages and in different regions, provides us with the opportunity to build a well-diversified, attractive risk-adjusted return portfolio.
      New Forestry. New forestry is the process of planting trees following the harvest of mature growth, through the use of genetically improved seedlings, to create fast-growing timber stands. New forestry also may emerge after harvesting hardwood stands but selectively leaving mature trees to naturally re-seed the surrounding areas.
      Emerging Growth. The primary definition of emerging growth is a forest that has not yet reached merchantability, but is in a period during which its biological growth rate is fastest. However, what constitutes a “merchantable” tree is a function of local timber markets. The variety of tree species, market requirements and the different growth regions affect when trees become merchantable. During the emerging growth stage, liquidity is very limited because the timber has no immediate commercial value.
      Established Growth. Emerging-growth forests transition into established growth when they first become merchantable. Thinning operations, which entail the removal of trees to provide for more rapid growth of the remaining trees, often occurs during this stage and produces some revenue for the owner of the timberland. Generally, the smallest merchantable trees are sold for pulpwood, which is used to make paper, and has the lowest value per-unit volume. Near the midpoint of the established growth stage, biological growth begins to slow, but trees start to become large enough to be sold for higher-value small saw timber grades. As the forest gets older it becomes increasingly “liquid” because even though the biological growth rate begins to slow, the rate of value growth, as described below, increases. With increasing liquidity, timberland owners may achieve greater return potential and moderate volatility.
      Mature Growth. When a forest enters the mature-growth stage, the rate of biological growth slows further and contributes little added value. During this stage, however, trees reach a size where they become merchantable for the highest-value, large saw timber grades. Mature timberland possesses the most valuable end-use potential; it also commands the highest per-unit prices with the greatest level of liquidity. Therefore, the investment value of mature growth timberland is predominantly a function of the price of lumber.
      Prime Growth. Prime growth is a special case of mature growth and is not found in all market areas, so mature growth may be the last growth stage reached in those areas. Prime growth differs from mature growth in that it is capable of producing unusually valuable “niche” products. Prime growth also tends to have lower volatility than mature growth for two reasons. First, its value as a niche product means its linkage to the construction market is weaker. Second, since by definition it produces a unique product, demand tends to be steady.
Biological Growth Compared to Value Growth
      Biological growth and value growth are the primary drivers of timber investment returns. Biological growth, as described above, is simply the natural growth rates and cycles of any living organism. Like all living things, timber’s rate of biological growth decreases over time. However, while the biological rate of growth slows as timber matures, the timber continues to steadily produce additional amounts of wood fiber until it is fully mature.
      Value growth is a function of biomass multiplied by price, at any given time in the life cycle of timber. Value growth in timber is driven by the increase in value per ton as the timber mix moves from lower-priced pulpwood to higher-priced saw timber. Value growth begins as timber reaches merchantability (pulpwood) and constantly increases as timber becomes suitable for saw timber. As timber reaches maturity (pulpwood to saw timber), the growth in value of the wood fiber starts to exceed the biological (physical or volume) growth rate. In other words, as trees reach specific market threshold diameters, their per-ton value goes up much faster than the biological growth rate. According to An Analysis of the Timber Situation in the United States: 1952-2050 (Richard W. Haynes — 2003), saw timber historically has sold at a multiple of five to eight times the price per ton of pulpwood. Thus, the value curve quickly exceeds the volume curve at this point. The investment value of established growth timberland progressively becomes more a function of price for end products and less a function of biological growth.
      We believe that the biological growth inherent in timber creates a natural hedge against periods of low pricing. During periods of depressed prices, our advisor can decide to reduce the amount of timber we sell until the market prices rebound. While timber is subject to destruction from disease, catastrophe and other causes, unlike other farm commodities, timber for the most part is nonperishable and becomes more valuable on a per-unit basis over time.
Market Opportunity
      We believe the following favorable market conditions and trends in the timber industry create a significant opportunity for independent timber investment companies:

Restructuring of the Forest and Paper Products Industry. There is currently a significant restructuring of the forest and paper products industry propelled by the capital-intensive requirements of certain manufacturing processes and the need to more efficiently deploy capital resources. We believe that a substantial part of this trend results from forest and paper products companies seeking to sell their timberland holdings in order to strengthen deteriorating balance sheets damaged by both the weak economy and by debt-financed acquisitions. These integrated companies appear to be focusing their capital resources on their core operations in an attempt to increase operational flexibility. While these integrated companies have historically owned their own timberland and manufacturing operations, we believe they, along with other millers and manufacturers, are now embracing a strategy of purchasing timber as needed from third-party owners whom they believe will provide them with an uninterrupted supply of high-quality timber. As a result, we believe the opportunity exists for an independent company to become the supplier of choice for many forest and paper products companies seeking reliable long-term partners to supply the timber used in their manufacturing operations.

Highly Fragmented Market. The majority of timberland in the United States is owned by private individuals, and no single timberland owner owns more than 3% of the identified timberland. We believe that owners of a small number of tracts of timberland as well as those with diverse operations cannot fully benefit from the economies of scale that are available to owners of a large number of tracts of timberland who exclusively focus on active timberland management. We believe that if this offering is successful, we will be well-positioned to acquire a large number of tracts of timberland and benefit from the corresponding economies of scale.

Advances in Forest Management Techniques. Advances in forest management and techniques for growing and tending of trees in recent years have markedly improved the ability to grow, harvest and regenerate high-quality timber. While many owners of timberland have passively grown timber with the goal of realizing a favorable return on their investment, application of advanced forest management techniques by experienced personnel is a necessary part of realizing the highest possible returns on timberland.

Timber and Timberland Prices. Historically, timber prices have increased over the long term. However, timber prices have declined over the short term relative to long-term levels, and since the price of timberland correlates closely with prices for timber, we believe this creates a timberland buying opportunity.

Correlation with Inflation. Timber prices tend to increase with increases in the rate of inflation, according to Do Forest Assets Hedge Inflation?, a study by Washburn & Binkley in Land Economics. If the U.S. economy continues to experience robust growth, we believe this may give rise to general inflationary pressures and could positively influence the price of timber.

Demand for Higher and Better Use Land. Land values are related to local supply-and-demand conditions, and vary from market to market. Historically, demand for recreational land, land for commercial and residential development, and land for conservation has increased over the long term. We expect that this demand will continue to increase over the long term, creating opportunities to sell timberland having a higher and better use at attractive prices relative to its long-term value as timberland.

BUSINESS AND POLICIES
Our Business
      We intend to generate a substantial majority of our revenue and income by selling to third parties the right to access our land and harvest our timber primarily pursuant to supply agreements and through open market sales. We also anticipate generating revenue and income from selling timberland considered by third parties to have a higher and better use, leasing land-use rights (hunting, fishing, etc.), permitting others to extract natural resources other than timber and permitting pine straw collection. We also may invest in entities that own timberland, purchase other types of real estate investments and invest in ancillary businesses consistent with our status as a REIT.
      We have observed a trend among integrated forest and paper products companies to restructure their operations and divest themselves of significant portions of their timberland holdings in an attempt to strengthen their financial position and more effectively deploy capital to their core operations. In addition, while timberland management benefits from economies of scale, timberland ownership is generally highly fragmented outside the integrated forest and paper products industry, resulting in operational inefficiencies. As a timberland investment company that is independent from integrated forest and paper products companies, we believe that we will be able to acquire large tracts of timberland, utilize experienced timber managers, benefit from economies of scale and establish ourselves as a preferred provider of timber to numerous timber end-users. We further believe that we can build a diversified portfolio of timberland that generates an attractive risk-adjusted return and sustained cash flows over the long-term for our investors.
Investment Objectives
      Our primary investment objectives are:

•	to provide current income for you through the payment of cash dividends;

•	to preserve and return your capital contribution; and

•	to realize capital appreciation upon the ultimate sale of our assets.
Investment Strategy
      We intend to invest primarily in timberland properties located throughout the timber-producing regions of the United States, and, to a lesser extent, in timber-producing regions outside the United States. Generally, we will hold fee title or a long-term leasehold estate in the properties we acquire.
      Wells Capital will strive to diversify our portfolio by maturity of the growth stages of the forest. In order to achieve our income objective, the timberland portfolio will, at least initially, be weighted heavily toward more mature forests with a smaller weighting to younger forests. The portfolio also will be diversified geographically, by timber species, by hardwood/softwood and by milling submarket. We are not limited as to the geographic area where we may conduct our operations, and we currently intend to seek to invest in properties located in each of the timber-producing regions of the United States. We may also invest, to a lesser extent, in properties located in international timber-producing regions such as Canada and certain South American countries. We will strive to diversify our portfolio so that following the investment of the net proceeds raised during our offering stage, no more than 30% of the fair market value of the assets in our portfolio will be represented by investments outside the United States. We currently anticipate that the actual amount invested outside the United States will not exceed 20% of the fair market value of the portfolio we acquire with the net proceeds raised during our offering stage.
      Our portfolio investment strategy includes:

•	identifying prospective timberland acquisitions that provide geography, species and age diversity to our portfolio consistent with strong and sustainable projected cash flows;

•	applying sophisticated financial analysis to timberland investments;

•	educating forest and paper products companies as to our ability to become a preferred partner for dispositions and a reliable source for their future inventory needs;

•	acquiring timberland in timber milling markets that are competitive and well developed;

•	using targeted levels of leverage to increase our ability to acquire our timberland portfolio and enhance our return on equity (higher amounts during our initial portfolio acquisition phase and low-to-moderate levels thereafter);

•	targeting opportunities for a seller to divest property in a tax-efficient manner by receiving units of limited partnership interest in our operating partnership in exchange for their property, giving the sellers the ability to defer some or all of the taxes otherwise payable upon sale;

•	acquiring ancillary business as necessary to maximize the value of our portfolio; and

•	maintaining the flexibility to invest in any other type of property that our board of directors deems appropriate and desirable in order to satisfy our investment objectives.
Other Possible Investments
      Although we expect that most of our property acquisitions will be of the type described above, we may make other investments. For example, we may purchase saw mills, warehouse and distribution facilities, manufacturing facilities, undeveloped land, options to purchase a particular property or other properties that are complementary to our timberland investments. In fact, we may make any investments that our board of directors deems appropriate and consistent with our status as a REIT. Moreover, we are not limited in the number or size of properties we may acquire or as to the percentage of net proceeds of this offering that we may invest in a single property.
      Our charter limits our ability to make certain types of investments. Unless our charter is amended, we will not:

•	invest in commodities or commodity futures contracts, except for futures contracts used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title; or

•	invest in equity securities unless a majority of our independent directors approves such investment as being fair, competitive and commercially reasonable.
      In addition, we do not intend to underwrite securities of other issuers or to operate in such a manner as to be classified as an “investment company” for purposes of the Investment Company Act.
Investment Decisions
      Wells Capital will have substantial discretion with respect to the selection of specific investments and the purchase and sale of our properties, subject to the approval of our board of directors. Our independent directors review our investment policies at least annually to determine whether these policies continue to be in the best interest of our stockholders. Our board may revise our investment policies, which we describe in more detail below, without the concurrence of our stockholders. Our independent directors must include the basis for their determination in their minutes and in an annual report delivered to our stockholders.

      In pursuing our investment objectives and making investment decisions for us, Wells Capital will consider the recommendation of our timber manager and all supporting documentation provided by our timber manager, including the following:

•	relevant real estate property and financial factors;

•	the creditworthiness of parties to any harvesting contracts;

•	supply contracts and leases related to the property;

•	the location of the property;

•	suitability for any development contemplated or in progress;

•	the property’s income-producing capacity and potential for future sale as a higher and better use property;

•	prospects for long-range appreciation; and

•	liquidity and tax considerations.
Moreover, to the extent feasible, Wells Capital will strive to invest for us in a diversified portfolio of properties based on the growth stage of trees, species of tree and geography, although the number and mix of properties we acquire will largely depend upon real estate and market conditions and other circumstances existing at the time we are acquiring our properties and the amount of proceeds we raise in this offering.
      To find properties that best meet our selection criteria for investment, Wells Capital and our timber manager will study regional growing conditions and timberland market conditions and interview local forest managers to gain the practical knowledge that these studies sometimes lack. Environmental engineers will inspect properties for environmental soundness to ensure that each property meets our environmental specifications.
Our Higher and Better Use Land Sales
      We will continually review our timberland portfolio to identify properties to sell that may have higher and better uses than as commercial timberland. Our ongoing review process will evaluate properties based on a number of factors, such as proximity to population centers and major transportation routes and the presence of special ecological features. We also may occasionally exchange timberlands that have high environmental or other public values for lands of equal value that are more suitable for commercial timber management, and, from time to time, sell less strategic timberlands.
Joint Venture Investments
      In order to diversify our portfolio of assets, we may enter into joint ventures, partnerships, co-tenancies and other co-ownership arrangements or participations with timber owners and other affiliated parties or third parties for the purpose of owning and managing timberland. In determining whether to invest in a particular joint venture, Wells Capital will evaluate the timberland property that the joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for the selection of our real estate property investments. We may enter into joint ventures only with other Wells programs if our independent directors approve the transaction as being fair and reasonable to us.
      Our policy is to invest in joint ventures only when we will have a right of first refusal to purchase the co-venturer’s interest in the joint venture if the co-venturer elects to sell such interest. In the event that the co-venturer elects to sell property held in any such joint venture, however, we may not have sufficient funds to exercise our right of first refusal to buy the other co-venturer’s interest in the property held by the joint venture. In the event that any joint venture with an affiliated entity holds interests in more than one property, the interest in each such property may be specially allocated based upon the respective proportion of funds invested by each co-venturer in each such property.

Borrowing Policies
      We may borrow funds to make investments and we intend to do so as necessary to facilitate their purchase, subject to certain limitations described below. By operating on a leveraged basis, we expect that we will have more funds available for investments. This will generally allow us to make more investments than would otherwise be possible, potentially resulting in enhanced investment returns and a more diversified portfolio. However, our use of leverage increases the risk of default on loan payments and the resulting foreclosure on a particular property. In addition, lenders may have recourse to assets other than those specifically securing the repayment of the indebtedness.
      We intend to employ greater amounts of leverage during the initial phase of this offering in order to enable us to purchase properties more quickly and therefore generate distributions for our investors sooner. Following this initial phase, we intend to use subsequent proceeds raised in this offering to significantly reduce our overall leverage. As a result of this strategy, we have adopted two distinct borrowing policies, one that will apply to the initial phase of this offering and one that will apply at all times thereafter. First, until such date as we have raised $150 million in gross offering proceeds, our policy allows us to borrow up to 95% of the fair market value of our assets to the extent permissible under our charter limitations described below. Second, after we have raised $150 million in gross offering proceeds, our policy will allow us to borrow up to 50% of the fair market value of our assets, unless any excess borrowing is approved by a majority of our independent directors. For these purposes, the fair market value of each asset will be equal to the purchase price paid for the asset or, if the asset was appraised subsequent to the date of purchase, then the fair market value will be equal to the value reported in the most recent independent appraisal of the asset. Our policies do not limit the amount we may borrow with respect to any individual property. We currently anticipate that after we have raised at least $500 million of gross offering proceeds, our overall leverage will not exceed 30% of the fair market value of our assets.
      Under our charter, we have a limitation on borrowing that precludes us from borrowing in excess of 300% of the value of our net assets, which we refer to as our net assets limitation. Net assets for purposes of this calculation is defined to be our total assets (other than intangibles), valued at cost prior to deducting depreciation, reserves for bad debts and other noncash reserves, less total liabilities, calculated quarterly by us on a basis consistently applied. Our net assets limitation is generally expected to limit our borrowing to approximately 75% of the cost of our properties before noncash reserves and depreciation. However, we may temporarily borrow in excess of our net assets limitation if such excess is approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report, along with an explanation for such excess. As a result of our charter borrowing limitation, although our borrowing policy allows leverage of up to 95% of the fair market value of our assets during the initial phase of this offering, we will not be permitted to incur debt up to this level unless a majority of our independent directors approves any borrowing in excess of our net assets limitation and the justification for such excess is disclosed in our next quarterly report.
      Our advisor will use its best efforts to obtain financing on the most favorable terms available to us and will seek to refinance properties during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing loan, when an existing loan matures, or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of any such refinancing may include an increased cash flow resulting from reduced debt service requirements, an increase in distributions from proceeds of the refinancing and an increase in diversification and assets owned if all or a portion of the refinancing proceeds are reinvested.
Disposition Policies
      We intend to hold each property we acquire for an extended period. However, circumstances might arise that could result in the early sale of some properties. For example, we may sell properties that are perceived to have a higher and better use than commercial timberland. See “Our Higher and Better Use Land Sales” above. We expect our board of directors to make the determination with respect to whether we should sell or dispose of a particular property based on its determination that the sale of the property would be in the best interest of our stockholders.
      The determination of whether a particular property should be sold or otherwise disposed of before the end of the expected holding period for the property will be made after consideration of relevant factors (including prevailing economic conditions, the performance or projected performance and appreciation of the property) with a view to achieving maximum capital appreciation. We cannot assure you that this objective will be realized.
      We may reinvest the proceeds of property sales in investments that we believe are consistent with our investment objectives. See “Investment Objectives” above.
Investment Limitations
      Our charter places numerous limitations on us with respect to the manner in which we may invest our funds or issue securities. These limitations cannot be changed unless our charter is amended, which requires approval of our stockholders. Until our shares are listed, unless our charter is amended, we will not:

•	borrow in excess of our net assets limitation (described in “Borrowing Policies” above), which is generally expected to approximate 75% of the cost of our properties before noncash reserves and depreciation, unless approved by a majority of our independent directors;

•	make investments in unimproved property or mortgage loans on unimproved property in excess of 10% of our total assets;

•	make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency;

•	make or invest in mortgage loans on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85% of the appraised value of such property as determined by an appraisal, unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria;

•	invest in equity securities unless a majority of our independent directors approves such investment as being fair, competitive and commercially reasonable;

•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•	invest in commodities or commodity futures contracts, except for futures contracts used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

•	issue equity securities on a deferred payment basis or other similar arrangement;

•	issue debt securities in the absence of adequate cash flow to cover debt service;

•	issue equity securities redeemable solely at the option of the holder, which restriction has no effect on our proposed share redemption plan or the ability of our operating partnership to issue redeemable partnership interests;

•	issue options or warrants to Wells Capital, our directors, our sponsor, or any of their affiliates except on the same terms as such options or warrants are sold to the general public; or

•	make any investment that we believe will be inconsistent with our objectives of qualifying and remaining qualified as a REIT, unless our board of directors determines that REIT qualification is not in our best interest.

      In addition, our charter includes many other investment limitations in connection with conflict-of-interest transactions, which limitations are described above under “Conflicts of Interest.” Our charter also includes restrictions on roll-up transactions, which are described under “Description of Shares” below.
Liquidity Event
      We presently intend to effect a transaction that will provide liquidity to all of our holders of common stock within five to seven years from the completion of our offering stage, which we will view as complete upon the termination of our last public equity offering prior to the listing of our shares on a national securities exchange or their inclusion for quotation on a national market system. However, there can be no assurance that we will effect such a liquidity event within this period or at all. Our board of directors expects to make a preliminary determination regarding when to pursue our liquidity event and the type of transaction to pursue no later than five years after the termination of our offering stage. We expect that our liquidity event will be, but it is not limited to, one of the following types of transactions:

•	listing our common stock on a national securities exchange or including the shares for quotation on a national market system; or

•	a sale or merger of our company in a transaction that provides our stockholders with cash and/or securities of a publicly traded company.
      In making the decision as to which exit strategy to pursue, our board of directors will try to determine which transaction would result in greater long-term value for our stockholders. We cannot determine at this time the circumstances, if any, under which our board of directors will determine to list our shares or include them for quotation on a national market system. However, if we do not list our shares of common stock on a national securities exchange or include them for quotation on a national market system by                     , 2017 (10 years from the currently anticipated date of completion of our offering stage), our charter requires that we either:

•	seek stockholder approval of an extension or amendment of this listing deadline; or

•	commence an orderly liquidation.
      If our shares are not listed or included for quotation before                     , 2017, we are under no obligation to actually sell our portfolio within a specified time period since the precise timing will depend upon real estate and financial markets, economic conditions of the areas in which the properties are located, and U.S. federal income tax effects on stockholders, which may be applicable in the future. Furthermore, we cannot assure you that we will be able to liquidate our assets, and it should be noted that we will continue in existence until all of our assets are liquidated.
PLAN OF OPERATION
General
      As of the date of this prospectus, we have not commenced operations. After the minimum subscription of $2 million is achieved, subscription proceeds will be released to us (except for subscriptions from Pennsylvania investors — see “Plan of Distribution — Special Notice to Pennsylvania Investors”) and applied to investments in properties and other assets and the payment or reimbursement of selling commissions and other organization and offering expenses. See “Estimated Use of Proceeds.” We will experience a relative increase in liquidity as additional subscriptions for shares are received and a relative decrease in liquidity as net offering proceeds are expended in connection with the acquisition, development and operation of properties.
      We have not entered into any arrangements to acquire any specific properties with the net proceeds from this offering. The number of properties we may acquire will depend upon the number of shares sold and the resulting amount of the net proceeds available for investment in properties.

      We are not aware of any material trends or uncertainties, favorable or unfavorable, other than national economic conditions affecting investments in timberland and real estate generally, that may be reasonably anticipated to have a material impact on either capital resources or the revenues or income to be derived from the acquisition and operation of the properties we intend to acquire, other than those referred to in this prospectus.
      Our advisor also may, but is not required to, establish reserves from gross offering proceeds, out of cash flow generated by operating properties or out of nonliquidating net sales proceeds from the sale of our properties. Working capital reserves are typically utilized for nonoperating expenses. Alternatively, a lender may require its own formula for escrow of working capital reserves.
      The net proceeds of this offering will provide funds to enable us to purchase properties. In addition, we intend to borrow funds to purchase properties. We may acquire some properties free and clear of permanent mortgage indebtedness by paying the entire purchase price of each property in cash or for equity securities, or a combination thereof. We also may selectively encumber all or certain properties following acquisition, if favorable financing terms are available. The proceeds from such loans will be used to acquire additional properties or increase cash flow. In the event that this offering is not fully sold, our ability to diversify our investments may be diminished.
      We intend to make an election under Section 856(c) of the Internal Revenue Code to be taxed as a REIT under the Internal Revenue Code, beginning with the taxable year ending December 31, 2006. If we qualify as a REIT for federal income tax purposes, we generally will not be subject to federal income tax on income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax on our taxable income at regular corporate rates and may not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which our qualification is denied. Such an event could materially and adversely affect our net income. However, we believe that we are organized and operate in a manner that will enable us to qualify for treatment as a REIT for federal income tax purposes during the year ending December 31, 2006, and we intend to continue to operate so as to remain qualified as a REIT for federal income tax purposes.
      We will monitor the various qualification tests that we must meet to maintain our status as a REIT. Ownership of our shares will be monitored to ensure that no more than 50% in value of our outstanding shares is owned, directly or indirectly, by five or fewer individuals at any time after the first taxable year for which we make an election to be taxed as a REIT. We will also determine, on a quarterly basis, that the gross income, asset and distribution tests as described in the section of this prospectus entitled “Federal Income Tax Considerations — Requirements for Qualification” are met.
Liquidity and Capital Resources
      Our principal demands for funds will be for property acquisitions, either directly or through investment interests, for the payment of operating expenses and dividends, and for the payment of interest on our outstanding indebtedness. Generally, cash needs for items other than property acquisitions will be met from operations, and cash needs for property acquisitions will be funded by public offerings of our shares and debt. However, there may be a delay between the sale of our shares and our purchase of properties, which could result in a delay in the benefits to our stockholders, if any, of returns generated from our investment operations. In an attempt to avoid this delay, we have been in discussions with potential lenders to arrange a bridge financing facility. Our advisor will evaluate potential property acquisitions and engage in negotiations with sellers and lenders on our behalf. After a purchase contract is executed that contains specific terms, the property will not be purchased until the successful completion of due diligence, which includes review of the title insurance commitment, an appraisal and an environmental analysis. In some instances, the proposed acquisition will require the negotiation of final binding agreements, which may include financing documents. During this period, we may decide to temporarily invest any unused proceeds from the offering in certain investments that could yield lower returns than the properties. These lower returns may affect our ability to make distributions.

      Potential future sources of capital include proceeds from secured or unsecured financings from banks or other lenders, proceeds from the sale of properties and undistributed funds from operations. If necessary, we may use financings or other sources of capital in the event of unforeseen significant capital expenditures. Other than the potential bridge facility, we have not identified sources of such financing currently.
      Our charter does not limit us from incurring debt until our aggregate debt would exceed 300% of our net assets (generally expected to approximate 75% of the cost of our assets before noncash reserves and depreciation), though we may exceed this limit under some circumstances. We have adopted a borrowing policy that would permit us to incur debt up to 95% of the fair market value of the assets we acquire during the initial phase of this offering, in order to facilitate our ability to purchase properties quickly during this initial period. High debt levels would cause us to incur higher interest charges, would result in higher debt service payments, and could be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of your investment.
Results of Operations
      As of the date of this prospectus, we have commenced no significant operations because we are in our organizational and development stage. No operations will commence until we have raised at least $2 million of gross offering proceeds from the sale of shares of our common stock to the public in this offering. Our management is not aware of any material trends or uncertainties, other than national economic conditions affecting real estate generally, that may reasonably be expected to have a material impact, favorable or unfavorable, on revenues or income from the acquisition and operations of real properties, other than those referred to in this prospectus.
Inflation
      The price of timber has generally increased with increases in inflation.
Critical Accounting Policies
      Our accounting policies have been established to conform with GAAP. The preparation of financial statements in conformity with GAAP requires management to use judgment in the application of accounting policies, including making estimates and assumptions. These judgments affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. If management’s judgment or interpretation of the facts and circumstances relating to various transactions had been different, it is possible that different accounting policies would have been applied or different amounts of assets, liabilities, revenues and expenses would have been recorded, thus resulting in a different presentation of the financial statements or different amounts reported in the financial statements. Additionally, other companies may utilize different estimates that may impact comparability of our results of operations to those of companies in similar businesses.
      Below is a discussion of the accounting policies that management considers to be critical, once we commence operations, since they may require complex judgment in their application or require estimates about matters that are inherently uncertain.

Merchantable inventory and depletion costs as determined by forestry timber harvest models
      Significant assumptions and estimates are used in the recording of timberland inventory cost and depletion. Merchantable standing timber inventory will be estimated annually, using industry-standard computer software. The inventory calculation will take into account growth, in-growth (annual transfer of oldest pre-merchantable age class into the merchantable inventory), timberland sales and the annual harvest.

      The age at which timber is considered merchantable will be reviewed periodically and updated for changing harvest practices, future harvest age profiles and biological growth factors. An annual depletion rate will be established by dividing merchantable inventory book cost by standing merchantable inventory. Pre-merchantable records will be maintained for each planted year age class, recording acres planted, stems per acre, and costs of planting and tending. Changes in the assumptions and/or estimations used in these calculations may affect our results, in particular, timber inventory and depletion costs. Factors that can impact timber volume include weather changes, losses due to natural causes, differences in actual versus estimated growth rates and changes in the age when timber is considered merchantable.

Impairment of Long-Lived Assets
      We evaluate our ability to recover our net investment in long-lived assets in accordance with Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS No. 144 requires recognition of an impairment loss in connection with long-lived assets used in a business when the carrying value (net book value) of such assets exceeds the estimated future undiscounted cash flows attributable to such assets over their expected useful life. Impairment losses are measured by the extent to which the carrying value of a group of assets exceeds the fair value of such assets at a given point in time. When the fair values of the assets are not available, we estimate the fair values by using the discounted expected future cash flows attributable to the assets. The cash flows are discounted at the risk-free rates of interest. Future cash flow estimates are based on probability-weighted projections for a range of possible outcomes. Furthermore, SFAS No. 144 requires recognition of an impairment loss in connection with long-lived assets held for sale when the carrying value of such assets exceeds an amount equal to their fair value less selling costs.
      Our assets are tested for impairment whenever events or changes in circumstances indicate that the carrying value of the assets may not be recoverable through future operations. SFAS No. 144 requires that long-lived assets be grouped and evaluated for impairment at the lowest level for which there are independent cash flows, as discussed below.

(1) Timber and Timberlands Used in Our Business. SFAS No. 144 provides that for assets used in a business, an impairment loss is recorded only when the carrying value of such assets is not recoverable through future operations. The recoverability test is based on undiscounted future cash flows over the expected life of the assets. We intend to use one harvest cycle for evaluating the recoverability of our timber and timberlands.

(2) Timber and Timberlands Held for Sale. SFAS No. 144 provides that an impairment loss is recognized for long-lived assets held for sale when the carrying value of such asset exceeds an amount equal to its fair value less selling costs. An asset is generally considered to be held for sale when we have committed to plan to sell the asset, the asset is available for immediate sale in its present condition, we have initiated an active program to locate a buyer, and the sale is expected to close within one year.

Realizability of both recorded and unrecorded tax assets and liabilities
      To realize tax benefits associated with our status as a REIT will require extensive tax planning and in many cases will depend upon events in the future and our strategy in structuring transactional terms and conditions. As a result, the effective tax rate and amount of taxes paid during various fiscal periods may vary greatly.
      As a REIT, if certain requirements are met, only the taxable REIT subsidiaries will be subject to corporate income taxes.

Revenue recognition
      Revenue from the sale of timber is recognized when the following criteria are met: (1) persuasive evidence of an agreement exists, (2) delivery has occurred, (3) our price to the buyer is fixed and determinable, and (4) collectibility is reasonably assured.
      Real estate sales of timberland will be recorded when title passes and full payment or a minimum down payment, generally defined as 25.0% of the gross sale price, is received and full collectibility is assured. If a down payment of less than the minimum down payment is received at closing, we will record revenue based on the installment method.
PRIOR PERFORMANCE SUMMARY
      The information presented in this section represents the historical experience of real estate programs managed by Wells Capital, our advisor, and its affiliates in the last 10 years. Investors should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior Wells real estate programs.
      The Prior Performance Tables contained in this prospectus, beginning on page F-11, set forth information as of the dates indicated regarding certain of these Wells public programs as to: (1) experience in raising and investing funds (Table I); (2) compensation to sponsor (Table II); (3) annual operating results of prior programs (Table III); and (4) sales or disposals of properties (Table V).
Overview

Publicly Registered Limited Partnerships
      Our advisor, Wells Capital, has served as a general partner of a total of 15 completed publicly offered real estate limited partnerships, eight of which completed their public offerings in the last 10 years. These eight limited partnerships and the year in which each of their offerings was completed are:

1. Wells Real Estate Fund VII, L.P. (1995)

2. Wells Real Estate Fund VIII, L.P. (1996)

3. Wells Real Estate Fund IX, L.P. (1996)

4. Wells Real Estate Fund X, L.P. (1997)

5. Wells Real Estate Fund XI, L.P. (1998)

6. Wells Real Estate Fund XII, L.P. (2001)

7. Wells Real Estate Fund XIII, L.P. (2003)

8. Wells Real Estate Fund XIV, L.P. (2005)
      Wells Capital and its affiliates sponsored a best efforts public offering of units of limited partnership to raise up to $45 million for Wells Real Estate Fund XIV, L.P., a public limited partnership. Wells Fund XIV began its offering on May 14, 2003 and terminated on April 30, 2005. Wells Fund XIV raised a total of $34,741,238. After payment of $3,300,418 of selling commissions and dealer-manager fees, $1,042,237 of organizational and offering cost reimbursements, $1,215,943 in acquisition and advisory fees and acquisition expense reimbursements, and investing $25,613,395 in a real estate joint venture, as of September 23, 2005, Wells Fund XIV held net offering proceeds of approximately $3,569,245 available for investment in properties.

Publicly Registered REITs
      Wells Capital and its affiliates have sponsored four public offerings of shares of common stock of Wells Real Estate Investment Trust, Inc., which we refer to as Wells REIT I, and two public offerings of shares of common stock of Wells Real Estate Investment Trust II, Inc., which we refer to as Wells REIT II.
      Wells REIT I’s initial public offering commenced on January 30, 1998 and terminated on December 19, 1999. Wells REIT I received gross proceeds of $132,181,919 from the sale of 13,218,192 shares from its initial public offering. Wells REIT I’s second public offering commenced on December 20, 1999 and terminated on December 19, 2000. Wells REIT I received gross proceeds of $175,229,193 from the sale of 17,522,919 shares from the second public offering. Wells REIT I’s third public offering commenced on December 19, 2000 and terminated on July 26, 2002. Wells REIT I received gross proceeds of $1,282,976,865 from the sale of 128,297,687 shares from the third public offering. Wells REIT I’s fourth public offering commenced on July 26, 2002 and terminated on July 7, 2004. Wells REIT I received gross proceeds of $3,225,125,063 from the sale of 322,512,506 shares from the fourth public offering. Accordingly, as of September 23, 2005, Wells REIT I had received aggregate gross offering proceeds of $4,815,513,040 from the sale of 481,551,304 shares of its common stock to approximately 169,000 investors.
      Wells REIT II’s initial public offering commenced on November 26, 2003 and is expected to terminate on November 25, 2005. As of September 23, 2005, Wells REIT II had received gross proceeds of $1,743,950,602 from the sale of 174,395,060 shares of common stock to approximately 75,000 investors in its ongoing initial public offering. Wells REIT II filed a registration statement for a second public offering of up to 300,600,000 shares at $10.00 per share to commence upon effectiveness of the registration statement.

Private Limited Liability Companies
      In addition to the public real estate programs sponsored by our advisor and its affiliates discussed above, Wells Development intends to form a series of limited liability companies (each of which we refer to as a “Wells Exchange LLC”) pursuant to a Section 1031 Exchange program. To date, there have been nine such offerings, which raised a total of approximately $129,588,000 from approximately 190 investors. In the most recent offering, a Wells Exchange LLC raised $15,436,000 in proceeds from a total of 23 investors, the proceeds of which were used to acquire co-tenancy interests in an office building located in Cincinnati, Ohio.
      Wells Management, Inc., an affiliate of Wells Capital, formed a Georgia limited liability company, Wells Mid-Horizon Value-Added Fund I, LLC (Wells Mid-Horizon Fund), to invest primarily in commercial office and industrial real estate properties that provide opportunities to enhance their value through development, operations, re-leasing, property improvements or other means. Wells Mid-Horizon Fund commenced a private placement of limited liability company interests in October 2005. As of November 10, 2005, Wells Mid-Horizon Fund had received approximately $100,000 in proceeds but had not yet acquired any properties.
      In addition to the real estate programs sponsored by our advisor discussed above, our advisor is also sponsoring an index mutual fund that invests in various REIT stocks and is known as the Wells S&P REIT Index Fund. The Wells S&P REIT Index Fund is a mutual fund that seeks to provide investment results corresponding to the performance of the S&P REIT Index by investing in the REIT stocks included in the S&P REIT Index. The Wells S&P REIT Index Fund began its offering on January 12, 1998, and as of September 30, 2005, the fund had raised offering proceeds net of redemptions of $170,046,139 from approximately 18,000 investors.
Publicly Offered Unspecified Real Estate Programs

General
      Wells Capital and its affiliates have previously sponsored the above-listed eight publicly offered real estate limited partnerships and two publicly offered REITs on an unspecified property or “blind pool” basis. As of December 31, 2004, the total amount of funds raised from investors in these eight completed real estate limited partnership offerings, the completed Wells REIT I offering and the ongoing Wells REIT II offerings was approximately $6.4 billion and the total number of investors in such programs was approximately 158,000. The investment objectives of each of these Wells programs are substantially identical to our investment objectives; however, none of these prior programs have invested in timberland.
      Wells-sponsored programs have occasionally been adversely affected by the cyclical nature of the real estate market. Some Wells programs invested funds in properties at the high end of a real estate cycle, resulting in sales of such properties for less than their purchase price. In addition, some Wells public programs have owned properties that have experienced long periods of time when no tenants were paying rent. Such occurrences have been sporadic, however.
      From the inception of the first Wells public program through December 31, 2004, the Wells public programs had sold 31 properties and one outparcel of land. No assurance can be made that any of the Wells public programs will ultimately be successful in meeting their investment objectives.
      As of December 31, 2004, the aggregate dollar amount of the acquisition and development costs of the 149 properties purchased by these Wells-sponsored public programs was approximately $6.1 billion. Of the aggregate amount, approximately 99.5% was spent on acquiring or developing office or industrial buildings, and approximately 0.5% was spent on acquiring or developing shopping centers. Of the aggregate amount, approximately 97.0% was spent on acquired properties and 3.0% on properties under construction or constructed by the programs. Of the aggregate amount, approximately 44.5% were single-tenant office or industrial buildings and 55.5% were multi-tenant office or industrial buildings. Following is a table showing a breakdown of the aggregate amount of the acquisition and development costs of the properties purchased by these 10 Wells public programs as of December 31, 2004:

Type of Property	Existing	Construction

Office and Industrial Buildings	97.0%	2.5%
Shopping Centers	0.5	0.0
      All of the properties purchased in which a Wells public partnership owned any interest were purchased without borrowing any additional funds. Table VI contained in Part II of the registration statement, which is not part of the Prospectus, gives additional information relating to properties acquired by the Wells public programs, including applicable mortgage financing on properties purchased.

Summary of the Wells Public Programs
      Set forth below is a summary of information regarding the performance of Wells’ publicly sponsored programs during the past 10 years.

Wells Fund VII
      Wells Fund VII terminated its offering on January 5, 1995, and received gross proceeds of $24,180,174 representing subscriptions from 1,910 limited partners ($16,788,095 of the gross proceeds were attributable to sales of Class A Units, and $7,392,079 of the gross proceeds were attributable to sales of Class B Units). Limited partners in Wells Fund VII are entitled to change the status of their units from Class A to Class B and vice versa. After taking into account conversion elections made by limited partners subsequent to their subscriptions for units, as of December 31, 2002, $20,925,476 of units in Wells Fund VII were treated as Class A Units, and $3,254,699 of units were treated as Class B Units.
      As of December 31, 2004, Wells Fund VII owned interests in the following properties:

Property Name	Location	Property Type

CH2M Hill	Gainesville, FL	two-story office building
BellSouth	Jacksonville, FL	four-story office building
Tanglewood Commons	Clemmons, NC	shopping center

Wells Fund VIII
      Wells Fund VIII terminated its offering on January 4, 1996, and received gross proceeds of $32,042,689 representing subscriptions from 2,241 limited partners. As of December 31, 2004, Wells Fund VIII owned indirect interests in the following properties:

Property Name	Location	Property Type

CH2M Hill	Gainesville, FL	two-story office building
BellSouth	Jacksonville, FL	four-story office building
Tanglewood Commons	Clemmons, NC	shopping center
U.S. Cellular	Madison, WI	four-story office building
AT&T Texas	Farmers Branch, TX	one-story office building
305 Interlocken (f/k/a Cirrus Logic)	Broomfield, CO	two-story office building

Wells Fund IX
      Wells Fund IX terminated its offering on December 30, 1996, and received gross proceeds of $35 million representing subscriptions from 2,098 limited partners. As of December 31, 2004, Wells Fund IX owned indirect interests in the following properties:

Property Name	Location	Property Type

U.S. Cellular	Madison, WI	four-story office building
AT&T Texas	Farmers Branch, TX	one-story office building
305 Interlocken (f/k/a Cirrus Logic)	Broomfield, CO	two-story office building
Ohmeda	Louisville, CO	two-story office building
Alstom Power Knoxville	Knoxville, TN	three-story office building
Iomega	Ogden, UT	one-story office and warehouse building
360 Interlocken	Broomfield, CO	three-story office building
Avaya	Oklahoma City, OK	one-story office building

Wells Fund X
      Wells Fund X terminated its offering on December 30, 1997, and received gross proceeds of $27,128,912 representing subscriptions from 1,806 limited partners. As of December 31, 2004, Wells Fund X owned indirect interests in the following properties:

Property Name	Location	Property Type

Ohmeda	Louisville, CO	two-story office building
Alstom Power Knoxville	Knoxville, TN	three-story office building
Iomega	Ogden, UT	one-story office and warehouse building
360 Interlocken	Broomfield, CO	three-story office building
Avaya	Oklahoma City, OK	one-story office building
47320 Kato Road (f/k/a Fairchild)	Fremont, CA	two-story office and manufacturing building

Wells Fund XI
      Wells Fund XI terminated its offering on December 30, 1998, and received gross proceeds of $16,532,802 representing subscriptions from 1,345 limited partners. As of December 31, 2004, Wells Fund XI owned indirect interests in the following properties:

Property Name	Location	Property Type

Ohmeda	Louisville, CO	two-story office building
Alstom Power Knoxville	Knoxville, TN	three-story office building
Iomega	Ogden, UT	one-story office and warehouse building
360 Interlocken	Broomfield, CO	three-story office building
Avaya	Oklahoma City, OK	one-story office building
47320 Kato Road (f/k/a Fairchild)	Fremont, CA	two-story office and warehouse building
111 Southchase Boulevard (f/k/a EYBL CarTex)	Fountain Inn, SC	two-story manufacturing and office building
20/20 Building (f/k/a Sprint)	Leawood, KS	three-story office building
Gartner	Fort Myers, FL	two-story office building

Wells Fund XII
      Wells Fund XII terminated its offering on March 21, 2001, and received gross proceeds of $35,611,191 representing subscriptions from 1,333 limited partners. As of December 31, 2004, Wells Fund XII owned indirect interests in the following properties:

Property Name	Location	Property Type

111 Southchase Boulevard (f/k/a EYBL CarTex)	Fountain Inn, SC	two-story manufacturing and office building
20/20 Building (f/k/a Sprint)	Leawood, KS	three-story office building
Gartner	Fort Myers, FL	two-story office building
Siemens	Troy, MI	three-story office building
AT&T Oklahoma	Oklahoma City, OK	one-story office building and a two-story office building
Comdata	Brentwood, TN	three-story office building

Wells Fund XIII
      Wells Fund XIII terminated its offering on March 28, 2003. As of December 31, 2003, Wells Fund XIII had received gross proceeds of $37,751,488 representing subscriptions from 1,420 limited partners. As of December 31, 2004, Wells Fund XIII owned indirect interests in the following properties:

Property Name	Location	Property Type

AmeriCredit	Orange Park, FL	two-story office building
ADIC	Parker, CO	two connected one-story office and assembly buildings
John Wiley Indianapolis	Fishers, IN	four-story office building
AIU — Chicago	Hoffman Estates, IL	four-story office building
Siemens — Orlando	Orlando, FL	two one-story office buildings
Randstad	Atlanta, GA	four-story office building
7500 Setzler Parkway	Brooklyn Park, MN	one-story office and warehouse building

Wells Fund XIV
      Wells Fund XIV is currently offering up to $4,500,000 of limited partnership units to the public. Wells Fund XIV began its offering on May 14, 2003. As of December 31, 2004, Wells Fund XIV had raised a total of $30,496,770. After payment of $2,501,407 of selling commissions and dealer-manager fees, $914,903 of organizational and offering costs reimbursements, $1,067,387 in acquisition and advisory fees and acquisition expense reimbursements, and investing $13,323,584 in a real estate joint venture, as of December 31, 2004, Wells Fund XIV held net offering proceeds of approximately $12,300,000 available for investment in properties. As of December 31, 2004, Wells Fund XIV owned indirect interests in the following properties:

Property Name	Location	Property Type

Siemens	Orlando, FL	two one-story office buildings
Randstad	Atlanta, GA	four-story office building
7500 Setzler Parkway	Brooklyn Park, MN	one-story office and warehouse building

Wells REIT I
      Wells REIT I terminated its first offering on December 19, 1999, and received gross proceeds of $132,181,919. Wells REIT I terminated its second offering on December 19, 2000, and received gross proceeds of $175,229,193. Wells REIT I terminated its third offering on July 26, 2002, and received gross proceeds of $1,282,976,865. Wells REIT I terminated its fourth public offering of shares of common stock on July 7, 2004 and received gross proceeds of $3,225,125,063. Accordingly, as of December 31, 2004, Wells REIT I had received aggregate gross offering proceeds of $4,815,513,040 from the sale of 481,551,304 shares of its common stock to approximately 169,000 investors.
      As of December 31, 2004, Wells REIT I owned interests in 112 properties, either directly or through joint ventures. While Wells REIT I has limited industrial warehouse assets in its portfolio, the majority of its assets are commercial office buildings located in 26 states and the District of Columbia.
      As of December 31, 2004, Wells REIT I owned interests in the following properties:

Property Name	Location	Property Type

Alstom Power Knoxville	Knoxville, TN	three-story office building
Ohmeda	Louisville, CO	two-story office building
Interlocken	Broomfield, CO	three-story office building
Iomega	Ogden, UT	one-story office and warehouse building
Avaya	Oklahoma City, OK	one-story office building
Fairchild	Fremont, CA	one-story office and warehouse building
AT&T Pennsylvania	Harrisburg, PA	four-story office building
Matsushita	Lake Forest, CA	two-story office building
EYBL CarTex	Fountain Inn, SC	two-story manufacturing and office building
Sprint	Leawood, KS	three-story office building
Alstom Power Richmond	Midlothian, VA	four-story office building
Videojet Technologies Chicago	Wood Dale, IL	two-story office, assembly and manufacturing building
Gartner	Ft. Myers, FL	two-story office building
Cinemark	Plano, TX	five-story office building
Metris Tulsa	Tulsa, OK	three-story office building

Property Name	Location	Property Type

Dial	Scottsdale, AZ	two-story office building
ASML	Tempe, AZ	two-story office building
Motorola Tempe	Tempe, AZ	two-story office building
Siemens	Troy, MI	three-story office building
Avnet	Tempe, AZ	two-story office building
Delphi	Troy, MI	three-story office building
Motorola Plainfield	S. Plainfield, NJ	three-story office building
Stone & Webster	Houston, TX	six-story office building
Metris Minnesota	Minnetonka, MN	nine-story office building
AT&T Oklahoma	Oklahoma City, OK	one-story office building and a two-story office building
Comdata	Brentwood, TN	three-story office building
AmeriCredit	Orange Park, FL	two-story office building
State Street	Quincy, MA	seven-story office building
IKON	Houston, TX	two one-story office buildings
Nissan	Irving, TX	three-story office building
Ingram Micro	Millington, TN	one-story office and warehouse building
Lucent	Cary, NC	four-story office building
ADIC	Parker, CO	two one-story office and assembly buildings
Convergys	Tamarac, FL	two-story office building
Windy Point I	Schaumburg, IL	seven-story office building
Windy Point II	Schaumburg, IL	eleven-story office building
Vertex Sarasota	Sarasota, FL	three-story office building
Transocean Houston	Houston, TX	six-story office building
Novartis Atlanta	Duluth, GA	four-story office building
Dana Kalamazoo	Kalamazoo, MI	two-story office and industrial building
Dana Detroit	Farmington Hills, MI	three-story office and research and development building
Travelers Express Denver	Lakewood, CO	two one-story office buildings
Agilent Atlanta	Alpharetta, GA	two-story office building
BellSouth Ft. Lauderdale	Ft. Lauderdale, FL	one-story office building
Experian/ TRW	Allen, TX	two two-story office buildings
Agilent Boston	Boxborough, MA	three-story office building
TRW Denver	Aurora, CO	three-story office building
MFS Phoenix	Phoenix, AZ	three-story office building
ISS Atlanta	Atlanta, GA	two five-story office buildings
PacifiCare San Antonio	San Antonio, TX	two-story office building
Kerr-McGee	Houston, TX	four-story office building
BMG Greenville	Greenville, SC	two one-story distribution facilities
Kraft Atlanta	Suwanee, GA	one-story office building
Nokia Dallas	Irving, TX	three office buildings
Harcourt Austin	Austin, TX	seven-story office building

Property Name	Location	Property Type

IRS Long Island	Holtsville, NY	two-story office building and one-story daycare facility
AmeriCredit Phoenix	Chandler, AZ	three-story office building
KeyBank Parsippany	Parsippany, NJ	four-story office building
Allstate Indianapolis	Indianapolis, IN	one-story office building
Federal Express Colorado Springs	Colorado Springs, CO	three-story office building
EDS Des Moines	Des Moines, IA	one-story office and distribution building
Intuit Dallas	Plano, TX	two-story office building
Daimler-Chrysler Dallas	Westlake, TX	two-story office building
NASA	Washington, D.C.	two nine-story office buildings
Capital One Richmond	Glen Allen, VA	three three-story office buildings
Caterpillar Nashville	Nashville, TN	11-story office building
John Wiley Indianapolis	Fishers, IN	four-story office building
Nestlé	Glendale, CA	20-story office building
East Point	Mayfield Heights, OH	two three-story office buildings
150 West Jefferson Detroit	Detroit, MI	25-story office building
Citicorp Englewood Cliffs New Jersey	Englewood Cliffs, NJ	three-story office building
U.S. Bancorp Minneapolis	Minneapolis, MN	32-story office building
Aon Center Chicago	Chicago, IL	83-story building
GMAC Detroit	Auburn Hills, MI	three-story office building
IBM Reston	Reston, VA	six-story office building
Tellabs	Reston, VA	two-story office building
ISS Atlanta III	Atlanta, GA	three-story office building
Lockheed Martin I	Rockville, MD	four-story office building
Lockheed Martin II	Rockville, MD	four-story office building
Cingular	Atlanta, GA	19-story office building
Aventis	Bridgewater, NJ	eight-story office building
1055 East Colorado (formerly Applera)	Pasadena, CA	five-story office building
Continental Casualty	Brea, CA	three-story office building
Copper Ridge Center (formerly Polo Ralph Lauren)	Lyndhurst, NJ	10-story office building
1901 Main Street	Irvine, CA	eight-story office building
IBM Williamette Portland	Beaverton, OR	two-story office building
IBM Deschutes Portland	Beaverton, OR	two-story office building
IBM Rhein Portland	Beaverton, OR	two-story office building
1345 Burlington Drive Portland	Beaverton, OR	three-story office building
15757 Jay Street Portland	Beaverton, OR	warehouse
IBM Portland Land Parcels	Beaverton, OR	land parcel
Leo Burnett Chicago	Chicago, IL	50-story office building
U.S. Park Service	Washington, D.C.	12-story office building
1225 Eye Street	Washington, D.C.	12-story office building

Property Name	Location	Property Type

4250 N. Fairfax	Arlington, VA	14-story office building
400 Virginia Ave.	Washington, D.C.	eight-story office building
Boeing Seattle	Issaquah, WA	five-story office building
Bank of America Brea	Brea, CA	three-story office building
1901 Market	Philadelphia, PA	45-story office building
60 Broad Street	New York, NY	39-story office building
1414 Mass. Avenue	Cambridge, MA	five-story office building
Russell Tacoma	Tacoma, WA	12-story office building
One Brattle Square	Cambridge, MA	six-story office building
Merck New Jersey	Somerset, NJ	four-story office building
1075 West Entrance	Auburn Hills, MI	four-story office building
Citicorp Fort Mill	Fort Mill, SC	three-story office building
3100 Clarendon	Arlington, VA	14-story office building
Shady Grove	Rockville, MD	four-story office building

Property Statistics
      The following table shows lease expirations of the portfolio as of December 31, 2004, during each of the next 10 years and thereafter, assuming no exercise of renewal options or termination rights.

	2004 Annualized	Rentable	Percentage of 2004
	Gross Base	Square Feet	Annualized Gross
Year of Lease Expiration	Rent	Expiring	Base Rent

	(In thousands)	(In thousands)
Vacant	$—	675	0%
2005	17,179	655	3
2006	30,643	942	5
2007	31,169	1,117	5
2008	27,810	1,124	5
2009	45,210	1,688	8
2010	84,112	3,776	14
2011	83,698	4,839	14
2012	89,860	3,686	15
2013	71,568	2,724	12
2014	31,910	1,230	5
Thereafter	67,859	2,916	14

	$581,018	25,372	100%

      The following table shows the geographic diversification of the portfolio as of December 31, 2004.

	2004 Annualized		Percentage of 2004
	Gross Base	Rentable	Annualized Gross
Location	Rents	Square Feet	Base Rents

	(In thousands)	(In thousands)
Chicago	$130,610	4,640	22%
Washington, D.C.	79,059	2,208	14
N. New Jersey	38,704	1,617	7
Minneapolis	33,083	1,230	6
Detroit	26,257	1,097	5
Dallas	25,967	1,450	4
New York	25,424	986	4
Boston	23,964	586	4
Atlanta	23,767	992	4
Los Angeles	20,822	682	4
Orange Co.	18,039	1,089	3
Other*	135,322	8,795	23

	$581,018	25,372	100%

*	None more than 3%
      The following table shows the tenant industry diversification of the portfolio as of December 31, 2004.

	2004 Annualized		Percentage of 2004
	Gross Base	Rentable	Annualized Gross
Industry	Rent	Square Feet	Base Rent

	(In thousands)	(In thousands)
Business Services	$71,454	3,301	12%
Depository Institutions	48,423	1,851	8
Nondepository Institutions	37,603	1,979	6
Insurance Carriers	35,399	1,661	6
Legal Services	34,277	1,068	6
Electronic & Other Electric Equipment	28,174	1,599	5
Communication	26,995	1,058	5
Transportation Equipment	22,205	1,011	4
Administration of Economic Programs	21,879	599	4
Insurance Agents, Brokers, & Service	21,656	610	4
Finance, Taxation, & Monetary Policy	20,410	548	4
Food and Kindred Products	19,065	631	3
Other*	193,478	9,456	33

	$581,018	25,372	100%

*	None more than 3%

      The following table shows the tenant diversification of the portfolio as of December 31, 2004.

	2004 Annualized	Percentage of 2004
	Gross Base	Annualized Gross
Location	Rent	Base Rent

	(In thousands)
BP Amoco	$28,890	5%
NASA	21,685	4
Leo Burnett	19,742	3
U.S. Bancorp	19,348	3
Nestlé	15,921	3
OCC	14,547	3
Independence Blue Cross	12,904	2
Winston & Strawn	12,761	2
Kirkland & Ellis	12,304	2
Nokia	12,243	2
State of New York	11,041	2
Aventis	10,299	2
Zurich	9,693	2
Cingular	9,208	2
DDB Needham	8,909	2
State Street Bank	8,264	1
U.S. National Park Service	8,236	1
Caterpillar Financial	8,219	1
Bank of America	7,574	1
Lockheed Martin	7,422	1
Other*	321,808	56

	$581,018	100%

*	None more than 2%
      The following sets forth a summary of the selected financial data of Wells REIT I for the five years ended December 31, 2004 (in thousands, except for per share data):

	Year Ended December 31,

	2004	2003	2002	2001	2000

Total assets	$5,123,689	$4,925,292	$2,229,727	$752,281	$398,550
Total stockholders’ equity	3,686,870	3,962,406	1,835,950	709,343	265,342
Total revenues*	622,092	377,555	124,441	47,743	19,368
Net income	209,722	120,685	59,854	21,724	8,553
Per share data:
Earnings — basic and diluted	0.45	0.37	0.41	0.43	0.40
Funds from operations	0.78	0.74	0.70	0.79	0.81
Dividends declared	0.70	0.70	0.76	0.76	0.73

*	Prior period amounts adjusted to conform with current income statement groupings, as well as presentation of revenues from sold properties in discontinued operations, for all periods presented.

      The information set forth above should not be considered in any way indicative of results to be expected from us. All of the properties acquired by the above Wells public programs, except for those acquired solely by Wells REIT I, were purchased and developed on an all-cash basis.

Wells REIT II
      Wells REIT II will terminate its first offering on or before November 25, 2005. As of December 31, 2004, Wells REIT II had received gross proceeds of $1,164,700,000 from the sale of 93,400,000 shares of its common stock to 28,000 investors. Wells REIT II has commenced a second public equity offering on November      , 2005 to raise up to an additional $3,005,730,000 of gross offering proceeds on a best efforts basis.
      As of December 31, 2004, Wells REIT II owned interests in the following properties:

Property Name	Location	Major Tenant(s)	Building Type/Square Feet

Weatherford Center Houston Building	Houston, TX	Weatherford International, Ltd.	12-story office/260,000 sq. ft.
New Manchester One Building	Douglasville, GA	JVC Americas Corporation	single-story distribution facility/593,000 sq. ft.
Republic Drive Buildings	Allen Park, MI	Roush Industries, Inc.	two single-story engineering buildings/169,000 sq. ft.
Manhattan Towers Property	Manhattan Beach, CA	Northrop Grumman Space and Mission Systems Corporation	two six-story office buildings/310,000 sq. ft.
9 Technology Drive Building	Westborough, MA	EMC Corporation	two-story office building/251,000 sq. ft.
180 Park Avenue — Buildings 103 and 104	Florham Park, NJ	AT&T Corporation	two three-story office buildings/385,000 sq. ft.
One Glenlake Building	Atlanta, GA	Siebel Systems, Inc.	14-story office building/353,000 sq. ft.
80 M Street Building	Washington, D.C.	BAE Systems Applied Technologies, Inc. Technology Management and Analysis Corporation Northrop Grumman Corporation	seven-story office building/275,000 sq. ft.; three- level subsurface parking garage
One West Fourth Street Building	Winston-Salem, NC	Wachovia Bank, N.A. Womble, Carlyle, Sandridge & Rice, PLLC	13-story office building/431,000 sq. ft.
3333 Finley Road	Downers Grove, IL	Acxiom-May & Speh, Inc.	nine-story office building/207,000 sq. ft.
1501 Opus Place Buildings	Downers Grove, IL	Acxiom-May & Speh, Inc.	four-story office/data center building/115,000 sq. ft.
2500 Windy Ridge (Wildwood Buildings)	Atlanta, GA	Coca-Cola Enterprises, Inc.	15-story office building/317,000 sq. ft.
4100-4300 Wildwood (Wildwood Buildings)	Atlanta, GA	BlueLinx Corporation	two-story office building and three-story office building/250,000 sq. ft.
4200 Wildwood (Wildwood Buildings)	Atlanta, GA	General Electric Company	six-story office building/265,000 sq. ft.

Property Name	Location	Major Tenant(s)	Building Type/Square Feet

Emerald Point Building	Dublin, CA	SBC Advanced Solutions, Inc. Franklin Templeton Corporate Services, Inc.	four-story office building/194,000 sq. ft.
800 North Frederick Building	Gaithersburg, MD	International Business Machines Corporation	two-story office building/393,000 sq. ft.
The Corridors III Building	Downers Grove, IL	MAF Bancorp, Inc. Toyota Motor Credit Corporation Credit Suisse First Boston Corporation Metropolitan Life Insurance Company	seven-story office building/222,000 sq. ft.
The Highland Landmark III Building	Downers Grove, IL	PeopleSoft USA, Inc. New York Life	nine-story office building/269,000 sq. ft.
      As of December 31, 2004, Wells REIT II owned interests in 18 properties. Of these properties, 17 are wholly owned and one property is owned through a consolidated joint venture. While Wells REIT II has limited industrial warehouse assets in its portfolio, the majority of its assets are commercial office buildings located in nine states and the District of Columbia. At December 31, 2004, its properties were approximately 97% leased with an average lease term remaining of approximately eight years.

Property Statistics
      The following table shows lease expirations of Wells REIT II’s portfolio as of December 31, 2004, during each of the next 10 years and thereafter, assuming no exercise of renewal options or termination rights.

	2004 Annualized	Rentable	Percentage of 2004
	Gross Base	Square Feet	Annualized Gross
Year of Lease Expiration	Rent	Expiring	Base Rent

	(In thousands)	(In thousands)
Vacant	$—	136	0%
2005	1,484	44	1
2006	2,171	61	2
2007	11,421	386	10
2008	5,535	87	5
2009	2,861	641	2
2010	11,011	509	10
2011	10,691	280	9
2012	17,097	755	15
2013	10,969	450	10
2014	10,945	412	9
Thereafter	31,232	1,486	27

	$115,417	5,247	100%

      The following table shows the geographic diversification of Wells REIT II’s portfolio as of December 31, 2004.

	2004 Annualized		Percentage of 2004
	Gross Base	Rentable	Annualized Gross
Location	Rents	Square Feet	Base Rents

	(In thousands)	(In thousands)
Atlanta	$29,887	1,778	26%
Chicago	19,351	800	17
Washington, D.C.	11,324	275	10
Northern New Jersey	9,404	385	8
Suburban Maryland	8,842	393	7
Winston-Salem	8,472	432	7
Los Angeles	8,405	310	7
Oakland	6,549	194	6
Boston	5,937	251	5
Houston	5,385	260	5
Detroit	1,861	169	2

	$115,417	5,247	100%

      The following table shows the tenant industry diversification of Wells REIT II’s portfolio as of December 31, 2004.

	2004 Annualized		Percentage of 2004
	Gross Base	Rentable	Annualized Gross
Industry	Rent	Square Feet	Base Rent

	(In thousands)	(In thousands)
Business Services	$19,168	724	17%
Communication	15,011	542	13
Industrial Machinery And Equipment	14,780	644	13
Transportation Equipment	12,831	394	11
Electronic & Other Electric Equipment	10,689	901	9
Depository Institutions	8,562	372	7
Wholesale Trade-Durable Goods	5,841	250	5
Oil and Gas Extraction	5,319	254	5
Legal Services	5,012	200	4
Food and Kindred Products	4,803	224	4
Engineering & Management Services	3,202	200	3
Other*	10,199	542	9

	$115,417	5,247	100%

*	None more than 3%

      The following table shows the tenant diversification of Wells REIT II’s portfolio as of December 31, 2004.

	2004 Annualized	Percentage of 2004
	Gross Base	Annualized Gross
Tenant	Rent	Base Rent

	(In thousands)
AT&T	$9,404	8%
IBM	8,842	8
Acxiom	8,087	7
Northrop Grumman	7,910	7
General Electric	7,322	6
EMC	5,937	5
BlueLinx Co.	5,841	5
Weatherford International	5,319	5
SBC Communications	5,077	4
Coca-Cola Enterprises	4,803	4
Siebel Systems	4,353	4
Wachovia	4,064	4
BAE	3,997	3
Womble Carlyle	3,889	3
MAF Bancorp	3,255	3
Other*	27,317	24

	$115,417	100%

*	None more than 3%
      The following sets forth a summary of the selected financial data of Wells REIT II for the year ended December 31, 2004 and the period from inception (July 3, 2003) to December 31, 2003 (in thousands, except per share data).

	2004	2003

Total assets	$1,155,765	$1,652
Total stockholders’ equity	677,115	1
Total revenues	50,701	—
Net loss	(4,562)	—
Per share data:
Net loss — basic and diluted	(0.15)	(4.70)
Funds from operations	0.48	(4.70)
Dividends declared	0.49	—
      The information set forth above should not be considered in any way indicative of results to be expected from us. All of the properties acquired by the above Wells public programs, except for those acquired solely by Wells REIT II, were purchased and developed on an all-cash basis.
      Potential investors are encouraged to examine the Prior Performance Tables in this prospectus for more detailed information regarding the prior experience of Wells Capital and its affiliates. In addition, upon request, prospective investors may obtain from Wells Capital without charge copies of offering materials and any reports prepared in connection with any of the Wells public programs, including a copy of the most recent Annual Report on Form 10-K filed with the SEC. For a reasonable fee, we also will furnish upon request copies of the exhibits to any such Form 10-K. Any such request should be directed to

Wells Capital. Additionally, Table VI contained in Part II of the registration statement, which is not part of this prospectus, gives certain additional information relating to properties acquired by the Wells public programs. We will furnish, without charge, copies of such table upon request.
FEDERAL INCOME TAX CONSIDERATIONS
      The following summary describes the material federal income tax considerations to us and our stockholders relating to this registration statement and the treatment of us as a REIT. The summary is not intended to represent a detailed description of the federal income tax consequences applicable to a particular stockholder in view of such stockholder’s particular circumstances, nor is it intended to represent a detailed description of the federal income tax consequences applicable to certain types of stockholders subject to special treatment under the federal income tax laws (such as insurance companies, financial institutions, broker/ dealers and, except to the extent discussed below, tax-exempt organizations and non-U.S. persons). This summary does not address state, local or non-U.S. tax considerations. Also, this summary deals only with our stockholders who hold common stock as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code.
      We base the information in this section on the current Code, current, temporary and proposed Treasury regulations, the legislative history of the Internal Revenue Code, current administrative interpretations of the Internal Revenue Service (IRS), including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS, and existing court decisions. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law. Any change could apply retroactively. We have not obtained any rulings from the IRS concerning the tax treatment of the matters discussed below. Thus, it is possible that the IRS could challenge the statements in this discussion, which do not bind the IRS or the courts, and that a court could agree with the IRS.
      Each investor is advised to consult his or her own tax advisor regarding the tax consequences to him or her of the purchase, ownership and sale of the offered stock, including the federal, state, local, non-U.S. and other tax consequences of such purchase, ownership or sale and of potential changes in applicable tax laws.
Federal Income Taxation of the Company
      We intend to elect to be taxed as a REIT under the Internal Revenue Code effective for the taxable year ending December 31, 2006. We believe that beginning with that taxable year we will be organized and will operate in such a manner as to qualify for taxation as a REIT under the Internal Revenue Code, and we intend to continue to operate in such manner. We can provide no assurance, however, that we will operate in a manner so as to qualify or remain qualified as a REIT.
      The sections of the Internal Revenue Code relating to qualification and operation as a REIT are highly technical and complex. The following discussion sets forth the material aspects of the Internal Revenue Code sections that govern the federal income tax treatment of a REIT and its stockholders. This summary is qualified in its entirety by the applicable Code provisions, relevant rules and regulations, and administrative and judicial interpretations of Code provisions and regulations. We have not requested a ruling from the IRS with respect to any issues relating to our qualification as a REIT. Therefore, we can provide no assurance that the IRS will not challenge our REIT status.
      Alston & Bird LLP is acting as tax counsel to us in connection with this offering. We expect Alston & Bird LLP to render an opinion to us that, commencing with our taxable year ending December 31, 2006, we will be organized in conformity with the requirements for qualification and taxation as a REIT and our proposed method of operation will allow us to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code. Alston & Bird LLP’s opinion will be based largely on our representations with respect to factual matters concerning our business operations and our properties. Alston & Bird LLP will not independently verify these facts. In addition, our qualification as a REIT depends, among other things, upon our meeting the various qualification tests imposed by the Internal Revenue Code discussed below, including through annual operating results, asset diversification, distribution levels and diversity of stock ownership each year. Accordingly, because our satisfaction of such requirements will depend upon future events, including the final determination of our financial and operational results, we can give you no assurance that we will satisfy the REIT requirements on a continuing basis.
      If we qualify as a REIT, we generally will not be subject to federal income tax on the income that we distribute to our stockholders each year. To the extent that we are not subject to income tax on the income we distribute, we will avoid “double taxation,” or taxation at both the corporate and stockholder levels, which generally results from owning stock in a corporation. However, we will be subject to federal tax in the following circumstances:

•	We will be taxed at regular corporate rates on our undistributed REIT taxable income, including undistributed net capital gains.

•	We may elect to retain and pay income tax on our net long-term capital gain. In that case, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we make a timely designation of such gains to our stockholders) and would receive a credit or refund for its proportionate share of the tax we paid.

•	We may be subject to the “alternative minimum tax” on our items of tax preference.

•	We will be subject to tax at the highest corporate income tax rate on net income from “foreclosure property” (generally property we acquire through foreclosure or after default on a loan secured by the property or a lease of the property) held primarily for sale to customers in the ordinary course of business and other nonqualifying income from foreclosure property.

•	We will be subject to a 100% tax on any net income from prohibited transactions (which are, in general, certain sales or other dispositions of property, other than foreclosure property, that is held primarily for sale to customers in the ordinary course of business).

•	If we fail to satisfy either the 75% gross income test or the 95% gross income test (discussed below) but have nonetheless maintained our qualification as a REIT because we have met certain other requirements, we will be subject to a 100% tax on the net income attributable to the greater of (a) the amount by which we fail the 75% gross income test or (b) the amount by which we fail the 95% gross income test, in either case multiplied by a fraction intended to reflect our profitability.

•	If we (1) fail to satisfy the REIT asset tests (discussed below) and continue to qualify as a REIT because we meet certain other requirements, we will have to pay a tax equal to the greater of $50,000 or the highest corporate income tax rate multiplied by the net income generated by the nonqualifying assets during the period of time we failed to satisfy the asset tests or (2) if we fail to satisfy REIT requirements other than the gross income tests and the asset tests and continue to qualify as a REIT because we meet other requirements, we will have to pay $50,000 for each other failure.

•	If we fail to distribute each year at least the sum of:

(1) 85% of our REIT ordinary income for such year;

(2) 95% of our REIT capital gain net income for such year; and

(3) any undistributed taxable income from prior periods,

we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (a) the amounts actually distributed and (b) retained amounts on which we pay income tax at the corporate level.

•	If we acquire assets from a corporation generally subject to full corporate-level tax in a merger or other transaction in which our initial basis in the assets is determined by reference to the transferor corporation’s basis in the assets, the fair market value of the assets acquired in any such transaction exceeds the aggregate basis of such assets, and we subsequently recognize gain on the disposition of any such asset during the 10-year period beginning on the date on which we acquired the asset, then we generally will be subject to tax at the highest regular corporate income tax rate on the lesser of the amount of gain that we recognize at the time of the sale or disposition and the amount of gain that we would have recognized if we had sold the asset at the time we acquired the asset, which is referred to as the “Built-In Gain Rules.”

•	We will be subject to a 100% tax on transactions with our “taxable REIT subsidiaries” if such transactions are not at arm’s length.
Requirements for Qualification
      To qualify as a REIT, we must elect to be treated as a REIT and must meet the requirements, discussed below, relating to our organization, sources of income, the nature of assets and amount of distributions.

Organizational Requirements
      The Internal Revenue Code defines a REIT as a corporation, trust or association that:

(1) is managed by one or more trustees or directors;

(2) uses transferable shares or transferable certificates to evidence beneficial ownership;

(3) would be taxable as a domestic corporation but for Sections 856 through 860 of the Internal Revenue Code;

(4) is neither a financial institution nor an insurance company within the meaning of the applicable provisions of the Internal Revenue Code;

(5) has at least 100 persons as beneficial owners;

(6) during the last half of each taxable year, not more than 50% of the value of its outstanding stock is owned, directly or indirectly, by five or fewer “individuals,” as defined in the Internal Revenue Code to include certain entities;

(7) files an election or continues such election to be taxed as a REIT on its return for each taxable year; and

(8) meets other tests described below, including with respect to the nature of its assets and income and the amount of its distributions.
      The Internal Revenue Code provides that conditions (1) through (4) must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months. For purposes of condition (6), an “individual” generally includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes but does not include a qualified pension plan or profit-sharing trust. We believe that we are issuing in this offering sufficient common stock with sufficient diversity of ownership to satisfy conditions (5) and (6). Our charter currently includes certain restrictions regarding the transfer of our common stock, which are intended to assist us in continuing to satisfy conditions (5) and (6). If we comply with all the requirements for ascertaining the ownership of our outstanding stock in a taxable year and have no reason to know that we have violated condition (6), we will be deemed to have satisfied condition (6) for that taxable year.

      In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We satisfy this requirement.
      If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” the separate existence of that subsidiary will be disregarded for federal income tax purposes. Generally, a qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary, all of the capital stock of which is owned by the REIT. All assets, liabilities and items of income, deduction and credit of the qualified REIT subsidiary will be treated as assets, liabilities and items of income, deduction and credit of the REIT itself. Thus, in applying the requirements described herein, any qualified REIT subsidiary that we own will be ignored for federal income tax purposes and all assets, liabilities and items of income, deduction and credit of such subsidiary will be treated as our assets, liabilities and items of income, deduction and credit, although the subsidiary may be subject to state and local income tax in some states. Unincorporated domestic entities that are wholly owned by a REIT, including single-member limited liability companies, also are generally disregarded as separate entities for federal income tax purposes, including for purposes of the REIT income and asset tests.
      A REIT is also permitted to own up to 100% of the stock of one or more “taxable REIT subsidiaries.” The subsidiary and the REIT must jointly elect to treat the subsidiary as a taxable REIT subsidiary. In addition, if a taxable REIT subsidiary owns, directly or indirectly, securities representing 35% or more of the vote or value of a subsidiary corporation, that subsidiary will automatically be treated as a taxable REIT subsidiary of the parent REIT. A taxable REIT subsidiary is subject to federal income tax, and state and local income taxes where applicable, as a regular “C” corporation.
      Generally, a taxable REIT subsidiary may earn income that would not be qualifying income under the REIT income tests if earned directly by the parent REIT. We intend to conduct through one or more taxable REIT subsidiaries, certain activities that will produce nonqualifying income for the gross income tests or may be subject to the prohibited transaction tax, such as the sale of higher and better use properties. However, several provisions regarding the arrangements between a REIT and its taxable REIT subsidiary ensure that the taxable REIT subsidiary will be subject to an appropriate level of federal income tax. For example, the Internal Revenue Code limits the ability of a taxable REIT subsidiary to deduct interest payments in excess of a certain amount made to its parent REIT. In addition, the Internal Revenue Code imposes a 100% tax on transactions between a taxable REIT subsidiary and its parent REIT or the REIT’s lessees that are not conducted on an arm’s-length basis. Moreover, the value of securities of taxable REIT subsidiaries held by the REIT cannot be worth more than 20% of the REIT’s total asset value.
      In the case of a REIT that is a partner in a partnership, the REIT will be deemed to own its proportionate share (based on its capital interest in the partnership and any debt securities issued by such partnership held by the REIT) of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share. The character of the assets and gross income of the partnership retain the same character in the hands of the REIT. Thus, our proportionate share of the assets, liabilities and items of income of Wells Timber OP will be treated as our assets, liabilities and items of income for purposes of applying and meeting the various REIT requirements. In addition, Wells Timber OP’s proportionate share of the assets, liabilities and items of income with respect to any partnership (including any limited liability company treated as a partnership) in which it holds an interest would be considered assets, liabilities and items of income of Wells Timber OP for purposes of applying and meeting the various REIT requirements.

Income Tests
      To maintain qualification as a REIT, we must meet two gross income requirements annually. First, we must derive directly or indirectly at least 75% of our gross income (excluding gross income from prohibited transactions) from investments relating to real property, including investments in other REITs or mortgages on real property (including “rents from real property” and, in certain circumstances, interest), and, as discussed below, income from certain temporary investments. Second, we must derive at least 95% of our gross income (excluding gross income from prohibited transactions) from the real property investments described in the preceding sentence as well as from dividends, interest or gain from the sale or disposition of stock or securities (or from any combination of the foregoing).
      Prior to investing amounts received from the issuance of our stock and certain securities in real property assets, we may invest in liquid assets such as government securities or certificates of deposit, but earnings from those types of assets are qualifying income under the 75% gross income test only for one year from the receipt of proceeds. Accordingly, to the extent that we have not invested the offering proceeds in properties prior to the expiration of this one-year period, in order to satisfy the 75% gross income test, we may invest the offering proceeds in less liquid investments approved by our board of directors such as certain mortgages and mortgage pass-throughs or shares in other REITs. We intend to trace offering proceeds received for purposes of determining the one-year period for “new capital investments.” The IRS has not issued any rulings or regulations under the provisions of the Internal Revenue Code governing “new capital investments,” so there can be no assurance that the IRS will agree with this method.
      Timber-Cutting Contracts. The income from our timber-cutting contracts generally will be treated as “rents from real property” or as capital gain from the sale of real property for purposes of the gross income tests if we retain an economic interest in the timber, depending on whether we have a holding period of more than one year in the property. Section 631(b) of the Internal Revenue Code provides that if the owner of timber held for more than one year disposes of such timber under any contract by virtue of which it “retains an economic interest in such timber,” the gain or loss realized will be treated as capital gain or loss. An owner of timber retains an “economic interest in such timber” under a timber-cutting contract if the amount of the payment for the timber depends solely on the actual quantity of timber cut. To the extent that timberlands are contributed to our operating partnership, our holding period for determining whether the associated timber has been held for more than one year will include the contributor’s holding period for its timber.
      We generally will retain an “economic interest” under our timber-cutting contracts. Except to the extent timberlands that have been held by the contributor for more than one year are contributed to our operating partnership, the income from the timber-cutting contracts for the timberlands we initially acquire will not qualify for capital gains treatment under Section 631(b) of the Internal Revenue Code for the first year after closing this offering, because we will not have held the timber for more than one year at the time we dispose of it. The income from those timber-cutting contracts will be treated as rents from real property for purposes of the gross income tests, but will be characterized as ordinary income. Any gain from our timber-cutting contracts with respect to timber we held for more than one year will qualify as gain from the sale of real property for purposes of the gross income tests and for capital gain treatment under Section 631(b) of the Internal Revenue Code. We must distribute at least 90% of our REIT taxable income, including ordinary income from timber-cutting contracts, but we are not required to distribute net capital gain. See “— Distribution Requirements.” Accordingly, during the first year following this offering, most of our income from our timber-cutting contracts will be ordinary income subject to the 90% distribution requirement, but most of our income from our timber-cutting contracts in later years will qualify for capital gains treatment under Section 631(b) of the Internal Revenue Code and will not be subject to the 90% distribution requirement.
      Rents from Real Property. We do not expect to receive a substantial amount of rental income, other than the income from our timber-cutting contracts with respect to timber we have not held for more than one year that will be treated as rents from real property. However, we do anticipate receiving small amounts of rental income from hunting leases, bee-keeping leases, leases for the use of real property to extract minerals and to erect and maintain billboards on property adjacent to certain public thoroughfares and the rental of rights-of-way through certain properties.
      Rents that we receive or that we are deemed to receive will qualify as “rents from real property” in satisfying the gross income requirements described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person but can be based on a fixed percentage of gross receipts or gross sales. Second, rent received from a lessee will not qualify as “rents from real property” if we own, or are treated as owning, 10% or more of (i) the total combined voting power of all classes of voting stock of a corporate lessee, (ii) the total value of shares of all classes of stock of a corporate lessee or (iii) the interests in total assets or net profits in any lessee which is an entity that is not a corporation. Third, rent attributable to personal property is generally excluded from “rents from real property,” except where such personal property is leased in connection with such real property and the rent attributable to such personal property is less than or equal to 15% of the total rent received under the lease. Finally, amounts that are attributable to services furnished or rendered in connection with the rental of real property, whether or not separately stated, will not constitute “rents from real property” unless such services are customarily provided in the geographic area in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. Customary services that are not provided to a particular lessee (e.g., furnishing heat and light, the cleaning of public entrances and the collection of trash) can be provided directly by the REIT. Where, however, such services are provided primarily for the convenience of the lessees or are provided to such lessees, such services must be provided by an independent contractor or a taxable REIT subsidiary. In the event that an independent contractor provides such services, the REIT must adequately compensate such independent contractor, the REIT must not derive any income from the independent contractor and neither the independent contractor nor certain of its stockholders may, directly or indirectly, own more than 35% of the REIT, taking into consideration the applicable attributed ownership. Our rental income should not cease to qualify as “rents from real property” merely because we perform a de minimis amount of services for lessees of a property that are not usually and customarily provided and are considered rendered to the occupant. The income from these services will be considered de minimis if the value of such services (valued at not less than 150% of our direct cost of performing such services) is less than 1% of the total income derived from such property, and such de minimis services income will not be treated as rents from real property. While it is not expected that we will receive a substantial amount of rental income (other than income from timber-cutting contracts that is treated as rental income), we will take steps to ensure that such rental income qualifies as rents from real property or otherwise does not jeopardize our REIT status.
      Interest. The term “interest,” as defined for purposes of both gross income tests, generally excludes any amount that is based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by being based on a fixed percentage or percentages of receipts or sales. Interest on debt secured by mortgages on real property or on interests in real property generally is qualifying income for purposes of the 75% gross income test. However, if the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date of the REIT agreed to originate or acquire the loan, a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test.
      Dividends. Our share of any dividends received from any corporation (including any TRS, but excluding any REIT) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any other REIT in which we own an equity interest will be qualifying income for purposes of both gross income tests.
      Hedging Transactions. From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. To the extent that we enter into an interest rate swap or cap contract, option, futures contract, forward rate agreement, or any similar financial instrument to hedge our indebtedness incurred or to be incurred to acquire or carry “real estate assets,” including mortgage loans, any periodic income or gain from the disposition of that contract attributable to the carrying or acquisition of the real estate assets should be qualifying income for purposes of the 95% gross income test but not the 75% gross income test. To the extent that we hedge with other types of financial instruments or for other purposes, the income from those transactions is not likely to be treated as qualifying income for purposes of either gross income test. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.
      Prohibited Transactions. A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. Income from timber sold pursuant to timber-cutting contracts will be treated as rents from real property or capital gain under Section 631(b) of the Internal Revenue Code and, accordingly, will not be treated as gain from the sale of property held for sale in our ordinary course of business.
      To avoid the imposition of the prohibited transaction test, we intend to sell most or all of our higher and better use properties through a TRS. In addition, to the extent we sell any higher and better use properties held at the REIT level, we will attempt to comply with the terms of safe-harbor provisions in the federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction. We cannot assure you, however, that we will always be able to identify properties that will become part of our “dealer” land sales business, that we will avoid owning property at the REIT level that may be characterized as property that we hold “primarily for sale to customers in the ordinary course of a trade or business,” or that we can comply with the safe-harbor provisions when we sell property held at the REIT level.
      Failure to Satisfy Gross Income Tests. Except for amounts received with respect to certain investments of cash reserves, we anticipate that substantially all of our gross income will be derived from sources that will allow us to satisfy the income tests described above; however, we can make no assurance in this regard. If we fail one or both of the 75% and 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if we are eligible for relief under the Internal Revenue Code. This relief generally will be available if: (1) our failure to meet such gross income tests is due to reasonable cause and not to willful neglect; and (2) we properly disclose the failure to the IRS. We, however, cannot state whether in all circumstances we would be entitled to the benefit of this relief provision. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally receive exceeds the limits on such income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. As discussed above in “— Federal Income Taxation of the Company,” even if this relief provision applies, a 100% tax would be imposed on the greater of the amount by which we fail the 75% gross income test or the amount by which we fail the 95% gross income test, in either case multiplied by a fraction intended to reflect our profitability.

Asset Tests
      At the close of each quarter of our taxable year, we must also satisfy four tests relating to the nature and diversification of our assets. First, at least 75% of the value of our total assets must be represented by real estate assets, cash and cash items (including receivables) and government securities. Second, not more than 25% of the value of our total assets may consist of securities (other than those securities includible in the 75% asset test). Third, except for stock or securities of REITs, qualified REIT subsidiaries, taxable REIT subsidiaries, equity interests in partnerships and other securities that qualify as “real estate assets” for purposes of the 75% asset test: (1) the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets; (2) we may not own more than 10% of any one issuer’s outstanding voting securities; and (3) we may not own more than 10% of the value of the outstanding securities of any one issuer. Fourth, no more than 20% of the value of our total assets may be represented by securities of one or more taxable REIT subsidiaries.
      Securities for purposes of the asset tests may include debt securities. The 10% value limitation will not apply, however, to (i) any security qualifying for the “straight-debt exception” discussed below, (ii) any loan to an individual or an estate; (iii) any rental agreement described in Section 467 of the

Internal Revenue Code, other than with a “related person”; (iv) any obligation to pay qualifying rents from real property; (v) certain securities issued by a State or any political subdivision thereof, the District of Columbia, a foreign government, or any political subdivision thereof, or the Commonwealth of Puerto Rico; (vi) any security issued by a REIT; and (vii) any other arrangement that, as determined by the Secretary of the Treasury, is excepted from the definition of a security. For purposes of the 10% value test, any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test and any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership. There are special look-through rules for determining a REIT’s share of securities held by a partnership in which the REIT holds an interest.
      The straight-debt exception starts with the definition of straight debt in Section 1361 of the Internal Revenue Code (as modified) but permits certain contingent payments. The timing of payments of principal or interest may be contingent if such contingency causes specified limited changes to the debt’s effective yield to maturity or the REIT does not hold more than $1 million (by face amount or issue price) of the issuer’s debt instruments and not more than 12 months of unaccrued interest can be required to be prepaid on such debt instruments. In addition, the time or amount of payments may be contingent if such contingency arises only upon default or upon the issuer’s exercise of a prepayment right and such contingencies are consistent with customary commercial practice.
      The straight-debt exception will not apply to any securities issued by a corporation or partnership if the REIT and any controlled taxable REIT subsidiaries also own securities of such issuer that would not qualify for the straight-debt exception and that are worth more than 1% of the issuer’s outstanding securities.
      With respect to each issuer in which we currently own an interest that does not qualify as a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary, we believe that our pro rata share of the value of the securities, including debt, of any such issuer does not exceed 5% of the total value of our assets and that we comply with the 10% voting securities limitation and 10% value limitation with respect to each such issuer. In this regard, however, we cannot provide any assurance that the IRS might not disagree with our determinations.
      After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of nonqualifying assets within 30 days after the close of that quarter. Even after the 30-day cure period, if we fail the 5% securities limitation or either of the 10% securities limitations, we may avoid disqualification as a REIT by disposing of a sufficient amount of nonqualifying assets to cure the violation if the assets causing the violation do not exceed the lesser of 1% of our assets at the end of the relevant quarter or $10 million, provided that, in either case, the disposition occurs within six months following the last day of the quarter in which we first identified the violation. For other violations of any of the REIT asset tests due to reasonable cause, we may avoid disqualification as a REIT after the 30-day cure period by taking certain steps, including the disposition of sufficient nonqualifying assets within the six-month period described above to meet the applicable asset test, paying a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets during the period of time that the assets were held as nonqualifying assets and filing a schedule with the IRS that describes the nonqualifying assets.
      We expect that more than 75% of our assets will consist of fee ownership and leasehold interests in timberlands. Accordingly, we believe that we will satisfy the 75% asset test described above. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take such other actions within 30 days after the close of any quarter as necessary to cure any noncompliance.

Annual Distribution Requirements
      To qualify for taxation as a REIT, we must meet the following annual distribution requirements, we must make distributions (other than capital gain distributions and deemed distributions of retained capital gain) to our stockholders in an amount at least equal to:

(1) the sum of (a) 90% of our “REIT taxable income” (computed without regard to the dividends paid deduction and by excluding our net capital gain) and (b) 90% of the net income, if any, from foreclosure property in excess of the excise tax on income from foreclosure property, minus

(2) the sum of certain items of noncash income.
      We must pay these distributions in the taxable year to which they relate. Dividends distributed in the subsequent year, however, will be treated as if distributed in the prior year for purposes of such prior year’s 90% distribution requirement if (1) the dividends were declared in October, November or December, the dividends were payable to stockholders of record on a specified date in such month, and the dividends were actually distributed during January of the subsequent year; or (2) the dividends were declared before we timely filed our federal income tax return for such year, the dividends were distributed in the 12-month period following the close of the prior year and not later than the first regular dividend payment after such declaration, and we elected on our tax return for the prior year to have a specified amount of the subsequent dividend treated as if distributed in the prior year.
      If we dispose of any asset that is subject to the Built-In Gain Rules during the 10-year period beginning on the date on which we acquired the asset, we will be required to distribute at least 90% of the Built-In Gain (after tax), if any, recognized on the disposition of the asset.
      We will pay federal income tax on taxable income, including net capital gain, that we do not distribute to stockholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

•	85% of our REIT ordinary income for such year,

•	95% of our REIT capital gain net income for such year, and

•	any undistributed taxable income from prior periods,
we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distribute.
      We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. See “— Taxation of Taxable U.S. Stockholders — Distributions to Taxable U.S. Stockholders.” If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% nondeductible excise tax described above. For these purposes, dividends that are declared in October, November or December of the relevant taxable year, are payable to stockholders of record on a specified date in such month and are actually distributed during January of the subsequent year are treated as distributed in the prior year.
      We intend to make timely distributions sufficient to satisfy the annual distribution requirements and to avoid the 4% excise tax. In this regard, Wells Timber OP’s partnership agreement will authorize us, as the sole general partner of Wells Timber OP, to take such steps as may be necessary to cause Wells Timber OP to distribute to its partners an amount sufficient to permit us to meet these distribution requirements. We expect that our REIT taxable income will be less than our cash flow due to the allowance of cost depletion in computing REIT taxable income. Accordingly, we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the 90% distribution requirement. It is possible that we may not have sufficient cash or other liquid assets from time to time to meet the 90% distribution requirement or to distribute such greater amount as may be necessary to avoid income and excise tax. In such event, we may find it necessary to borrow funds to pay the required distribution or, if possible, pay taxable stock dividends in order to meet the distribution requirement.

      In order for us to deduct dividends we distribute to our stockholders, such distributions must not be “preferential” within the meaning of Section 562(c) of the Internal Revenue Code. Every holder of a particular class of stock must be treated the same as every other holder of shares of such class, and no class of stock may be treated otherwise than in accordance with its dividend rights as a class.
      In the event that we are subject to an adjustment to our REIT taxable income (as defined in Section 860(d)(2) of the Internal Revenue Code) resulting from an adverse determination by either a final court decision, a closing agreement between us and the IRS under Section 7121 of the Internal Revenue Code, an agreement as to tax liability between us and an IRS district director or a statement by us attached to an amendment or supplement to our federal income tax return, we may be able to correct any resulting failure to meet the 90% annual distribution requirement by paying “deficiency dividends” to our stockholders that relate to the adjusted year but that are paid in the subsequent year. To qualify as a deficiency dividend, the distribution must be made within 90 days of the adverse determination and we also must satisfy certain other procedural requirements. If the statutory requirements of Section 860 of the Internal Revenue Code are satisfied, a deduction is allowed for any deficiency dividend subsequently paid by us to offset an increase in our REIT taxable income resulting from an adverse determination. We, however, will be required to pay statutory interest on the amount of any deduction taken for deficiency dividends to compensate for the deferral of the tax liability.
Earnings and Profits
      Throughout the remainder of this discussion, we frequently will refer to “earnings and profits.” Earnings and profits is a concept used extensively throughout corporate tax law but it is undefined in the Internal Revenue Code. Each corporation maintains an “earnings and profits” account that helps to measure whether a distribution originates from corporate earnings or from other sources. Distributions generally decrease earnings and profits while income generally increases earnings and profits. If a corporation has positive earnings and profits, distributions generally will be considered to come from corporate earnings. If a corporation has no earnings and profits, distributions generally will be considered a return of capital and then capital gain. At the close of any taxable year, a REIT cannot have accumulated earnings and profits attributable to any non-REIT year and remain qualified as a REIT.
Statutory Relief
      In addition to the statutory relief provisions discussed above, the American Jobs Creation Act of 2004 created additional relief provisions for REITs. If we fail to satisfy one or more of the requirements for qualification as a REIT, other than the income tests and asset tests discussed above, we will not lose our status as a REIT if our failure was due to reasonable cause and not willful neglect, and we pay a penalty of $50,000 for each such failure.
Failure to Qualify
      If we fail to qualify as a REIT in any year and the relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify will not be deductible by us, but we also will not be required to make distributions during those years. In such event, to the extent of positive current or accumulated earnings and profits, all distributions to stockholders will be dividends that are taxable to individuals at preferential rates under the Jobs and Growth Relief Reconciliation Act of 2003 (the “2003 Act”) through 2008. Subject to certain limitations of the Internal Revenue Code, corporate distributees may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances we would be entitled to such statutory relief.

Taxable REIT Subsidiaries
      As described above, we may own up to 100% of the stock of one or more TRSs. A TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by us. A corporation will not qualify as a TRS if it directly or indirectly operates or manages any hotels or health care facilities or provides rights to any brand name under which any hotel or health care facility is operated.
      We and our corporate subsidiary must elect for the subsidiary to be treated as a TRS. A corporation of which a qualifying TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. Overall, no more than 20% of the value of our assets may consist of securities of one or more TRSs, and no more than 25% of the value of our assets may consist of the securities of TRSs and other non-TRS taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test.
      The TRS rules limit the deductibility of interest paid or accrued by a TRS to us to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% tax on transactions between a TRS and us or our lessees that are not conducted on an arm’s-length basis.
      We intend to conduct certain of our activities that will produce nonqualifying income for the gross income tests or may be subject to the prohibited transactions tax, such as the sale of higher and better use properties, through one or more entities that will elect to be treated as TRSs. We believe that all transactions between us and any TRS that we form or acquire will be conducted on an arm’s-length basis.
Taxation of U.S. Stockholders
      When we use the term “U.S. Stockholder,” we mean a holder of common stock that for federal income tax purposes:

(1) is a citizen or resident of the United States;

(2) is a corporation (including an entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States or any of its political subdivisions;

(3) is an estate the income of which is subject to federal income taxation regardless of its source; or

(4) is a trust, provided that a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.
      If an entity classified as a partnership for federal income tax purposes holds our stock, the tax treatment of a partner will depend on the status of the partner and on the activities of the partnership. Partners of partnerships holding our stock should consult their tax advisors.
      For any taxable year for which we qualify for taxation as a REIT, amounts distributed to taxable U.S. Stockholders will be taxed as discussed below.

Distributions Generally
      Distributions to U.S. Stockholders, other than capital gain dividends (which are discussed below) will constitute taxable dividends up to the amount of our positive current or accumulated earnings and profits. Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates applicable to individuals who receive dividends from taxable C corporations pursuant to the 2003 Act. However, there are exceptions: Individual stockholders are taxed at such rates on dividends designated by and received from REITs to the extent that the dividends are attributable to (i) income that the REIT previously retained in a prior year and on which it was subject to corporate level tax; (ii) dividends received by the REIT from taxable corporations (including taxable REIT subsidiaries); or

(iii) income from sales of appreciated property subject to the Built-In Gain Rules. Because a REIT is not subject to tax on income distributed to its stockholders, the distributions made to corporate stockholders are not eligible for the dividends received deduction. To the extent that we make a distribution in excess of our positive current or accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital (reducing the tax basis in the U.S. Stockholder’s shares of our common stock) and then the distribution in excess of the tax basis will be taxable as gain realized from the sale of the common stock. Dividends we declare in October, November or December of any year payable to stockholders of record on a specified date in any such month are treated as both paid by us and received by the stockholders on December 31 of that year, provided that we actually pay the dividends during January of the following calendar year. Stockholders are not allowed to include on their own federal income tax returns any of our tax losses.

Capital Gain Distributions
      Distributions to U.S. Stockholders that we properly designate as capital gain dividends will be treated as long-term capital gains (to the extent they do not exceed our actual net capital gain) for the taxable year without regard to the period for which the U.S. Stockholder has held the stock. However, corporate U.S. Stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Capital gain dividends are not eligible for the dividends received deduction for corporations. In the case of individuals, long-term capital gains are generally taxable at maximum federal rates of 15% (through 2008), except that capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate to the extent of previously claimed depreciation deductions.
      We may elect to retain and pay federal income tax on any net long-term capital gain. In this instance, U.S. Stockholders will include in their income their proportionate share of the undistributed long-term capital gain. The U.S. Stockholders also will be deemed to have paid their proportionate share of tax on such long-term capital gain and, therefore, will receive a credit or refund for the amount of such tax. In addition, the basis of the U.S. Stockholders’ shares will be increased in an amount equal to the excess of the amount of capital gain included in his or her income over the amount of tax he or she is deemed to have paid.

Certain Dispositions of Shares
      In general, U.S. Stockholders will realize capital gain or loss on the sale of common stock equal to the difference between (1) the amount of cash and the fair market value of any property received by the U.S. Stockholder on such disposition and (2) the U.S. Stockholder’s adjusted basis of such common stock. Losses incurred on the sale or exchange of our common stock that a U.S. Stockholder holds for less than six months (after applying certain holding period rules) will be treated as long-term capital loss to the extent of any capital gain dividend the stockholder has received with respect to those shares.
      The applicable tax rate will depend on the U.S. Stockholder’s holding period in the asset (generally, if the U.S. Stockholder has held the asset for more than one year, it will produce long-term capital gain) and the U.S. Stockholder’s tax bracket. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for noncorporate stockholders) to a portion of the capital gain realized by a noncorporate stockholder on the sale of common stock that would correspond to our “unrecaptured Section 1250 gain.” U.S. Stockholders should consult with their own tax advisors with respect to their capital gain tax liability. In general, any loss recognized by a U.S. Stockholder upon the sale or other disposition of common stock that the U.S. Stockholder has held for six months or less, after applying the holding period rules, will be treated as long-term capital loss to the extent of distributions received by the U.S. Stockholder from us that were required to be treated as long-term capital gains.
      If a U.S. Stockholder has shares of our common stock redeemed by us, such U.S. Stockholder will be treated as if such U.S. Stockholder sold the redeemed shares if all of such U.S. Stockholder’s shares of our common stock are redeemed or if such redemption is not essentially equivalent to a dividend within the meaning of Section 302(b)(1) of the Internal Revenue Code or substantially disproportionate within the meaning of Section 302(b)(2) of the Internal Revenue Code. If a redemption is not treated as a sale of the redeemed shares, it will be treated as a dividend distribution. U.S. Stockholders should consult with their tax advisors regarding the taxation of any particular redemption of our shares.

Passive Activity Loss and Investment Interest Limitations
      U.S. Stockholders may not treat distributions we make to them or any gain from disposing of our common stock as passive activity income. Therefore, U.S. Stockholders will not be able to apply any “passive losses” against such income. Dividends we pay (to the extent they do not constitute a return of capital) generally will be treated as investment income for purposes of the investment interest limitation. Net capital gain from the disposition of our common stock (or capital gain dividends) generally will be excluded from investment income unless the stockholder elects to have such gain taxed at ordinary income rates.

Treatment of Tax-Exempt Stockholders
      Distributions we make to a tax-exempt employee pension trust or most other types of domestic tax-exempt stockholder generally will not constitute “unrelated business taxable income” (UBTI), unless the tax-exempt stockholder has borrowed to acquire or carry our shares of our common stock. Qualified trusts that hold more than 10% (by value) of the shares of pension-held REITs may be required to treat a certain percentage of such REIT’s distributions as UBTI. We expect that our ownership limitations will prevent us from becoming a pension-held REIT, unless our board of directors grants qualified plan waivers from our ownership limitations.
Special Tax Considerations for Non-U.S. Stockholders
      The rules governing United States income taxation of non-U.S. Stockholders (beneficial owners of shares of our common stock who are not U.S. Stockholders) are complex. We intend the following discussion to be only a summary of these rules. Prospective non-U.S. Stockholders should consult with their own tax advisors to determine the impact of federal, state, local and foreign tax laws on an investment in our common stock, including any reporting requirements.
      In general, non-U.S. Stockholders will be subject to regular federal income tax with respect to their investment in us if the income from the investment is “effectively connected” with the non-U.S. Stockholder’s conduct of a trade or business in the United States. A corporate non-U.S. Stockholder that receives income that is (or is treated as) effectively connected with a U.S. trade or business also may be subject to the branch profits tax, which is imposed in addition to regular federal income tax at the rate of 30%, subject to reduction under a tax treaty, if applicable. Effectively connected income must meet various certification requirements to be exempt from withholding. The following discussion will apply to non-U.S. Stockholders whose income from their investments in us is not effectively connected (except to the extent that the FIRPTA rules discussed below treat such income as effectively connected income).
      A distribution payable out of our current or accumulated earnings and profits that is not attributable to gain from the sale or exchange by us of a “United States real property interest” and that we do not designate as a capital gain distribution will be subject to federal income tax, required to be withheld by us, equal to 30% of the gross amount of the dividend, unless an applicable tax treaty reduces this tax. A distribution in excess of our earnings and profits will be treated first as a return of capital that will reduce a non-U.S. Stockholder’s basis in his or her common stock (but not below zero) and then as gain from the disposition of such stock, the tax treatment of which is described under the rules discussed below with respect to dispositions of common stock.
      As long as our stock is not regularly traded on an established securities market in the United States, distributions by us that are attributable to gain from the sale or exchange of a United States real property interest will be taxed to a non-U.S. Stockholder under the Foreign Investment in Real Property Tax Act of 1980 (FIRPTA). Such distributions are taxed to a non-U.S. Stockholder as if the distributions were gains “effectively connected” with a United States trade or business. Accordingly, a non-U.S. Stockholder will be taxed at the normal capital gain rates applicable to a U.S. Stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Such distributions also may be subject to a 30% branch profits tax when made to a foreign corporation that is not entitled to an exemption or reduced branch profits tax rate under a tax treaty. If our shares of common stock are ever “regularly traded” on an established securities market in the United States, then, with respect to distributions by us that are attributable to gain from the sale or exchange of a United States real property interest, a non-U.S. Stockholder who does not own more than 5% of our common stock at any time during the taxable year: (i) will be taxed on such capital gain dividend as if the distribution was an ordinary dividend, (ii) will generally not be required to report distributions received from us on U.S. federal income tax returns and (iii) will not be subject to a branch profits tax with respect to such distribution. At the time you purchase shares in this offering, our shares will not be publicly traded, and we can give you no assurance that our shares will ever be publicly traded on an established securities exchange.
      It should be emphasized that the income we receive under timber-cutting contracts subject to Section 631(b) of the Internal Revenue Code will be characterized for federal income tax purposes as gain from the sale or other disposition of real property and that we will withhold at the 35% rate on distributions to non-U.S. stockholders attributable to such gain realized in respect of such timber-cutting contracts. Accordingly, an investment in our common stock may be less favorable than investments in REITs, the income of which is not primarily gains from timber sales.
      Although the law is not clear on this matter, it appears that amounts designated by us as undistributed capital gains in respect of the common stock generally should be treated with respect to non-U.S. Stockholders in the same manner as actual distributions by us of capital gain dividends. Under that approach, the non-U.S. Stockholder would be able to offset as a credit against his or her resulting federal income tax liability an amount equal to his or her proportionate share of the tax paid by us on the undistributed capital gains and to receive from the IRS a refund to the extent his or her proportionate share of this tax paid by us was to exceed his or her actual federal income tax liability.
      Although tax treaties may reduce our withholding obligations, we generally will be required to withhold tax from distributions to non-U.S. Stockholders, and remit to the IRS 35% of designated capital gain dividends (or, if greater, 35% of the amount of any distributions that could be designated as capital gain dividends) and 30% of ordinary dividends paid out of earnings and profits. In addition, if we designate prior distributions as capital gain dividends, subsequent distributions, up to the amount of such prior distributions that we designated as capital gain dividends, will be treated as capital gain dividends for purposes of withholding. In addition, we may be required to withhold 10% of distributions in excess of our current and accumulated earnings and profits. If the amount of tax withheld by us with respect to a distribution to a non-U.S. Stockholder exceeds the stockholder’s United States tax liability, the non-U.S. Stockholder may file for a refund of such excess from the IRS.
      We expect to withhold federal income tax at the rate of 30% on all distributions (including distributions that later may be determined to have been in excess of current and accumulated earnings and profits) made to a non-U.S. Stockholder, unless:

•	a lower treaty rate applies and the non-U.S. Stockholder files with us an IRS Form W-8BEN evidencing eligibility for that reduced treaty rate;

•	the non-U.S. Stockholder files with us an IRS Form W-8ECI claiming that the distribution is income effectively connected with the non-U.S. Stockholder’s trade or business so that no withholding tax is required; or

•	the distributions are treated for FIRPTA withholding tax purposes as attributable to a sale of a U.S. real property interest, in which case tax will be withheld at a 35% rate.

      Gain from a disposition of common stock by a non-U.S. Stockholder generally will be subject to federal income taxation unless our common stock does not constitute a “U.S. real property interest” within the meaning of FIRPTA. Our common stock will not constitute a U.S. real property interest if we are a “domestically controlled qualified investment entity.” A REIT is a domestically controlled qualified investment entity if at all times during a specified testing period less than 50% in value of its shares is held directly or indirectly by non-U.S. Stockholders. We currently anticipate that we will be a domestically controlled qualified investment entity and, therefore, that the sale of our common stock will not be subject to taxation under FIRPTA. We cannot assure non-U.S. Stockholders, however, that we will be a domestically controlled qualified investment entity. If we were not a domestically controlled qualified investment entity, a non-U.S. Stockholder’s sale of common stock would be subject to tax under FIRPTA as a sale of a U.S. real property interest, unless the common stock were “regularly traded” on an established securities market and the selling stockholder owned no more than 5% of the common stock throughout the applicable testing period. If the gain on the sale of common stock was subject to taxation under FIRPTA, the non-U.S. Stockholder would be subject to the same treatment as a U.S. Stockholder with respect to the gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). However, even if our common stock is not a U.S. real property interest, a nonresident alien individual’s gains from the sale of our common stock will be taxable if the nonresident alien individual is present in the United States for 183 days or more during the taxable year and certain other conditions apply, in which case the nonresident alien individual will be subject to a 30% tax on his or her U.S.-source capital gains.
      A purchaser of common stock from a non-U.S. Stockholder will not be required to withhold under FIRPTA on the purchase price if the purchased common stock is “regularly traded” on an established securities market or if we are a domestically controlled qualified investment entity. Otherwise, the purchaser of common stock from a non-U.S. Stockholder may be required to withhold 10% of the purchase price and remit this amount to the IRS. At the time you purchase shares in this offering, our shares will not be publicly traded, and we can give you no assurance that our shares will ever be publicly traded on an established securities exchange or that we will be a domestically controlled qualified investment entity.
      If a non-U.S. Stockholder has shares of our common stock redeemed by us, such non-U.S. Stockholder will be treated as if such non-U.S. Stockholder sold the redeemed shares if all of such non-U.S. Stockholder’s shares of our common stock are redeemed or if such redemption is not essentially equivalent to a dividend within the meaning of Section 302(b)(1) of the Internal Revenue Code or substantially disproportionate within the meaning of Section 302(b)(2) of the Internal Revenue Code. If a redemption is not treated as a sale of the redeemed shares, it will be treated as a dividend distribution. Non-U.S. Stockholders should consult with their tax advisors regarding the taxation of any particular redemption of our shares.
      Upon the death of a nonresident alien individual, that individual’s common stock will be treated as part of his or her U.S. estate for purposes of the U.S. estate tax, except as may be otherwise provided in an applicable estate tax treaty.
Information Reporting Requirements and Backup Withholding Tax

U.S. Stockholders
      In general, information reporting requirements will apply to payments of distributions on our common stock and to payments of the proceeds of the sale of our common stock, unless an exception applies. Further, under certain circumstances, U.S. Stockholders may be subject to backup withholding on payments made with respect to, or cash proceeds of a sale or exchange of, our common stock. Backup withholding will apply only if:

(1) the payee fails to furnish his or her taxpayer identification number (which, for an individual, would be his or her Social Security number) to the payor as required;

(2) the IRS notifies the payor that the taxpayer identification number furnished by the payee is incorrect;

(3) the IRS has notified the payee that such payee has failed to properly include reportable interest and dividends in the payee’s return or has failed to file the appropriate return and the IRS has assessed a deficiency with respect to such underreporting; or

(4) the payee has failed to certify to the payor, under penalties of perjury, that the payee is not subject to withholding.
      In addition, backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations and tax-exempt organizations. U.S. Stockholders should consult their own tax advisors regarding their qualifications for exemption from backup withholding and the procedure for obtaining such an exemption.
      Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a U.S. Stockholder will be allowed as a credit against the U.S. Stockholder’s federal income tax liability and may entitle the stockholder to a refund, provided that the stockholder furnishes the required information to the IRS.

Non-U.S. Stockholders
      Generally, information reporting will apply to payments of distributions on our common stock and backup withholding may apply, unless the payee certifies that he or she is not a U.S. person or otherwise establishes an exemption.
      The payment of the proceeds from the disposition of our common stock to or through the U.S. office of a U.S. or foreign broker will be subject to information reporting and, possibly, backup withholding, unless the non-U.S. Stockholder certifies as to his or her non-U.S. status or otherwise establishes an exemption and provided that the broker does not have actual knowledge that the stockholder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The proceeds of the disposition of our common stock by a non-U.S. Stockholder to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, if the broker is a U.S. person, a controlled foreign corporation for U.S. tax purposes or a foreign person whose gross income is 50% or more from all sources for specified periods and is from activities that are effectively connected with a U.S. trade or business, information reporting generally will apply, unless the broker has documentary evidence as to the non-U.S. Stockholder’s foreign status and has no actual knowledge to the contrary.
      Applicable Treasury regulations provide presumptions regarding the status of stockholders when payments to the stockholders cannot be reliably associated with appropriate documentation provided to the payor. These Treasury regulations require some stockholders to have provided new certifications with respect to payments made after December 31, 2000. Because the application of these Treasury regulations varies depending on the stockholder’s particular circumstances, non-U.S. Stockholders should consult their tax advisors with regard to U.S. information reporting and backup withholding.
Tax Aspects of Wells Timber OP
      We expect that substantially all of our investments will be held through Wells Timber OP. In general, partnerships are “pass-through” entities that are not subject to federal income tax. Rather, partners are allocated their proportionate share of the items of income, gain, loss, deduction and credit of a partnership and are potentially subject to tax thereon, without regard to whether the partners receive distributions from the partnership. Wells Timber OP will be treated as a disregarded entity for federal income tax purposes if we own 100% of the interests therein, directly or through one or more of our wholly owned subsidiaries, and will be treated as a partnership for federal income tax purposes if there is another partner who is not disregarded for federal income tax purposes that owns an interest in Wells Timber OP. Wells Capital currently holds common units and special units in Wells Timber OP. We will include in our income our proportionate share of Wells Timber OP’s income, gain, loss, deduction and credit for purposes of the various REIT income tests and in the computation of our REIT taxable income. In addition, we will include our proportionate share of the assets held by Wells Timber OP in the REIT asset tests.
State and Local Taxes
      We may be subject to state and local tax in various states and localities. Our stockholders also may be subject to state and local tax in various states and localities. The tax treatment to us and to our stockholders in such jurisdictions may differ from the federal income tax treatment described above. Consequently, before you buy our common stock, you should consult your own tax advisor regarding the effect of state and local tax laws on an investment in our common stock.
ERISA CONSIDERATIONS
      The following is a summary of some considerations associated with an investment in our shares by a qualified employee pension benefit plan or an individual retirement account (IRA). This summary is based on provisions of the Employee Retirement Income Security Act of 1974 (ERISA) and the Internal Revenue Code, each as amended through the date of this prospectus, and the relevant regulations, opinions and other authority issued by the Department of Labor and the IRS. We cannot assure you that there will not be adverse tax or labor decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein. Any such changes may apply to transactions entered into prior to the date of their enactment.
      Each fiduciary of an employee pension benefit plan subject to ERISA (such as a profit-sharing, section 401(k) or pension plan) or any other retirement plan or account subject to Section 4975 of the Internal Revenue Code, such as an IRA, seeking to invest plan assets in our shares must, taking into account the facts and circumstances of each such plan or IRA (Benefit Plan), consider, among other matters:

•	whether the investment is consistent with the applicable provisions of ERISA and the Internal Revenue Code;

•	whether, under the facts and circumstances pertaining to the Benefit Plan in question, the fiduciary’s responsibility to the plan has been satisfied;

•	whether the investment will produce “unrelated business taxable income” (UBTI) to the Benefit Plan (see “Federal Income Tax Considerations — Taxation of U.S. Stockholders — Treatment of Tax-Exempt Stockholders”); and

•	the need to value the assets of the Benefit Plan annually.
      Under ERISA, a plan fiduciary’s responsibilities include the following duties:

•	to act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration;

•	to invest plan assets prudently;

•	to diversify the investments of the plan, unless it is clearly prudent not to do so;

•	to ensure sufficient liquidity for the plan; and

•	to consider whether an investment would constitute or give rise to a prohibited transaction under ERISA or the Internal Revenue Code.
      ERISA also requires that the assets of an employee benefit plan be held in trust and that the trustee, or a duly authorized named fiduciary or investment manager, have exclusive authority and discretion to manage and control the assets of the plan.

Prohibited Transactions
      Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit specified transactions involving the assets of a Benefit Plan that are between the plan and any “party-in-interest” or “disqualified person” with respect to that Benefit Plan, unless an administrative or statutory exemption applies. These transactions are prohibited regardless of how beneficial they may be for the Benefit Plan. Prohibited transactions include the sale, exchange or leasing of property, and the lending of money or the extension of credit, between a Benefit Plan and a party-in-interest or disqualified person. The transfer to (or use by or for the benefit of) a party-in-interest or disqualified person of any assets of a Benefit Plan is also prohibited, as is the furnishing of services between a plan and a party-in-interest. A fiduciary of a Benefit Plan is also prohibited from engaging in self-dealing, acting for a person who has an interest adverse to the plan or receiving any consideration for its own account from a party dealing with the plan in a transaction involving plan assets. Furthermore, Section 408 of the Internal Revenue Code states that assets of an IRA trust may not be commingled with other property except in a common trust fund or common investment fund.
Plan Asset Considerations
      In order to determine whether an investment in our shares by a Benefit Plan creates or gives rise to the potential for either prohibited transactions or a commingling of assets as referred to above, a fiduciary must consider whether an investment in our shares will cause our assets to be treated as assets of the investing Benefit Plan. Neither ERISA nor the Internal Revenue Code defines the term “plan assets”; however, regulations promulgated by the Department of Labor provide guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute assets of a Benefit Plan when the plan invests in that entity (Plan Assets Regulation). Under the Plan Assets Regulation, the assets of corporations, partnerships or other entities in which a Benefit Plan makes an equity investment will generally be deemed to be assets of the Benefit Plan, unless the entity satisfies one of the exceptions to this general rule. As discussed below, we have received an opinion of counsel that, based on the Plan Assets Regulation, it is more likely than not that our underlying assets would not be deemed to be “plan assets” of Benefit Plans investing in our shares, assuming the conditions set forth in the opinion are satisfied, based upon the fact that at least one of the specific exemptions set forth in the Plan Assets Regulation is satisfied, as determined under the criteria set forth below.
      Specifically, the Plan Assets Regulation provides that the underlying assets of REITs will not be treated as assets of a Benefit Plan investing therein if the interest the Benefit Plan acquires is a “publicly offered security.” A publicly offered security must be:

•	sold as part of a public offering registered under the Securities Act of 1933, as amended, and be part of a class of securities registered under the Securities Exchange Act of 1934, as amended, within a specified time period;

•	part of a class of securities that is owned by 100 or more persons who are independent of the issuer and one another; and

•	“freely transferable.”
      Our shares are being sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act, and are part of a class that will be registered under the Securities Exchange Act within the specified period. In addition, we have well in excess of 100 independent stockholders. Thus, both the first and second criteria of the “publicly offered security” exception have been satisfied.
      Whether a security is “freely transferable” depends upon the particular facts and circumstances. For example, our shares are subject to certain restrictions on transferability intended to ensure that we continue to qualify for federal income tax treatment as a REIT. The regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers that would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect a determination that such securities are “freely transferable.” The minimum investment in our shares is less than $10,000; thus, the restrictions imposed in order to maintain our status as a REIT should not cause the shares to be deemed not to be “freely transferable.”
      In the event that our underlying assets were treated by the Department of Labor as the assets of investing Benefit Plans, our management would be treated as fiduciaries with respect to each Benefit Plan stockholder, and an investment in our shares might constitute an ineffective delegation of fiduciary responsibility to Wells Capital, our advisor, and expose the fiduciary of the Benefit Plan to co-fiduciary liability under ERISA for any breach by Wells Capital of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be “plan assets,” an investment by an IRA in our shares might be deemed to result in an impermissible commingling of IRA assets with other property.
      If Wells Capital or its affiliates were treated as fiduciaries with respect to Benefit Plan stockholders, the prohibited transaction restrictions of ERISA and the Internal Revenue Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with entities that are affiliated with us or our affiliates or require that we restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Benefit Plan stockholders with the opportunity to sell their shares to us or we might dissolve.
      If a prohibited transaction were to occur, the Internal Revenue Code imposes an excise tax equal to 15% of the amount involved and authorizes the IRS to impose an additional 100% excise tax if the prohibited transaction is not “corrected” in a timely manner. These taxes would be imposed on any disqualified person who participates in the prohibited transaction. In addition, Wells Capital and possibly other fiduciaries of Benefit Plan stockholders subject to ERISA who permitted the prohibited transaction to occur or who otherwise breached their fiduciary responsibilities (or a nonfiduciary participating in a prohibited transaction) could be required to restore to the Benefit Plan any profits they realized as a result of the transaction or breach and make good to the Benefit Plan any losses incurred by the Benefit Plan as a result of the transaction or breach. With respect to an IRA that invests in our shares, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, would cause the IRA to lose its tax-exempt status under Section 408(e)(2) of the Internal Revenue Code.
      We have obtained an opinion from counsel that it is more likely than not that our shares will be deemed to constitute “publicly offered securities” and, accordingly, that it is more likely than not that our underlying assets should not be considered “plan assets” under the Plan Assets Regulation, assuming the offering takes place as described in this prospectus. If our underlying assets are not deemed to be “plan assets,” the problems discussed in the immediately preceding three paragraphs are not expected to arise.
Other Prohibited Transactions
      Regardless of whether the shares qualify for the “publicly offered security” exception of the Plan Assets Regulation, a prohibited transaction could occur if we, Wells Capital, any selected broker/ dealer or any of their affiliates is a fiduciary (within the meaning of Section 3(21) of ERISA) with respect to any Benefit Plan purchasing our shares. Accordingly, unless an administrative or statutory exemption applies, shares should not be purchased by a Benefit Plan with respect to which any of the above persons is a fiduciary. A person is a fiduciary with respect to a Benefit Plan under Section 3(21) of ERISA if, among other things, the person has discretionary authority or control with respect to the Benefit Plan or “plan assets,” or provides investment advice for a fee with respect to “plan assets.” Under a regulation issued by the Department of Labor, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares and that person regularly provides investment advice to the Benefit Plan pursuant to a mutual agreement or understanding (written or otherwise) (1) that the advice will serve as the primary basis for investment decisions, and (2) that the advice will be individualized for the Benefit Plan based on its particular needs.

Annual Valuation
      A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan’s fiscal year and to file a report reflecting that value with the Department of Labor. When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset’s fair market value, assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year. In discharging its obligation to value assets of a plan, a fiduciary subject to ERISA must act consistently with the relevant provisions of the plan and the general fiduciary standards of ERISA.
      Unless and until our shares are listed on a national securities exchange or are included for quotation on a national market system, we do not expect that a public market for our shares will develop. To date, neither the IRS nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the fair market value of shares when the fair market value of such shares is not determined in the marketplace. Therefore, to assist fiduciaries in fulfilling their valuation and annual reporting responsibilities, we intend to have our advisor prepare annual reports of the estimated value of our shares.
      Eventually, we may engage a third-party valuation firm to value our shares; however, we intend to use our advisor’s estimate until the completion of our offering stage. (We will view our offering stage as complete upon the termination of our last public equity offering prior to the listing of our shares on a national securities exchange or their inclusion for quotation on a national market system. For purposes of this definition, we do not consider a “public equity offering” to include offerings on behalf of selling stockholders or offerings related to a dividend reinvestment plan, employee benefit plan or the redemption of interests in Wells Timber OP.) Furthermore, until we have completed our offering stage, our advisor has indicated that it intends to use the most recent price paid to acquire a share in our offering (ignoring purchase price discounts for certain categories of purchasers) as its estimated per share value of our shares. Although this approach to valuing our shares has the advantage of avoiding the cost of paying for appraisals or other valuation services, the estimated value may bear little relationship and will likely exceed what you might receive for your shares if you tried to sell them or if we liquidated our portfolio.
      After 12 months from completion of our offering stage, we will publish a valuation of our shares as determined by our advisor or another firm chosen for that purpose, which estimate will be based upon a number of assumptions that may not be accurate or complete. We do not currently anticipate obtaining appraisals for our properties and, accordingly, the estimates should not be viewed as an accurate reflection of the fair market value of our properties nor will they represent the amount of net proceeds that would result from an immediate sale of our properties. For these reasons, the estimated valuations should not be utilized for any purpose other than to assist plan fiduciaries in fulfilling their annual valuation and reporting responsibilities. Even after our advisor no longer uses the most recent offering price as the estimated value of our shares, you should be aware of the following:

•	the estimated values may not be realized by us or by you upon liquidation (in part because estimated values do not necessarily indicate the price at which assets could be sold and because the estimates may not take into account the expenses of selling our assets);

•	you may not realize these values if you were to attempt to sell your shares; and

•	the estimated values, or the method used to establish values, may not comply with the ERISA or IRA requirements described above.

DESCRIPTION OF SHARES
      Our charter authorizes the issuance of 1 billion shares of stock, of which 900 million shares are designated as common stock with a par value of $0.01 per share, and 100 million shares are designated as preferred stock with a par value of $0.01 per share. In addition, our board of directors may amend our charter without stockholder approval to increase or decrease the number of our authorized shares.
      As of the date of this prospectus, 20,000 shares of our common stock were issued and outstanding, and no shares of preferred stock were issued and outstanding.
Common Stock
      Except as may otherwise be specified in the terms of any class or series of common stock, the holders of common stock are entitled to one vote per share on all matters voted on by stockholders, including election of our directors. Our charter does not provide for cumulative voting in the election of our directors. Therefore, the holders of a majority of the outstanding common shares can elect our entire board of directors. Subject to any preferential rights of any outstanding series of preferred stock, the holders of common stock are entitled to such dividends as may be authorized from time to time by our board of directors and declared by us out of legally available funds and, upon liquidation, are entitled to receive all assets available for distribution to our stockholders. Holders of shares of common stock will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares that we issue.
      Our board of directors has authorized the issuance of shares of our stock without certificates. We expect that, until our shares are listed on a national securities exchange or included for quotation on a national market system, we will not issue shares in certificated form. We maintain a stock ledger that contains the name and address of each stockholder and the number of shares that the stockholder holds. With respect to uncertificated stock, we will continue to treat the stockholder registered on our stock ledger as the owner of the shares until the new owner delivers a properly executed form to us, which form we will provide to any registered holder upon request.
Preferred Stock
      Our charter authorizes our board of directors to classify and reclassify any unissued shares of our common and preferred stock into one or more classes or series of stock, and to issue such classified or reclassified stock, without stockholder approval. Our board of directors must determine the relative rights, preferences and privileges of each class or series of stock so issued, which may be more beneficial than the rights, preferences and privileges attributable to the common stock. The issuance of such stock could have the effect of delaying, deferring or preventing a change in control. Our board of directors has no present plans to issue preferred stock, but may do so at any time in the future without stockholder approval.
Meetings and Special Voting Requirements
      An annual meeting of the stockholders will be held each year, no earlier than 30 days after delivery of our annual report. Special meetings of stockholders may be called by our board of directors, a majority of the independent directors, the president or the chief executive officer, or by our secretary upon the written request of stockholders entitled to cast at least 10% of the votes entitled to be cast on any issue proposed to be considered at the special meeting. The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting constitutes a quorum. Unless otherwise provided by the Maryland General Corporation Law or our charter, the affirmative vote of a majority of all votes cast is necessary to take stockholder action, except that the affirmative vote of a majority of the shares of stock present in person or by proxy at a meeting is required to elect a director.

      Our charter provides that the concurrence of the board is not required in order for the stockholders to elect or remove directors. However, we have been advised that Maryland law does require board approval in order to amend our charter or dissolve. Without the approval of the holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter, the board of directors may not:

•	amend the charter to adversely affect the rights, preferences and privileges of the stockholders;

•	amend charter provisions relating to director qualifications, fiduciary duties, liability and indemnification, conflicts of interest, investment policies or investment restrictions;

•	cause our liquidation or dissolution after our initial investment in property;

•	sell all or substantially all of our assets other than in the ordinary course of business; or

•	cause our merger or reorganization.
      Wells Capital is selected and approved as our advisor annually by our directors. While the stockholders do not have the ability to vote to replace Wells Capital or to select a new advisor, stockholders do have the ability, by the affirmative vote of a majority of the shares entitled to vote on such matter, to remove a director from our board.
Restriction on Ownership of Shares

Ownership Limit
      In order for us to qualify as a REIT, during the last half of each taxable year, not more than 50% of the value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals, as defined in the Internal Revenue Code to include certain entities. In addition, the outstanding shares must be owned by 100 or more persons independent of us and each other during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year. Each of the requirements specified in the two preceding sentences shall not apply until after the first taxable year for which we make an election to be taxed as a REIT. We may prohibit certain acquisitions and transfers of shares so as to ensure our continued qualification as a REIT under the Internal Revenue Code. However, we cannot assure you that this prohibition will be effective.
      Our charter contains limitations on ownership that prohibit any person or group of persons from acquiring, directly or indirectly, beneficial ownership of more than 9.8% in value of our outstanding shares, or more than 9.8% (in value or in number of shares, whichever is more restrictive) of our outstanding common shares, unless exempted by our board of directors. Our charter provides that any transfer of shares that would violate our share ownership limitations is null and void and the intended transferee will acquire no rights in such shares, unless the transfer is approved by our board of directors based upon receipt of information that such transfer would not violate the provisions of the Internal Revenue Code for qualification as a REIT.
      Our charter further prohibits (i) any person from owning shares of our stock that would result in our being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a REIT and (ii) any person from transferring shares of our stock if the transfer would result in our stock being owned by fewer than 100 persons. Any person who acquires or intends to acquire shares of our stock that may violate any of these restrictions, or who is the intended transferee of shares of our stock that are transferred to the trust, as described below, is required to give us immediate notice and provide us with such information as we may request in order to determine the effect of the transfer on our status as a REIT. The above restrictions will not apply if our board of directors determines that it is no longer in our best interest to continue to qualify as a REIT.
      Our board of directors, in its sole discretion, may exempt a person from these limits. However, the board may not exempt any person whose ownership of our outstanding stock would result in our being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code or otherwise would result in our failing to qualify as a REIT. In order to be considered by the board for exemption, a person also must not own, directly or indirectly, an interest in any lessee of our property (or a lessee of any entity which we own or control) that would cause us to own, directly or indirectly, more than a 9.9% interest in the lessee. The person seeking an exemption must represent to the satisfaction of the board that it will not violate these two restrictions. The person also must agree that any violation or attempted violation of these restrictions will result in the automatic transfer of the shares of stock causing the violation to a trust. The board of directors may require a ruling from the Internal Revenue Service or an opinion of counsel in order to determine or ensure our status as a REIT.
      Any attempted transfer of our stock which, if effective, would result in our stock being owned by fewer than 100 persons will be null and void. Any attempted transfer of our stock which, if effective, would result in violation of the ownership limits discussed above or in our being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise failing to qualify as a REIT, will cause the number of shares causing the violation (rounded to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the transfer. Shares of our stock held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares of stock held in the trust, will have no rights to dividends and no rights to vote or other rights attributable to the shares of stock held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Maryland law, the trustee will have the authority (i) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and (ii) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.
      Within 20 days of receiving notice from us that shares of our stock have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows. The proposed transferee will receive the lesser of (i) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the “market price” (as defined in our charter) of the shares on the day of the event causing the shares to be held in the trust and (ii) the price received by the trustee from the sale or other disposition of the shares. Any net sales proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares of our stock have been transferred to the trust, the shares are sold by the proposed transferee, then (i) the shares shall be deemed to have been sold on behalf of the trust and (ii) to the extent that the proposed transferee received an amount for the shares that exceeds the amount he was entitled to receive, the excess shall be paid to the trustee upon demand.
      In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (ii) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.

      All certificates representing shares of our stock will bear a legend referring to the restrictions described above, although we do not plan to issue shares in certificated form unless and until our shares are listed on a national securities exchange or included for quotation on a national market system.
      Every owner of more than 5% (or such lower percentage as required by the Internal Revenue Code or the regulations promulgated thereunder) of our stock, within 30 days after the end of each taxable year, is required to give us written notice, stating his name and address, the number of shares of each class and series of our stock which he beneficially owns, and a description of the manner in which the shares are held. Each such owner shall provide us with such additional information as we may request in order to determine the effect, if any, of his beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder shall upon demand be required to provide us with such information as we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.
      These ownership limits could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders.

Suitability Standards and Minimum Purchase Requirements
      Our charter requires that purchasers of our stock meet standards regarding (1) net worth and/or income and (2) minimum purchase amounts. These standards are described under “Suitability Standards” immediately following the cover page of this prospectus and below at “Plan of Distribution — Minimum Purchase Requirements.” The standards apply not only to purchasers in this offering, but also to potential transferees for value of your shares. As a result, the requirements regarding suitability and minimum purchase amounts, which are applicable until our shares of common stock are listed on a national securities exchange or included for quotation on a national market system, may make it more difficult for you to sell your shares.
Dividends
      Dividends will be paid on a quarterly basis regardless of the frequency with which such dividends are declared. Dividends will be paid to investors who are stockholders as of the record dates selected by our board of directors. During the offering period, we expect to calculate our quarterly dividends based upon daily record dates so that our investors will be entitled to be paid dividends immediately upon purchasing our shares. We expect to make quarterly dividend payments following such calculation.
      We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for tax purposes. Generally, income distributed as dividends will not be taxable to us under the Internal Revenue Code if we distribute at least 90% of our REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain). See “Federal Income Tax Considerations — Annual Distribution Requirements.”
      Except with respect to the first year following our acquisition of a timberland property, as a result of tax treatment provided to certain timber sale contracts under the Internal Revenue Code, substantially all of our income will constitute net capital gain for federal tax purposes. Unlike most existing REITs, therefore, we do not anticipate, except with respect to the first year following our acquisition of a timberland property, that the 90% distribution requirement applicable to REITs will require us to distribute any material amounts of cash in order to remain qualified as a REIT. Notwithstanding the lack of any federal income tax requirement that we do so, we intend to make distributions to our stockholders based on a methodology to be adopted by our board of directors. Generally after the first year following our acquisition of a timberland property, we expect these distributions to be treated as capital gain dividends. The actual amount and timing of distributions, if any, will be at the discretion of our board of directors and will depend upon a number of factors, including:

•	our actual results of operations;

•	the timing of the investment of the net proceeds of this offering; and

•	whether the income from our harvesting activities is ordinary income or capital gains.
      As a result of the tax treatment provided to certain timber sale contracts under the Internal Revenue Code, we expect, except in the first year following our acquisition of a timberland property, that a significant portion of our distributions to our stockholders will be taxed at capital gains rates, which are lower for noncorporate U.S. taxpayers than the rates for ordinary income.
      Because we may receive income from harvesting timber at various times during our fiscal year, dividends may not reflect our income earned in that particular distribution period but may be made in anticipation of cash flow that we expect to receive during a later quarter and may be made in advance of actual receipt of funds in an attempt to make dividends relatively uniform. We may borrow money, issue securities or sell assets in order to make dividend distributions.
      We are not prohibited from distributing our own securities in lieu of making cash dividends to stockholders, provided that the securities so distributed to stockholders are readily marketable. Stockholders who receive marketable securities in lieu of cash dividends may incur transaction expenses in liquidating the securities.
Dividend Reinvestment Plan
      We have adopted a dividend reinvestment plan that allows you to have dividends and other distributions otherwise distributable to you invested in additional shares of our common stock. The following discussion summarizes the principal terms of this plan. The full text of our dividend reinvestment plan is included as Appendix B to this prospectus.

Eligibility
      All of our stockholders are eligible to participate in our dividend reinvestment plan except for restrictions imposed by us, if any, in order to comply with the securities laws of various jurisdictions. We may elect to deny your participation in this plan if you reside in a jurisdiction or foreign country where, in our judgment, the burden or expense of compliance with applicable securities laws makes your participation impracticable or inadvisable.
      At any time prior to the listing of our shares on a national stock exchange or the inclusion of our shares for quotation on a national market system, you can only continue to participate in our dividend reinvestment plan if you continue to meet the suitability standards and if you are able to make the other investor representations set forth in the then-current prospectus and subscription agreement. Participants must agree to notify us promptly when they no longer meet these standards. See the “Suitability Standards” section of this prospectus (immediately following the cover page) and the form of subscription agreement attached hereto as Appendix A. Participants must agree to notify us promptly when they no longer meet these standards.

Election to Participate
      Assuming you are eligible, you may elect to participate in our dividend reinvestment plan by completing the subscription agreement or other approved enrollment form available from the dealer-manager or a participating broker/ dealer. Your participation in the plan will begin with the next distribution made after receipt of your enrollment form. Once enrolled, you may generally continue to purchase shares under our dividend reinvestment plan until we have sold all of the shares registered in this offering, have terminated this offering or have terminated the plan. We may extend the term of the dividend reinvestment plan beyond the term of this offering. You can choose to have all or a portion of your dividends reinvested through our dividend reinvestment plan. You also may change the percentage of your dividends that will be reinvested at any time if you complete a new enrollment form or other form provided for that purpose. Any election to increase your level of participation must be made through your participating broker/ dealer or investment advisor or, if you purchase shares in this offering other than through a participating broker/ dealer or investment advisor, through the dealer-manager.

Stock Purchases
      Shares will be purchased under our dividend reinvestment plan on the quarterly distribution payment dates. The purchase of fractional shares is a permissible and likely result of the reinvestment of dividends under the plan.
      The purchase price per share will be equal to (1) $9.55 per share during this offering; (2) 95.5% of the offering price in any subsequent public equity offering during such offering; and (3) 95.5% of the most recent offering price for the first 12 months subsequent to the close of our last public offering of shares prior to the listing of our shares on a national securities exchange or their inclusion for quotation on a national market system. After that 12-month period, we will publish a per share valuation determined by our advisor or another firm chosen for that purpose, and dividends will be reinvested at the price determined by the valuation process. (For these purposes, we do not consider a “public equity offering” to include (1) offerings on behalf of selling stockholders, (2) offerings related to a dividend reinvestment plan or employee benefit plan or (3) the redemption of interests in Wells Timber OP.) The valuation determined by our advisor or another firm chosen for that purpose may bear little relationship to and will likely exceed what you might receive for your shares if you tried to sell them or if we liquidated the portfolio.

Excluded Distributions
      Our board of directors may designate that certain cash distributions attributable to net proceeds from the sale of one or more of our properties or other investments will be excluded from distributions that may be reinvested in shares under our dividend reinvestment plan. If all or a portion of a distribution of proceeds attributable to a sale transaction is determined by our board to be an excluded distribution, the excluded amounts will be paid in cash to all stockholders, including dividend reinvestment plan participants, and will not be reinvested in our shares pursuant to our dividend reinvestment plan.

Account Statements
      Our dealer-manager or a participating broker/ dealer will provide a confirmation of your quarterly purchases under the dividend reinvestment plan. The dealer-manager or participating broker/ dealer will provide the confirmation to you or your designee within five business days after the end of the quarterly dividend period, which confirmation is to disclose the following information:

•	each distribution reinvested for your account during the quarter;

•	the date of the reinvestment; and

•	the number and price of the shares purchased by you.

Fees and Commissions
      We will not pay selling commissions or a dealer-manager fee on shares sold under our dividend reinvestment plan. We will not reimburse Wells Capital for any organization and offering expenses from proceeds of sales pursuant to our dividend reinvestment plan. The amount that would have been paid as selling commissions and dealer-manager fees if the shares sold pursuant to our dividend reinvestment plan had been sold pursuant to our primary offering will be retained and used by us. Therefore, the net proceeds to us for sales under our dividend reinvestment plan will be greater than the net proceeds to us for sales pursuant to our primary offering, at least during our offering stage and for all periods in which the estimated value of a share of our common stock is at least $10 per share. The economic benefits resulting from the increased net proceeds per share for purchases pursuant to our dividend reinvestment plan will inure to the benefit of all of our stockholders.

Voting
      You may vote all shares acquired through our dividend reinvestment plan.

Tax Consequences of Participation
      If you elect to participate in our dividend reinvestment plan and are subject to federal income taxation, you will incur a tax liability for distributions allocated to you even though you have elected not to receive the distributions in cash but rather to have the distributions withheld and reinvested pursuant to the plan. Specifically, you will be treated as if you have received the distribution from us in cash and then applied such distribution to the purchase of additional shares. In addition, to the extent you purchase shares through our dividend reinvestment plan at a discount to their fair market value, you will be treated for tax purposes as receiving an additional distribution equal to the amount of the discount. The purchase price per share will be at the following discounts: (1) $9.55 per share during this offering, (2) 95.5% of the offering price in any subsequent public equity offering during such offering, and (3) 95.5% of the most recent offering price for the first 12 months subsequent to the close of our last public equity offering prior to the listing of our shares on a national securities exchange or their inclusion for quotation on a national market system. Therefore, at least until this offering is complete, participants in our dividend reinvestment plan will be treated for federal income tax purposes as having received a dividend of $10.00 for each $9.55 reinvested by them under the plan (or if shares in the most recent offering were offered at a price other than $10.00 per share, then the deemed dividend would be equal to such per share amount and the amount reinvested would be 95.5% of such amount). You will be taxed on the amount of such distribution as a dividend to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the dividend as a capital gain dividend. See “Federal Income Tax Considerations — Taxation of U.S. Stockholders and Distributions Generally.” We will withhold 28% of the amount of dividends or distributions paid if you fail to furnish a valid taxpayer identification number, fail to properly report interest or dividends, or fail to certify that you are not subject to withholding.

Termination of Participation
      You may terminate your participation in our dividend reinvestment plan at any time by providing us with written notice. For your termination to be effective for a particular distribution, we must have received your notice of termination at least 10 business days prior to the last day of the quarterly dividend period to which the distribution relates. Any transfer of your shares will effect a termination of the participation of those shares in the dividend reinvestment plan. We will terminate your participation to the extent that a reinvestment of your dividends in our shares would cause you to exceed the ownership limitation contained in our charter.

Amendment or Termination of Plan
      We may amend or terminate our dividend reinvestment plan for any reason at any time, but any amendment that adversely affects the rights of obligations of a participant (as determined in the sole discretion of our board of directors) will take effect only upon 10 days’ prior written notice to participants.
Proposed Share Redemption Plan
      Our board of directors has adopted (but delayed the implementation of) a share redemption plan that would enable our stockholders to sell their shares to us in limited circumstances. We will not implement the plan until the earlier of (1) the completion of this primary offering, which may last until                     , 2007, or (2) receipt by us of SEC exemptive relief from rules restricting issuer purchases during distributions, which relief we may never obtain. Moreover, even when one of these conditions is met, our board of directors could choose to amend its provisions without stockholder approval. Upon effectiveness, our proposed share redemption plan would permit you to sell your shares back to us after you have held them for at least one year, subject to the significant conditions and limitations described below.
      Initially, the price at which we would repurchase your stock under the share redemption plan would be $9.10 unless the shares were being redeemed in connection with the death or qualifying disability of a stockholder in which case the price may be greater. For the first 12 months following this offering, we would repurchase shares under the proposed share redemption plan at a per share price of $9.10. During any subsequent offering, shares would be redeemed at a per share price equal to 91% of the per share price in such subsequent offering. After 12 months subsequent to the close of our last public equity offering prior to the listing of our shares on a national securities exchange or their inclusion for quotation on a national market system, we would publish a per share valuation determined by our advisor or another firm chosen for that purpose, and shares would be redeemed at a price equal to 91% of the price set through the valuation process. For purposes of the proposed share redemption plan, we would exclude for the definition of “public equity offering” certain issuances by us as described under “ERISA Considerations — Annual Valuation.” We would report this redemption price to you in the annual report that we will file with the SEC and deliver to you and in the three quarterly reports that we also are required to file with the SEC. These restrictions would severely limit your ability to sell your shares should you require liquidity and would limit your ability to recover the value you invested.
      Our share redemption plan would limit the number of shares redeemed pursuant to our proposed share redemption plan as follows: (1) during any calendar year, we would not redeem in excess of 5% of the weighted-average number of shares outstanding during the prior calendar year; and (2) we may not redeem shares on any redemption date to the extent that such redemptions would cause the amount paid for redemptions since the beginning of the then-current calendar year to exceed of the sum of (x) the net proceeds from the sale of shares under our dividend reinvestment plan during such period and (y) any additional amounts reserved for such purpose by our board of directors. These limits might prevent us from accommodating all redemption requests made in any year.
      As proposed, we would redeem shares on the last business day of each month. Requests for redemption would have to be received at least five business days before that date in order for us to repurchase the shares that month. If we could not purchase all shares presented for redemption in any month, we would attempt to honor redemption requests on a pro rata basis. We would deviate from pro rata purchases in two minor ways: (i) if a pro rata redemption would result in a stockholder owning less than half of the minimum amounts described at “Plan of Distribution — Minimum Purchase Requirements,” then we would redeem all of that stockholder’s shares; and (ii) if a pro rata redemption would result in a stockholder owning more than half but less than all of the applicable minimum amount, then we would not redeem any shares that would reduce that stockholder’s holdings below the applicable minimum amount. In the event that a stockholder was redeeming all of his or her shares, there would be no holding period requirement for shares purchased pursuant to our dividend reinvestment plan.
      If we did not completely satisfy a stockholder’s redemption request at month-end because the request was not received in time or because of the restrictions on the number of shares we could redeem under the program, we would treat the unsatisfied portion of the redemption request as a request for redemption in the following month unless the stockholder withdrew his or her request before the next date for redemptions. Any stockholder could withdraw a redemption request upon written notice to the address provided below before the date for redemption.
      In several respects we may treat redemptions sought upon the death of a stockholder differently from other redemptions. First, there would be no one-year holding requirement. Second, if redemption is sought within two years of the death or qualifying disability, the redemption price would be 100% of the amount paid for the shares. After two years, the redemption price would be the same as that available for other stockholders. Finally, we would not limit redemptions upon the death or qualifying disability of a stockholder with respect to the proceeds from our dividend reinvestment plan or the number of our outstanding shares.

      We will notify you upon implementation of the share redemption plan. Thereafter, qualifying stockholders who desire to redeem their shares would need to give written notice to Wells Capital, our transfer agent, at 6200 The Corners Parkway, Norcross, Georgia 30092-3365, Attn: Client Services. Wells Capital would be responsible for all services to be performed in connection with the share redemption plan.
      After implementation of the share redemption plan, our board of directors could amend, suspend or terminate the program upon 30 days’ notice. We would notify you of such developments (1) in the quarterly reports mentioned above or (2) by means of a separate mailing to you, accompanied by disclosure in a current or periodic report under the Securities Exchange Act of 1934. During this offering, we would also include this information in a prospectus supplement or post-effective amendment to the registration statement, as then required under federal securities laws.
      Our proposed share redemption plan would provide stockholders only a limited ability to redeem shares for cash until a secondary market develops for the shares, at which time the plan would terminate.
      No such market presently exists, and we cannot assure you that any market for your shares will ever develop.
Registrar and Transfer Agent
      Wells Capital, a registered transfer agent, will serve as the registrar and transfer agent for our common stock.
Restrictions on Roll-Up Transactions
      In connection with any proposed transaction considered a “Roll-up Transaction” (defined below) involving us and the issuance of securities of an entity, which we refer to as a “Roll-up Entity,” that would be created or would survive after the successful completion of the Roll-up Transaction, an appraisal of all properties will be obtained from a competent independent appraiser. The properties will be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and will indicate the value of the properties as of a date immediately preceding the announcement of the proposed Roll-up Transaction. The appraisal will assume an orderly liquidation of properties over a 12-month period. The terms of the engagement of the independent appraiser will clearly state that the engagement is for our benefit and the benefit of our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, will be included in a report to stockholders in connection with any proposed Roll-up Transaction.
      A “Roll-up Transaction” is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of a Roll-up Entity. This term does not include:

•	a transaction involving our securities that have been for at least 12 months listed on a national securities exchange or included for quotation on a national market system; or

•	a transaction involving the conversion to corporate, trust, or association form of only us if, as a consequence of the transaction, there will be no significant adverse change in stockholder voting rights, the term of our existence, compensation to Wells Capital or our investment objectives.
      In connection with a proposed Roll-up Transaction, the person sponsoring the Roll-up Transaction must offer to stockholders who vote “no” on the proposal the choice of:

(1) accepting the securities of the Roll-up Entity offered in the proposed Roll-up Transaction; or

(2) one of the following:

(A) remaining as stockholders of us and preserving their interests therein on the same terms and conditions as existed previously; or

(B) receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of our net assets.
      We are prohibited from participating in any proposed Roll-up Transaction:

•	that would result in the stockholders having democracy rights in a Roll-up Entity that are less than those provided in our charter and described elsewhere in this prospectus, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of our charter, and dissolution of us;

•	that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or that would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares held by that investor;

•	in which investors’ rights of access to records of the Roll-up Entity will be less than those provided in our charter and described in the section of this prospectus entitled “Description of Shares — Meetings and Special Voting Requirements;” or

•	in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is not approved by the stockholders.
CERTAIN PROVISIONS OF MARYLAND LAW AND
OF OUR CHARTER AND BYLAWS
      The following description of the terms of our stock and of certain provisions of Maryland law is only a summary. For a complete description, we refer you to the Maryland General Corporation Law, our charter and our bylaws. We have filed our charter and bylaws as exhibits to the registration statement of which this prospectus forms a part.
Business Combinations
      Under Maryland law, business combinations between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns 10% or more of the voting power of the corporation’s shares; or

•	an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation.
      A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.
      After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.
      These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.
      The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Our board of directors has adopted a resolution providing that any business combination between us and any other person is exempted from this statute, provided that such business combination is first approved by our board. This resolution, however, may be altered or repealed in whole or in part at any time. If this resolution is repealed, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.
Control Share Acquisitions
      Maryland law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third,

•	one-third or more but less than a majority, or

•	a majority or more of all voting power.
      Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.
      A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders’ meeting.
      If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders’ meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

      The control share acquisition statute does not apply (i) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (ii) to acquisitions approved or exempted by the charter or bylaws of the corporation.
      Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions of shares of our stock by any person. There can be no assurance that this provision will not be amended or eliminated at any time in the future.
Subtitle 8
      Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Securities Exchange Act of 1934 and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board,

•	a two-thirds vote requirement for removing a director,

•	a requirement that the number of directors be fixed only by vote of the directors,

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred, and

•	a majority requirement for the calling of a special meeting of stockholders.
      In our charter, we have elected, at such time as we become eligible to elect to be subject to Subtitle 8, that vacancies on the board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we vest in our board of directors the exclusive power to fix the number of directorships.
Advance Notice of Director Nominations and New Business
      Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders may be made only (i) pursuant to our notice of the meeting, (ii) by or at the direction of the board of directors or (iii) by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to the board of directors at a special meeting may be made only (i) pursuant to our notice of the meeting, (ii) by or at the direction of the board of directors, or (iii) provided that the board of directors has determined that directors will be elected at the meeting by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.
Anti-takeover Effect of Certain Provisions of Maryland Law and of the Charter and Bylaws
      The business combination provisions and the control share acquisition provisions of Maryland law, the provisions of our charter electing to be subject to Subtitle 8, and on the advance notice provisions of our bylaws could delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for stockholders or otherwise be in their best interest.

THE OPERATING PARTNERSHIP AGREEMENT
General
      Wells Timber Operating Partnership, L.P., which we refer to as “Wells Timber OP,” was formed in November 2005 to acquire, own and operate properties on our behalf. As a result of this structure, we are considered to be an umbrella partnership real estate investment trust, or UPREIT. An UPREIT is a structure REITs often use to acquire real property from owners on a tax-deferred basis (the sellers can generally accept partnership units and defer taxable gain otherwise required to be recognized by them upon the disposition of their properties). Such owners also may desire to achieve diversity in their investment and other benefits afforded to stockholders in a REIT. For purposes of satisfying the asset and income tests for qualification as a REIT for tax purposes, the REIT’s proportionate share of the assets and income of Wells Timber OP will be deemed to be assets and income of the REIT.
      We expect that substantially all of our assets will be held by Wells Timber OP. We are the sole general partner of Wells Timber OP and, as of the date of this prospectus, we own 20,000 common units, or a 99% partnership interest. Wells Capital owns 200 common units, or a 1% partnership interest, and also owns 100 special units. As the sole general partner, we have the exclusive power to manage and conduct the business of Wells Timber OP.
      The following is a summary of material provisions of the limited partnership agreement of Wells Timber OP. This summary is qualified by the specific language in the limited partnership agreement. You should refer to the actual limited partnership agreement for more detail. You may request a copy of the partnership agreement, at no cost, by writing or telephoning us as set forth below at “Where You Can Find More Information.”
Capital Contributions
      As we accept subscriptions for shares, we will transfer substantially all of the net proceeds of the offering to Wells Timber OP as a capital contribution; however, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors. Wells Timber OP will be deemed to have simultaneously paid the selling commissions and other costs associated with the offering. If Wells Timber OP requires additional funds at any time in excess of capital contributions made by us and Wells Capital or from borrowing, we may borrow funds from a financial institution or other lender and lend such funds to Wells Timber OP on the same terms and conditions as are applicable to our borrowing of such funds. In addition, we are authorized to cause Wells Timber OP to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in the best interest of Wells Timber OP and us.
Operations
      The limited partnership agreement of Wells Timber OP provides that, so long as we remain qualified as a REIT, Wells Timber OP is to be operated in a manner that will enable us to satisfy the requirements for being classified as a REIT for tax purposes. As a general partner of Wells Timber OP, we also are empowered to do anything to ensure that Wells Timber OP will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code. Classification as a publicly traded partnership could result in Wells Timber OP being taxed as a corporation, rather than as a partnership.
Distributions and Allocations of Profits and Losses
      The limited partnership agreement provides that, except as provided below with respect to the special units, Wells Timber OP will distribute cash flow from operations to its partners in accordance with their relative percentage interests on at least a quarterly basis in amounts that we, as general partner, determine. The effect of these distributions will be that a holder of one common unit of Wells Timber OP will receive the same amount of annual cash flow distributions as the amount of annual dividends paid to the holder of one of our shares.

      Similarly, the limited partnership agreement provides that taxable income is allocated to the partners of Wells Timber OP in accordance with their relative percentage interests. Subject to compliance with the provisions of Sections 704(b) and 704(c) of the Internal Revenue Code and corresponding Treasury Regulations, the effect of these allocations will be that a holder of one common unit of Wells Timber OP will be allocated taxable income for each taxable year in an amount equal to the amount of taxable income to be recognized by a holder of one of our shares. Losses, if any, will generally be allocated among the partners (other than the holder of the special units) in accordance with their respective percentage interests in Wells Timber OP. Losses cannot be passed through to our stockholders.
      If Wells Timber OP liquidates, debts and other obligations must be satisfied before the partners may receive any distributions. Any distributions to partners then will be made to partners in accordance with their respective positive capital account balances.
      The holder of the special units will be entitled to distributions from Wells Timber OP in an amount equal to a percentage of the net sales proceeds received by Wells Timber OP as follows:

•	If the net sales proceeds are sufficient to provide the common unit holders in the aggregate, a return of net capital contributions plus a cumulative, noncompounded return of at least 7.0%, but less than 8.0%, per year, then a distribution of 10% of the remaining net sales proceeds, after return of net capital contributions plus distributions to the common unit holders, in the aggregate, of an amount equal to a 7.0% per year cumulative, noncompounded return on their invested capital, shall be paid to the holder of the special units.

•	If the net sales proceeds are sufficient to provide the common unit holders, in the aggregate, a return of net capital contributions plus a cumulative, noncompounded return of at least 8.0% per year, then a distribution of 20% of the net sales proceeds, after return of net capital contributions plus distributions to the common unit holders in the aggregate of an amount equal to an 8.0% per year cumulative, noncompounded return on their invested capital, shall be paid to the holder of the special units.
      There will be a corresponding allocation of realized (or, in the case of redemption, unrealized) profits of Wells Timber OP made to the owner of the special units in connection with the amounts payable with respect to the special units, including amounts payable upon redemption of the special units, and those amounts will be payable only out of realized (or, in the case of redemption, unrealized) profits of Wells Timber OP.
      Depending on various factors, including the date on which shares of our common stock are purchased and the price paid for such shares of common stock, each individual stockholder may receive more or less than the 7.0% or 8.0% cumulative noncompounded annual pre-tax return on their net contributions described above prior to the commencement of distributions to the owner of the special units.
Rights, Obligations and Powers of the General Partner
      As Wells Timber OP’s general partner, we generally have complete and exclusive discretion to manage and control Wells Timber OP’s business and to make all decisions affecting its assets. This authority generally includes, among other things, the authority to:

•	acquire, purchase, own, operate, lease and dispose of any real property and any other property;

•	construct buildings and make other improvements on owned or leased properties;

•	authorize, issue, sell, redeem or otherwise purchase any debt or other securities;

•	borrow money;

•	make or revoke any tax election;

•	maintain insurance coverage in amounts and types as we determine is necessary;

•	retain employees or other service providers;

•	form or acquire interests in joint ventures; and

•	merge, consolidate or combine Wells Timber OP with another entity.
      Wells Timber OP will pay all the administrative and operating costs and expenses it incurs in acquiring and operating real properties. Wells Timber OP also will pay all of our administrative costs and expenses, and such expenses will be treated as expenses of Wells Timber OP. Such expenses will include:

•	all expenses relating to our formation and continuity of existence;

•	all expenses relating to the public offering and registration of our securities;

•	all expenses associated with the preparation and filing of our periodic reports under federal, state or local laws or regulations;

•	all expenses associated with our compliance with applicable laws, rules and regulations; and

•	all of our other operating or administrative costs incurred in the ordinary course of business.
      The only costs and expenses we may incur for which we will not be reimbursed by Wells Timber OP will be costs and expenses relating to properties we may own outside of Wells Timber OP. We will pay the expenses relating to such properties directly.
Redemption Rights
      The limited partners of Wells Timber OP have the right to cause Wells Timber OP to redeem their common units for cash in an amount equal to the value of an equivalent number of our shares, or, at our option, we may purchase their common units for cash or by issuing one share of our common stock for each common unit redeemed. These redemption rights may not be exercised, however, if and to the extent that the delivery of shares upon such exercise would:

•	result in any person owning shares in excess of the ownership limit in our charter (unless exempted by our board of directors);

•	result in our shares being owned by fewer than 100 persons;

•	result in us being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code; or

•	cause us to own 10% or more of the ownership interests in a lessee within the meaning of Section 856(d)(2)(B) of the Internal Revenue Code.
      Furthermore, limited partners who hold common units may exercise their redemption rights only after their common units have been outstanding for one year. A limited partner may not deliver more than two redemption notices each calendar year and may not exercise a redemption right for less than 1,000 common units, unless such limited partner holds less than 1,000 units. In that case, he must exercise his redemption right for all of his units.
      The holder of the special units has the right to have the special units redeemed upon the earlier to occur of the listing of our common shares on a national securities exchange or their inclusion for quotation on a national market system (which we refer to as a listing) or the termination of the advisory agreement.
      If the special units are redeemed upon a listing, the redemption payment will be calculated as follows:

•	If the market value of our outstanding common stock at listing plus the total distributions paid by Wells Timber OP to the common unit holders prior to listing exceeds the aggregate capital contributed by the common unit holders to Wells Timber OP plus the amount of cash flow necessary to generate in the aggregate a cumulative, noncompounded return equal to at least 7.0%, but less than 8.0%, per year, then the redemption payment will equal 10% of the amount by which (1) the market value of our outstanding common stock exceeds (2) the sum of the total capital contributed by us to

Wells Timber OP and the amount of cash flow necessary to generate in the aggregate a 7.0% per year cumulative, noncompounded return on our investment in Wells Timber OP.

•	If the market value of our common stock at listing plus the total distributions paid by Wells Timber OP to the common unit holders prior to listing exceeds the aggregate capital contributed by the common unit holders to Wells Timber OP plus the amount of cash flow necessary to generate in the aggregate a cumulative, noncompounded return equal to at least 8.0% per year, then the redemption payment will equal 20% of the amount by which (1) the market value of our outstanding common stock exceeds (2) the sum of the total capital contributed by the common unit holders to Wells Timber OP and the amount of cash flow necessary to generate in the aggregate an 8.0% per year cumulative, noncompounded return on our investment in Wells Timber OP.

If the redemption payment due upon listing is earned, Wells Timber OP would pay the amount due in cash, or we would have the option to purchase the special units in exchange for cash or shares of our common stock.
      If the special units are redeemed upon a termination of the advisory agreement, other than termination for cause, the redemption payment would be equal to the aggregate amount, if any, of net sales proceeds that would have been distributed to the holder of the special units as described above under “Distributions and Allocations of Profits and Losses” if, on the date of the occurrence of termination, all assets of Wells Timber OP had been sold for their fair market value and all liabilities of Wells Timber OP had been satisfied in full according to their terms. Wells Timber OP would either redeem the special units for cash or issue an interest-bearing promissory note in the amount of the redemption payment. If the promissory note is not paid within five years of issuance, we would be required to purchase the note in exchange for cash or shares of our common stock.
      In the event we terminate the advisory agreement for cause, which includes fraud, criminal conduct, willful misconduct, willful or grossly negligent breach of fiduciary duty and a material breach of the advisory agreement by the advisor, we would redeem the special units for $1.00.
Change in General Partner
      We are generally not allowed to withdraw as the general partner of Wells Timber OP or transfer our general partnership interest in Wells Timber OP (except to a wholly owned subsidiary). The principal exception to this is if we merge with another entity and (1) the holders of a majority of partnership units (including those we hold) approve the transaction; (2) the limited partners receive or have the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately before such transaction; (3) we are the surviving entity and our stockholders do not receive cash, securities, or other property in the transaction; or (4) the successor entity contributes substantially all of its assets to Wells Timber OP in return for an interest in Wells Timber OP and agrees to assume all obligations of the general partner of Wells Timber OP. If we voluntarily seek protection under bankruptcy or state insolvency laws, or if we are involuntarily placed under such protection for more than 90 days, we would be deemed to be automatically removed as the general partner. Otherwise, the limited partners have no right to remove us as general partner.
Transferability of Interests
      With certain exceptions, the limited partners may not transfer their interests in Wells Timber OP, in whole or in part, without our written consent as the general partner. In addition, pursuant to our charter, Wells Capital may not transfer its interest in Wells Timber OP as long as it is acting as our advisor.
Amendment of Limited Partnership Agreement
      An amendment to the limited partnership agreement requires the consent of the holders of a majority of the partnership units (including the partnership units we hold). Additionally, we, as general partner, must approve any amendment. However, certain amendments require the consent of the holders of a majority of the partnership units (excluding the partnership units we or one of our affiliates holds). Such amendments include:

•	any amendment affecting the redemption right to the detriment of the limited partners (except for certain business combinations where we merge with another entity and leave Wells Timber OP in existence to hold all the assets of the surviving entity);

•	any amendment that would adversely affect the limited partners’ rights to receive distributions, except for amendments we make to create and issue preferred partnership units;

•	any amendment that would alter how we allocate profits and losses, except for amendments we make to create and issue preferred partnership units; and

•	any amendment that would impose on the limited partners any obligation to make additional capital contributions.
PLAN OF DISTRIBUTION
General
      We are publicly offering a maximum of 85 million shares through Wells Investment Securities, our dealer-manager, a registered broker/ dealer affiliated with Wells Capital, our advisor. Of this amount, we are offering 75 million shares in our primary offering at a price of $10.00 per share (except as noted below) on a “best efforts” basis, which means that the dealer-manager must use only its best efforts to sell the shares and has no firm commitment or obligation to purchase any of the shares. We are offering the remaining 10 million shares through our dividend reinvestment plan at a purchase price equal to (1) $9.55 per share during this offering; (2) 95.5% of the offering price in any subsequent public equity offering during such offering; and (3) 95.5% of the most recent public offering price for the first 12 months subsequent to the close of our last public equity offering prior to the listing of our shares on a national securities exchange or their inclusion for quotation on a national market system. After that 12-month period, we will publish a per share valuation determined by our advisor or another firm chosen for that purpose, and dividends will be reinvested at the price determined by the valuation process. Our primary offering will terminate by                     , 2007; thereafter, we may continue to offer shares in this offering only through our dividend reinvestment plan. We reserve the right to terminate this offering at any time. Prior to the conclusion of this offering, if any of the shares initially allocated to the dividend reinvestment plan remain unsold after meeting anticipated obligations under the dividend reinvestment plan, we may decide to sell some or all of such remaining shares to the public as part of the primary offering. Similarly, prior to the conclusion of this offering, if all of the shares initially allocated to the dividend reinvestment plan have been purchased but shares initially allocated to our primary offering remain unsold and we anticipate additional demand for shares under our dividend reinvestment plan, we may choose to reallocate some or all of the remaining shares initially allocated to the primary offering to the dividend reinvestment plan.
Compensation of Dealer-Manager and Participating Broker/ Dealers
      Except as provided below, Wells Investment Securities, our dealer-manager and affiliate, will receive selling commissions of 7.0% of the gross offering proceeds for shares sold in our primary offering. In addition, except as described below, the dealer-manager will receive 1.8% of the gross offering proceeds as compensation for acting as the dealer-manager and for expenses incurred in connection with marketing our shares and paying the employment costs of the dealer-manager’s wholesalers. Out of its dealer-manager fee, the dealer-manager may pay salaries and sales-based compensation to its wholesalers in the aggregate amount of up to 0.75% of the gross offering proceeds. We will not pay selling commissions or a dealer-manager fee for shares sold pursuant to our dividend reinvestment plan. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares.

      We currently expect the dealer-manager to utilize two channels to sell our shares in our primary offering, each of which has a different selling commission and dealer-manager fee structure. The dealer-manager may authorize other broker/ dealers who are members of the NASD, which we refer to as participating broker/ dealers, to sell our shares. Our first distribution channel involves (1) those participating broker/ dealers compensated solely on a commission basis for the sale and (2) sales through investment advisory representatives affiliated with a participating broker/ dealer in which the representative is compensated for investment advisory services on a fee-for-service basis. Our second distribution channel will be sales through independent investment advisors (i.e., investment advisors not affiliated with a broker/ dealer).
      In the event of the sale of shares in our primary offering by a participating broker/ dealer involving a registered representative compensated on a commission basis for the sale, the dealer-manager will reallow its selling commissions in an amount equal to 7.0% of the gross offering proceeds attributable to the participating broker/ dealer. In the event of the sale of shares in our primary offering through an investment advisory representative affiliated with a participating broker/ dealer in which the representative is compensated on a fee-for-service basis by the investor, the dealer-manager will waive its right to a commission, and we will sell such shares for $9.30 per share, reflecting that selling commissions in the amount of $0.70 per share will not be payable.
      The dealer-manager may reallow to a participating broker/ dealer a portion of the dealer-manager fee earned on the proceeds raised by the participating broker/ dealer. This reallowance would generally be in the form of a marketing fee, which fee will not exceed 1.0% of the gross sales of the broker/ dealer.
      In the event of the sale of shares in our primary offering through an independent investment advisor, the dealer-manager will waive its right to a selling commission and will reduce the dealer-manager fee to .8% of gross offering proceeds. We will sell such shares for $9.20 per share, reflecting that selling commissions in the amount of $0.70 per share will not be payable and that the dealer-manager fee will be reduced from 1.8% to .8%, or by approximately $0.10 per share.
      In addition to the compensation described above, we will also reimburse the dealer-manager and its affiliates for some of their costs in connection with the offering as described in the table below, which table sets forth the nature and estimated amount of all items viewed as “underwriting compensation” by the NASD, assuming we sell all of the shares offered by this prospectus. To show the maximum amount of dealer-manager and participating broker/ dealer compensation that we may pay in this offering, this table assumes that all shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fees.
Dealer-Manager and
Participating Broker/ Dealer Compensation

Dealer-manager fee (maximum)	$13,525,000
Selling commissions (maximum)	52,500,000
Salary allocations of sales managers and their support personnel(1)(2)	405,000
Expense reimbursements for retail seminars(1)(3)(4)	2,630,000
Expense reimbursements for educational conferences(1)(4)(5)	1,500,000
Legal fees allocable to dealer-manager(1)(4)	125,000
Reimbursement of due diligence expenses(1)(4)(6)	25,000
Total	70,710,000

(1)	Amounts shown are estimates.

(2)	These costs are borne by Wells Capital and are not reimbursed by us.

(3)	These amounts consist primarily of reimbursements for travel, meals, lodging and attendance fees incurred by employees of Wells Investment Securities, Wells Capital or one of their affiliates to attend retail seminars sponsored by participating broker/ dealers.

(4)	Subject to the cap on organization and offering expenses described below, we will reimburse Wells Investment Securities or its affiliates for these expenses. In some cases, these payments will serve to reimburse Wells Investment Securities for amounts it has paid to participating broker/ dealers for the items noted.

(5)	These amounts consist of expense reimbursements for actual costs incurred in connection with attending educational conferences hosted by us. The expenses consist of the travel, meals and lodging of (a) representatives of participating broker/ dealers and (b) wholesalers and other NASD-registered personnel associated with Wells Investment Securities. All conferences will be held in the vicinity of our headquarters, which is in Norcross, Georgia, unless the NASD permits a conference in another location.

(6)	We may reimburse the dealer-manager for reimbursements it may make to broker/ dealers for reasonable bona fide due diligence expenses up to a maximum of 0.5% of our gross offering proceeds. In many cases, however, a marketing fee agreement between the dealer-manager and the participating broker/ dealer will provide that neither we nor the dealer-manager will be obligated to reimburse the due diligence expenses of the participating broker/ dealer. Because of those marketing fee arrangements, we expect the total amount of our reimbursement of bona fide due diligence expenses of broker/ dealers will be far less than the 0.5% of gross offering proceeds permitted by the NASD.
      As required by the rules of the NASD, total underwriting compensation will not exceed 10% of our gross offering proceeds, except for bona fide due diligence expenses, which will not exceed 0.5% of our gross offering proceeds. The NASD and many states also limit our total organization and offering expenses to 15% of gross offering proceeds. With Wells Capital’s obligation to reimburse us to the extent the organization and offering expenses (other than the dealer-manager fee and selling commissions) exceed 1.2% of the gross offering proceeds from our primary offering (Wells Capital will not be entitled to any such reimbursement from proceeds of sales under our dividend reinvestment plan), our total organization and offering expenses are capped at 10.0% of the gross proceeds of our primary offering, as shown in the following table:
Organization and Offering Expenses

Maximum Percent
of Gross Offering
Expense	Proceeds

Selling commissions	7.0%
Dealer-manager fee	1.8
All other organization and offering expenses	1.2

Total	10.0%

      To the extent permitted by law and our charter, we will indemnify the participating broker/ dealers and the dealer-manager against some civil liabilities, including certain liabilities under the Securities Act and liabilities arising from breaches of our representations and warranties contained in the dealer-manager agreement. If we are unable to provide this indemnification, we may contribute to payments the indemnified parties may be required to make in respect of those liabilities. See “Management — Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents.”
      We may sell shares in our primary offering to participating broker/ dealers, their retirement plans, their representatives and their family members, IRAs and qualified plans of their representatives for $9.30 per share, reflecting that selling commissions in the amount of $0.70 per share will not be payable in consideration of the services rendered by such broker/ dealers and representatives in the offering. For purposes of this discount, we consider a family member to be a spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in-law, or brother- or sister-in-law. The net proceeds to us from such sales made net of commissions will be substantially the same as the net proceeds we receive from other sales of shares.

      Our directors and officers and directors, officers and employees of Wells Capital or its affiliates may purchase shares in our primary offering at a discount. The purchase price for such shares shall be $9.12 per share reflecting the fact that selling commissions in the amount of $0.70 per share and dealer-manager fees in the amount of $0.18 per share will not be payable in connection with such sales. The net proceeds to us from such sales made net of commissions will be substantially the same as the net proceeds we receive from other sales of shares. Directors, officers and employees of Wells Capital and its affiliates are expected to hold their shares purchased as stockholders for investment and not with a view toward distribution.
      An investor purchasing more than 50,000 shares at any one time through a single participating broker/ dealer will be eligible for a discount on the purchase price of the shares above 50,000. The selling commission payable to the participating broker/ dealer will be commensurately reduced. The following table shows the discounted price per share and reduced selling commissions payable for volume discounts.

	Commission	Price per
Shares Purchased	Rate	Share

1 to 50,000	7.0%	$10.00
50,001 to 100,000	6.0	9.90
100,001 to 200,000	5.0	9.80
200,001 to 300,000	4.0	9.70
300,001 to 400,000	3.0	9.60
400,001 to 500,000	2.0	9.50
500,001 and up	1.0	9.40
      The reduced selling price per share and selling commissions are applied to the incremental shares falling within the indicated range only. All commission rates are calculated assuming a $10.00 price per share. Thus, for example, an investment of $1,249,996 would result in a total purchase of 126,020 shares as follows:

•	50,000 shares at $10.00 per share (total: $500,000) and a 7.0% commission;

•	50,000 shares at $9.90 per share (total: $495,000) and a 6.0% commission; and

•	26,020 shares at $9.80 per share (total: $254,996) and a 5.0% commission.
Subscription Procedures
      To purchase shares in this offering, you must complete the Subscription Agreement, a sample of which is contained in this prospectus as Appendix A. You should pay for your shares by check payable to “Wells Timber Real Estate Investment Trust, Inc.” Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. Subscription payments will be deposited into an account in our name at such time as we have accepted or rejected the subscription. Subscriptions will be accepted or rejected within 30 days of receipt by us and, if rejected, all funds shall be returned to the rejected subscribers within 10 business days. You will receive a confirmation of your purchase. We generally admit stockholders on a daily basis.

      You are required to represent in the Subscription Agreement that you have received a copy of this prospectus. In order to ensure that you have had sufficient time to review this prospectus, we will refund your subscription amount upon written request if we receive your request within five business days of the earlier of (i) your completion of the Subscription Agreement or (ii) your receipt of this prospectus. To revoke your subscription and receive a refund of your subscription amount, send your written request (including the date upon which you completed your subscription agreement or received this prospectus, as applicable) to the following address:

Client Services Department
Wells Investment Securities, Inc.
6200 The Corners Parkway
Norcross, Georgia 30092-3365
Telephone: (800) 557-4830 or (770) 243-8282
Fax: (770) 243-8198
E-mail: clientservices@wellsref.com
www.wellsref.com
      Investors who desire to purchase shares in this offering at regular intervals may be able to do so through their participating broker/ dealer or, if they are investing in this offering other than through a participating broker/ dealer, through the dealer-manager by completing an automatic investment plan enrollment form. Participation in the automatic investment plan is limited to investors who have already met the minimum purchase requirement in this offering of $5,000. The minimum periodic investment is $100 per month.
      We will provide a confirmation of your monthly purchases under the automatic investment plan within five business days after the end of each month. The confirmation will disclose the following information:

•	the amount of the investment;

•	the date of the investment; and

•	the number and price of the shares purchased by you.
      We will pay dealer-manager fees and selling commissions in connection with sales under the automatic investment plan to the same extent that we pay those fees and commissions on shares sold in this offering outside of the automatic investment plan.
      You may terminate your participation in the automatic investment plan at any time by providing us with written notice. If you elect to participate in the automatic investment plan, you must agree that if at any time you fail to meet the applicable investor suitability standards or cannot make the other investor representations set forth in the then-current prospectus or in the subscription agreement, you will promptly notify us in writing of that fact and your participation in the plan will terminate. See the “Suitability Standards” section of this prospectus (immediately following the cover page) and the form of subscription agreement attached hereto as Appendix A.
Stockholder Suitability
      Those selling shares on our behalf have the responsibility to make every reasonable effort to determine that the purchase of shares in this offering is a suitable and appropriate investment based on information provided by the prospective stockholder regarding such person’s financial situation and investment objectives. In making this determination, those selling shares on our behalf have a responsibility to ascertain that the prospective stockholder:

•	meets the minimum income and net worth standards set forth under “Suitability Standards” immediately following the cover page of this prospectus;

•	can reasonably benefit from an investment in our shares based on the prospective stockholder’s overall investment objectives and portfolio structure;

•	is able to bear the economic risk of the investment based on the prospective stockholder’s overall financial situation;

•	is in a financial position appropriate to enable the prospective stockholder to realize to a significant extent the benefits described in this prospectus of an investment in the shares; and

•	has apparent understanding of:

•	the fundamental risks of the investment;

•	the risk that the stockholder may lose the entire investment;

•	the lack of liquidity of the shares;

•	the restrictions on transferability of the shares;

•	the background and qualifications of Wells Capital and its affiliates; and

•	the tax consequences of the investment.
      Relevant information for this purpose will include at least the age, investment objectives, investment experience, income, net worth, financial situation and other investments of the prospective stockholder, as well as any other pertinent factors. Those selling shares on our behalf must maintain, for a six-year period, records of the information used to determine that an investment in shares is suitable and appropriate for each stockholder.
Minimum Purchase Requirements
      For your initial investment in our shares, you must invest at least $5,000, except as described below. In order to satisfy the minimum purchase requirement for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in our shares will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code.
      Unless and until our shares of common stock are listed on a national securities exchange or included for quotation on a national market system, you may not transfer your shares in a manner that causes you or your transferee to own fewer than the number of shares required for the minimum purchase described above, except in the following circumstances: transfers by gift; transfers by inheritance; intrafamily transfers; family dissolutions; transfers to affiliates; and by operation of law.
Special Notice to Pennsylvania Investors
      Because the minimum offering of our common stock is less than $37.5 million, Pennsylvania investors are cautioned to evaluate carefully our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of our subscription proceeds. Notwithstanding our $2 million minimum offering amount for all other jurisdictions, we will not sell any shares to Pennsylvania investors unless we raise a minimum of $37.5 million in gross offering proceeds (including sales made to residents of other jurisdictions). Pending satisfaction of this condition, all Pennsylvania subscription payments will be placed in an account held by the escrow agent, Wachovia Bank, National Association, in trust for Pennsylvania subscribers’ benefit, pending release to us. If we have not reached this $37.5 million threshold within 120 days of the date that we first accept a subscription payment from a Pennsylvania investor, we will, within 10 days of the end of that 120-day period, notify Pennsylvania investors in writing of their right to receive refunds, without interest. If a Pennsylvania investor requests a refund within 10 days of receiving that notice, we will arrange for the escrow agent to return promptly by check the funds deposited in the Pennsylvania escrow account (or to return the check if the escrow agent has not yet collected on it) on behalf of that subscriber. Amounts held in the Pennsylvania escrow account from Pennsylvania investors not requesting a refund will continue to be held for subsequent 120-day periods until we raise at least $37.5 million or until the end of the subsequent escrow periods. At the end of each subsequent escrow period, we will again notify Pennsylvania investors of their right to receive refunds with interest from the day after the expiration of the initial 120-day period.
LEGAL MATTERS
      The validity of the shares of our common stock being offered hereby will be passed upon for us by Venable LLP, Baltimore, Maryland.
EXPERTS
      The consolidated balance sheet as of November 10, 2005 included in this prospectus has been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein, and is included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
      We have filed a registration statement on Form S-11 with the SEC with respect to the shares of our common stock to be issued in the offering. This prospectus is a part of that registration statement and, as allowed by SEC rules, does not include all of the information you can find in the registration statement or the exhibits to the registration statement. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or document referred to are necessarily summaries of such contract or document and in each instance, if the contract or document is filed as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement.
      After commencement of the offering, we will file annual, quarterly and special reports, proxy statements and other information with the SEC. We will furnish our stockholders by mail (or, where permitted, by electronic delivery and notification) with annual reports containing consolidated financial statements certified by an independent registered public accounting firm. The registration statement is, and any of these future filings with the SEC will be, available to the public over the Internet at the SEC’s Web site at http://www.sec.gov. You also may read and copy any filed document at the SEC’s public reference room in Washington, D.C. at 100 F Street, N.E., Room 1580, Washington, D.C. Please call the SEC at (800) SEC-0330 for further information about the public reference room.
      One of our affiliates also maintains an Internet site at http://www.wellsref.com at which there is additional information about us and our affiliates. The contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

INDEX TO CONSOLIDATED BALANCE SHEET AND
PRIOR PERFORMANCE TABLES

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Stockholder
Wells Timber Real Estate Investment Trust, Inc.
      We have audited the accompanying consolidated balance sheet of Wells Timber Real Estate Investment Trust, Inc. and subsidiaries (the “Company”) as of November 10, 2005. This consolidated balance sheet is the responsibility of the Company’s management. Our responsibility is to express an opinion on this consolidated balance sheet based on our audit.
      We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated balance sheet is free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated balance sheet, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.
      In our opinion, such consolidated balance sheet presents fairly, in all material respects, the financial position of Wells Timber Real Estate Investment Trust, Inc. and subsidiaries as of November 10, 2005 in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP
Atlanta, Georgia
November 10, 2005

WELLS TIMBER REAL ESTATE INVESTMENT TRUST, INC.
CONSOLIDATED BALANCE SHEET
November 10, 2005

ASSETS:
Cash and cash equivalents	$203,000

Total assets	$203,000

LIABILITIES AND STOCKHOLDER’S EQUITY:
Liabilities
Total liabilities	—
Commitments and Contingencies
Minority Interest of Limited Partner in Operating Partnership	$3,000
Stockholders’ Equity:
Preferred stock, $0.01 par value; 100 million shares authorized, no shares issued and outstanding
Common stock, $0.01 par value; 900 million shares authorized, 20,000 shares issued and outstanding	200
Additional paid-in capital	199,800

Total stockholders’ equity	200,000

Total liabilities and stockholders’ equity	$203,000

See accompanying notes to balance sheet

WELLS TIMBER REAL ESTATE INVESTMENT TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED BALANCE SHEET
NOVEMBER 10, 2005

1.	ORGANIZATION
      Wells Timber Real Estate Investment Trust, Inc. (“Wells Timber REIT”) was formed on September 27, 2005 as a Maryland corporation that intends to qualify as a real estate investment trust (“REIT”). Prior to November 9, 2005, Wells Timber REIT was known as Wells Real Estate Investment Trust IV, Inc. Substantially all of Wells Timber REIT’s business is expected to be conducted through Wells Timber Operating Partnership, L.P. (“Wells Timber OP”), a Delaware limited partnership formed on November 9, 2005. Wells Capital, Inc. (the “Advisor”) is the sole limited partner of Wells Timber OP and has contributed $2,000 to Wells Timber OP for 200 common units therein and $1,000 for 100 special partnership units therein. Wells Timber REIT is the sole general partner, owns 99% of the common units and possesses full legal control and authority over the operations of Wells Timber OP. Neither Wells Timber REIT nor Wells Timber OP has engaged in any operations to date.
      Wells Timber REIT and Wells Timber OP have executed an agreement with the Advisor (“Advisory Agreement”), under which the Advisor will perform certain key functions on behalf of Wells Timber REIT and Wells Timber OP, including, among others, the investment of capital proceeds and management of day-to-day operations.
      Wells Timber REIT expects to acquire timberland properties throughout the timber-producing regions of the United States and, to a limited extent, in other countries. Wells Timber REIT intends to generate a substantial majority of its revenue and income by selling the rights to access land and harvest timber to third parties pursuant to supply agreements and through open-market sales. Wells Timber REIT expects to generate additional revenues and income from selling high-quality timberland, selling the rights to extract natural resources from timberland other than timber, and leasing land-use rights to third parties.
      As of November 10, 2005, Wells Timber REIT and Wells Timber OP have neither purchased nor contracted to purchase any assets, nor has the Advisor identified any assets in which there is a reasonable probability that Wells Timber REIT or Wells Timber OP will invest.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation and Basis of Presentation
      The accompanying consolidated balance sheet includes the accounts of Wells Timber REIT and Wells Timber OP. The balance sheet of Wells Timber OP is prepared using accounting policies consistent with Wells Timber REIT. All significant intercompany balances and transactions are eliminated upon consolidation.

Use of Estimates
      The preparation of the consolidated balance sheet in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the consolidated balance sheet and accompanying notes. Actual results could differ from those estimates.

Cash and Cash Equivalents
      Wells Timber REIT considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents may include cash and short-term investments. Short-term investments are stated at cost, which approximates fair value and may consist of investments in money market accounts. There are no restrictions on the use of Wells Timber REIT’s cash balances as of November 10, 2005.

WELLS TIMBER REAL ESTATE INVESTMENT TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED BALANCE SHEET — (Continued)

Offering and Related Costs
      Organization and offering costs of Wells Timber REIT are incurred by the Advisor on behalf of Wells Timber REIT and, accordingly, are not a direct liability of Wells Timber REIT. Such costs shall include legal and accounting fees, printing costs, and other offering expenses, and specifically exclude sales or underwriting commissions. Under the terms of the Advisory Agreement discussed in Note 4, upon the sale of shares of common stock to the public, Wells Timber REIT will be obligated to reimburse the Advisor in an amount equal to the lesser of actual costs incurred or 1.2% of total gross capital raised from the sale of shares to the public.

Income Taxes
      Wells Timber REIT intends to elect to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, and intends to operate as such beginning with its taxable period ending December 31, 2006. To qualify as a REIT, Wells Timber REIT must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of Wells Timber REIT’s ordinary taxable income to stockholders. As a REIT, Wells Timber REIT generally will not be subject to federal income tax on taxable income that it distributes to stockholders. If Wells Timber REIT fails to qualify as a REIT in any taxable year, it will then be subject to federal income taxes on its taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost unless the Internal Revenue Service grants Wells Timber REIT relief under certain statutory provisions.

3.	STOCKHOLDER’S EQUITY

General
      As of November 10, 2005, 20,000 shares of common stock have been issued to the Advisor.
      All of the common shares have a par value of $0.01 per share and entitle the holders, subject to the rights of holders of any series of preferred shares, to one vote per share on all matters upon which stockholders are entitled to vote, to receive dividends and other distributions as authorized by the board of directors in accordance with the Maryland General Corporation Law and to all rights of a stockholder pursuant to the Maryland General Corporation Law. The common stock has no preferences or preemptive, conversion or exchange rights.
      Wells Timber REIT is authorized to issue one or more series of preferred shares, par value of $0.01 per share. Prior to the issuance of such shares, the board of directors shall have the power from time to time to classify or reclassify, in one or more series, any unissued shares constituting such series and the designation, preferences, conversion, and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of such shares. As of November 10, 2005, Wells Timber REIT has not issued any shares of preferred stock.

Stock Incentive Plan
      Wells Timber REIT has adopted a long-term incentive plan, which will be used to attract and retain qualified independent directors, employees, advisors and consultants, as applicable, subject to certain limitations. A total of 500,000 shares of common stock have been authorized and reserved for issuance under the stock incentive plan, of which 100,000 of such common shares are reserved for issuance to independent directors.
      The exercise price of any award shall not be less than the fair market value of the common stock on the date of the grant. Wells Timber REIT’s board of directors or a committee of its independent directors

WELLS TIMBER REAL ESTATE INVESTMENT TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED BALANCE SHEET — (Continued)
administers the incentive plan, with sole authority (following consultation with the advisor) to select participants, determine the types of awards to be granted, and all of the terms and conditions of the awards, including whether the grant, vesting or settlement of awards may be subject to the attainment of one or more performance goals. No awards will be granted under the plan if the grant, vesting and/or exercise of the awards would jeopardize Wells Timber REIT’s status as a REIT under the Internal Revenue Code or otherwise violate the ownership and transfer restrictions imposed under Wells Timber REIT’s charter. Unless determined by Wells Timber REIT’s board of directors or a committee of its independent directors, no award granted under the long-term incentive plan will be transferable except through the laws of descent and distribution.
      In addition to cash compensation, upon the appointment of an independent director to Wells Timber REIT’s board, each director will receive a grant of options to purchase 2,500 shares of Wells Timber REIT’s common stock. One-third of the option will be immediately exercisable on the date of grant, one-third will become exercisable on the first anniversary of the date of grant and the remaining one-third will become exercisable on the second anniversary of the date of grant. Wells Timber REIT expect the initial grant of options to be anti-dilutive with an exercise price of $10.00 per share. Upon each subsequent re-election of the independent director to the board, he or she will receive a subsequent grant of options to purchase 1,000 shares of Wells Timber REIT’s common stock. The exercise price for the subsequent options will be the greater of (1) $10.00 per share or (2) the fair market value of the shares on the date of grant.

Dividend Reinvestment Plan
      Wells Timber REIT has adopted a dividend reinvestment plan (the “DRP”), through which stockholders may elect to reinvest an amount equal to the dividends declared on their shares of common stock into shares of Wells Timber REIT’s common stock in lieu of receiving cash dividends. Shares may be purchased under the DRP for a price equal to: (i) during Wells Timber REIT’s initial public offering, $9.55 per share; (ii) during any subsequent public equity offering, 95.5% of the offering price per share in such offering; and (iii) for the first 12 months subsequent to the close of Wells Timber REIT’s last public equity offering prior to the listing of our shares on a national securities exchange on their inclusion for quotation on a national market system, 95.5% of the most recent offering price per share. After that 12-month period, Wells Timber REIT will publish a per share valuation determined by the Advisor or another firm chosen for that purpose, and dividends will be reinvested at a price equal to the most recently published per share estimated value. Participants in the DRP may purchase fractional shares so that 100% of the dividends may be used to acquire additional shares of Wells Timber REIT’s common stock.

Proposed Share Redemption Plan
      The board of directors of Wells Timber REIT has adopted a share redemption plan but has delayed its implementation until the earlier of (i) the completion of Wells Timber REIT’s primary initial public offering or (ii) receipt by Wells Timber REIT of exemptive relief from the Securities and Exchange Commission from rules restricting issuer repurchases during distributions. Upon satisfaction of either of these conditions, Wells Timber REIT intends to implement the plan. If implemented, the plan would allow stockholders who hold their shares for more than one year to sell their shares back to Wells Timber REIT, subject to certain limitations and penalties. The proposed share redemption plan provides that Wells Timber REIT may repurchase a stockholder’s common stock for $9.10 per share during Wells Timber REIT’s initial public offering. During any subsequent public equity offering, shares would be redeemed at a price per share equal to 91% of the per share price in such subsequent offering. During the 12-month period subsequent to the close of the last public equity offering prior to the listing of our shares on a national securities exchange on their inclusion for quotation on a national market system, shares would be redeemed at a per share price equal to 91% of the per share price in the most recent public

WELLS TIMBER REAL ESTATE INVESTMENT TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED BALANCE SHEET — (Continued)
offering. After that 12-month period, Wells Timber REIT will publish a per share valuation determined by the Advisor or another firm chosen for that purpose, and the shares would be redeemed at a price equal to 91% of the price set through such valuation process.
      Redemption sought within two years of the death or disability of a stockholder would not require a one-year holding period, and the redemption price would be the amount paid to Wells Timber REIT for the shares. After two years, the redemption price would be the same as that available for other stockholders.
      The shares redeemed under the plan, other than upon the death or disability of a stockholder, could not exceed the lesser of (i) the amount redeemable from the sum of net proceeds from the sale of shares through the DRP plus any additional amounts reserved for redemptions by Wells Timber REIT’s board of directors, or (ii) in any calendar year, 5% of the weighted-average common shares outstanding during the preceding year. The board of directors could amend or terminate the proposed share redemption program upon 30 days’ notice or prior to satisfaction of either of the preconditions to adoption noted above.

4.	RELATED-PARTY TRANSACTIONS

Advisory Agreement
      Wells Timber REIT and Wells Timber OP entered into the Advisory Agreement as of November 9, 2005. The Advisory Agreement will become effective on the date the registration statement for Wells Timber REIT’s initial public offering is declared effective. Pursuant to this agreement, the Advisor is entitled to specified fees for certain services, including, among other services, the investment of capital proceeds and management of day-to-day operations.
      Under the terms of the Advisory Agreement, Wells Timber REIT will reimburse the Advisor for organization and offering costs not to exceed 1.2% of the gross offering proceeds raised if Wells Timber REIT raises at least $2.0 million from the sale of common stock to the public in its initial public offering. To the extent that organization and offering costs exceed 1.2% of gross offering proceeds or if Wells Timber REIT does not raise at least $2.0 million in its initial public offering on or before the one-year anniversary of the commencement of the offering, offering costs will be paid by the Advisor and not by Wells Timber REIT. As of November 10, 2005, the Advisor has incurred approximately $446,000 of organization and offering expenses on behalf of Wells Timber REIT.
      Under the terms of the Advisory Agreement, Wells Timber REIT will pay a monthly asset management fee equal to one-twelfth of 1.25% of the lesser of (i) the gross cost of all investments made on behalf of Wells Timber REIT and (ii) the aggregate value of such investments. The Advisor anticipates engaging a qualified subadvisor (the “Timber Manager”) to assist the Advisor with certain of its responsibilities under the Advisory Agreement, including investing in timberland, managing day-to-day operations, and selling timber on the behalf of Wells Timber REIT under a subadvisory contract. The Timber Manager will be compensated by the Advisor under the terms of the subadvisory contract.
      Wells Timber REIT will reimburse the Advisor for all costs and expenses the Advisor incurs in fulfilling its duties as the asset portfolio manager. These costs and expenses may include wages and salaries and other employee-related expenses of the Advisor’s employees engaged in the management, administration, operations, and marketing functions. Employee-related expenses include taxes, insurance and benefits relating to such employees, and legal, travel and other out-of-pocket expenses that are directly related to the services they provide. The Advisor will allocate its reimbursable costs of providing these services among Wells Timber REIT and the various affiliated public real estate investment programs (the “Wells Real Estate Funds”) based on time spent on each entity by individual personnel.

WELLS TIMBER REAL ESTATE INVESTMENT TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED BALANCE SHEET — (Continued)
      Wells Timber REIT will pay a fee to the Advisor for services related to the disposition of investment properties. When Wells Timber REIT sells a property, if the Advisor provided a substantial amount of services in connection with the sale (as determined by the independent directors), it will pay the Advisor a fee equal to (i) for each property sold at a contract price up to $20.0 million, up to 2.0% of the sales price, and (ii) for each property sold at a contract price in excess of $20.0 million, up to 1.0% of the sales price. The precise amount of the fee within the preceding limits will be determined by Wells Timber REIT’s board of directors, including a majority of the independent directors, based on the level of services provided and market norms. This fee may be in addition to real estate commissions paid to third parties. However, the total real estate commissions (including such disposition fee) may not exceed the lesser of (i) 6.0% of the sales price of each property or (ii) the level of real estate commissions customarily charged in light of the size, type, and location of the property. As of November 10, 2005, the Advisor has not earned any such fees with regard to Wells Timber REIT.
      The Advisory Agreement has a one-year term that begins on the effective date of the Advisory Agreement and automatically renews unless either side gives notice of its intent not to renew. Wells Timber REIT may terminate the Advisory Agreement upon 60 days’ written notice. If Wells Timber REIT terminates the Advisory Agreement, Wells Timber REIT will pay the Advisor all unpaid reimbursements of expenses and all earned but unpaid fees. In addition, the Advisor would be entitled to a fee that is calculated to be equivalent to the amount the Advisor would have been entitled to receive if the portfolio had been liquidated (based on an independent appraised value of the portfolio) on the date of termination.

Dealer-Manager Agreement
      Wells Timber REIT has executed a dealer-manager agreement, whereby Wells Investment Securities, Inc. (“WIS”), an affiliate of the Advisor, will perform the dealer-manager function for Wells Timber REIT. For these services, WIS shall earn a fee of up to 7.0% of the gross offering proceeds from the sale of the shares of Wells Timber REIT. Additionally, WIS will earn a dealer-manager fee of 1.8% of the gross offering proceeds at the time the shares are sold. Some or all of the fees under the dealer-manager agreement will be re-allowed to participating broker/ dealers. Dealer-manager fees apply only to the sale of shares in the primary offering, and do not apply to the sale of shares under the DRP.

Conflicts of Interest
      The Advisor also is a general partner or advisor of the various Wells Real Estate Funds. As such, in connection with serving as a general partner or Advisor for Wells Real Estate Funds, the Advisor may encounter conflicts of interests with regard to allocating human resources and making decisions related to investments, operations and disposition-related activities for Wells Timber REIT and Wells Real Estate Funds.
      Additionally, two members of the board of Wells Timber REIT also serve on the board of two other REITs sponsored by the Advisor and will encounter certain conflicts of interest regarding investment and operations decisions.

5.	SPECIAL UNITS
      Wells Capital, Inc., the Advisor, is the holder of the special units of limited partnership interest in Wells Timber OP. As such, Wells Capital may be entitled to receive certain cash distributions so long as

WELLS TIMBER REAL ESTATE INVESTMENT TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED BALANCE SHEET — (Continued)
the special units remain outstanding as well as a potential one-time payment upon the redemption of the special units. So long as the special units remain outstanding:

•	If the net proceeds from the sale of timberland are sufficient to provide the common unit holders of Wells Timber OP, in the aggregate, a return of net capital contributions plus a cumulative, noncompounded return of at least 7.0%, but less than 8.0%, per year, then a distribution of 10% of the remaining net sales proceeds, after return of net capital contributions plus distributions paid to the common unit holders, in the aggregate, of an amount equal to a 7.0% per year cumulative, noncompounded return on their invested capital, shall be paid to the holder of the special units.

•	If the net proceeds from the sale of timberland are sufficient to provide the common unit holders in Wells Timber OP, in the aggregate, a return of net capital contributions plus a cumulative, noncompounded return of at least 8.0% per year, then a distribution of 20% of the net sales proceeds, after return of net capital contributions plus payment to the common unit holders in the aggregate of an amount equal to an 8.0% per year cumulative, noncompounded return on their invested capital, shall be paid to the holder of the special units.
      In addition, the special units will be redeemed by Wells Timber OP, resulting in a one-time payment to the holder of the special units, upon the earliest to occur of the following events:

(i) the listing of the Company’s common stock on a national securities exchange or a national market system (the “Listing Liquidity Event”); or

(ii) the termination or nonrenewal of the Advisory Agreement (a “Termination Event”).
      The redemption payment due upon a Listing Liquidity Event is calculated as follows:

•	If the market value of Wells Timber REIT’s outstanding common stock at listing plus the total distributions paid by Wells Timber OP to the common unit holders prior to listing exceeds the aggregate capital contributed by the common unit holders to Wells Timber OP plus the amount of cash flow necessary to generate in the aggregate a cumulative, noncompounded return equal to at least 7%, but less than 8%, per year, then the redemption payment will equal 10% of the amount by which (1) the market value of Wells Timber REIT’s outstanding common stock exceeds (2) the sum of the total capital contributed by the common unit holders to Wells Timber OP and the amount of cash flow necessary to generate in the aggregate a 7% per year cumulative, noncompounded return on Wells Timber REIT’s investment in Wells Timber OP.

•	If the market value of Wells Timber REIT’s common stock at listing plus the total distributions paid by Wells Timber OP to the common unit holders prior to listing exceeds the aggregate capital contributed by the common unit holders to Wells Timber OP plus the amount of cash flow necessary to generate in the aggregate a cumulative, noncompounded return equal to at least 8% per year, then the redemption payment will equal 20% of the amount by which (1) the market value of Wells Timber REIT’s outstanding common stock exceeds (2) the sum of the total capital contributed by the common unit holders to Wells Timber OP and the amount of cash flow necessary to generate in the aggregate an 8% per year cumulative, noncompounded return on Wells Timber REIT’s investment in Wells Timber OP.
In the event of redemption upon listing, Wells Timber OP would pay the redemption amount in cash or Wells Timber REIT would have the option to purchase the special units in exchange for cash or shares of its common stock.
      The redemption payment due upon a Termination Event, other than a termination for cause, is equal to the aggregate amount of net sales proceeds that would have been distributed to the holder of the special units as described above if, on the date of the occurrence of the Termination Event, all assets of

WELLS TIMBER REAL ESTATE INVESTMENT TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED BALANCE SHEET — (Continued)
Wells Timber OP had been sold for their fair market value and all liabilities of Wells Timber OP had been satisfied in full according to their terms. In the event of termination of the Advisory Agreement without cause, Wells Timber OP would either redeem the special units for cash or issue an interest-bearing promissory note in an amount equal to the redemption payment. If the promissory note is not paid within five years of issuance, Wells Timber REIT would be required to purchase the note in exchange for cash or shares of its common stock.
      In the event Wells Timber REIT terminates the Advisory Agreement for cause, which includes fraud, criminal conduct, willful misconduct, willful or grossly negligent breach of fiduciary duty and a material breach of the Advisory Agreement by the Advisor, Wells Timber OP would redeem the special units for $1.00.

6.	MINORITY INTEREST
      On November 9, 2005, Wells Timber OP issued 20,000 common units to Wells Timber REIT and 200 common units to the Advisor in exchange for $200,000 and $2,000, respectively. The common units purchased by Wells Timber REIT represent an approximate 99% limited partnership interest and the common units purchased by the Advisor purchased by the Advisor represent an approximate 1% limited partner interest.
      Limited partners holding common units representing limited partnership interests in Wells Timber OP have the option to redeem such units after the units have been held for one year. Wells Timber OP would redeem the common units with cash, unless Wells Timber REIT exercises its right to purchase such units for cash or shares of its common stock.
      On November 9, 2005, Wells Timber OP issued 100 special units to the Advisor for $1,000. The holder of special units does not participate in the profits and losses of Wells Timber OP. Amounts payable to the holder of the special units, if any, will depend on the amount of net sales proceeds received from property dispositions or the market value of Wells Timber REIT’s shares upon listing, or the fair market value of Wells Timber REIT’s assets upon the termination of the Advisory Agreement. See Note 5.

7.	ECONOMIC DEPENDENCY
      Wells Timber REIT will be dependent on the Advisor, or its affiliates, and Timber Manager for certain services that are essential to Wells Timber REIT, including the sale of Wells Timber REIT’s shares of common stock, asset acquisition and disposition decisions, and other general and administrative responsibilities. In the event that the Advisor and/or Timber Manager are unable to provide such services, Wells Timber REIT would be required to find alternative service providers.

8.	COMMITMENTS AND CONTINGENCIES
      Wells Timber REIT is not subject to any material litigation nor, to management’s knowledge, is any material litigation currently threatened against Wells Timber REIT.

PRIOR PERFORMANCE TABLES
      The following Prior Performance Tables (“Tables”) provide information relating to real estate investment programs sponsored by Wells Capital, Inc., our advisor, and its affiliates (“Wells Public Programs”), which have investment objectives similar to Wells Timber Real Estate Investment Trust, Inc. (“Wells Timber REIT”), including the provision of current income to the stockholders through the payment of cash dividends, the preservation and return of capital contributions to such stockholders and the realization of growth in the value of the properties acquired upon the ultimate sale of such properties. (See “Investment Objectives and Criteria.”) Except for Wells Real Estate Investment Trust, Inc. (“Wells REIT I”) and Wells Real Estate Investment Trust II, Inc. (“Wells REIT II”), all of the Wells Public Programs have used capital, and no acquisition indebtedness, to acquire their properties.
      Prospective investors should read these Tables carefully, together with the summary information concerning the Wells Public Programs as set forth in the “Prior Performance Summary” section of this prospectus.
      Investors in Wells Timber REIT will not own any interest in the other Wells Public Programs and should not assume that they will experience returns, if any, comparable to those experienced by investors in other Wells Public Programs.
      Our advisor is responsible for the acquisition, operation, maintenance and resale of the real estate properties owned by Wells Timber REIT as well as other Wells Public Programs. The financial results of other Wells Public Programs thus may provide some indication of our advisor’s performance of its obligations during the periods covered. However, none of the other programs have invested in timberland and general economic conditions affecting the real estate industry and other factors contribute significantly to financial results.
      The following tables are included herein:
      Table I — Experience in Raising and Investing Funds
      Table II — Compensation to Sponsor
      Table III — Annual Operating Results of Wells Public Programs
      Table IV — Results of Completed Programs has been omitted since none of the Wells Public Programs have been liquidated
      Table V — Sales or Disposals of Properties
      Additional information relating to the acquisition of properties by the Wells Public Programs is contained in Table VI, which is included in Part II of the registration statement that Wells Timber REIT has filed with the SEC. Copies of any or all information will be provided to prospective investors at no charge upon request.
      The following are definitions of certain terms used in the Tables:
      “Acquisition Fees” shall mean fees and commissions paid by a Wells Public Program in connection with its purchase or development of a property, except development fees paid to a person not affiliated with the Wells Public Program or with a general partner or advisor of the Wells Public Program in connection with the actual development of a project after acquisition of the land by the Wells Public Program.
      “Organization Expenses” shall include legal fees, accounting fees, securities filing fees, printing and reproduction expenses and fees paid to the sponsor in connection with the planning and formation of the Wells Public Program.
      “Underwriting Fees” shall include selling commissions and wholesaling fees paid to broker/ dealers for services provided by the broker/ dealers during the offering.

TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS
(UNAUDITED)
      This Table provides a summary of the experience of the sponsors of Wells Public Programs for which offerings have been completed since December 31, 2001. Information is provided with regard to the manner in which the proceeds of the offerings have been applied. Also set forth is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested in the properties. All figures are as of December 31, 2004.

	Wells Real		Wells Real
	Estate Fund		Estate Investment
	XIII, L.P.		Trust, Inc.

Dollar Amount Raised	$37,751,487	(3)	$4,508,101,925	(4)

Percentage Amount Raised	100	%(3)	100	%(4)
Less Offering Expenses
Underwriting Fees	9.5		9.5
Organizational Expenses	3.0		1.3
Reserves(1)	0.0		0.0

Percent Available for Investment	87.5%		89.2%
Acquisition and Development Costs
Prepaid Items and Fees related to
Purchase of Property	0.0		0.0
Cash Down Payment	84.0		83.1
Acquisition Fees(2)	3.5		3.5
Development and Construction Costs	0.0		2.6
Reserve for Payment of Indebtedness	0.0		0.0
Total Acquisition and Development Cost	87.5		89.2
Percent Leveraged	0.0		17.82
Date Offering Began	03/29/01			(4)
Length of Offering	24 mo.			(4)
Months to Invest 90% of Amount Available for Investment (Measured from Beginning of Offering)	34 mo.			(4)
Number of Investors as of 12/31/04	1,407		117,000

(1)	Does not include general partner contributions held as part of reserves.

(2)	Includes acquisition fees, real estate commissions, general contractor fees and/or architectural fees paid to advisor or affiliates of the general partners.

(3)	Total dollar amount registered and available to be offered was $45 million. Wells Real Estate Fund XIII, L.P. closed its offering on March 28, 2003, and the total dollar amount raised was $37,751,487.

(4)	This amount includes only the Wells Real Estate Investment Trust, Inc.’s third and fourth offerings. The total dollar amount registered and available to be offered in the third offering was $1.35 billion. Wells Real Estate Investment Trust, Inc. began its third offering on December 20, 2000 and closed its third offering on July 26, 2002. It took Wells Real Estate Investment Trust, Inc. 21 months to invest 90% of the amount available for investment in the third offering. The total dollar amount raised in its third offering was $1,282,976,862. Wells Real Estate Investment Trust, Inc. began its fourth offering on July 26, 2002 and closed its fourth offering on July 7, 2004. It took Wells Real Estate Investment Trust, Inc. 18 months to invest 90% of the amount available for investment in the fourth offering. The total dollar amount raised in its fourth offering was approximately $3.23 billion.

TABLE II
COMPENSATION TO SPONSOR
(UNAUDITED)
      The following sets forth the compensation received by Wells Capital, Inc., our advisor, and its affiliates, including compensation paid out of offering proceeds and compensation paid in connection with the ongoing operations of Wells Public Programs having similar or identical investment objectives the offerings of which have been completed since December 31, 2001. All figures are as of December 31, 2004.

		Wells Real
	Wells Real	Estate
	Estate Fund	Investment	Other Public
	XIII, L.P.	Trust, Inc.(1)	Programs(2)

Date Offering Commenced	03/29/01	12/20/00	—
Dollar Amount Raised	$37,751,487	$4,508,101,925	$320,514,000
Amount paid to Sponsor from Proceeds of Offering:
Underwriting Fees(3)	313,002	45,081,019	2,008,797
Acquisition Fees
Real Estate Commissions
Acquisition and Advisory Fees(4)	1,293,207	157,783,567	14,469,596
Dollar Amount of Cash Generated from Operations
Before Deducting Payments to Sponsor(5)	2,354,356	571,116,384	72,899,814
Amount Paid to Sponsor from Operations:
Property Management Fee	113,619	16,050,027	3,128,341
Partnership Management Fee	251,416	13,545,513	2,888,294
Reimbursements	113,619	16,050,027	3,128,341
Leasing Commissions	—	—	—
General Partner Distributions		—	—
Other
Dollar Amount of Property Sales Payments to Sponsors:
Cash	—	—	—
Notes	—	—	—
Amount Paid to Sponsor from Property Sales and Refinancing:
Real Estate Commissions	—	—	—
Incentive Fees	—	—	—
Other	—	—	—

(1)	This amount includes only the Wells Real Estate Investment Trust, Inc.’s third and fourth offerings. The total dollar amount registered and available to be offered in the third offering was $1,350,000,000. Wells Real Estate Investment Trust, Inc. began its third offering on December 20, 2000 and closed its third offering on July 26, 2002. It took Wells Real Estate Investment Trust, Inc. 21 months to invest 90% of the amount available for investment in the third offering. The total dollar amount raised in its third offering was $1,282,976,862. Wells Real Estate Investment Trust, Inc. began its fourth offering on July 26, 2002 and closed its fourth offering on July 7, 2004. It took Wells Real Estate Investment Trust, Inc. 18 months to invest 90% of the amount available for investment in the fourth offering. The total dollar amount raised in its fourth offering was $3,225,125,063.

(2)	Includes compensation paid to the general partners from Wells Real Estate Fund I, Wells Real Estate Fund II, Wells Real Estate Fund II-OW, Wells Real Estate Fund III, L.P., Wells Real Estate Fund IV, L.P., Wells Real Estate Fund V, L.P., Wells Real Estate Fund VI, L.P., Wells Real Estate Fund VII, L.P., Wells Real Estate Fund VIII, L.P., Wells Real Estate Fund IX, L.P., Wells Real Estate Fund X, L.P., Wells Real Estate Fund XI, L.P., and Wells Real Estate Fund XII, L.P. for the last three years. In addition to the amounts shown, affiliates of the general partners of Wells Real Estate Fund I have earned certain property management and leasing fees but, as of December 31, 2004, have elected to defer the payment of such fees until a later year on properties owned by Wells Real Estate Fund I. As of December 31, 2004, the aggregate amount of such deferred fees totaled $3,032,773.

(3)	Includes net underwriting compensation and commissions paid to Wells Investment Securities, Inc. in connection with the offering that was not reallowed to participating broker/ dealers.

(4)	Fees paid to the general partners or their affiliates for acquisition and advisory services in connection with the review and evaluation of potential real property acquisitions.

(5)	Includes $4,472,555 in net cash used in operating activities and $393,160 in payments to sponsor for Wells Real Estate Fund XIII, L.P.; $525,470,816 in net cash provided by operating activities and $45,645,568 in payments to sponsor for Wells Real Estate Investment Trust, Inc.; and $63,754,839 in net cash used in operating activities and $9,144,975 in payments to sponsor for other public programs.
TABLE III
(UNAUDITED)
      The following two tables set forth operating results of Wells Public Programs the offerings of which have been completed since December 31, 1999. The information relates only to public programs with investment objectives similar to ours. All figures are as of December 31 of the year indicated.
TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS
(UNAUDITED)
WELLS REAL ESTATE FUND XII, L.P.

	2004	2003	2002	2001	2000

Gross Revenues(1)	$1,749,468	$1,634,528	$1,727,330	$1,661,194	$929,868
Profit on Sale of Properties	413,316	—	—	—	—
Less: Operating Expenses(2)	214,621	183,756	179,436	105,776	73,640
Depreciation and Amortization(3)	—	—	—	—	—

Net Income GAAP Basis(4)	$1,948,163	$1,450,772	$1,547,894	$1,555,418	$856,228

Taxable Income: Operations	$2,107,964	$1,825,945	$1,929,381	$1,850,674	$863,490

Cash Generated (Used By):
Operations	2,425,544	(168,461)	(176,478)	(73,029)	247,244
Joint Ventures	1,603,360	2,673,330	2,824,519	2,036,837	737,266

	$4,028,904	$2,504,869	$2,648,041	$1,963,808	$984,510

	2004	2003	2002	2001	2000

Less Cash Distributions to Investors:
Operating Cash Flow	2,158,737	2,520,418	2,648,041	1,963,808	779,818
Return of Capital	—	—	—	—	—
Undistributed Cash Flow from Prior Year Operations	—	—	2,156	164,482	—

Cash Generated (Deficiency) after Cash Distributions	$1,870,167	$(15,549)	$(2,156)	$(164,482)	$204,692
Special Items (not including sales and financing):
Source of Funds:
General Partner Contributions	—	—	—	—	—
Increase in Limited Partner Contributions	—	—	—	10,625,431	15,617,575

	$1,870,167	$(15,549)	$(2,156)	$10,460,949	$15,822,267
Use of Funds:
Sales Commissions and Offering Expenses	—	—	—	1,338,556	1,952,197
Return of Original Limited Partner’s Investment	—	—	—	—	—
Property Acquisitions and Deferred Project Costs	—	—	—	9,298,085	16,246,485

Cash Generated (Deficiency) after Cash Distributions and Special Items	$1,870,167	$(15,549)	$(2,156)	$(175,692)	$(2,376,415)

Net Income and Distributions Data per $1,000 Invested:
Net Income on GAAP Basis:
Ordinary Income (Loss)
— Operations Cash Preferred Units	85	89	94	98	89
— Operations Tax Preferred Units	(86)	(163)	(151)	(131)	(92)
Capital Gain (Loss)	—	—	—	—	—
Tax and Distributions Data per $1,000 Invested:
Federal Income Tax Results:
Ordinary Income (Loss)
— Operations Cash Preferred Units	66	86	91	84	58
— Operations Tax Preferred Units	(38)	(97)	(95)	(74)	(38)
Capital Gain (Loss)	—	—	—	—	—
Cash Distributions to Investors:
Source (on GAAP Basis)
— Investment Income Cash Preferred Units	66	86	93	77	41
— Return of Capital Cash Preferred Units	—	—	—	—	—
— Return of Capital Tax Preferred Units	—	—	—	—	—

	2004	2003	2002	2001	2000

Source (on Cash Basis)
— Operations Cash Preferred Units	66	86	93	77	41
— Return of Capital Cash Preferred Units	—	—	—	—	—
— Operations Tax Preferred Units	—	—	—	—	—
Source (on a Priority Distribution Basis)(5)
— Investment Income Cash Preferred Units	52	67	70	55	13
— Return of Capital Cash Preferred Units	14	18	23	22	28
— Return of Capital Tax Preferred Units	—	—	—	—	—
Amount (in Percentage Terms) Remaining invested in Program Properties at the end of the last year Reported in the Table	100%	100%

(1)	Includes $664,401 in equity in earnings of joint ventures and $265,467 from investment of reserve funds in 2000; $1,577,523 in equity in earnings of joint ventures and $83,671 from investment of reserve funds in 2001; $1,726,553 in equity in earnings of joint ventures and $777 from investment of reserve funds in 2002; $1,634,000 in equity in earnings of joint ventures and $528 from investment of reserve funds in 2003; and $2,162,669 in equity in earnings of joint ventures and $115 from investment of reserve funds in 2004. As of December 31, 2004, the leasing status was 83% including developed property in initial lease-up.

(2)	Includes partnership administrative expenses.

(3)	Included in equity in earnings of joint ventures in gross revenues is depreciation of $355,210 for 2000; $1,035,609 for 2001; $1,107,728 for 2002; $1,112,820 for 2003; and $541,812 for 2004.

(4)	In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated $1,209,438 to Cash Preferred Limited Partners, $(353,210) to Tax Preferred Limited Partners and $0 to General Partners for 2000; $2,591,027 to Cash Preferred Limited Partners, $(1,035,609) to Tax Preferred Limited Partners and $0 to the General Partners for 2001; $2,655,622 to Cash Preferred Limited Partners, $(1,107,728) to Tax Preferred Limited Partners, $0 to General Partners for 2002; $2,563,592 to Cash Preferred Limited Partners, $(1,112,820) to Tax Preferred Limited Partners, $0 to General Partners for 2003; and $2,489,975 to Cash Preferred Limited Partners, $(541,812) to Tax Preferred Limited Partners and $0 to the General Partners for 2004.

(5)	Pursuant to the terms of the partnership agreement, an amount equal to the cash distributions paid to Cash Preferred Limited Partners is payable as priority distributions out of the first available net proceeds from the sale of partnership properties to Tax Preferred Limited Partners. The amount of cash distributions paid per unit to Cash Preferred Limited Partners is shown as a return of capital to the extent of such priority distributions payable to Tax Preferred Limited Partners. As of December 31, 2004, the aggregate amount of such priority distributions payable to Tax Preferred Limited Partners totaled $2,063,392.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS
(UNAUDITED)
WELLS REAL ESTATE FUND XIII, L.P.

	2004	2003	2002	2001

Gross Revenues(1)	$1,118,781	$1,049,108	$621,381	$96,685
Profit on Sale of Properties	—	—	—	—
Less: Operating Expenses(2)	164,408	160,705	142,996	61,817
Depreciation and Amortization(3)	—	—	—	—

Net Income GAAP Basis(4)	$954,373	$888,403	$478,385	$34,868

Taxable Income: Operations	$1,839,064	$2,634,584	$514,584	$61,402

Cash Generated (Used By):
Operations	2,538,645	(118,986)	(7,821)	81,705
Joint Ventures	—	1,340,811	607,033	31,165

	$2,538,645	$1,221,825	$599,212	$112,870
Less Cash Distributions to Investors:
Operating Cash Flow	2,354,446	1,299,992	620,711	—
Return of Capital	—	—	—	—
Undistributed Cash Flow From Prior Year Operations	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions	$184,199	$(78,167)	$(21,499)	$112,870

Special Items (not including sales and financing):
Source of Funds:
General Partner Contributions	—	—	—	—
Increase in Limited Partner Contributions	—	10,399,660	16,442,773	10,630,964

	$184,199	$10,321,493	$16,421,274	$10,743,834
Use of Funds:
Sales Commissions and Offering Expenses	—	1,300,909	1,979,576	1,259,747
Return of Original Limited Partner’s Investment	—	—	—	100
Property Acquisitions and Deferred Project Costs	2,836,444	12,511,831	9,107,492	8,522,750

Cash Generated (Deficiency) after Cash Distributions and Special Items	$(2,652,245)	$(3,491,247)	$5,334,206	$(961,237)

Net Income and Distributions Data per $1,000 Invested:
Net Income on GAAP Basis:
Ordinary Income (Loss)
— Operations Cash Preferred Units	83	56	52	20
— Operations Tax Preferred Units	(242)	(109)	(102)	(55)
Capital Gain (Loss)	—	—	—	—

	2004	2003	2002	2001

Tax and Distributions Data per $1,000 Invested:
Federal Income Tax Results:
Ordinary Income (Loss)
— Operations Cash Preferred Units	80	61	46	20
— Operations Tax Preferred Units	(108)	(65)	(61)	(26)
Capital Gain (Loss)	—	—	—	—
Cash Distributions to Investors:
Source (on GAAP Basis)
— Investment Income Cash Preferred Units	81	50	52	—
— Return of Capital Cash Preferred Units	—	—	—	—
— Return of Capital Tax Preferred Units	—	—	—	—
Source (on Cash Basis)
— Operations Cash Preferred Units	81	50	52	—
— Return of Capital Cash Preferred Units	—	—	—	—
— Operations Tax Preferred Units	—	—	—	—
Source (on a Priority Distribution Basis)(5)
— Investment Income Cash Preferred Units	64	39	42	—
— Return of Capital Cash Preferred Units	17	11	11	—
— Return of Capital Tax Preferred Units	—	—	—	—
Amount (in Percentage Terms) Remaining Invested in Program Properties at the end of the Last Year Reported in the Table	100%	100%	100%	100%

(1)	Includes $58,610 in equity in earnings of joint ventures and $38,075 from investment of reserve funds in 2001; $531,457 in equity in earnings of joint ventures and $89,924 from investment of reserve funds in 2002; $931,683 in equity in earnings of joint ventures and $117,425 from investment of reserve funds in 2003; and $1,106,316 in equity in earnings of joint ventures and $12,465 from investment of reserve funds in 2004. As of December 31, 2004, the leasing status was 100% including developed property in initial lease-up.

(2)	Includes partnership administrative expenses.

(3)	Included in equity in earnings of joint ventures in gross revenues is depreciation of $48,925 for 2001; $317,466 for 2002; $739,383 for 2003; and $1,629,571 for 2004.

(4)	In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated $84,293 to Cash Preferred Limited Partners, $(48,925) to Tax Preferred Limited Partners and $0 to the General Partners for 2001; $795,851 to Cash Preferred Limited Partners, $(317,466) to Tax Preferred Limited Partners, $0 to General Partners for 2002; $1,627,786 to Cash Preferred Limited Partners, $(739,383) to Tax Preferred Limited Partners, $0 to General Partners for 2003; and $2,583,944 to Cash Preferred Limited Partners, $(1,629,571) to Tax Preferred Limited Partners, $0 to General Partners for 2004.

(5)	Pursuant to the terms of the partnership agreement, an amount equal to the cash distributions paid to Cash Preferred Limited Partners is payable as priority distributions out of the first available net proceeds from the sale of partnership properties to Tax Preferred Limited Partners. The amount of cash distributions paid per unit to Cash Preferred Limited Partners is shown as a return of capital to the extent of such priority distributions payable to Tax Preferred Limited Partners. As of December 31, 2004, the aggregate amount of such priority distributions payable to Tax Preferred Limited Partners totaled $508,186.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS
(UNAUDITED)
WELLS REAL ESTATE INVESTMENT TRUST, INC.

	2004	2003	2002

	(In thousands, except per share amounts)
Gross Revenues(1)	$636,644	$390,550	$139,480
Profit on Sale of Properties	11,787	—	—
Less: Operating Expenses	275,970	153,528	36,607
Depreciation and Amortization(2)	162,739	116,337	43,019
Net Income GAAP Basis	209,722	120,685	59,854
Taxable Income: Operations	230,670	153,511	80,521
Cash Generated (Used By):
Operations	328,873	247,231	111,960
Sales	40,506	—	—
Financing	$194,880	$(26,046)	$150,071

	$564,259	221,185	$262,031
Less Cash Distributions to Investors:
Operating Cash Flow	238,252	153,385	80,847
Return of Capital	$88,120	$65,736	$24,149

Cash Generated (Deficiency) after Cash Distributions	$237,887	$2,064	$157,035
Special Items (not including sales and financing):
Issuance of common stock	194,942	2,537,192	1,340,293
Redemptions of common stock	(96,806)	(43,690)	(15,362)
Deferred financing costs paid and other	(10,473)	(8,346)	(1,674)
Repurchase of shares upon settlement	$(12,842)	$—	$—

	$312,708	$2,487,220	$1,480,292
Use of Funds:
Sales Commissions and Offering Expenses	32,877	260,773	140,488
Return of Investors’ Investment	—	—	—
Property Acquisitions and Deferred Project Costs	292,778	2,183,383	1,361,016
Contributions to joint ventures	$395	$24,059	$8,910

Cash Generated (Deficiency) after Cash Distributions and Special Items	$(13,342)	$19,005	$(30,122)
Tax and Distributions Data per $1,000 Invested:
Federal Income Tax Results:
Ordinary Income (Loss)
— Operations	70%	70%	77%
— Recapture	3%	0%	0%
Capital Gain (Loss)	27%	30%	23%
Amount (in Percentage Terms) Remaining Invested in Program Properties at the end of the Last Year Reported in the Table	100%	100%	100%

(1)	Includes $4,700 in equity in earnings of joint ventures in 2002; $4,751 in equity in earnings of joint ventures in 2003; and $6,634 in equity in earnings of joint ventures in 2004.

(2)	Included in equity in earnings of joint ventures in gross revenues is depreciation and amortization of $2,818 for 2002; $3,730 for 2003; and $4,160 for 2004.

TABLE V
SALES OR DISPOSALS OF PROPERTIES
(UNAUDITED)
      The following Table sets forth sales or other disposals of properties by Wells Public Programs within the most recent three years. The information relates to only public programs with investment objectives similar to ours. All figures are as of December 31, 2004.

			Selling Price, Net of						Cost of Properties
			Closing Costs and GAAP Adjustments						Including Closing and Soft Costs
												Excess
					Purchase					Total		(Deficiency)
			Cash		Money	Adjustments				Acquisition		of Property
			Received	Mortgage	Mortgage	Resulting				Cost, Capital		Operating
			Net of	Balance at	Taken	from			Original	Improvement,		Cash Receipts
	Date	Date of	Closing	Time of	Back by	Application			Mortgage	Closing and		Over Cash
Property	Acquired	Sale	Costs	Sale	Program	of GAAP	Total		Financing	Soft Costs(1)	Total	Expenditures

Greenville Center, Greenville, SC	6/20/90	9/30/02	$2,271,187	—	—	—	$2,271,187	(2)	—	$4,297,901	$4,297,901	—
Tanglewood Commons Outparcel, Clemmons, NC	5/30/95	10/07/02	524,398	—	—	—	524,398	(3)	—	506,326	506,326	—
Heritage Place, DeKalb County, GA	6/30/88	04/07/03	3,207,708	—	—	—	3,207,708	(4)	—	4,549,656	4,549,656	—
Hartford Building, Southington, CT	12/29/93	08/12/03	8,146,900	—	—	—	8,146,900	(5)	—	7,687,520	7,687,520	—
Cort Building, Fountain Valley, CA	09/01/98	09/11/03	5,563,403	—	—	—	5,563,403	(6)	—	6,851,616	6,851,616	—
Village Overlook, Stockbridge, GA	09/14/92	09/29/03	4,995,305	—	—	—	4,995,305	(7)	—	4,788,885	4,788,885	—
Stockbridge Village II, Stockbridge, GA	11/12/93	04/29/04	$2,705,451	—	—	—	$2,705,451	(8)	—	$3,123,252	$3,123,252	—
Stockbridge Village III, Stockbridge, GA	04/01/94	04/29/04	$2,909,853	—	—	—	2,909,853	(9)	—	3,034,378	3,034,378	—
Stockbridge Village I Expansion, Stockbridge, GA	06/07/95	04/29/04	$4,108,277	—	—	—	4,108,277	(10)	—	3,222,355	3,222,355	—
Hannover Center, Clayton County, GA	04/01/96	04/29/04	$1,703,431	—	—	—	1,703,431	(11)	—	1,682,069	1,682,069	—
Stockbridge Village Shopping Center, Stockbridge, GA	04/04/91	04/29/04	$12,024,223	—	—	—	12,024,223	(12)	—	10,639,795	10,639,795	—
5104 Eisenhower Boulevard Building, Tampa, FL	12/31/98	06/03/04	$30,514,310	—	—	—	30,514,310	(13)	—	24,162,456	24,162,456	—
Peachtree Place II, Norcross, GA	01/01/85	06/18/04	$857,826	—	—	—	857,826	(14)	—	1,295,536	1,295,536	—
Brookwood Grill, Roswell, GA	01/31/90	07/01/04	$2,346,693	—	—	—	$2,346,693	(15)	—	$2,018,036	$2,018,036	—
880 Holcomb Bridge, Roswell, GA	01/31/90	07/01/04	6,889,379	—	—	—	6,889,379	(16)	—	7,171,261	7,171,261	—
Johnson Matthey Building, Wayne, PA	08/17/99	10/05/04	9,675,000	—	—	—	9,675,000	(17)	—	8,392,077	8,392,077	—
15253 Bake Parkway, Irvine, CA	01/10/97	12/02/04	11,892,035	—	—	—	11,892,035	(18)	—	9,546,234	9,546,234	—
Marathon Building, Appleton, WI	09/16/94	12/29/04	9,927,330	—	—	—	9,927,330	(19)	—	9,333,483	9,333,483	—

(1)	Amount shown does not include pro rata share of original offering costs.

(2)	Includes taxable loss from this sale in the amount of $910,227.

(3)	Includes taxable gain from this sale in the amount of $13,062, of which $13,062 is allocated to capital gain and $0 is allocated to ordinary income.

(4)	Includes taxable loss from this sale in the amount of $147,135.

(5)	Includes taxable gain from this sale in the amount of $1,815,315, of which $1,815,315 is allocated to capital gain and $0 is allocated to ordinary income.

(6)	Includes taxable loss from this sale in the amount of $686,513.

(7)	Includes taxable gain from this sale in the amount of $1,264,739, of which $1,264,739 is allocated to capital gain and $0 is allocated to ordinary gain.

(8)	Includes taxable gain from this sale in the amount of $204,519, of which $204,519 is allocated to capital gain and $0 is allocated to ordinary gain.

(9)	Includes taxable gain from this sale in the amount of $1,831,250, of which $1,831,250 is allocated to capital gain and $0 is allocated to ordinary gain.

(10)	Includes taxable gain from this sale in the amount of $1,465,912, of which $1,465,912 is allocated to capital gain and $0 is allocated to ordinary gain.

(11)	Includes taxable gain from this sale in the amount of $337,421, of which $337,421 is allocated to capital gain and $0 is allocated to ordinary gain.

(12)	Includes taxable gain from this sale in the amount of $4,050,688, of which $4,050,688 is allocated to capital gain and $0 is allocated to ordinary gain.

(13)	Includes taxable gain from this sale in the amount of $8,615,257, of which $8,615,257 is allocated to capital gain and $0 is allocated to ordinary gain.

(14)	Includes taxable gain from this sale in the amount of $349,361, of which $349,361 is allocated to capital gain and $0 is allocated to ordinary gain.

(15)	Includes taxable gain from this sale in the amount of $665,199, of which $665,199 is allocated to capital gain and $0 is allocated to ordinary gain.

(16)	Includes taxable gain from this sale in the amount of $1,164,002, of which $1,164,002 is allocated to capital gain and $0 is allocated to ordinary gain.

(17)	Includes taxable gain from this sale in the amount of $2,114,572, of which $2,114,572 is allocated to capital gain and $0 is allocated to ordinary gain.

(18)	Includes taxable gain from this sale in the amount of $1,930,358, of which $1,930,358 is allocated to capital gain and $0 is allocated to ordinary gain.

(19)	Includes taxable gain from this sale in the amount of $2,753,041, of which $2,753,041 is allocated to capital gain and $0 is allocated to ordinary gain.

Appendix A — Subscription Agreement (Sample) with Instructions

A-1

Wells Timber Real Estate Investment Trust, Inc.

Subscription Agreement and Investor Instructions

Please follow these instructions carefully. Failure to do so may result in the rejection of your subscription.

1. INVESTMENT INFORMATION

A minimum investment of $5,000 is required, except for certain states that require a higher minimum investment as set forth in the Prospectus under "Plan of Distribution—Minimum Purchase Requirements," which immediately follows the cover page of the Prospectus, and (for Kansas investors only) in Supplement No. 22 under "Revision to Suitability Standards in Kansas." A CHECK SHOULD BE MADE PAYABLE TO THE ORDER OF "WELLS TIMBER REAL ESTATE INVESTMENT TRUST, INC." FOR THE FULL PURCHASE PRICE OF THE SHARES SUBSCRIBED FOR. Only persons meeting the standards set forth under the section of the Prospectus entitled "Suitability Standards" may purchase shares. Please indicate the state in which the sale was made if other than state of residence.

All additional investments must be for at least $100. If additional investments in the Company are made, the investor agrees to notify the participating broker/dealer ("Broker/Dealer") or investment adviser named in Section 8 of the Subscription Agreement.

Note: THE COMPANY WILL NOT ACCEPT MONEY ORDERS, TRAVELER'S CHECKS, STARTER CHECKS, COUNTER CHECKS, OR CASH DUE TO ANTI-MONEY LAUNDERING CONSIDERATIONS.

2. TYPE OF OWNERSHIP

Please check the appropriate box to indicate the account type of investor subscribing.

3. REGISTRATION AND CONTACT INFORMATION

Please enter the exact name in which the Shares are to be held:

- Joint tenants with right of survivorship or tenants-in-common, include the names of both investors
- Partnerships or corporations, include the name of an individual to whom correspondence will be addressed
- Trusts should include the name(s) of the trustee(s)

All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 7, the investor is certifying that this number is correct. Enter the mailing address and telephone numbers of the registered owner of this investment. In the case of a qualified plan or trust, this will be the address of the trustee. Indicate the birth date of the registered owner unless the registered owner is a legal entity.

4. INSTITUTIONAL INFORMATION

If the investment is being made for an IRA account held with a custodian, the custodian information should be entered here. Fill in the Custodian Name, Address, Telephone Number, and Tax ID along with the Custodian Account Number. An authorized individual must sign the form approving the investment and include either the Custodian's Signature Guarantee Stamp or a Corporate Resolution naming the authorized signer along with an example of their signature.

5. ELECTRONIC DELIVERY ELECTION

Wells encourages you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of shareholder communications.

By electing to receive shareholder communications electronically, you authorize Wells Timber REIT to either (i) e-mail shareholder communications to you directly or (ii) make them available on its Web site at www.wellsref.com and notify you via e-mail when such documents are available. The shareholder communications we may send electronically include prospectus supplements, quarterly reports, annual reports, proxy materials, and any other documents that may be required to be delivered to shareholders under federal or state securities laws. This does not include account-specific information, such as quarterly account statements, tax information, and trade confirmations. You will not receive paper copies of these electronic materials unless you request them. Wells may also choose to send one or more items to you in paper form despite your consent to access them electronically. Your consent will be effective until you revoke it by terminating your registration by calling the Wells Client Services department at 800-557-4830 or by sending an e-mail to client.services@wellsref.com. In addition, by consenting to electronic access, you will be responsible for your usual Internet charges (e.g., online fees) in connection with the electronic access of shareholder relations materials.

6. DIVIDENDS

AT LEAST ONE, BUT NO MORE THAN TWO OF THE OPTIONS MUST BE SELECTED. IF THIS SECTION IS NOT COMPLETED, DIVIDENDS WILL BE PAID TO THE REGISTERED OWNER (OR CUSTODIAN, IF APPLICABLE.)

1 of 4

Please check the appropriate block to indicate to whom the dividends should be paid, in what form they should be paid, and the address of the individual(s) or institution receiving the distribution if dividends are to be paid to a third party. If no blocks are checked in this section, the funds will be paid to the registered owner (or custodian if applicable). Wells Timber REIT can accommodate up to four different dividend instructions for each account. Each instruction must be given a percentage, and the sum of the various distribution options **must** equal 100%.

For a discussion of the Dividend Reinvestment Plan, please see the section of the Prospectus entitled "Description of Shares—Dividend Reinvestment Plan."

To receive your dividends via Electronic Funds Transfer, please check the highlighted box on the subscription document.

7. SUBSCRIBER SIGNATURES

Please separately initial the representations in paragraphs (a) through (d) where indicated. Please note the higher suitability requirements described in the Prospectus for residents of California, Iowa, Kansas, Michigan, Missouri, and Tennessee. Except in the case of fiduciary accounts, the investor may not grant any person a power of attorney to make such representations on his or her behalf. Each investor must sign and date this section. If title is to be held jointly, all parties must sign. If the registered owner is a partnership, corporation, or trust, a general partner, officer, or trustee of the entity must sign.

Note: THESE SIGNATURES DO NOT HAVE TO BE NOTARIZED.

8. BROKER/DEALER OR REGISTERED INVESTMENT ADVISER (RIA) INFORMATION

Who must sign this section. If the investment is made through an investment adviser unaffiliated with a broker/dealer ("Registered Investment Adviser"), Section 8 must be signed by an authorized representative of the Investment Adviser. Otherwise, this section must be signed by an authorized representative of the participating Broker/Dealer.

Required Representations. By signing this section, the Broker/Dealer or Registered Investment Adviser represents that it has made every reasonable effort to determine that the purchase of shares in this offering is a suitable and appropriate investment for each investor based on information provided by the investor regarding the investor's financial situation and investment objectives. In making this determination, the Broker/Dealer or Registered Investment Adviser ascertained that the prospective shareholder:

Relevant information for this purpose will include at least the age, investment objectives, investment experience, income, net worth, financial situation, and other investments of the prospective shareholder, as well as any other pertinent factors. The Broker/Dealer or Registered Investment Adviser agrees to maintain records of the information used to determine that an investment in shares is suitable and appropriate for the shareholder for a period of six years.

In addition, the registered representative of a Broker/Dealer represents that he or she and the Broker/Dealer are duly licensed to offer the shares in the state where the investment was made and in the state of the investor's address set forth in Section 3 of the Subscription Agreement. A Registered Investment Adviser represents that such adviser is either registered under the Investment Advisers Act of 1940 or exempt from registration.

Commission Rate. Broker/Dealers should select only one commission rate. "Full commission" may not be selected if the investment is made through an investment adviser representative compensated on a fee-for-service basis in connection with the sale or if the purchase is for a Broker/Dealer, its retirement plan, or its representative (or the retirement plan or family members of its representative).

Note: The Subscription Agreement, together with a check for the full purchase price, should be delivered or mailed to one of the addresses noted at the top of the Subscription Agreement by the Broker/Dealer or Registered Investment Adviser, as applicable. Only **original**, completed copies of Subscription Agreements can be accepted. The Company cannot accept **photocopied** or otherwise duplicated Subscription Agreements.

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SUBSCRIPTION AGREEMENT, PLEASE CALL 800-557-4830.

2 of 4

Wells Real Estate Funds

See pages 1 & 2 for instructions.

Wells Timber Real Estate Investment Trust, Inc.
Subscription Agreement

Regular Mail:
Wells Real Estate Funds • P.O. Box 2828 • Norcross, GA 30091-2828

Overnight Address:
Wells Real Estate Funds • 6200 The Corners Parkway • Norcross, GA 30092-3365

For additional questions or assistance, please call Client Services at 800-557-4830 or 770-243-8282. You may also contact us by e-mail at clientservices@wellsref.com or visit our Web site at www.wellsref.com.

1. Investment Information

☐ I have an existing account at Wells. My **Account Number** is ______________________

Investment Type (Please check one)

☐ Initial Investment (Minimum $5,000 — Some states may have higher minimums — see Prospectus for details)
☐ Additional Investment (Minimum $100)

Dollar Amount $ ______________
In the event of a discrepancy between the dollar amount indicated above and that of the actual check(s) received, the check amount(s) will govern.

State in which sale was made if other than state of residence ______________

Method of Payment
☐ Check Enclosed ☐ Wire ☐ Transfer Request ☐ Check Under Separate Cover
(Check Under Separate Cover may delay the processing of your investment)

Please make check(s) payable to: **Wells Timber Real Estate Investment Trust, Inc.**

WE DO NOT ACCEPT Money Orders, Traveler's Checks, Starter Checks, Counter Checks, or Cash due to Anti-Money Laundering considerations.

2. Type of Ownership

☐ Individual
☐ IRA Type ______________
☐ Joint Tenants with Right of Survivorship
☐ Trust/Trust Type ______________
Please specify Family, Living, Revocable, etc.
☐ Transfer on Death (some states prohibit)
May be chosen in conjunction with other ownership types.
☐ UGMA State ______________
☐ UTMA State ______________
☐ Community Property
☐ Tenants-in-Common
☐ Qualified Plan ____ MPPP ____ Profit-Sharing Plan ____ Keogh
☐ Other ______________

3. Registration and Contact Information

☐ Mr. ☐ Mrs. ☐ Ms. ☐ M.D. ☐ Ph.D. ☐ D.D.S. ☐ Other ______________

1st Registration Last Name/Entity First Middle Social Security/Taxpayer ID Number Birth Date

2nd Registration Last Name/Entity First Middle Social Security/Taxpayer ID Number Birth Date

Investor **Street** Address (Required by USA PATRIOT Act) City State Zip

Investor **Mailing** Address (if different) City State Zip

Investor Business Telephone Investor Home Telephone

☐ U.S. Citizen ☐ Resident Alien - Country of Origin ______________ ☐ Nonresident Alien - Country of Origin ______________

A U.S. **street** address and a U.S. Social Security Number or Taxpayer Identification Number are required to open an account. In addition, Nonresident Aliens must also supply IRS Form W-8BEN.

4. Institutional Information

Custodian Name

Custodian Address

City State Zip

Telephone Custodian Tax ID

Custodian Account Number

Custodian Signature

[Affix Signature Guarantee Stamp Here]

5. Electronic Delivery Election

Please carefully review the accompanying instructions and, if you desire, check the item below.

☐ Yes, I would like to receive shareholder communications electronically.

My e-mail address is ______________________________________.

Your e-mail address will be held in confidence and used only for matters relating to your Wells investments.

6. Dividend Information

AT LEAST **ONE**, **BUT NO MORE THAN TWO** OF THE FOLLOWING OPTIONS **MUST** BE SELECTED. If this section is not completed, dividends will be paid to the registered owner (or custodian, if applicable) at the address above.

Allocation %

______ ☐ I prefer to participate in the Dividend Reinvestment Plan. (Attach Dividend Reinvestment Plan – Discounted Shares form, if applicable.)
______ ☐ I prefer to receive a dividend check at the address of record for my account.
______ ☐ I prefer to receive my dividends via an Electronic Funds Transfer into the following checking account:

Institution Name Account Name Institution ABA # Account Number

NOTE: A voided **check** must be attached. By enclosing a voided check, you authorize and direct Wells Timber REIT to begin making electronic deposits into the checking account designated on the enclosed voided check. An automated deposit entry shall constitute your receipt for each transaction. This authority is to remain in force until Wells Timber REIT has received written notification from you of its termination at such time and in such manner as to give Wells Timber REIT reasonable time to act on it.

ATTACH VOIDED CHECK HERE

______ ☐ I prefer my dividends be deposited into my Wells Mutual Fund or Money Market Account or be paid to a party other than the registered owner at the following address:

100 %

Last Name/Entity First Middle Telephone Number

Address

City State Zip External Account Number

3 of 4

7. Subscriber Signatures

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. In order to induce Wells Timber REIT to accept this subscription, I hereby represent and warrant to you as follows:

Primary Investor	Secondary Investor	
______ Initials	______ Initials	(a) I have received the Prospectus, and the Wells Real Estate Funds Privacy Notice. I understand that I am entitled to a refund of my subscription amount upon written request to the Company if the request is received within five (5) business days of either (i) completion of the Subscription Agreement or (ii) my receipt of the Prospectus, whichever is earlier.
______ Initials	______ Initials	(b) I have (i) a net worth (exclusive of home, home furnishings, and automobiles) of $150,000 or more; or (ii) a net worth (as described above) of at least $45,000 and had during the last tax year or estimate that I will have during the current tax year a minimum of $45,000 gross annual income, or that I meet the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus under "Suitability Standards." I will not purchase additional Shares unless I meet these suitability requirements at the time of purchase.
______ Initials	______ Initials	(c) I acknowledge that the Shares are not liquid.
______ Initials	______ Initials	(d) I am purchasing the Shares for my own account. (Fiduciaries should make the representation if purchasing for the fiduciary account.)

I declare that the information supplied above is true and correct and may be relied upon by Wells Timber REIT in connection with my investment in Wells Timber REIT.

Under penalty of perjury, by signing this Signature Page, I hereby certify that (a) I have provided herein my correct Taxpayer Identification Number; (b) I am not subject to backup withholding as a result of a failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding; and (c) I am a U.S. Citizen unless I have indicated otherwise in Section 3.

I understand that I will not be admitted as a shareholder until my investment has been accepted. Depositing of my check alone does not constitute acceptance. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA PATRIOT Act, and depositing of funds.

I represent that I am not a person with whom dealings by U.S. persons are, unless licensed, prohibited under any Executive Order or federal regulation administered by the U.S. Treasury Department's Office of Foreign Assets Control.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding

Signature of Investor or Trustee ______ Signature of Joint Owner, if applicable ______ Date ______

PLEASE NOTE THAT THIS MUST BE SIGNED AND INITIALED BY TRUSTEE(S) IF A QUALIFIED PLAN. THIS APPLICATION WILL NOT BE PROCESSED IF ANY SIGNATURES OR INITIALS ARE MISSING.

8. Broker/Dealer or Registered Investment Adviser (RIA) Information

☐ THIS IS A CHANGE IN BROKER/DEALER OR RIA The Broker/Dealer or RIA must make the representations described in the Instructions to this Agreement by signing below to complete order

BROKER/DEALER OR RIA

(ARD/CRD number (if applicable) ______

Broker/Dealer or RIA Firm Name ______ Broker/Dealer or RIA Firm Telephone Number ______

Authorized Signature (if necessary) ______ Date ______ Broker/Dealer Account Number (if applicable) ______

INDIVIDUAL REPRESENTATIVE(S)

Rep. Number Commission Code (if applicable – only one allowed) ______

Primary Representative Name ______ Telephone Number ______ E-mail Address ______ Split % (if applicable) ______

Secondary Representative Name ______ Telephone Number ______ E-mail Address ______ Split % (if applicable) ______

Tertiary Representative Name ______ Telephone Number ______ E-mail Address ______ Split % (if applicable) ______

Firm Name (if different from Broker/Dealer or RIA name) ______ Office Address ______ City ______ State ______ Zip ______ Office Telephone ______

THIS SUBSCRIPTION WAS MADE AS FOLLOWS:

☐ Through a participating Broker/Dealer – Indicate the one correct commission rate below.
- ___ (1) Full commission
- ___ (2) Waiver of selling commission; purchase through an affiliated investment advisor
- ___ (3) Waiver of selling commission; purchase is for participating Broker/Dealer or its retirement plan, or for a representative of participating Broker/Dealer or his or her retirement plan or family member(s)

☐ Through an RIA unaffiliated with a Broker/Dealer (Certification of Client Suitability Form must be attached).

I am aware of all of the Prospectus Supplements that constitute a part of the Prospectus as of this date. I have ensured that all such Prospectus Supplements were delivered to the investor prior to the investor's completion of the Subscription Agreement.

Primary Representative Signature ______ Date ______ Secondary Representative Signature ______ Date ______ Tertiary Representative Signature ______ Date ______

PLEASE NOTE THAT THIS SUBSCRIPTION AGREEMENT CANNOT BE PROCESSED WITHOUT THE SIGNATURES OF ALL REPRESENTATIVES LISTED ABOVE.

Special Instructions

☐ I would like my RIA fees deducted from my investor's dividends (optional) and have attached the Authorization to Make Payments Out of Dividends form.

☐ Other ______

For Internal Use Only

Accepted by: ______

Batch: ______ Cert: ______ Wells Account: ______

4 of 4 TMFLYPROTMBREIT05-10
© 2005 Wells Real Estate Funds

Appendix B — Dividend Reinvestment Plan
      Wells Timber Real Estate Investment Trust, Inc., a Maryland corporation (the “Company”), pursuant to its Articles of Incorporation, as amended and restated to date (the “Articles”), has adopted a Dividend Reinvestment Plan (the “Plan”), the terms and conditions of which are set forth below.
      1.     Reinvestment of Distributions. As agent for stockholders (“Stockholders”) of the Company who purchase shares of the Company’s common stock (the “Shares”) pursuant to the Company’s initial public offering (the “Initial Offering”) or any future public offering (a “Future Offering”) and who elect to participate in the Plan (the “Participants”), the Company will apply all dividends and other distributions (other than “Excluded Distributions” as defined below) declared and paid in respect of the Shares held by each Participant (the “Distributions”), including Distributions paid with respect to any full or fractional Shares acquired under the Plan, to the purchase of the Shares for such Participants directly, if permitted under state securities laws and, if not, through the dealer-manager or participating dealers for the public offering of Shares registered in the Participant’s state of residence. As used in this Plan, the term “Excluded Distributions” shall mean those cash distributions relating to net proceeds of the sale of one or more properties or other investments designated as Excluded Distributions by the board of directors of the Company, which shall be paid to Plan participants in cash and shall not be deemed “Distributions” for purposes of Plan reinvestments.
      2.     Procedure for Participation. Any Stockholder who has received a prospectus that includes the offer of shares registered for sale pursuant to the Plan pursuant to a registration statement filed with the Securities and Exchange Commission (the “SEC”), may elect to become a Participant by completing and executing the subscription agreement in the form included in the prospectus, an enrollment form or any other appropriate authorization form as may be available from the Company, the dealer-manager or a participating dealer. Participation in the Plan will begin with the next Distribution payable after receipt of a Participant’s subscription, enrollment or authorization, provided it is received on or prior to the last day of the fiscal month or quarter, as the case may be, to which such Distribution relates. Shares will be purchased under the Plan on the date that Distributions are paid by the Company. Each Participant agrees that if, at any time prior to the listing of the Shares on a national stock exchange or inclusion of the Shares for quotation on a national market system, he or she fails to meet the suitability requirements for making an investment in the Shares or cannot make the other representations or warranties set forth in the subscription agreement, he will promptly so notify the Company in writing.
      3.     Purchase of Shares. Participants will acquire Shares from the Company at a price per share equal to (1) during the Initial Offering, $9.55 per share; (2) during the period of any Future Offering, 95.5% of the offering price in such offering; and (3) for the first 12 months subsequent to the close of the Company’s last public equity offering prior to the listing of the Company’s Shares on a national securities exchange or their inclusion for quotation on a national market system, 95.5% of the most recent offering price. After that 12-month period, the Company will publish a per Share estimated valuation and dividends will be reinvested at a price equal to the most recently published per Share estimated value. (For these purposes, a “public equity offering” does not include offerings on behalf of selling stockholders or offerings for a dividend reinvestment plan, employee benefit plan or the redemption of interests in Wells Timber Operating Partnership, L.P.) Participants in the Plan also may purchase fractional Shares so that 100% of the Distributions will be used to acquire Shares. However, a Participant will not be able to acquire Shares under the Plan to the extent such purchase would cause it to exceed the Ownership Limit (as defined in the Articles) or otherwise would cause a violation of the share ownership restrictions set forth in the Articles.
      Shares to be distributed by the Company in connection with the Plan may be, but are not required to be, supplied from: (a) Shares which were registered for the Plan in the Initial Offering, (b) Shares subsequently registered by the Company with the SEC for use in the Plan (a “Secondary Registration”), or (c) Shares purchased by the Company for the Plan in a secondary market (if available) or on a national stock exchange or national market system (if listed) (collectively, the “Secondary Market”).

B-1

      Shares purchased on the Secondary Market will be purchased at the then-prevailing market price, which price will be used for purposes of issuing Shares in the Plan. Shares acquired by the Company on the Secondary Market or registered in a Secondary Registration for use in the Plan may be at prices lower or higher than the Share price, which will be paid for the Shares purchased pursuant to the Initial Offering.
      If the Company acquires Shares in the Secondary Market for use in the Plan, the Company shall use reasonable efforts to acquire Shares for use in the Plan at the lowest price then reasonably available. However, the Company does not in any respect guarantee or warrant that the Shares so acquired and purchased by the Participant in the Plan will be at the lowest possible price. Further, irrespective of the Company’s ability to acquire Shares in the Secondary Market or to complete a Secondary Registration for shares to be used in the Plan, the Company is in no way obligated to do either, in its sole discretion.
      4.     TAXES. IT IS UNDERSTOOD THAT REINVESTMENT OF DISTRIBUTIONS DOES NOT RELIEVE A PARTICIPANT OF ANY INCOME TAX LIABILITY THAT MAY BE PAYABLE ON THE DISTRIBUTIONS.
      5.     Share Certificates. The ownership of the Shares purchased through the Plan will be in book-entry form unless and until the Company issues certificates for its outstanding common stock.
      6.     Reports. The Company shall provide each Participant with an individualized quarterly report on his or her investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of distribution and amounts of Distributions paid during the period covered by the report.
      7.     Commissions and Other Charges. The Company will not pay selling commissions or dealer-manager fees in connection with Shares sold pursuant to the Plan. In addition, the Company will not reimburse its advisor for organization and offering expenses from the proceeds of any such sales.
      8.     Termination by Participant. A Participant may terminate participation in the Plan at any time, without penalty, by delivering to the Company a written notice 10 business days prior to the dividend payment date. Prior to listing of the Shares on a national securities exchange or their inclusion on a national market system, any transfer of Shares by a Participant to a non-Participant will terminate participation in the Plan with respect to the transferred Shares. If a Participant terminates Plan participation, the Company will ensure that the terminating Participant’s account will reflect the whole number of shares in his or her account and provide a check for the cash value of any fractional share in such account. Upon termination of Plan participation, Distributions will be distributed in cash.
      9.     Amendment or Termination of the Plan by the Company. The Board of Directors of the Company may by majority vote (including a majority of the Independent Directors, as defined in the Articles) amend or terminate the Plan for any reason; provided that any amendment that adversely affects the rights or obligations of a Participant (as determined in the sole discretion of the board of directors) shall take effect only upon 10 days’ written notice to the Participants.
      10.     Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability: (a) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to receipt of notice in writing of such death; and (b) with respect to the time and the prices at which Shares are purchased or sold for a Participant’s account. To the extent that indemnification may apply to liabilities arising under the Securities Act of 1933, as amended, or the securities law of a particular state, the Company has been advised that, in the opinion of the Commission and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

B-2

          We have not authorized any dealer, salesperson or other individual to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth below. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

          Our shares are not FDIC insured, may lose value and are not bank guaranteed. See “Risk Factors” beginning on page 15 to read about risks you should consider before buying shares of our common stock.

WELLS TIMBER REAL ESTATE
INVESTMENT TRUST, INC.
Maximum Offering of
85,000,000 Shares
of Common Stock
Minimum Offering of
200,000 Shares
of Common Stock

PROSPECTUS

WELLS INVESTMENT
SECURITIES, INC.
                    , 2005

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.	Other Expenses of Issuance and Distribution
      The following table sets forth the costs and expenses payable by us in connection with the distribution of the securities being registered, other than selling commissions and the dealer-manager fee. All amounts are estimated except the SEC registration fee and the NASD filing fee.

Item	Amount

SEC registration fee		$18,212*
NASD filing fee		75,500
Legal fees and expenses		**
Blue Sky fees and expenses		**
Accounting fees and expenses		**
Sales and advertising expenses		**
Printing		**
Postage and delivery of materials		**
Escrow fees		**
Due diligence expenses (retailing)		**
Direct issuer costs regarding educational conferences and seminars		**
Expense reimbursement to wholesaling personnel and participating broker/ dealers regarding educational conferences and sales seminars		**
Legal fees — underwriter portion (retailing)		**
Miscellaneous expenses		**

Total	$	**

*	See footnote 2 to the Calculation of Registration Fee table on the cover of this Registration Statement.

*	To be filed by amendment.

Item 32.	Sales to Special Parties
      Our directors and officers and directors, officers, and employees of Wells Capital, Inc. and its affiliates may purchase shares in our primary offering at a discount. The purchase price of such shares is $9.12 per share reflecting the fact that selling commissions in the amount of $0.70 per share and dealer-manager fees in the amount of $0.18 per share are not payable in connection with such sales.

Item 33.	Recent Sales of Unregistered Securities
      In connection with our incorporation, we issued 20,000 shares of our common stock to our advisor in a private offering exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act. Wells Timber OP, our operating partnership, has issued 200 common units and 100 special units to our advisor, in each case in a private offering exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act.

Item 34.	Indemnification of Directors and Officers
      Subject to the applicable conditions set forth below, we have included in our charter a provision limiting the liability of its directors and officers to us and our stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services; or

(b) active and deliberate dishonesty established by a final judgment as being material to the cause of action.
      Subject to the applicable conditions set forth below, the charter also provides that we shall indemnify a director, officer or the advisor or any of affiliates acting as our agent against any and all losses or liabilities reasonably incurred by them (other than when sued by or in right of us) in connection with or by reason of any act or omission performed or omitted to be performed on our behalf in such capacity.
      Under our charter, we shall not indemnify or hold harmless a director, the advisor or any of the advisor’s affiliates (each an “Indemnitee”) for any liability or loss suffered by an Indemnitee unless all of the following conditions are met: (i) an Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests; (ii) the Indemnitee was acting on our behalf or performing services for us; (iii) such liability or loss was not the result of (A) negligence or misconduct by the Indemnitee, excluding an Independent Director, or (B) gross negligence or willful misconduct by an Independent Director; and (iv) such indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our stockholders. Notwithstanding the foregoing, an Indemnitee shall not be indemnified by us for any losses, liability or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee; (iii) a court of competent jurisdiction approves a settlement of the claims against a particular Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Commission and of the published position of any state securities regulatory authority in which our securities were offered or sold as to indemnification for violations of securities laws.
      The charter provides that the advancement of our funds to an Indemnitee for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if (in addition to the procedures required by Maryland law) all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on our behalf; (ii) we are provided with written affirmation that such person has a good faith belief that he had met the standard of conduct necessary for indemnification; (iii) the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (iv) the Indemnitee undertakes to repay the advanced funds to us, together with the applicable legal rate of interest thereon, if the Indemnitee is found not to be entitled to indemnification.
      It is the position of the Commission that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.
      We also will purchase and maintain insurance on behalf of all of our directors and executive officers against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability.

Item 35.	Treatment of Proceeds from Stock Being Registered
      Not Applicable.

Item 36.	Financial Statements and Exhibits
      (a) The following financial statements are filed as part of this registration statement and included in this prospectus:

Wells Timber Real Estate Investment Trust, Inc.

Report of Independent Auditors

Consolidated Balance Sheet as of November 9, 2005

Notes to Consolidated Balance Sheet as of November 9, 2005
      All other schedules are omitted because they are not applicable or because the required information is included in the financial statements or notes thereto.
      (b) The following exhibits are filed as part of this registration statement:

Ex. No.		Description

1.1		Dealer-Manager Agreement with Selected Dealer Agreement
3.1		Articles of Amendment and Restatement

3.2		Bylaws

4.1		Form of Subscription Agreement with Consent to Electronic Delivery Form (included as Appendix A to prospectus)

4.2		Dividend Reinvestment Plan (included as Appendix B to prospectus)

4.3		Description of Share Redemption Plan (included in prospectus under the caption “Description of Shares — Share Redemption Plan”)

4.4		Escrow Agreement between registrant and the escrow agent

4.5		Escrow Agreement between registrant and the escrow agent (for Pennsylvania Residents)

5		Opinion of Venable LLP regarding the legality of the shares to be issued

8*		Opinion of Alston & Bird LLP regarding certain tax matters

10.1		Advisory Agreement

10.2		Agreement of Limited Partnership of Wells Timber Operating Partnership, L.P.

10.3		2005 Long-Term Stock Incentive Plan

21.1		Subsidiaries of the Company

23.1		Consent of Venable LLP (included in Exhibit 5)

23	.2*	Consent of Alston & Bird LLP (included in Exhibit 8)

23.3		Consent of Deloitte & Touche LLP
24		Power of Attorney (included on signature page)

*	To be filed by amendment.

Item 37.	Undertakings
      (a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) That all applicable amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed; and

(4) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.
      (b) The registrant undertakes to send to each stockholder at least on an annual basis a detailed statement of any transactions with our advisor or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to our advisor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.
      (c) The registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Securities Act of 1933 during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement should disclose all compensation and fees received by our advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include the audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.
      (d) The registrant also undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.
      (e) The registrant undertakes to file the financial statements required by Form 10-K for the first full fiscal year of operations and to provide each stockholder the financial statements required by Form 10-K for such year.
      (f) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
TABLE VI
ACQUISITIONS OF PROPERTIES BY PROGRAMS
      The information contained on the following pages relates to acquisitions of properties within the three (3) years ended December 31, 2004 by prior programs with which Wells Capital and its affiliates have been affiliated and which have substantially similar investment objectives to Wells Timber Real Estate Investment Trust, Inc. This table provides the potential investor with information regarding the general nature and location of the properties and the manner in which the properties were acquired. None of the information in Table VI has been audited.
      For purposes of this table, Wells Real Estate Investment Trust, Inc. is referred to as “REIT I,” Wells Real Estate Investment Trust II, Inc. is referred to as “REIT II,” Wells Real Estate Fund XII, L.P. is referred to as “Wells Fund XII,” Wells Real Estate Fund XIII, L.P. is referred to as “Wells Fund XIII” and Wells Real Estate Fund XIV, L.P. is referred to as “Wells Fund XIV.”

TABLE VI
ACQUISITIONS OF PROPERTIES BY PROGRAMS

										Contract
							Gross	Mortgage		Purchase
			Date of			Size of	Leasable	Financing at		Price Plus	Other Cash	Total
			Commencement of			Parcel	Square	Date of	Cash Down	Acquisition	Expenditures	Acquisition
Name of Property	Date of Purchase	Ownership	Operations(1)	Location of Property	Type of Property	(Acres)	Footage	Purchase	Payment	Fee	Capitalized(2)	Costs

Vertex Sarasota	January 11, 2002	REIT I	June 5, 1998	Sarasota, FL	three-story office building	9.8	157,700	—	—	$21,431,212	$801,284	$22,232,496
Transocean Houston	March 15, 2002	REIT I	June 5, 1998	Houston, TX	six-story office building	3.9	155,991	—	—	22,038,362	3,100	22,041,462
Novartis Atlanta	March 28, 2002	REIT I	June 5, 1998	Duluth, GA	four-story office building	7.6	100,087	—	—	15,045,996	1,320	15,047,316
Dana Detroit	March 29, 2002	REIT I	June 5, 1998	Farmington Hills, MI	three-story office and research and development building	7.8	112,480	—	—	24,111,087	500	24,111,587
Dana Kalamazoo	March 29, 2002	REIT I	June 5, 1998	Kalamazoo, MI	two-story office and industrial building	27.5	147,004	—	—	18,702,082	—	18,702,082
Travelers Express Denver	April 10, 2002	REIT I	June 5, 1998	Lakewood, CO	two connected one-story office buildings	7.9	68,165	—	—	10,555,448	7,967	10,563,415
Agilent Atlanta	April 18, 2002	REIT I	June 5, 1998	Alpharetta, GA	two-story office building	9.9	101,207	—	—	15,151,643	—	15,151,643
Bellsouth Ft. Lauderdale	April 18, 2002(3)	REIT I	June 5, 1998	Ft. Lauderdale, FL	one-story office building	4.3	47,400	—	—	6,891,748	—	6,891,748
Experian/ TRW	May 1, 2002	REIT I	June 5, 1998	Allen, TX	two two-story office buildings	26.5	292,700	—	—	35,694,724	—	35,694,724
Agilent Boston	May 3, 2002	REIT I	June 5, 1998	Boxborough, MA	three-story office building	42.1	174,585	—	—	31,843,732	3,407,496	35,251,228
TRW Denver	May 29, 2002	REIT I	June 5, 1998	Aurora, CO	three-story office building	10.2	108,240	—	—	21,104,734	10,287,937	31,392,671
MFS Phoenix	June 5, 2002	REIT I	June 5, 1998	Phoenix, AZ	three-story office building	9.3	148,605	—	—	25,881,252	—	25,881,252
ISS Atlanta	July 1, 2002(4)	REIT I	June 5, 1998	Atlanta, GA	two five-story office buildings	4.8	238,600	—	—	40,765,159	—	40,765,159
PacifiCare San Antonio	July 12, 2002	REIT I	June 5, 1998	San Antonio, TX	two-story office building	21.7	142,500	—	—	14,689,827	—	14,689,827
Kerr-McGee	July 29, 2002	REIT I	June 5, 1998	Houston, TX	four-story office building	4.2	100,000	—	—	2,117,945	10,450,562	12,568,507
BMG Direct Greenville	July 31, 2002	REIT I	June 5, 1998	Duncan, SC	one-story distribution facility	54.3	473,398	8,802,760	7,254,604	16,057,364	—	16,057,364

										Contract
							Gross	Mortgage		Purchase
			Date of			Size of	Leasable	Financing at		Price Plus	Other Cash	Total
			Commencement of			Parcel	Square	Date of	Cash Down	Acquisition	Expenditures	Acquisition
Name of Property	Date of Purchase	Ownership	Operations(1)	Location of Property	Type of Property	(Acres)	Footage	Purchase	Payment	Fee	Capitalized(2)	Costs

BMG Music Greenville	July 31, 2002	REIT I	June 5, 1998	Duncan, SC	one-story distribution facility building	54.3	313,380	2,900,000	7,729,653	10,629,653	—	10,629,653
Kraft Atlanta	August 1, 2002	REIT I	June 5, 1998	Suwanee, GA	one-story office building	10.3	87,219	—	—	11,675,771	—	11,675,771
Nokia Dallas I	August 15, 2002	REIT I	June 5, 1998	Irving, TX	nine-story office building	6.5	228,678	—	—	39,977,023	418,100	40,395,123
Nokia Dallas II	August 15, 2002	REIT I	June 5, 1998	Irving, TX	seven-story office building	6.5	223,470	—	—	39,977,023	—	39,977,023
Nokia Dallas III	August 15, 2002	REIT I	June 5, 1998	Irving, TX	six-story office building	6.5	152,086	—	—	39,977,023	—	39,977,023
Harcourt Austin	August 15, 2002	REIT I	June 5, 1998	Austin, TX	seven-story office building	8.4	195,230	—	—	39,033,323	—	39,033,323
AmeriCredit Phoenix	September 12, 2002	REIT I	June 5, 1998	Chandler, AZ	three-story office building	14.7	153,494	—	—	2,671,324	22,383,452	25,054,776
IRS Long Island	September 16, 2002	REIT I	June 5, 1998	Holtsville, NY	two-story office building and one- story daycare facility	36.3	259,700	—	—	50,487,120	500,593	50,987,713
KeyBank Parsippany	September 27, 2002	REIT I	June 5, 1998	Parsippany, NJ	four-story office building	19.1	404,515	—	—	101,643,893	15,956	101,659,849
Allstate Indianapolis	September 27, 2002	REIT I	June 5, 1998	Indianapolis, IN	one-story office building	12.7	89,956	—	—	10,954,933	—	10,954,933
Federal Express Colorado Springs	September 27, 2002	REIT I	June 5, 1998	Colorado Springs, CO	three-story office building	28.0	155,808	—	—	26,087,714	—	26,087,714
EDS Des Moines	September 27, 2002	REIT I	June 5, 1998	Des Moines, IA	one-story office building	28.0	405,000	—	—	26,577,376	—	26,577,376
Intuit Dallas	September 27, 2002	REIT I	June 5, 1998	Plano, TX	two-story office building with a three-story wing	10.7	166,238	—	—	26,669,654	—	26,669,654
Daimler Chrysler Dallas	September 30, 2002	REIT I	June 5, 1998	Westlake, TX	two-story office building	13.2	130,290	—	—	25,172,753	—	25,172,753
NASA	November 22, 2002	REIT I	June 5, 1998	Washington, D.C.	two nine-story office buildings	3.6	948,800	—	—	349,165,776	—	349,165,776
Capital One Richmond I	November 26, 2002	REIT I	June 5, 1998	Glen Allen, VA	three-story office building	2.4	68,500	—	—	8,802,121	2,500	8,804,621
Capital One Richmond II	November 26, 2002	REIT I	June 5, 1998	Glen Allen, VA	three-story office building	7.0	77,045	—	—	9,925,004	—	9,925,004

										Contract
							Gross	Mortgage		Purchase
			Date of			Size of	Leasable	Financing at		Price Plus	Other Cash	Total
			Commencement of			Parcel	Square	Date of	Cash Down	Acquisition	Expenditures	Acquisition
Name of Property	Date of Purchase	Ownership	Operations(1)	Location of Property	Type of Property	(Acres)	Footage	Purchase	Payment	Fee	Capitalized(2)	Costs

Capital One Richmond III	November 26, 2002	REIT I	June 5, 1998	Glen Allen, VA	three-story office building	5.8	79,675	—	—	9,925,820	—	9,925,820
Caterpillar Nashville	November 26, 2002	REIT I	June 5, 1998	Nashville, TN	11-story office building	13.2	312,297	—	—	61,779,411	4,920	61,784,331
John Wiley Indianapolis	December 12, 2002	JV Fund XIII — REIT	June 5, 1998 Fund XIII — June 14, 2001; REIT — June 5, 1998	Fishers, IN	four-story office building	10.3	141,047	—	—	17,506,702	9,690	17,516,392
Nestlé	December 20, 2002	REIT I	June 5, 1998	Glendale, CA	20-story office building	4.0	505,115	90,000,000	67,146,442	157,146,442	500,289	157,646,731
East Point	January 9, 2003	REIT I	June 5, 1998	Mayfield Heights, OH	two three-story office buildings	9.5	187,735	—	—	22,079,138	1,743,477	23,822,615
150 West Jefferson Detroit	March 31, 2003	REIT I	June 5, 1998	Detroit, MI	25-story office building	1.5	505,417	—	—	93,893,995	3,799,888	97,693,883
Citicorp Englewood Cliffs New Jersey	April 30, 2003	REIT I	June 5, 1998	Englewood Cliffs, NJ	three-story office building	27.0	409,604	—	—	70,886,826	—	70,886,826
U.S. Bancorp Minneapolis	May 1, 2003	REIT I	June 5, 1998	Minneapolis, MN	32-story office building	1.2	929,694	—	—	173,497,104	309,573	173,806,677
Aon Center Chicago	May 9, 2003	REIT I	June 5, 1998	Chicago, IL	83-story building	3.7	2,577,000	112,346,607	354,548,316	466,894,923	32,402,585	499,297,508
GMAC Detroit	May 9, 2003	REIT I	June 5, 1998	Auburn Hills, MI	three-story office building	7.3	119,122	—	—	17,818,715	1,799,315	19,618,030
IBM Reston	June 27, 2003	REIT I	June 5, 1998	Reston, VA	six-story office building	3.1	99,794	—	—	19,794,604	6,225	19,800,829
Telllabs	June 27, 2003	REIT I	June 5, 1998	Reston, VA	two-story office building	1.5	41,200	—	—	8,893,228	3,951	8,897,179
ISS Atlanta III	July 1, 2003(5)	REIT I	June 5, 1998	Atlanta, GA	three-story office building	1.3	50,400	—	—	9,855,668	—	9,855,668
Lockheed Martin I	July 30, 2003	REIT I	June 5, 1998	Rockville, MD	four story office building	4.5	115,282	—	—	25,613,301	21,495	25,634,796
Lockheed Martin II	July 30, 2003	REIT I	June 5, 1998	Rockville, MD	four story office. building	4.5	115,315	—	—	25,613,301	—	25,613,301
Cingular	August 1, 2003	REIT I	June 5, 1998	Atlanta, GA	19-story office building	5.2	414,400	—	—	84,015,448	105,408	84,120,856
Aventis	August 14, 2003	REIT I	June 5, 1998	Bridgewater, NJ	eight-story office building	10.5	297,380	—	—	96,668,198	—	96,668,198

										Contract
							Gross	Mortgage		Purchase
			Date of			Size of	Leasable	Financing at		Price Plus	Other Cash	Total
			Commencement of			Parcel	Square	Date of	Cash Down	Acquisition	Expenditures	Acquisition
Name of Property	Date of Purchase	Ownership	Operations(1)	Location of Property	Type of Property	(Acres)	Footage	Purchase	Payment	Fee	Capitalized(2)	Costs

1055 East Colorado (formerly Applera)	August 22, 2003	REIT I	June 5, 1998	Pasadena, CA	five-story office building	1.9	176,229	—	—	37,710,382	976,503	38,686,885
Continental Casualty	August 29, 2003	REIT I	June 5, 1998	Brea, CA	three-story office building	7.8	133,943	—	—	25,679,384	—	25,679,384
Copper Ridge Center (formerly Polo Ralph Lauren)	September 5, 2003	REIT I	June 5, 1998	Lyndhurst, NJ	10-story office building	6.2	268,032	—	—	46,656,226	—	46,656,226
1901 Main Street	September 17, 2003	REIT I	June 5, 1998	Irvine, CA	eight-story office building	4.8	172,260	—	—	45,587,050	—	45,587,050
AIU	September 19, 2003	JV Fund XIII — REIT	June 5, 1998	Hoffman Estates, IL	four-story office building	2.7	193,701	—	—	26,977,172	199,566	27,176,738
IBM Williamette Portland	October 9, 2003	REIT I	June 5, 1998	Beaverton, OR	two-story office building	4.4	73,394	—	—	7,456,356	—	7,456,356
IBM Deschutes Portland	October 9, 2003	REIT I	June 5, 1998	Beaverton, OR	two-story office building	4.3	73,405	—	—	7,850,561	—	7,850,561
IBM Rhein Portland	October 9, 2003	REIT I	June 5, 1998	Beaverton, OR	two-story office building	4.1	73,446	—	—	8,118,956	—	8,118,956
1345 Burlington Drive Portland	October 9, 2003	REIT I	June 5, 1998	Beaverton, OR	three-story office building	6.2	114,000	—	—	8,815,107	2,130,172	10,945,279
15757 Jay Street Portland	October 9, 2003	REIT I	June 5, 1998	Beaverton, OR	warehouse	2.0	29,682	—	—	889,059	—	889,059
IBM Portland Land Parcels	October 9, 2003	REIT I	June 5, 1998	Beaverton, OR	land parcel	31.8	N/A	—	—	5,305,000	—	5,305,000
Siemens Orlando	October 30, 2003	JV XIII — XIV	Fund XIII — June 14, 2001; Fund XIV — May 14, 2004	Orlando, FL	two one-story office buildings	7.5	82,175	—	—	11,709,127	—	11,709,127
Leo Burnett Chicago	November 6, 2003(6)	REIT I	June 5, 1998	Chicago, IL	50-story office building	1.2	1,117,978	139,306,695	136,470,171	275,776,866	2,087,320	277,864,186
U.S. Park Service	November 19, 2003(7)	REIT I	June 5, 1998	Washington, D.C.	12-story office building	0.6	269,299	96,669,991	8,686,255	105,356,246	564,351	105,920,597
1225 Eye Street	November 19, 2003(8)	REIT I	June 5, 1998	Washington, D.C.	12-story office building	0.5	218,000	67,826,468	4,533,634	72,360,102	712,361	72,360,102
4250 N. Fairfax	November 19, 2003	REIT I	June 5, 1998	Arlington, VA	14-story office building	1.8	304,307	—	—	90,942,655	89,338	91,031,993
400 Virginia Ave.	November 19, 2003	REIT I	June 5, 1998	Washington, D.C.	eight-story office building	1.1	213,000	—	—	71,220,504	1,115,627	72,336,131

										Contract
							Gross	Mortgage		Purchase
			Date of			Size of	Leasable	Financing at		Price Plus	Other Cash	Total
			Commencement of			Parcel	Square	Date of	Cash Down	Acquisition	Expenditures	Acquisition
Name of Property	Date of Purchase	Ownership	Operations(1)	Location of Property	Type of Property	(Acres)	Footage	Purchase	Payment	Fee	Capitalized(2)	Costs

Boeing Seattle	December 11, 2003	REIT I	June 5, 1998	Issaquah, WA	five-story office building	5.8	157,546	—	—	29,977,965	—	29,977,965
Bank of America Brea	December 18, 2003	REIT I	June 5, 1998	Brea, CA	three-story office building	30.6	637,503	—	—	94,027,544	—	94,027,544
1901 Market	December 18, 2003	REIT I	June 5, 1998	Philadelphia, PA	45-story office building	0.8	760,613	—	—	176,066,169	—	176,066,169
Randstad	December 19, 2003	JV XIII — XIV	Fund XIII — June 14, 2001; Fund XIV — May 14, 2004	Atlanta, GA	four-story office building	2.9	64,574	—	—	6,529,980	—	6,529,980
60 Broad Street	December 31, 2003	REIT I	June 5, 1998	New York, NY	39-story office building	1.1	989,000	—	—	214,930,259	2,419,852	217,350,111
1414 Mass Avenue	January 8, 2004	REIT I	June 5, 1998	Cambridge, MA	five-story office building	0.42	78,220	—	—	42,412,536	—	42,412,536
Russell Tacoma	January 9, 2004	REIT I	June 5, 1998	Tacoma, WA	12-story office building	1.28	225,248	—	—	51,995,443	—	51,995,443
Weatherford Center	February 10, 2004	REIT II	January 22, 2004	Houston, TX	12-story office building	3.12	260,178	—	—	39,728,440	—	39,728,440
One Brattle Square	February 26, 2004	REIT I	June 5, 1998	Cambridge, MA	six-story office building	1.22	98,079	27,153,282	—	69,866,728	—	69,866,728
Merck New Jersey	March 26, 2004	REIT I	June 5, 1998	Somerset, NJ	four-story office building	8.99	125,239	—	—	3,933,707	9,965,754	13,899,461
New Manchester One	March 19, 2004(9)	REIT II	January 22, 2004	Douglasville, GA	one-story office and distribution building	30.91	593,404	—	—	19,373,784	—	19,373,784
7500 Setzler Parkway	March 26, 2004	JV XIII — XIV	Fund XIII — June 14, 2001; Fund XIV — May 14, 2004	Atlanta, GA	one-story office and warehouse building	10.32	120,000	—	—	7,022,042	—	7,022,042
333 & 777 Republic Drive	March 31, 2004	REIT II	January 22, 2004	Allen Park, MI	two one-story office buildings	20.0	169,200	—	—	18,876,272	—	18,876,272
Manhattan Towers	April 2, 2004	REIT II	January 22, 2004	Manhattan Beach, CA	two six-story office buildings	1.31	309,735	—	—	89,968,975	—	89,968,975
9 Technology Drive	May 24, 2004	REIT II	January 22, 2004	Westborough, MA	two-story office building	16.65	250,813	—	—	47,704,966	—	47,704,966
180 Park Avenue	June 23, 2004	REIT II	January 22, 2004	Floraham Park, NJ	two three-story office buildings	62.82	385,274	—	—	81,767,238	—	81,767,238
One Glenlake	June 25, 2004(10)	REIT II	January 22, 2004	Atlanta, GA	14-story office building	8.45	352,710	—	—	80,105,152	—	80,105,152

										Contract
							Gross	Mortgage		Purchase
			Date of			Size of	Leasable	Financing at		Price Plus	Other Cash	Total
			Commencement of			Parcel	Square	Date of	Cash Down	Acquisition	Expenditures	Acquisition
Name of Property	Date of Purchase	Ownership	Operations(1)	Location of Property	Type of Property	(Acres)	Footage	Purchase	Payment	Fee	Capitalized(2)	Costs

80 M Street	June 29, 2004	REIT II	January 22, 2004	Washington, D.C.	seven-story office building	1.04	275,352	—	—	106,691,323	—	106,691,323
1075 West Entrance	July 7, 2004	REIT I	June 5, 1998	Auburn Hills, MI	four-story office building	14.0	210,000	14,505,563	—	29,980,503	—	29,980,503
One West Fourth Street	July 23, 2004	REIT II	January 22, 2004	Winston-Salem, NC	13-story office building	2.3	431,465	51,310,357	—	77,817,941	—	77,817,941
3333 Finley Road	August 4, 2004	REIT II	January 22, 2004	Downers Grove, IL	nine-story office building	9.28	206,500	11,718,634	—	48,033,710	—	48,033,710
1501 Opus Place	August 4, 2004	REIT II	January 22, 2004	Downers Grove, IL	four-story office/data building	4.79	115,352	6,056,366	—	24,824,544	—	24,824,544
2500 Windy Ridge	September 20, 2004	REIT II	January 22, 2004	Atlanta, GA	15-story office building	8.06	317,116	—	—	63,543,283	—	63,543,283
4100-4300 Wildwood	September 20, 2004	REIT II	January 22, 2004	Atlanta, GA	three-story office building	12.7	250,000	—	—	49,331,988	—	49,331,988
4200 Wildwood	September 20, 2004	REIT II	January 22, 2004	Atlanta, GA	Six-story office building	8.0	265,078	—	—	59,601,247	—	59,601,247
Emerald Point	October 11, 2004	REIT II	January 22, 2004	Dublin, CA	four-story office building	9.9	193,978	—	—	44,049,576	—	44,049,576
Citicorp Fort Mill	October 28, 2004	REIT I	June 5, 1998	Fort Mill, SC	three-story office building	12.4	165,000	—	—	3,518,153	114,600	3,632,753
800 N. Frederick	October 22, 2004	REIT II	January 22, 2004	Gaithersburg, MD	two-story office building	45.4	393,000	46,400,000	—	79,286,435	—	79,286,435
The Corridors III	November 1, 2004	REIT II	January 22, 2004	Downers Grove, IL	seven-story office building	7.26	221,969	—	—	40,451,753	—	40,451,753
3100 Clarendon	December 9, 2004	REIT I	June 5, 1998	Arlington, VA	14-story office building	1.36	238,014	33,500,000	—	82,742,848	—	82,742,848
Highland Landmark III	December 27, 2004(11)	REIT II	January 22, 2004	Downers Grove, IL	nine-story office building	8.77	275,000	30,840,000	—	53,484,403	—	53,484,403
Shady Grove	December 29, 2004	REIT I	June 5, 1998	Rockville, MD	four-story office building	5.70	108,518	—	—	22,610,764	—	22,610,764

(1)	The date minimum offering proceeds were obtained and funds became available for investment in properties.

(2)	Includes improvements made after acquisitions through December 31, 2004.

(3)	The BellSouth Ft. Lauderdale Building is owned subject to a long-term ground lease.

(4)	On July 1, 2002, Wells OP acquired a ground leasehold interest in the ISS Atlanta Buildings and expects to purchase the property outright on or before December 1, 2015.

(5)	On July 1, 2003, Wells OP acquired a ground leasehold interest in the ISS Atlanta III Building and expects to purchase the property outright on or before December 1, 2015.

(6)	Wells REIT I acquired an approximate 98.46% interest in the Leo Burnett Chicago Building through two joint ventures. As the general partner, Wells REIT I is deemed to have control of the partnerships and, as such, consolidates the joint ventures.

(7)	Wells REIT I purchased all of the membership interest in 1201 Equity, LLC, which owns a 49.5% membership interest in 1201 Eye Street, N.W. Associates, which owns the U.S. Park Service Building.

(8)	Wells REIT I purchased all of the membership interest in 1225 Equity, LLC, which owns a 49.5% membership interest in 1225 Eye Street, N.W. Associates, which owns the 1225 Eye Street Building.

(9)	On March 19, 2004, Wells OP II acquired a ground leasehold interest in the New Manchester One Building, and expects to purchase the property outright on or before January 1, 2012.

(10)	On June 25, 2004, Wells OP II acquired a ground leasehold interest in the One Glenlake Building, and expects to purchase the property outright on or before December 1, 2012.

(11)	Wells REIT II acquired an approximate 95% interest in the Highland Landmark III Building. As the majority member, Wells REIT II is deemed to have control of the joint venture and, as such, consolidates the joint venture.

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on November 10, 2005.

WELLS TIMBER REAL ESTATE INVESTMENT
TRUST, INC.

By:	/s/ Leo F. Wells, III

Leo F. Wells, III
President
      We, the undersigned officers and directors of Wells Timber Real Estate Investment Trust, Inc., hereby severally constitute Leo F. Wells, III and Douglas P. Williams, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement filed herewith and any and all amendments to said registration statement, including any registration statement filed pursuant to Rule 462(b), and generally to do all such things in our names and in our capacities as officers and directors to enable Wells Timber Real Estate Investment Trust, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the SEC, hereby ratifying and confirming our signature as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.
      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Leo F. Wells, III Leo F. Wells, III	President and Director	November 10, 2005

/s/ Douglas P. Williams Douglas P. Williams	Executive Vice President, Secretary, Treasurer and Director (Principal Financial and Accounting Officer)	November 10, 2005